AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2008
REGISTRATION NO. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

COMMONWEALTH INCOME & GROWTH FUND VII
(Exact name of registrant as specified in governing instruments)

PENNSYLVANIA	7394	26-3733264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317
(800) 249-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KIMBERLY A. SPRINGSTEEN-ABBOTT, CHIEF EXECUTIVE OFFICER
Commonwealth Capital Securities Corp.
400 Cleveland Street, 7th Floor, Clearwater, FL  33755
(800) 249-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip Pillar, Esq.
Greenberg Traurig, LLP
2700 Two Commerce Square, 2001 Market Street, Philadelphia, PA 19103
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company.)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering	Amount Of Registration Fee
Limited Partnership Units	2,500,000	$20.00	$50,000,000	$1,965.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Subject to Completion, Dated December 19, 2008

COMMONWEALTH
INCOME & GROWTH FUND VII, LP
______________________________________________________________
Limited Partnership Units

We, together with selected securities brokers, will sell the units on a best efforts basis, and will close the offering no later than the second anniversary of the effective date of the registration statement of which this prospectus is a part

Minimum Number of Units:	57,500	Offering Size (Minimum):	$ 1,150,000
Maximum Number of Units:	2,500,000	(Maximum):	$50,000,000
Price Per Unit:	$ 20.00	Net Proceeds (per unit):	$ 18.60

THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:

•	There will be no public market for the units and you may be unable to sell or transfer your units at a time and price of your choosing.
•	All or a substantial portion of cash distributions will be a return of capital, meaning it is a return of your initial investment, and not a return on your investment.
•	Our assets are technology equipment that will be fully depreciated in five years or less and may have no residual value.
•	You will have limited voting rights and participation in management, and must rely solely on the general partner’s management ability.
•	We pay significant fees to our general partner.
•	We will engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.
•	Our general partner will have conflicts of interest.
•	We will use leverage to acquire equipment.
•
Only two of our general partner’s five prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The two liquidated funds each incurred losses and their investors did not receive a return of all of their initial capital investments.

•	We have not yet identified any of our investments in equipment, and as a result, investors cannot evaluate the risks of, or potential returns from, any investments.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.  See “RISK FACTORS”, BEGINNING ON PAGE 11.

	Price to Public	Selling Commissions[1]	Proceeds to the Partnership[2]
Per Share	$ 20.00	$ 1.40	$ 18.60
Total Minimum	$ 1,150,000	$ 80,500	$ 1,069,500
Total Maximum	$50,000,000	$ 3,500,000	$ 46,500,000

1 The price to the public and the selling commissions may be reduced by volume discounts. See “Plan of Distribution” for details.

2 This amount represents proceeds to the partnership before deducting (i) the general partner’s organizational fee, which is equal to three percent of the limited partners’ capital contributions up to $25,000,000 and two percent of the limited partners’ capital contributions thereafter, (ii) a dealer manager fee of two percent of capital contributions, out of which the dealer manager will pay offering expenses and (iii) a marketing reallowance of up to one percent of the limited partners’ capital contributions payable to broker-dealers under certain circumstances.  See “Compensation to the General Partner and Affiliates,” beginning on page 37.

Investor funds will be held in escrow until the minimum offering amount is reached.  If the minimum amount has not been reached during the offering period, or if your investment is rejected or withdrawn prior to our initial escrow closing, the escrow agent will return your investment promptly, with interest and without deduction.  Interest will be paid on funds in escrow prior to our first escrow closing, but will not be paid on accepted investments thereafter, as any such interest is expected to be nominal.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  They have not made, nor will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.  The use of forecasts in this offering is prohibited.  Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

COMMONWEALTH CAPITAL SECURITIES CORP.
400 Cleveland Street, Seventh Floor, Clearwater, Florida  33755
1-877-654-1500

INVESTOR SUITABILITY STANDARDS

Units are suitable only as a long-term investment for persons of adequate financial means.  Please see the net worth and income tests set forth below to determine if an investment in units is suitable for you. The suitability standards imposed by us will also apply to transferees of an investor’s units.  For fiduciary accounts, these standards shall be met by the account or by the beneficiary, or by the donor or grantor who supplies the funds to purchase units if the donor or grantor is the beneficiary.  The Dealer Manager must make every reasonable effort to determine that the purchase of Units is a suitable investment for you based on information you provide to your broker. Your broker also has a regulatory duty to find that any investment he or she sells to you is suitable for your investing needs.  We and/or the dealer manager will maintain records for at least six years of the information used to determine suitability.  Please note that investors should not invest funds unless they are prepared to have their investment remain illiquid for at least ten years.

Except with respect to qualified plans and Tax Exempt Entities, units will be sold only to an investor who represents that he has either:

•	a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND an annual gross income of at least $70,000, OR

•	a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions.

If the investor is a qualified plan or an IRA, such investor must represent:

•	that the IRA owner or the participant in the self-directed qualified plan satisfies the foregoing standards, or

•	if other than a self-directed qualified plan, that the qualified plan satisfies the foregoing suitability standards.

By signing a subscription agreement for the purchase of units, each investor attests to the general partner that he or she meets the applicable net worth requirements or financial suitability requirements.  Although the general partner believes that units may represent suitable investments for individuals, qualified plans, tax exempt entities, and many different types of entities, due to tax rules of particular application to certain types of entities, units may not be suitable investments for such entities. See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities.” Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in units as it may affect their particular tax situations.

Certain state securities commissions have established net worth requirements, financial suitability requirements or minimum investment amounts for the offer and sale of securities, which are different than those set forth above.  Units will be sold only to investors in these states who meet the net worth and other financial requirements set forth below (net worth in all cases excludes home, home furnishings and automobiles):

Kansas – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Alabama, Michigan, Missouri, Nebraska, Pennsylvania and Tennessee – In addition to meeting the general suitability standard above, Alabama, Missouri, Michigan, Nebraska and Pennsylvania investors must have a net worth of at least ten times their investment in CIGF7.

Ohio – In no event shall the aggregate purchase price of units in CIGF7 and its affiliated funds exceed 10% of an investor's net worth.

Table of Contents	Page

PROSPECTUS SUMMARY	6
Our Company	6
General Partner	6
Risk Factors	7
Plan of Distribution	8
Estimated Use Of Proceeds	9
Compensating Our General Partner and its Affiliates	10
We May Borrow Funds	10

RISK FACTORS	11
There will be no public market for the units, and you may be unable to sell or transfer your units
at a time and price of your choosing.	11
During the life of Commonwealth Income & Growth Fund VII, all or a portion of the distributions you receive will be a return of capital, rather than income, meaning it will be a return of your
initial investment, rather than a return on your investment.	11
You will not be able to participate in management decisions which may affect the return on your
investment, and must rely solely on the general partner’s management ability.	12
We will face conflicts of interest arising out of our relationships with the general partner and
its affiliates, which could adversely affect our performance and your returns. See “Conflicts of Interest.”	12

Our use of leverage to finance equipment acquisitions could adversely affect our cash flow.	13
Only two of our general partner’s five prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors. The two liquidated funds, which have only recently completed their liquidation phase, have each
incurred losses and their investors did not receive a return of all of their initial capital investments..	13
The loss of certain key personnel upon whom we depend for our management could adversely
affect our success and your investment return.	13
The assets that we will acquire will not be diversified by asset class, which may adversely
affect our performance.	13
The size of our offering may prevent geographic, industry or other diversification of lessees,
which may adversely affect our performance.	14
If we are unable to arrange promptly for the releasing or sale of the equipment when a lessee
defaults or when equipment is returned by a lessee, our revenue will be reduced.	14
The general partner has made a limited contribution to Commonwealth Income & Growth
Fund VII, causing you and the other limited partners to collectively bear substantially
greater risk than the general partner.	14
Your legal rights of action against the general partner are limited.	14
We were formed on November 14,, 2008 and have a limited operating history upon which you
can evaluate your investment in units.	15
You may be liable for partnership obligations if you take an active part in the control of our business.	15
You may be obligated to return distributions from CIGF7 in certain circumstances.	15
The business of leasing and investing in equipment is subject to many risks which could impact your returns	15
We intend to invest primarily in equipment subject to operating leases, and therefore may not recover
our investment in the equipment.	16
We have not yet identified any of our investments in equipment, which prevents you from evaluating,
or having any input into our portfolio of equipment leases.	16
Any delay in acquiring equipment will diminish our returns.	16
Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment.	16
In leasing the equipment to lessees, we may be exposed to liability for damages resulting from their
actions or inaction, independent of contract terms, which can reduce cash available for distributions.	17
The equipment leasing industry is highly competitive, and our inability to compete effectively in this
market will reduce your returns and the value of your units.	17
Our ability to release or sell the equipment at the end of the lease term, and therefore returns to investors, could be adversely affected by the actions of the equipment manufacturer or others
hired to perform services on the equipment.	17

The length of our offering, which may be open for up to two years before we raise the minimum
amount, may delay or reduce returns to investors.	17
Our Sponsor, Commonwealth Capital Corp., depends upon the profitability of affiliates in order to be in a position to repay a $1,000,000 promissory note to our general partner, thereby
putting our general partner’s capitalization at risk if the prior programs become unprofitable.	17

TAX RISKS	18
A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units, and a successful challenge of our interpretations by the IRS could cause the actual tax
consequences to you to differ from those stated in this prospectus.	18
Any adjustment to a tax return of CIGF7 as a result of an audit by the IRS may result in adjustment to your tax return.	18
Some distributions will be a return of capital, in whole or in part, which will complicate your tax
reporting and could cause unexpected tax consequences at liquidation.	18

Your tax liabilities may exceed cash distributions or cash proceeds from the sale or other disposition of equipment or units.	19

The IRS may challenge our partnership status which, if successful, could significantly reducecash available for distributions.	19

The IRS may challenge certain partnership allocations, which could cause you to recognizeadditional taxable income.	19

The IRS may consider us to be a secured lender with respect to certain equipment, which could increase your tax liabilities.	20
You may incur state tax and foreign tax liabilities.	20

Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.	20
Investment in CIGF7 by a tax exempt entity, including a qualified employee pension or profit
sharing trust or an individual retirement account, will result in the receipt of UBTI.	20
Investment in CIGF7 by a tax exempt entity, such as a Charitable Remainder Trust, may result in the receipt of UBTI. If a charitable remainder trust realizes UBTI, it may be disqualified
for tax incentives. Please consult your tax professional for details.	20
Investment in CIGF7 by certain benefit plans may impose additional burdens on CIGF7.	20

OUR INDUSTRY AND OUR COMPANY	21

MANAGEMENT	24
Committees of Our Board of Directors	28

RESPONSIBILITIES OF THE GENERAL PARTNER	30

INVESTMENT OBJECTIVES AND POLICIES	30
Principal Investment Policies	31
Information Technology Equipment	31
Other Equipment Restrictions	31
Diversification	31
Description of Leases	32
Borrowing Policies	33
Refinancing Policies	33
Liquidation Policies	34
Management of Equipment	34
Competition	34
Preliminary Investments	35
Reserves	35
General Restrictions	35

COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES	37

CONFLICTS OF INTEREST	40
Competition for General Partner’s Time	41
Competition with Affiliates	41
Acquisitions	41
Receipt of Compensation by the General Partner and its Affiliates	42
Lack of Independent Investigation by Underwriter	42
Loans from the General Partner	42
Non‑Arms‑Length Agreements	42
Joint Ventures with Affiliates of the General Partner	42
Off-Balance Sheet Arrangements	43
Organization of General Partner	43
Referral of Leases to Others	43

PRIOR OFFERINGS BY AFFILIATES	44

TRANSFERABILITY OF UNITS	47
General Limitations	47
Redemption Provision	47
Exempt Transfers	48
Additional Restrictions on Transfer	49

DISTRIBUTIONS AND ALLOCATIONS	49
Between the General Partner and the Limited Partners	49
Income and Return of Capital	50
Distribution Reinvestment	51
Allocation of Profits and Losses and Distributions of Cash Among the Limited Partners	51

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	52
Classification as a Partnership	53
Certain Principles of Partnership Taxation	54
Allocation of Partnership Income, Gains, Losses, Deductions and Credits	55
Limitations on Utilization of Partnership Losses	57
Cash Distributions	59
Distribution Reinvestment	59
Fees and Reimbursements to the General Partner and Affiliates	59
Ownership of Equipment	60
Cost Recovery and Depreciation	60
Interest Deduction Limitations	61
Sale of Equipment	61
Disposition of Units	62
Termination of the Partnership for Tax Purposes	63
No Section 754 Election	63
Investment by Tax Exempt Entities	63
Investment by Nonresident Alien Individuals and Foreign Corporations	64
Alternative Minimum Tax	65
Partnership Tax Returns and Tax Information	65
IRS Audit of the Partnership	65
Tax Shelter Registrations	66
Interest and Penalties	66
Foreign Tax Considerations	67
Partnership Anti‑Abuse Rules	68
Future Federal Income Tax Changes	68
State Taxes	68

ERISA CONSIDERATIONS	69
Fiduciaries Under ERISA	69
Prohibited Transactions Under ERISA and the Code	69
“Plan Assets”	70
Other ERISA Considerations	71

MANAGEMENT’S DISCUSSION OF CERTAIN FINANCIAL DATA	72

PARTNERSHIP AGREEMENT SUMMARY	73
The Units	73
Non-assessability of Units	73
Liability of Limited Partners	73
Allocations and Distributions	73
Responsibilities of the General Partner	73
Records and Reports	74
Meetings of the Partners	74
Voting Rights of Limited Partners	74
Roll‑Ups and Conversions	74
Power of Attorney	75
Partnership Term	76

PLAN OF DISTRIBUTION	76
General	76
Other Expenses of the Offering	78
Offering of Units	78
Escrow Arrangements and Funding	78
Subscription for Units	79
Subscribers’ Representations and Warranties	79
Special Limit on Ownership of Units by Benefit Plans	80
Sales Material	80

REPORTS TO LIMITED PARTNERS	80

LEGAL MATTERS	81

EXPERTS	81

WHERE YOU CAN FIND ADDITIONAL INFORMATION	82

PROSPECTUS SUMMARY

The following is a summary which highlights the material information contained in this prospectus.  It may not include all of the information that is important to you.  To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Commonwealth Income & Growth Fund VII, LP is a Pennsylvania limited partnership that will own and lease information technology, telecommunications, medical technology and other similar types of equipment.  Our office is located at Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317.  Our phone number is 1-800-249-3700.  We refer to Commonwealth Income & Growth Fund VII, LP as “we,” “us” or “CIGF7” in this prospectus.  Our business strategy is as follows:

•
We will use a substantial portion of the proceeds of the offering to acquire information technology, telecommunications, medical technology and other similar equipment, which will be leased to U.S. corporations and other institutions.

•
We will make distributions to investors after the general partner has determined that there is sufficient cash flow from lease payments to make distributions.  Sufficient cash flow will be available for distributions if income for a distribution period exceeds both expenses for that period and any existing lease acquisition commitments for that period.

•
We will also use excess cash flow, sale proceeds and the proceeds of debt financing to purchase additional equipment from time to time throughout our operational phase. We expect that most of the equipment will be placed on operating leases (short term leases under which we will normally receive total rental payments in an amount less than the purchase price of the equipment).  We also do not intend to use more than 30% leverage overall in the portfolio.

•
We intend to begin liquidating our assets after approximately 6 years of operations following the termination of this offering and distribute any available proceeds of the sale of assets to our investors.

•
We generally depreciate our assets using the straight-line depreciation method.  However, we may make exceptions in specific cases, such as early lease terminations or for leases of 24 months or less, where we believe an accelerated method of depreciation is more appropriate.

•
The partnership will terminate on December 31, 2021, unless extended by one-year increments by the General Partner solely in order to complete an orderly liquidation of the partnership beyond such date; this extension will not require investor approval.

General Partner

Our general partner is Commonwealth Income & Growth Fund, Inc., located at Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317 (telephone number is 1-800-249-3700).  The general partner is responsible for managing our affairs on a day-to-day basis.  The general partner is also responsible for identifying and making investments on our behalf.  Our general partner is owned by Commonwealth of Delaware, Inc., which is owned by Commonwealth Capital Corp., which we may refer to as “CCC.”  Affiliates, who are individuals or entities considered to be in control of, controlled by, or under common control with a specified person or entity, of our general partner have sponsored several prior equipment leasing programs.  Kimberly A. Springsteen-Abbott, acting through the general partner, and in conjunction with the general partner’s management team, makes our investment decisions.  See “Conflicts of Interest,” “Management” and “Table II — Prior Performance Tables.”

Risk Factors (Page 11)

An investment in CIGF7 has many risks.  The “Risk Factors” section of this prospectus contains a detailed discussion of the most important risks.  Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below:

•
There is currently no public trading market for the units, and it is unlikely that one will develop.  An investment in units will be highly illiquid and it may be difficult for you to sell your units at the time and for the price you desire.  We do not intend to list the units in any securities market, and do not intend to assist in the development of any secondary market or to provide qualified matching services.

•
We will purchase information technology, telecommunications, medical technology and other similar equipment that will fully depreciate in value in five to seven years and/or become obsolete over time, and may have no residual value.

•
We pay significant fees to the general partner and affiliates, which reduce cash available for distributions.  We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

•
During our life cycle, a substantial portion of the distributions you receive will be a return of capital, rather than income, meaning it will be a return of your initial investment, rather than a return on your investment.

•
Only two of our general partner’s six prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The two liquidated funds have each incurred losses and their investors did not receive a return of all of their initial capital investment.  Therefore, our general partner has only a limited track record of providing income or liquidity to public fund investors.  You therefore will have little basis to evaluate the general partner’s ability to provide returns over our life cycle.

•
There are material tax risks associated with this offering.  We are not intended to be a “tax shelter” and you should not expect a tax benefit from substantial tax deductions or losses from your investment.  Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.

•	You will not have the opportunity to participate in management decisions or evaluate the terms of the investments we make, and must rely solely on the general partner’s management ability.
•
The general partner and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the general partner and affiliates will provide to us.

•
We will concentrate on acquiring information technology, telecommunications, medical technology equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.

•	The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.
•	The length of our offering may delay or reduce returns to investors, especially if we do not raise the minimum amount needed to break escrow in a timely manner.
•
We will use leverage to acquire equipment.  Debt service will increase the expenses incurred by the partnership, and will therefore decrease funds available for distribution.  Further, the use of leverage increases the amount of equipment we can acquire, and therefore increases the equipment acquisition fees payable to our general partner.

Certain of our investments may be financed with non-recourse debt.  In connection with such borrowing, we will likely grant security interests in the financed property, which would put us at risk of losing that asset if we are unable to pay that debt.

Plan of Distribution (Page 76)

Offering Size (maximum)................	$50,000,000
(minimum).................	$1,150,000
Minimum Investments...................	Individuals - $5,000
IRA, Keogh and other qualified plans - $3,000
Suitability Standards.....................	Net worth of at least $70,000 and annual gross incomeof at least $70,000;

OR

Net worth of at least $250,000 (For this purpose, net worth
excludes home, furnishings and personal automobiles).
Suitability standards may vary from state to state. Please
See the “Investor Suitability Standards” section on page 1.

Unit Price.........................................	$20.00

Escrow.............................................
Proceeds will be placed in an escrow account until the minimum amount of $1,150,000 in units has been purchased by investors, at which time we will hold our first escrow closing and admit limited partners.
 No commissions will be paid until the minimum amount is reached.  If the minimum amount has not been reached during the offering period, offering proceeds will be promptly returned to investors.

Holding Period of Units................
Units cannot be transferred without consent of the general
partner, which may be withheld in order to limit the number of transfers to satisfy certain tax requirements.  Beginning 30 months after the completion of this offering, the general partner may, in its discretion, redeem a limited number of units upon request eachquarter.  Other transfer restrictions may apply.

Our General Partner........................	Commonwealth Income & Growth Fund Inc. will administer our day-to-day operations and select our equipment investments.

Estimated Proceeds........................	If the maximum number of units is sold:
86.55% - to acquire equipment
13.45% - for commissions, fees and expenses
If the minimum number of units is sold:
87.0% - to acquire equipment
13.0% - for commissions, fees and expenses

Estimated Use Of Proceeds

The following table explains the estimated use of proceeds of the offering of units.  Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption “Compensation of General Partner and Affiliates.”

	Minimum Proceeds (57,500 Units)		Maximum Proceeds (2,5000,000 units)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,150,000	100.00%	$50,000,000	100.00%
Selling Commissions (1)	80,500	7.00%	3,500,000	7.00%
Dealer Manager Fee	23,000	2.00%	1,000,000	2.00%
Marketing Reallowance (2)	11,500	1.00%	500,000	1.00%
Organizational and Offering Expenses (3)	34,500	3.00%	1,727,465	3.45%
Total Offering Expenses	149,500	13.00%	6,727,465	13.45%
Net Proceeds to Partnership Available for Investment	1,000,500	87.00%	43,272,535	86.55%
Equipment Acquisition Fees (4)	39,100	3.40%	1,730,901	3.46%
Proceeds to be Invested in Equipment (5)	961,400	83.60%	41,541,634	83.08%

(1)
The amount of the underwriting commissions will range between two percent and seven percent of capital contributions based upon the quantity of units sold to a single investor.  Commissions are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions for certain large volume purchases and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates.  See “Plan of Distribution.”

(2)
A marketing reallowance may be paid to broker-dealers that meet certain sales targets, to reimburse them for permissible marketing expenses, such as bona fide training and education seminars and conferences in connection with our offering.

(3)
These expenses consist of estimated legal, accounting and printing expenses, registration fees, bona fide due diligence expenses (on a fully-accountable basis based upon detailed and itemized invoices only), and other expenses related to the formation of the partnership and costs incurred in connection with the preparation of sales literature.  See “Plan of Distribution.” These expenses will be paid by the general partner using funds it receives as an organizational fee, which is equal to three percent of capital contributions up to $25,000,000, and two percent of capital contributions in excess of $25,000,000 up to a maximum of $1,250,000.  We will pay any expenses above $1,250,000 (up to an additional $477,456) out of offering proceeds.

(4)
An equipment acquisition fee of four percent of the purchase price of equipment we purchase will be payable by us to the general partner. Equipment acquisition fees are capitalized, and are considered a part of the purchase price of equipment acquired.

(5)
Represents the amount of investor funds we expect to invest in equipment, excluding the equipment acquisition fees.  This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment, because such monies are not “offering proceeds.”  Because our leases are expected to be on a “triple-net” basis (meaning all maintenance, insurance and taxes must be paid by the lessee), we will not establish any permanent reserve for maintenance and repairs.  However, the general partner, in its sole discretion, may retain a portion of either the offering proceeds, cash flow or net equipment sale proceeds for maintenance, repairs and for any other currently unanticipated working capital needs, if such a need arises.  The maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $9,150,000 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). See "Compensation to the General Partner and Affiliates."

The units are being offered to the public through Commonwealth Capital Securities Corp., which will receive selling commissions of up to seven percent on all sales of units, and will act as dealer manager for which it will receive a dealer manager fee of two percent on all sales of units.  Other broker dealers may be engaged as participating brokers to sell units and will be re-allowed selling commissions of up to seven percent with respect to units they sell, plus up to an additional one percent as a marketing reallowance if they achieve certain sales targets.

Compensating Our General Partner and its Affiliates (Page 37)

Our general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees and compensation from the offering of units and from our operations regardless of profitability and, in some cases, prior to any distributions to you.  Outlined below are the most significant items of compensation.

•
We will pay Commonwealth Capital Securities Corp., as the dealer manager, an underwriting commission of up to 10.0% of the capital contributions received in this offering, but only if a minimum $1,150,000 in units are sold.  Commissions consist of selling commissions of 7.0% for retail selling brokers, a 2% Dealer Manager Fee for our dealer manager, and up to an additional 1% marketing reallowance for broker-dealer firms that meet certain sales targets.

•
As compensation for organizing CIGF7, we will pay the general partner an organizational fee equal to 3% of the first $25,000,000 of capital contributions and 2% of capital contributions in excess of $25,000,000.

•
As compensation for the negotiation of equipment acquisitions and related leases, we will pay the general partner an equipment acquisition fee of 4% of the purchase price of each item of equipment purchased.

•
When equipment is sold, we will pay the general partner equipment liquidation fees equal to the lesser of 50% of the sales commission applicable to the sale, or 3% of the sale price of the equipment.  Payment of the fee is subordinated to the receipt by the limited partners of a return of their capital contributions plus a 10% cumulative return, meaning that we will not pay this fee unless the limited partners have received distributions totaling the amount they initially invested in units, plus 10%, during the time they have held their units.

The general partner will also receive one percent of cash available for distribution until the limited partners have received distributions equal to their capital contributions plus a cumulative return of 10%, and thereafter, the general partner will receive 10% of cash available for distribution.  Other fees will be paid to the general partner or its affiliates in connection with the reimbursement of expenses (up to $400,000), debt placements with a term over twelve months (up to 1% of such debt), and equipment management (up to 5% of lease revenues).  See “Compensation to the General Partner and Affiliates.”

We May Borrow Funds (Page 33)

    We may borrow a portion of the cost of the equipment which we purchase.  Our total amount of indebtedness will be limited to 30% of the total cost of the equipment in the portfolio. We may not borrow to acquire equipment unless, at the time of any such leveraged acquisition, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment.  There are no borrowing limits for any particular item of equipment.  All of our borrowings will be non-recourse to us, which means that upon any default, a lender may seek payment only by foreclosing on the item of equipment that is the subject of the loan, and may not recover any of our other assets. Up to one percent of the amount of such indebtedness may be payable to the general partner as a debt placement fee.

RISK FACTORS

An investment in our partnership involves various risks, which are described below.  You should consider the following risk factors together with all of the other information included in this prospectus before making a decision to invest in our units.

There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.

There exists no public market for the units, and the general partner does not expect a public market for units to develop.  The units cannot be pledged or transferred without the consent of the general partner. The units should be purchased as a long-term investment only.  The general partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the tax laws and regulations to prevent us from being taxed as a corporation. Generally, these safe harbors require that all nonexempt transfers and redemptions of units in any calendar year not exceed two percent of the outstanding interests in our capital or profits.

The general partner has sole discretion in deciding whether we will redeem units in the future.  Consequently, you may not be able to liquidate your investment in the event of an emergency. You must be prepared to hold your units for the life of CIGF7. Our life cycle will consist of an offering period lasting up to two years, followed by an operations period of approximately six years, after which we will commence the liquidation of the portfolio.  Liquidation is expected to take one to two years, and may be extended only if the General Partner reasonably believes an extension is necessary to complete the orderly and efficient liquidation of our assets.  You may be able to resell your units, if at all, only at a discount to the offering price, which may be significant, and the redemption or sale price may be less than the price you originally paid for your units.  See “Transferability of Units – Redemption Provision.”

During the life of Commonwealth Income & Growth Fund VII, LP, all or a portion of the distributions you receive will be a return of capital, rather than income, meaning it will be a return of your initial investment, rather than a return on your investment.

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  As your capital in the units is reduced over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might if you purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  You will have to wait until you receive your annual Schedule K-1 statement to determine the amounts of capital and income received for tax purposes.  For purposes of determining whether you have received a return of 10%, we first treat all distributions as income and then we treat payments made upon liquidation of equipment as returns of capital, although each distribution will be partially a return of capital for all other purposes.  Therefore, you will not know which portion of the distributions will constitute a return of capital for preferred return and fee subordination purposes until the liquidation phase has begun.

Information technology, telecommunications, medical technology and other equipment we purchase may be fully depreciated in five years and may have no residual value, which can reduce the value of your units and your ultimate cash return.

Residual value is the amount realized upon the sale or release of equipment when the original lease has expired.  The residual value of our equipment may decline if technological advancements make it obsolete or change market preferences.  The residual value depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand for the equipment.

In either of these events, the equipment we purchase may have little or no residual value.  This will result in insufficient assets for us to distribute cash in a total amount equal to the invested capital of the limited partners over the term of our existence.  Also, such an occurrence may reduce the value of the units.  Although currently we expect to acquire predominantly new equipment, we may purchase used equipment.  There is no limitation on the amount of used equipment which we may acquire.  The acquisitions of used equipment may increase the risk that such equipment will become obsolete so that it will have little or no residual value.

You will not be able to participate in management decisions which may affect the return on your investment, and must rely solely on the general partner’s management ability.

You will have limited voting rights on matters affecting our business.  Our management may make decisions which you believe will diminish your returns, and you will have little opportunity to influence or take part in such decisions.  For any matter submitted to a vote of the limited partners, the affirmative vote of the holders of at least a majority of the outstanding units is required for approval.  See “Partnership Agreement Summary — Voting Rights of Limited Partners.”

We pay significant fees to the general partner, which reduce cash available for distributions.  We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

The general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees.  Some fees will be paid without regard to the amount of distributions paid or the success or profitability of our operations and investments, such as equipment acquisition fees or debt placement fees.   Additionally, an increase in portfolio turnover or the amount of leverage used to purchase equipment may increase the acquisition and debt placement fees we pay to the general partner.  We will also pay a dealer-manager fee and commissions to Commonwealth Capital Securities Corp. Such compensation and fees were established by the general partner and are not based on arm’s-length negotiations.  See “Compensation to the General Partner and Affiliates.”

For example, if an investor invests $10,000.00 in Units, a $700.00 commission (7%) will be paid to our affiliate, the Dealer Manager, who will in turn pass the commission on to your broker.  Another 1% ($100.00) may be paid to your broker’s firm as a marketing reallowance if the firm meets certain sales targets. The Dealer Manager will also take a Dealer Manager fee of $200.00 (2%).  The General Partner is also entitled to an Organizational Fee of either $200.00 or $300.00, depending on the amount raised in the offering at the time an investment is made (the fee is 3% of capital contributions for the first $25,000,000 raised in the offering, and 2% of capital contributions thereafter).  If costs exceed the amount the general partner will pay using its Organizational Fee ($1,250,000), then any additional fees will be paid by CIGF7 out of offering proceeds.  We estimate that total costs will not exceed an additional 1.45%, for a total of $1,727,465.  Therefore, at least $8,855.00 of the investment (assuming a 3% Organizational Fee and maximum allowable expenses) will be available for investment in equipment, of which a 4% equipment acquisition fee of $354.00 will also be paid to the General Partner, which fee is considered to be part of the cost of the equipment.

We will face conflicts of interest arising out of our relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.  See “Conflicts of Interest.”

•
The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with us, and will compete for the time and attention of management.  The general partner and its affiliates may also form additional investor programs, which may be competitive with us.

•
If we and one or more investor programs sponsored by the general partner are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.

•
CCC and the general partner or other affiliates of the general partner may acquire equipment for us under certain circumstances.  Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner’s or affiliate’s own cost of funds.

•
Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates.  Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of equipment and the terms and conditions thereof may be less advantageous to us and more advantageous to the general partner.  For example, shorter lease terms will lead to a higher rate of equipment turnover throughout the life of the fund, which will generate additional acquisition fees for the general partner.  This may influence the general partner’s negotiation of lease terms and renewal periods.

•
Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, we will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

•
Any agreements and arrangements relating to compensation between us and the general partner or any of its affiliates will not be the result of arm’s-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arm’s-length.

•
We may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including persons controlled by the general partner.  Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF7 and, through such affiliates, the affiliated co-venturer.

Our use of leverage to finance equipment acquisitions could adversely affect our cash flow.

After the net proceeds of the offering received at the time of a purchase are fully invested, or committed to investment in equipment, we may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment.  If we are unable to make our debt payments as required, a lender could foreclose on the equipment securing its debt.  This could cause us to lose part or all of our investment which in turn could cause the value of the units and distributions to you to be reduced.  We only borrow on a non-recourse basis to limit our exposure on any item of equipment to the amount of equity invested in that item.

Only two of our general partner’s six prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The two liquidated funds have each incurred losses and their investors did not receive a return of all of their initial capital investment.

The general partner intends to maintain the value of our portfolio at a relatively constant level, while distributing partnership income or loss, together with returned capital, to you throughout the life of the fund.  Therefore, we do not expect that capital appreciation will provide any meaningful return on your units throughout our lifecycle.  While some capital appreciation may in fact occur when the fund is liquidated and the proceeds are distributed to you, you may also experience a capital loss, meaning you may not receive all of your initial capital investment back at liquidation.  The total amounts of income and capital appreciation, if any, you receive will not be determinable until we liquidate our portfolio.  Because only two of the prior public funds sponsored by our sponsor have completed their lifecycle and been liquidated, the general partner has a limited track record upon which you can rely in assessing the general partner’s ability to ultimately provide income or a positive return on your investment.  Two of our prior funds, Fund I and Fund II, completed their liquidations in December 2006.  Due to significant adverse events in each fund, Fund I investors experienced a 28% capital loss and Fund II investors experienced a 16% capital loss.  Losses have been common in our other prior funds, and prior funds have not always been able to make distributions at their targeted rate.  See “Prior Offerings By Affiliates” on page 42.

The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.

Our success, to a large extent, will depend on the quality of our management, particularly as it relates to equipment acquisition, releasing and disposition.  The general partner is dependent on its key personnel.  The loss of any key personnel could therefore have a detrimental effect on our ability to continue to effectively manage our portfolio, and the expense of replacing key personnel could reduce cash available for distributions. See “Management,” and “Investment Objectives and Policies.”

The assets that we will acquire will not be diversified by asset class, which may adversely affect our performance.

    Adverse developments in the market for information technology, telecommunications or medical technology equipment will have a more significant adverse consequence to us than if we had acquired a portfolio that included a greater variety of asset classes.  Thus, adverse developments in the business or prospects of manufacturers or users of these types of equipment may have a significantly greater impact on us than if we acquired additional equipment types made by a more diverse group of manufacturers.

The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect our performance.

To the extent that this offering results in the sale of significantly less than the maximum number of units offered, the ability to diversify our portfolio across geographic areas, industries and types of lessees will be reduced, and a default by any lessee would have a more significant adverse effect than if greater diversification had been achieved.

If we are unable to arrange promptly for the releasing or sale of the equipment when a lessee defaults or when equipment is returned by a lessee, our revenue will be reduced.

While the creditworthiness of potential lessees will be reviewed, lease defaults may occur.  A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the equipment. The general partner has not established minimum standards for lessees to whom it will lease equipment and there is no investment restriction prohibiting us from doing business with any lessees.

The default by a lessee under a lease may cause equipment to be returned to us at a time when the general partner or its agents may be unable to arrange promptly for the releasing or sale of the equipment.

If any indebtedness is secured by the returned equipment, its return will hinder our ability to make scheduled debt payments with respect to such equipment.  In such case, the lender may foreclose on and acquire ownership of the returned equipment.  In addition, lessees of equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code which could delay or prevent us from taking the equipment back upon default.  Even if a bankrupt lessee elects to accept and continue its lease with us, we may be forced to renegotiate such lease at lower rates, which could cause us to lose anticipated revenues.  See “Investment Objectives and Policies — Description of Leases.”

Our general partner experienced difficulties related to the return of equipment in connection with a prior equipment fund, Commonwealth Income & Growth Fund I.  Fund I’s returns were reduced by 50% for years 1999 and 2000 due to litigation with one significant lessee. This lessee failed to properly return leased equipment to Fund I at the end of its lease term. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The General Partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, and suspend distributions in 2002, 2003, and 2004 pending the outcome of litigation and due to the reduced cash flow resulting from the delay in the return of the equipment, and the resulting delay in reinvestment of funds.  Ultimately, investors in Fund I experienced a capital loss of 28%.  See “Prior Offerings By Affiliates.”

The general partner has made a limited contribution to Commonwealth Income & Growth Fund VII, LP, causing you and the other limited partners to collectively bear substantially greater risk than the general partner.

We have received $1,000 from the general partner as a capital contribution for its interest in CIGF7.  Therefore, contributions by you and other limited partners and the economic risks borne by you and the other limited partners, collectively, will be substantially greater, in proportion to the interests owned and benefits received by you, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner.  Approximately 13.0% (assuming the maximum amount of units are raised) to 13.45% of the proceeds from the sale of the units will be used to pay organization and offering fees and expenses to the General Partner.  See “Prospectus Summary -- Estimated Use of Proceeds.”

Your legal rights of action against the general partner are limited.

Generally, our general partner and its affiliates will not be personally liable for the return of any of your capital contributions, it being expressly stated in the partnership agreement that any such return shall be made solely from partnership assets.   The general partner and its affiliates have no liability to the partnership or to any partner for any loss suffered by the partnership which arises out of any action or inaction by the general partner of its affiliates if they, in good faith, determined that their course of conduct was reasonable and in our best interest and such course of conduct did not constitute negligence or misconduct of our general partner or its affiliates.

We were formed on November 14, 2008 and have a limited operating history upon which you can evaluate your investment in units.

Our operations may not ultimately be successful and we may be unable to meet our stated investment objectives.  Specifically, sufficient cash may ultimately not be available for distribution to investors.   Our general partner has previously sponsored six public equipment leasing programs with investment objectives similar to ours, whose financial and operating results are set forth in Table II.  The general partner has also sponsored several privately held equipment leasing programs.  Results for these prior public and private programs have in some cases been lower than originally anticipated.  See “Prior Offerings by Affiliates” below for a more complete description of these prior programs.

You may be liable for partnership obligations if you take an active part in the control of the business of CIGF7.

In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership.  Our partnership agreement provides certain rights to the limited partners to remove and replace the general partner, to amend the partnership agreement, to approve or disapprove the sale or other disposition at one time of all CIGF7’s property, to dissolve CIGF7 and to take certain other actions.  While Pennsylvania law would not impose liability for these activities, there is uncertainty as to which state’s partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states.  Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause you to be deemed to be liable as a general partner under the laws of states other than Pennsylvania.  If you were judged to be liable as a general partner, you would be personally liable for all partnership obligations, and your personal assets, beyond the amount of your investment in CIGF7, could be at risk.

You may be obligated to return distributions from CIGF7 in certain circumstances.

Circumstances could exist in which you would be obligated to return distributions you receive from us.  You could be required to return a distribution if, after giving effect to the distribution, all of our liabilities (other than non-recourse liabilities and liabilities to partners on account of their interests in this partnership) exceed the fair value of our assets, including assets serving as security for non-recourse liabilities.  In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution, to the extent that the distribution includes a return of the partner’s contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act.  See “Partnership Agreement Summary — Liability of Limited Partners.”

The business of leasing and investing in equipment is subject to many risks which could impact your returns.  The risks of investing in equipment include the following:

•
The unavailability of satisfactory equipment may cause a delay in investing our offering proceeds, or reduce the amount of equipment we acquire, or both, each of which can diminish our revenues and funds available for distribution.

•	The increasing rate at which equipment of the type in which we intend to invest becomes obsolete, thereby reducing the residual value of our portfolio and your units.
•	Our potential inability to lease equipment coming off lease or following a default by the lessee will reduce cash flows and cash available for distribution.
•
Defaults by lessees cause us added expense to collect payment or foreclose on the equipment, and reduce our cash flows.  We also may not be able to release returned equipment on terms as favorable as the original lease, causing our revenues to be less than originally anticipated

•
Disputes or litigation with lessees can negatively impact our revenues, as occurred with our general partner’s prior, liquidated funds, Fund I and Fund II.
See “Prior Offerings By Affiliates” on page 42.

We intend to invest primarily in equipment subject to operating leases, and therefore may not recover our investment in the equipment.

Operating leases typically will have terms of 12 to 36 months and provide that we will receive total payments from the lessee in an amount that is less than our purchase price of the equipment.  In order to recover our purchase price on termination of an operating lease, we must:

•	obtain a satisfactory renewal from the original lessee;

•	lease the equipment to a new lessee or other user; or

•	sell the equipment for a price which, when combined with previous lease payments, equals or exceeds the purchase price.

We may not successfully accomplish any of these alternatives and, as a result, we may not realize anticipated revenues and may fail to recover our investment in the equipment.  Shorter-term operating leases may increase these risks.  See “Investment Objectives and Policies.”

We have not yet identified any of our investments in equipment, which prevents you from evaluating, or having any input into our portfolio of equipment leases.

We have not identified any of the equipment we will acquire. Until equipment is identified in supplements to this prospectus or in quarterly and/or annual investor reports, you will have no information about any equipment to be purchased by us and you must rely solely upon the judgment and ability of the general partner with respect to the selection and evaluation of equipment.  Because our offering will be open for up to two years, and we then have an additional year within which to invest offering proceeds, your invested funds may not be put to use for up to three years.  This potentially substantial delay in investing offering proceeds could delay or reduce returns on investment to investors.

Except for the investment objectives and policies described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.

Any delay in acquiring equipment will diminish our returns.

Due to competition with other lessors, we may experience difficulty in obtaining and leasing appropriate equipment. Our ability to acquire and lease equipment may also be adversely affected by interest rates, the availability of capital or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase equipment rather than enter the leasing market.

Delays in acquiring equipment will delay or reduce the anticipated benefits to you from the acquisition of units.

Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment.

Borrowing increases the risks of your investment because, in the case of non-recourse debt, if debt service payments are not made when due, we may sustain a loss of our investment in the equipment which secures that debt and the limited partners may experience adverse tax consequences.   Borrowing can also lead to increased losses or the imposition of restrictions on our ability to borrow further amounts.  See “United States Federal Income Tax Considerations — Allocation of Partnership Income, Gains, Losses, Deductions and Credits.”

Money market fluctuations have affected the availability and cost of loans that may finance the purchase of equipment.  The general partner will be unable to predict the nature of the money market at times when we may seek financing and any future tightening of credit controls will make obtaining financing more difficult and more costly.  In such event, we may be forced to purchase equipment using only or mostly the cash proceeds from this offering, with little or no borrowings.  This would make it more difficult for us to achieve the desired diversification of equipment and would prevent us from spreading the risk of unproductive investments over a greater number of items of equipment.  In addition, future credit restrictions may adversely affect the ability for us to sell or refinance equipment and may affect the terms of equipment sales.

In leasing the equipment to lessees, we may be exposed to liability for damages resulting from their actions or inaction, independent of contract terms, which can reduce cash available for distributions.

Lessees’ use of the equipment may cause damages to third parties or their property for which we, as owner of the equipment, may be held liable, whether or not we caused the damage.  Although we will use our best efforts to minimize the possibility and exposure of such tort liability, our assets may not always be protected against such claims.

The equipment leasing industry is highly competitive, and our inability to compete effectively in this market will reduce your returns and the value of your units.

Our competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships.  Many of these entities may have larger equipment inventories, greater financial resources and more experience in the industry than our general partner.  See “Investment Objectives and Policies — Competition.”

Our ability to release or sell the equipment at the end of the lease term, and therefore returns to investors, could be adversely affected by the actions of the equipment manufacturer or others hired to perform services on the equipment.

The failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer’s reputation in the industry, the discontinuance of the manufacture of such equipment or the termination of the manufacturer’s business may also hinder our ability to release or sell the equipment.

We may enter into contracts with manufacturers or others in which such parties may perform certain services related to equipment, including refurbishing and storing equipment and performing related services.  Our ability to meet our investment objectives would be partially dependent on the satisfactory performance of these functions by such parties.  See “Investment Objectives and Policies — Information technology equipment.”

The length of our offering, which may be open for up to two years before we raise the minimum amount, may delay or reduce returns to investors.

This offering will be open to investors until the first to occur of (i) the sale of all of the units being offered, (ii) the date that is two years after the effective date of the registration statement, or (iii) any earlier date, at the discretion of the general partner.  Because the minimum offering amount must be reached before we can invest any offering proceeds in equipment, a delay in raising the minimum amount will delay our ability to make any distributions to investors.  Further, if the minimum offering amount is not reached before the second anniversary of effectiveness, we may not break escrow and all investor funds will be returned to investors, with interest and without deduction.  The interest paid on returned funds may be less than investors would have received if their money had been invested in equipment.

Our Sponsor, Commonwealth Capital Corp., depends upon the profitability of affiliates in order to be in a position to pay a $1,000,000 promissory note to our general partner, thereby putting our general partner’s capitalization at risk if the prior programs become unprofitable.

Our general partner is required by law and by our partnership agreement to maintain a minimum net worth of at least $1,000,000.  Commonwealth Capital Corp. has provided capital to the general partner by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the general partner and the demand note receivable from Commonwealth Capital Corp.) of at least $1,000,000. While we believe the note to be collectible on demand based upon the representations of Ms. Springsteen-Abbott and the performance of the sponsor’s prior programs, the continued collectability of the note is dependent in part upon the profitability of the prior programs, as well as CIGF7, and in part on the net worth of Kimberly Springsteen-Abbott.  Ms. Springsteen-Abbott has issued a demand note to Commonwealth Capital Corp., also in the amount of $1,000,000, to provide what is essentially a personal guaranty for the general partner’s net worth.  Failure to maintain a sufficient net worth could cause us to be treated as an association taxable as a corporation for federal income tax purposes, which would reduce funds available for distribution. See “Tax Risks - The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions.”

TAX RISKS

In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, you are urged to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF7.  We are not intended to be a “tax shelter” and you should not expect a tax benefit from substantial tax deductions or losses from your investment.  The general partner anticipates, however, that we may distribute cash periodically to you, a portion of which may not be taxable to you upon receipt.  Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.  See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities” and “ERISA Considerations” below.  Together with your tax advisor, you should carefully consider all of the tax aspects of an investment in CIGF7, including, specifically, the risks discussed below.

A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units, and a successful challenge of our interpretations by the IRS could cause the actual tax consequences to you to differ from those stated in this prospectus.

Availability of the tax treatment described in this prospectus may be challenged by the IRS upon audit of the tax return of either CIGF7 or a partner.  It should be noted that the determination of items of partnership income, gain, loss, deduction and credit will be made at the partnership level rather than in separate proceedings with the limited partners, and limited partners generally will be required to report partnership items consistent with our tax returns.

For any year in which we have income in excess of deductions, each limited partner will be required to report his share of such income on his federal and state tax returns and will be responsible for the payment of taxes thereon.  Such taxes may be greater than cash distributions received by the limited partner from us in one or more taxable years.

The primary tax benefits associated with an investment in units are the “tax-deferred” distributions (that is, distributions which are not subject to current taxation), which may be available as a result of cost recovery or depreciation deductions.  The availability of tax-deferred distributions may be reduced by the alternative minimum tax.  The IRS may successfully challenge the amount or timing of the depreciation deductions we claim, with the result that our depreciation deductions may be reduced and partnership income may be increased (or loss may be decreased) for a taxable year.  The tax considerations associated with an investment in CIGF7 could be affected by a number of different factors, which are described in detail under the caption “United States Federal Income Tax Considerations.”

Any adjustment to a tax return of CIGF7 as a result of an audit by the IRS may result in adjustment to your tax return.

Any such adjustment may result in an examination of other items in your returns unrelated to the partnership, or an examination of prior years’ tax returns.  You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome.  Further, because you will become limited partner in a partnership by investing in CIGF7, an audit of our tax return could potentially lead to an audit of your individual tax return.

Some distributions will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you.  As your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

    As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

Your tax liabilities may exceed cash distributions or cash proceeds from the sale or other disposition of equipment or units.

Because we will incur loans to finance the purchase of some of its equipment, it is possible that your tax liability for a given year will exceed your cash distributions for that year because of the need to pay down the principal on such loans.  A sale or other disposition of equipment or of your interest in CIGF7 may result in a tax liability to you in excess of any cash proceeds you receive.  To the extent your federal tax liabilities exceed cash proceeds, such excess would be a nondeductible cost to you.

The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions.

Treasury Regulations generally allow newly formed unincorporated entities (such as CIGF7) to choose whether to be taxed as a partnership or a corporation for federal income tax purposes.  However, Section 7704 of the Code treats certain partnerships, the interests of which are deemed to be “publicly traded,” as corporations.  While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow us to satisfy at least one of the safe harbors under Treasury Regulation Section 1.7704-1, we may not in fact satisfy one of these safe harbors.  Certain transfers of units could occur which would cause us to fall outside these safe harbors.

While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, if the amount and type of trading in the units were to fall outside the safe harbors, the IRS may claim that we are a “publicly-traded partnership” taxable as a corporation.  See “Transferability of Units” and “United States Federal Income Tax Considerations — Classification as a Partnership.”

If the IRS were successful in characterizing CIGF7 as a “publicly traded” partnership taxable as a corporation, then we would be subject to tax on its net income (without deductions for cash distributions to limited partners), you would be subject to tax on the distributions irrespective of your tax basis in your units, and such distributions would be re-characterized as portfolio income to you.    If the IRS successfully recharacterized CIGF7 as a corporation, the maximum federal corporate income tax rate that could currently be imposed on us is 35%. The maximum federal income tax rate that currently could be imposed on your distributions is 39.6%. If the distributions were considered dividends, however, they are currently taxed at the maximum rate on net capital gains of 15%. This rate is set to expire after 2008 and, if it does, may increase. Thus, CIGF7, if recharacterized as a “publicly traded” partnership taxable as a corporation, could be required to pay 35% federal income tax on its net income and you could be taxed at your marginal income tax rate on distributions made to you as portfolio income, the maximum rate on dividends presently being 15%.

The IRS may challenge certain partnership allocations, which could cause you to recognize additional taxable income.

If the allocations of partnership net profits and net losses to the limited partners made pursuant to the partnership agreement were successfully challenged by the IRS, you may be required to recognize additional taxable income without any corresponding increase in distributions of cash from CIGF7.

You may not be able currently to deduct partnership net losses as a result of limitations on the current utilization of passive activity losses.  In addition, any portfolio income we generate may not be netted against partnership tax losses.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”  Finally, in the event that interests in CIGF7 are deemed to be “publicly traded,” otherwise passive income will be treated as portfolio income which may not be netted against partnership tax losses or other passive losses, deductions, or credits of the limited partner.

The IRS may consider CIGF7 to be a secured lender with respect to certain equipment, which could increase your tax liabilities.

We intend to structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes.  If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the equipment and CIGF7 as a secured creditor, among other items, we would not be entitled to cost recovery or depreciation deductions with respect to that item of equipment. The unavailability of such cost recovery or deductions will cause your tax liabilities to increase.  See “United States Federal Income Tax Considerations — Ownership of Equipment — Tax Treatment of Leases.”

You may incur state tax and foreign tax liabilities.

You may be required to file tax returns and pay state or local taxes, such as income, franchise or personal property taxes, as a result of an investment in CIGF7.  We do not plan to finance, and our prior programs have not financed, equipment outside of the United States.  When we sell equipment, we may sell it outside of the United States, and any sale of equipment into a country other than the United States may subject you to sales or other taxes in such country.  See “United States Federal Income Tax Considerations — State Taxes,” and “United States Federal Income Tax Considerations — Foreign Tax Considerations.”

Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.

There is presently pending before Congress legislation that could affect the tax benefits available to investors in these units. This legislation would codify the “economic substance” doctrine and apply sanctions to “noneconomic transactions” that the IRS could attempt to apply to the partnership and/or investors. Also the recently enacted Gulf Opportunity Zone Act of 2005 contains provisions that could affect the tax benefits available to investments in these units if they are made by taxpayers in affected areas. Tax reform proposals may lead to legislative proposals that may affect many areas of the tax law, including the tax benefits available to investment in these units. Furthermore, changes in the interpretation of applicable tax laws may be made by administrative or judicial action which could adversely affect the tax consequences of an investment in units.  Administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur.   Such changes could reduce or eliminate the deductions from the partnership’s investments and operations that you may claim and/or increase the income from the partnership that you must include. In either case, your income tax liability may be increased.

Investment in CIGF7 by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, will result in the receipt of UBTI.

If a tax exempt entity realizes Unrelated Business Taxable Income, or UBTI, from all sources in excess of $1,000 per year net of deductions attributable to such UBTI, it will incur federal income tax liability with respect to such UBTI.  Furthermore, if a tax exempt entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the tax exempt entity will be obligated to file a tax return for such year.  See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities.”

Investment in CIGF7 by a tax exempt entity, such as a Charitable Remainder Trust, may result in the receipt of UBTI.  If a charitable remainder trust realizes UBTI, it may be disqualified for tax incentives.  Please consult your tax professional for details.

Investment in CIGF7 by certain benefit plans may impose additional burdens on CIGF7.

If more than 25% of the value of our outstanding units is held by investors that are benefit plans or certain other tax exempt entities, then we will be considered to be a fiduciary of those benefit plans.  A pro-rata portion of our assets would be considered assets of the benefit plan, or “plan assets.”  To avoid classification of a pro rata portion of our underlying assets as “plan assets,” and the fiduciary responsibilities that would accompany such a classification, we intend to restrict the ownership of units by “benefit plan investors” to less than 25% of the total value of outstanding units at all times.  See “ERISA Considerations — ‘Plan Assets.’” Neither the general partner nor CIGF7 shall have any liability or responsibility to any tax exempt limited partner or any other limited partner for any tax, penalty, sanction, costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt limited partner, or as a result of there being a transaction prohibited by a plan fiduciary.

OUR INDUSTRY AND OUR COMPANY

Who is Commonwealth Capital Corp.?

Founded in 1978, Commonwealth Capital Corp. has acquired more than $460 million of equipment on lease to companies nationwide. We focus on equipment that represents a niche market in which Commonwealth has been operating since inception. Commonwealth’s 12- to 36-month leases often end with renewal or outright purchase by the owners of the equipment. From its two office locations in Pennsylvania and Florida, Commonwealth has grown steadily over the years, with a focus on lessee credit and investor service. To date, Commonwealth has offered 26 investment programs to thousands of investors.

Commonwealth’s management team consists of men and women with backgrounds in all facets of the leasing and securities industries, from acquisitions, finance, portfolio management, residual value forecasting and asset remarketing, due diligence and compliance. This team, possessing a combined 100+ years of experience, manages the entire lease acquisition, operation and liquidation process. See “Management.”

What is an Equipment Leasing Fund?

Equipment leasing funds enable individuals to pool their resources and receive a direct share in the profits and losses generated by leases of equipment purchased with this pool of assets. Leasing funds, as an alternative investment, making up part of a broadly diversified portfolio, may contribute to improved asset allocation and balance.

Publicly registered direct investment programs raised over $12 billion in 2007 (Robert Stanger & Co.).  These types of investments are typically not directly correlated with the stock and bond markets, because they are illiquid, non-traded securities, and the programs invest in tangible assets.  Alternative investments may help enhance overall returns in a diversified portfolio.  Developing a sound portfolio strategy for uncertain times may include utilizing one or more of the four most common types of alternative investments - equipment leasing programs, real estate investment trusts, oil and gas programs and tax credit programs.

Alternative investments are not suitable for everyone.  There are risks associated with an investment in CIFG7, including those discussed in the Risk Factors section, beginning on page 11.  There is no guarantee of performance or overall returns.  Equipment leasing may be appropriate for a small percentage of an investor’s portfolio in order to balance risk and provide income and diversification. Your financial consultant can discuss suitability factors and appropriateness with you.

The Equipment Leasing & Finance Foundation, an affiliate of the Equipment Leasing and Finance Association, commissioned Global Insight, Inc. to conduct the most comprehensive research to date on the size and expected growth of the U.S. equipment finance market.  The study, known as the 2007-2008 U.S. Equipment Finance Market Study, provides an in-depth review and analysis of equipment financing volume at both the national and state level.  In the face of a rapidly changing market landscape, the Foundation also saw the need to define the universe of equipment finance.  The purposes of this study were to:

▪	Gain an understanding of the true size and scope of the equipment finance industry;
▪	Uncover opportunities in the larger marketplace;
▪	Determine how equipment acquisition is financed; and
▪	Provide insight into the short-term outlook for equipment finance.

The study reveals that the equipment leasing and finance industry’s overall size is $598 billion, nearly triple the value reported by lender surveys normally used to track the industry’s growth.  See the table on the following page for the study’s data on overall equipment spending and year-over-year trends

[Insert bar graph with Investment and Est. Finance Vol. data below]

2007 data is estimated on partial year data.

	2003	2004	2005	2006	2007	5 yr CAGR %
Investment	1.6%	6.8%	8.9%	6.0%	1.7%	5.00%
Est. Finance Vol.	-1.3%	6.0%	13.0%	4.9%	4.5%	5.30%

Source: US Dept. of Commerce Bureau of Economic Analysis and Global Insight

The Foundation also referenced the following data sources during the course of its study: (i) Federal Reserve Finance Company Survey, (ii) Federal Reserve Flow of Funds, (iii) Federal Financial Institutions Examination Council (FFIEC), Reports of Condition and Income, (iv) Monitor 100, (v) Annual reports of leading independent and captive lessors, (vi) the Equipment Leasing & Finance Association (ELFA) Survey of Industry Activity, (vii) the Foundations survey as part of the Propensity to Finance Study and (viii) selected interviews with ELFA members.

Why We Believe Companies Lease Equipment

We believe that companies lease business-essential equipment because leasing can provide many benefits to a company. The number one benefit of leasing that we see for a company is that there is no large outlay of cash required. Companies can preserve their working capital, lease equipment which is an expense item, have the flexibility to upgrade the equipment when needed, and have no risk of obsolescence.

LESSOR BENEFITS (leasing company)	LESSEE BENEFITS (renter of equipment)
Monthly payment for a fixed item.	No large outlay of cash.
Equipment owner retains value.	No risk of obsolescence.
Can release or sell equipment at lease end to same or different lessee.	Flexibility.
Leases are triple-net. (taxes, maintenance, insurance paid by lessee)	Expense item, not an asset or a liability.

Prior Equipment Types and Industries Served

Commonwealth’s portfolio manager attempts to diversify each of our equipment leasing funds through different types of equipment, staggered lease maturities, various lessees, businesses located throughout the U.S., and industries served. These are some of the types of equipment that could be acquired for this Company:

Information Technology and Telecommunications Equipment

• Servers • Routers • Printers • Wi Fi Equipment • Workstations	• Tape Drives • Engineering Workstations • Multi Function Printers • Digital Storage Devices	• Optical Storage • Communication Controllers • Tape Libraries

Medical Technology Equipment

• Ultrasound • Ventilators • Hyperbaric Chambers • Flow Cytometers	• Imaging • Surgical Lasers • Endoscopy • MRI

Typical Industry Sectors

• Medical Technology • Telecommunications • Investment • Chemical • Construction	• Manufacturing Technology • National Retail • Pharmaceutical • Insurance • Communications	• Agribusiness • Banking • Office Services • Electric • Energy

    The above lists are examples of the types of equipment and the industries that we may be involved with, but we do not guaranty that we will purchase any particular type of equipment or serve any particular industry listed above

MANAGEMENT

The Commonwealth organization (our General Partner, its parent companies and affiliates) is a fully-integrated technology investment and management firm which has been investing in technology equipment assets and providing acquisition, development, financing, portfolio management, leasing and disposition services for since 1978, through several general partner entities.  Since inception, Commonwealth’s general partner entities have acquired lease transactions, representing in excess of $460 million in purchase price.  The General Partner of the first public and subsequent funds is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation.  The General Partner was incorporated in 1993.  The General Partner’s office is located at Brandywine Corporate Center, 2 Christy Drive, Building One, Chadds Ford, PA  19317 and its telephone number is 1-800-249-3700.  Since its organization, Commonwealth has been active in several areas within the equipment leasing industry, including: (a) financing leveraged and single investor lease transactions and (b) organization and managing several lease transactions for a number of public and private equipment leasing programs. The officers and directors of the General Partner and their positions with the parent and its affiliates are as follows:

Name	Position

Kimberly A. Springsteen-Abbott	Chairman of the Board, Chief Executive Officer and Chief Compliance Officer of CCC, CCSC and CIGF Inc.

Henry J. Abbott	Director of CCC, CCSC and CIGF Inc., and President of CCC and CIGF Inc.

William Pieranunzi III	Director of CCC and CCSC, Senior Vice President of CCC and President of CCSC

Lynn A. Franceschina	Director and Chief Operating Officer of CCC, CCSC and CIGF Inc.; Executive Vice President of CCC and CIGF, Inc.; Senior Vice

Jay M. Dugan	Director, Executive Vice President and Chief Technology Officer of CCC; Senior Vice President and Chief Technology Officer of CIGF, Inc.

Peter Daley	Director of CCC

Mark Hershenson	Senior Vice President and Broker-Dealer Relations Manager of CCC, CCSC and CIGF Inc.

James Pruett	Senior Vice President and Compliance Officer of CCC, CCSC and CIGF Inc.

Richard G. Devlin	Vice President and General Counsel of CCC, CCSC and CIGF, Inc.

David W. Riggleman	Vice President and Portfolio Manager of CCC and CIGF, Inc.

Edmond J. Enderle	Vice President and Controller of CCC, CCSC and CIGF Inc.

Donnamarie D. Abbott	Vice President and Investor Services Manager of CCC, CCSC and CIGF Inc.

Lisa Renshaw	Vice President, National Sales Manager of CCC and CIGF Inc.

Joseph Neill	Vice President and Broker Services Manager of CCC, CCSC and CIGF, Inc.

    Kimberly A. Springsteen-Abbott, Kimberly A. Springsteen-Abbott, age 49, joined Commonwealth in 1997 as a founding registered principal and Chief Compliance Officer of its broker/dealer, Commonwealth Capital Securities Corp. Ms. Springsteen-Abbott is the Chief Executive Officer and Chairman of the Board of Directors of Commonwealth Capital Corp. (the parent corporation); Commonwealth Capital Securities Corp. (the broker/dealer); and Commonwealth Income & Growth Fund, Inc. (the General Partner). Ms. Springsteen-Abbott is responsible for general operations of the equipment leasing/portfolio management side of the business. Ms. Springsteen-Abbott oversees all CCC operations, as well as CCSC SEC/FINRA compliance. For the broker/dealer, she oversees securities policies, company procedures/operations.  Ms. Springsteen-Abbott oversees all corporate daily operations and training, as well as develops long-term corporate growth strategies. Ms. Springsteen-Abbott has over 27 years of experience in the financial services industry, specifically in the real estate, energy and leasing sectors of alternative investments. Ms. Springsteen-Abbott is the sole shareholder of Commonwealth Capital Corp.  Ms. Springsteen-Abbott was elected to the Board of Directors of the parent corporation in 1997 and has also served as its Executive Vice President and COO.  Also in 1997, she founded Commonwealth Capital Securities Corp., where she was elected to the Board of Directors and appointed President, COO and Chief Compliance Officer. Her responsibilities included business strategy, product development, broker/dealer relations development, due diligence, and compliance.  From 1980 through 1997, Ms. Springsteen-Abbott was employed with Wheat First Butcher Singer, a regional broker/dealer located in Richmond, Virginia.  At Wheat, she served as Senior Vice President & Marketing Manager for the Alternative Investments Division.  Ms. Springsteen-Abbott holds her FINRA Series 7, 63 and 39 licenses.  She is a member of the Equipment Leasing and Finance Association, the National Equipment Finance Association (formerly, the Eastern Association of Equipment Lessors), the Financial Planners Association, the National Association of Equipment Leasing Brokers and has served on the Board of Trustees for the Investment Program Association. Ms. Springsteen-Abbott is a member of the Executive Committee and the Disaster Recovery Committee.  Ms. Springsteen-Abbott is the wife of Henry J. Abbott.

Henry J. Abbott, age 57, joined Commonwealth in 1998 as a Portfolio Manager.  Mr. Abbott serves as President of CCC and CIGF, Inc., as Executive Vice President of CCSC, and as a Director of CCC and its affiliates.  Mr. Abbott is a registered principal of the broker/dealer.  Mr. Abbott is responsible for lease acquisitions, equipment dispositions and portfolio review. Additionally, Mr. Abbott is also responsible for oversight of residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing off-lease equipment. Mr. Abbott serves as senior member on the Disaster Recovery Committee and the Facilities Committee, and was appointed to the Executive Committee in 2008.  Prior to Commonwealth, Mr. Abbott has been active in the commercial lending industry, working primarily on asset-backed transactions for more than 30 years.  Mr. Abbott attended St. John’s University and holds his FINRA Series 7, 63 and 24 licenses.  Mr. Abbott was a founding partner of Westwood Capital LLC in New York, a Senior Vice President for IBJ Schroeder Leasing Corporation and has managed a group specializing in the provision of operating lease finance programs in the high technology sector.  Mr. Abbott brings extensive knowledge and experience in leasing and has managed over $1.5 billion of secured transactions. Mr. Abbott is a member of the Equipment Leasing and Finance Association, the National Equipment Finance Association (formerly, the Eastern Association of Equipment Lessors), the National Association of Equipment Leasing Brokers and the Investment Program Association.  Mr. Abbott is the husband of Kimberly A. Springsteen-Abbott.

William Pieranunzi III, age 50, joined Commonwealth in 2007 as President of CCSC, the broker/dealer affiliate.  Mr. Pieranunzi also serves as a Director of CCC and CCSC.  Mr. Pieranunzi is responsible for managing due diligence and broker/dealer development, as well as coordination of the national marketing effort, syndication and product development.  Mr. Pieranunzi was elected to the Board of Directors of the parent and its affiliates on January 1, 2008.  Mr. Pieranunzi serves on the Disaster Recovery Committee and the Website committee.  Mr. Pieranunzi currently holds his FINRA series 22 and 63 licenses.  Prior to Commonwealth, Mr. Pieranunzi in 2005 co-founded and was Chief Executive Officer and President of Jing Tsai Entertainment Company, Ltd. in Foshan, Guangdong Province, China; Foshan’s premiere entertainment company through multiple 99KTV Store Locations.  He retains his titles and continues to serve on the board of Jung Tsai.  Prior to that, from 1996-2004, Mr. Pieranunzi was a private investor. From 1984-1995, Mr. Pieranunzi worked at PLM International, then a $1.4 billion publicly traded worldwide provider of transportation equipment and related financial services. He joined PLM as a junior wholesaler and in 1994 became Executive Vice President.  Prior to that, from 1981 to 1984 Mr. Pieranunzi worked at Mutual Benefit Financial Services Company, the registered broker/dealer of Mutual Benefit Life Insurance Company where he was manager of the mutual funds and pension divisions.  Mr. Pieranunzi is a Magna Cum Laude, Beta Gamma Sigma graduate of Boston College’s School of Management. Mr. Pieranunzi is a member of the Equipment Leasing and Finance Association, the Eastern Association of Equipment Lessors, the Investment Program Association, the National Association of Equipment Leasing Brokers, and the Financial Planners Association.

    Lynn Franceschina, age 36, joined Commonwealth in 2001 and serves as Executive Vice President of CCC and CIGF, Inc., Senior Vice President of CCSC, and Chief Operations Officer and Director of CCC, CCSC, and CIGF, Inc. and certain of its affiliates.  Ms. Franceschina is responsible for daily operations, including oversight of all accounting, financial reporting and tax functions, investor communications, and human resources. During the period of March 2004 to October 2004, Ms. Franceschina was employed at Wilmington Trust Corp. where she was part of the policies and procedures team responsible for Sarbanes-Oxley documentation.  Prior to joining Commonwealth, Ms. Franceschina was the Business Controls Manager for Liquent, Inc., a leading software developer, where she was responsible for managing corporate forecasting and analysis, as well as the budgeting for the sales and marketing division. From 1999 to 2000, she served as a Senior Financial Analyst for Environ Products, and from 1994 to 1999, she was a Senior Accountant with Duquesne University.  Prior to joining Duquesne University, Ms. Franceschina was an accountant with the public accounting firm of Horovitz, Rudoy, & Roteman.  Ms. Franceschina is a Sigma Beta Delta graduate of Robert Morris University, during which time she also served as treasurer of her Alpha Chi national honor society chapter.  Ms. Franceschina holds her FINRA Series 22, 63, and 39 licenses.  She is a member of the Disaster Recovery Committee, the Equipment Leasing and Finance Association, Investment Program Association, and the Institute of Management Accountants.

Jay Dugan, age 59, joined Commonwealth in 2002 and serves as Chief Technology Officer of the parent and its affiliates. Mr. Dugan is also Executive Vice President of CCC and Senior Vice President of CIGF, Inc.  Mr. Dugan is responsible for the information technology vision, security, operation and ongoing development, including network configurations, protection of corporate assets and maximizing security and efficiency of information flow.  Prior to Commonwealth, Mr. Dugan founded First Securities USA, a FINRA member firm, in 1988 and operated that firm through 1998. From 1999 until 2002, Mr. Dugan was an independent due diligence consultant until he came to Commonwealth to develop that area of the firm. Mr. Dugan attended St. Petersburg College and holds an AS Degree in Computer Networking Technology.  Mr. Dugan is a Microsoft Certified Systems Engineer, Microsoft Certified Database Administrator and Comp-Tia Certified Computer Technician.  Mr. Dugan is a senior member of the Disaster Recovery Committee, as well as oversight member of the Website Committee.

Peter Daley, age 68, joined Commonwealth in 2006 as a director.  Mr. Daley is an Accredited Senior Appraiser for the discipline of Machinery and Equipment with a specialty in High-Technology for the valuation of computer equipment.  Mr. Daley has been in the computer business since 1965, first with IBM as a computer broker/lessor and then with Daley Marketing Corporation (DMC), a firm he founded in July 1980 to publish reports about computer equipment, including “Market Value Reports” and “Residual Value Reports.”   In January 2001 Mr. Daley acquired Computer Economics, merged DMC into CEI and in April 2005 sold the IT Management Company and created a new company focused on the fair market value business.  Additionally, Mr. Daley remains President of DMC Consulting Group, a separate company that specializes in writing Appraisals, Portfolio Analysis and Property Tax Valuation from Fair Market Value to Residual Value valuations. Mr. Daley has developed a database of “Fair Market Value” equipment values from 1980 to the present, utilizing a variety of reports and publications along with the DMC and CEI Market Value Reports.  This database has been successfully used in the valuation of computer equipment in the settlement of a number of Virginia tax cases.  He has also previously testified in California, Minnesota, Michigan, New York, and the Virginia Courts as an expert in the field of valuation of computer equipment.  Mr. Daley has a full repertoire of lectures, seminars, presentations, and publications that he has conceived and shared with the public.  From 1994 to present he has been writing computer appraisals and reports for Fortune 500 companies.  From 2005 to present as president of DMC Valuations Group, Mr. Daley has been publishing, both on the web and in print, fair market values, residual values, and manufacturer’s price lists to existing valuation clients around the world. Mr. Daley graduated from Pepperdine University in 1991 with a Masters of Business Administration, and from Cal State Northridge with a Bachelor of Science in Business Administration in 1965.  Mr. Daley is also an Accredited Senior Appraiser with the American Society of Appraisers.

Mark Hershenson, age 43, joined Commonwealth in 2002 and serves as Senior Vice President and Broker Dealer Relations Manager of the parent and its affiliates.  Mr. Hershenson is responsible for management of all broker/dealer relationships, and over-sees the Due Diligence, Marketing, and Broker Services Departments.  Prior to Commonwealth, Mr. Hershenson served as part of a financial planning practice at American United Life from 1999 through 2002.  He has written a book for the Florida Insurance Commissioner on how to sell insurance products.  Additionally, in 1991 through 1998, Mr. Hershenson served as sales trainer at MetLife for over 100 registered representatives.  Mr. Hershenson attended Stonehill College and holds a Bachelor’s degree in Psychology, with a concentration in Marketing/Organizational Behaviorism and engaged in Master’s level coursework in Financial Planning though American College.  He holds his FINRA Series 6, 7, 39 and 63 licenses.  Mr. Hershenson is a member of the Equipment Leasing and Finance Association and the Investment Program Association.

    James Pruett, age 42, joined Commonwealth in 2002 and serves as Senior Vice President and Compliance Officer of the parent and its affiliates, and is Secretary to the parent’s board of directors.  Mr. Pruett is responsible for management of regulatory policies and procedures, assisting in compliance internal audit, associate regulatory filings, broker/dealer registrations, state and broker/dealer financial regulatory reporting requirements.  Mr. Pruett assists in the management of shareholder records and updates.  Mr. Pruett is a member of the Website Committee and the Disaster Recovery Committee.  Mr. Pruett holds his FINRA Series 22, 63 and 39 licenses.  Prior to joining Commonwealth, Mr. Pruett served as Managing Editor/Associate Publisher for Caliber Entertainment, a publishing and entertainment licensing company.  Mr. Pruett’s responsibilities included oversight of production of publishing library, as well as serving as Editor-in-Chief for all publications and additionally served as Media Relations Liaison.  Mr. Pruett is a member of the Equipment Leasing Association and the Investment Program Association.

Richard G. Devlin, age 36, joined Commonwealth in October 2006 and serves as Vice President and General Counsel.  Mr. Devlin is responsible for all syndication and Blue Sky activities, FINRA and SEC registrations, contract administration and general legal matters as head of the Legal Department.  Mr. Devlin also assists with broker-dealer compliance functions. Prior to joining Commonwealth, Mr. Devlin was employed since December 2000 as an associate with the law firm Reed Smith, LLP in Philadelphia, where he was responsible for all elements of public and private securities offerings as issuer’s counsel.  Mr. Devlin has developed programs and advised clients regarding compliance with the Sarbanes-Oxley Act of 2002 and related corporate governance and disclosure regulations.  Mr. Devlin has advised both foreign and domestic entities on US securities law compliance in the context of IPOs, exchange listing, private placements, mergers, and employee benefit plans.  In 1997 Mr. Devlin graduated Magna Cum Laude from the University of Pittsburgh School of Law with a Juris Doctorate and in 1994 he completed his Bachelor of Science in Business Administration and Finance at The American University in Washington, DC.  Mr. Devlin is admitted to the bar in New Jersey and Pennsylvania, and holds his FINRA Series 22 and 63 Licenses.  Mr. Devlin is also a member of the Website Committee and the Disaster Recovery Committee.

David W. Riggleman, age 45, joined Commonwealth in 2007 and serves as Vice President and Portfolio Manager of CCC and CIGF, Inc.  Mr. Riggleman is responsible for lease acquisitions, equipment research and evaluation, lease pricing, portfolio analysis, and asset remarketing and disposition.  Mr. Riggleman holds his Series 7, 9, 10 and 63 FINRA licenses, and holds a Maryland Life Insurance license.  Prior to joining Commonwealth, Mr. Riggleman served from January 2005 to July 2007 as Vice President, Investments for Raymond James and Associates in Cumberland, Maryland.  At Raymond James, he served as a Branch Owner in the Advisor Select Program.  He managed branch associates in addition to managing private client accounts with more than $75 million in assets under management.  From July 1994 to December 2004, Mr. Riggleman was Vice President, Investments and Branch Manager at Legg Mason.  While there, he opened and managed a branch while also managing private client and institutional assets with assets under management of more than $65 million.  He served as a member of Legg Mason President’s Council in 1998 and served consecutive terms as member of Legg Mason’s Financial Services Advisory Panel in 1999 and 2000.  From January 1987 to June 1994, he was Vice President, Investments of Wheat First Securities, where he managed private client and institutional assets totaling more than $40 million.  Mr. Riggleman studied Economics at the University of Richmond, and also Business Administration at Frostburg State University.

Edmond J. Enderle, age 61, joined Commonwealth in 2006 and serves as Vice President and Controller.  Mr. Enderle is responsible for regulatory filings, internal controls, budgeting, forecasting, cash flow projections and all accounting related to syndication.  Mr. Enderle also functions as the Audit Liaison.  Prior to Commonwealth, Mr. Enderle worked at Sunoco Logistics Partners LP located in Philadelphia.  This company boasted $4.5 billion in revenue, and here Mr. Enderle served as the Accounting Manager, responsible for SEC reporting, financial accounting, reporting and analysis, preparation of annual revenue and expense budgets and managing the monthly close process ensuring adherence to GAAP. Mr. Enderle also conducted environmental and legal reserve analysis, wrote, reviewed and certified various Sarbanes Oxley procedures and system narratives, and reported to management for strategic planning and executive presentations. Prior to Sunoco Logistics, Mr. Enderle worked at Sunoco Inc. (GP of Sunoco Logistics an Operator of 5 Oil Refineries) as the Accounting Manager in the Supply Chain department where his responsibilities included management of the Crude and Refined Oil Pools, departmental budgeting, monthly closing processes, and financial analysis and reporting.  Mr. Enderle attended St. Josephs University in Philadelphia and holds a BS in Accounting and also attended Widener University in Chester, Pennsylvania and holds an MBA in Finance/Taxation

Donnamarie D. Abbott, age 49, joined Commonwealth in 2001 and serves as Vice President and Investor Services Manager of the parent and its affiliates.  Ms. Abbott is responsible for management of daily operations in Investor Services, from pre-formation stage through issuance of investors’ final distribution, communication, audited financial report, including fund masters, blue sky coordination, subscription processing, distributions, transfers of interest, redemptions, reporting and tax reporting.  Ms. Abbott is a member of the Office Development Committee, the Website Committee and the Disaster Recovery Committee.  Ms. Abbott holds her FINRA Series 22 and 63 licenses.  Prior to joining Commonwealth, Ms. Abbott served as a Pennsylvania licensed realtor.  Ms. Abbott is a member of the Equipment Leasing and Finance Association and a member of the Investment Program Association

    Lisa Renshaw, age 51, joined Commonwealth in 2006 and serves as Vice President and National Sales Manager of CCC. Ms. Renshaw, based in Wilmington, North Carolina, brings over twenty years of leasing experience to CCC and is responsible for spearheading lease acquisitions efforts and is the primary liaison with Lessors in the Eastern United States. Ms Renshaw will continue to strengthen CCC’s relationships and customer base on the east coast. Previously, Ms. Renshaw was employed by IBM Global Finance from 2002 to 2006 with responsibilities for pricing lease transactions. She supported IGF sales representatives in the East and Central region as well as third party business partners and IBM Global Services by structuring FMV leases, upgrades, extensions, hybrids and migrations.  Prior to IGF, Ms. Renshaw owned her own company, Carrier Capital Resources, from 1992 to 2002, where she brokered lease transactions between lessors and funding sources on a nationwide basis.  During this time, Ms. Renshaw also served on the Board of Directors of the National Equipment Finance Association (formerly, the Eastern Association of Equipment Lessors).  Prior to 1992, Ms. Renshaw was employed by IBJ Schroeder Bank and Trust (1987 – 1992);  PKFinans (1985-1987); Citibank (1981-1985); Playtex (1979 to 1981); Penn Life Insurance (1977-1979); and Greenbelt CARES (1976-1977).  Married with two children, Ms. Renshaw earned her BA in psychology from American University, graduating Cum Laude in 1976.

Joseph W. Neill, age 61, joined Commonwealth in early 2006 and now serves as our Broker Services Manager.  Joe is responsible for the management of all custodial relationships, broker services in the area of product education and production goals, wholesaler scheduling/support and the internal sales staff.  Prior to Commonwealth, he served as a Regional Vice President from 1995 until 2003 with State Street Research.  He also has a broad and diverse background in investment and insurance company operations after serving more than 30 years in that area.  Mr. Neill attended Temple University and holds a science degree.  He is a military veteran who received a Bronze Star.

The directors and officers of the general partner are required to spend only such time on CIGF7’s affairs as is necessary for the proper conduct of CIGF7’s business. Under certain circumstances, such directors and officers are entitled to indemnification from CIGF7.  See “Conflicts of Interest” and “Responsibilities of the General Partner.”  The individuals listed above represent all of CIGF7 and the general partner’s key management.  They are the individuals responsible for making all of CIGF7’s investment decisions, and will be responsible for the performance of your investment.

Management and Board Committees

Executive Committee.  CIGF, Inc.’s board has established an executive committee, which would exercise the powers of the Board in the management of the business affairs of CIGF, Inc., except for those which require action by all directors under its articles of incorporation or by-laws.  Currently, Kimberly A. Springsteen-Abbott and Henry J. Abbott are the members of the Executive Committee.

Disaster Recovery Committee.  CIGF, Inc. has established a committee of executives and managers as the Disaster Recovery Committee.  This committee has the authority to implement CCSC’s Business Continuity Plan (established pursuant to FINRA requirements), and also to take emergency action for CCC and CIGF Inc. in the event of a significant business disruption.  Currently, Kimberly A. Springsteen-Abbott, Henry J. Abbott, William Pieranunzi, Jay Dugan, Lynn A. Franceschina, James Pruett, Donnamarie D. Abbott and Richard G. Devlin are the members of the Disaster Recovery Committee.

Our board may establish such additional committees as the board believes appropriate.

RESPONSIBILITIES OF THE GENERAL PARTNER

    The general partner is accountable to CIGF7 as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs.  Certain provisions of the partnership agreement may relieve the general partner and its affiliates from an aspect of their state common law fiduciary duties to act solely in the partnership’s best interest by permitting the allocation of investment opportunities among other programs sponsored by CCC.  These duties are specifically limited by the provisions of our limited partnership agreement, and the limitation is not generally applicable to all limited partnerships.  This limitation benefits the general partner by allowing it to serve as general partner for multiple programs and to seek multiple investment opportunities simultaneously.  A potentia detriment to this limitation is that the general partner could face conflicts in trying to allocate opportunities that would be beneficial to more than one of the limited partnerships.

Since the general partner and certain programs it has sponsored will acquire and lease equipment in the same manner as we do, the general partner may be deemed to have a conflict of interest with us.  This conflict arises because the partnership agreement states that, if two or more investor programs are in a position to acquire the same equipment, the general partner will decide which program or entity will purchase the equipment.  The general partner generally affords priority to the program that has had funds available to purchase equipment for the longest period of time.  If two or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser, the general partner will generally give priority to the equipment which has been available for lease or sale for the longest period of time.  The general partner may also allocate equipment to other programs based on the cash/borrowing available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the funds or programs.  This allocation of equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to us that would otherwise require them to secure investment opportunities to the partnership without regard to the interest of other entities.

Without modifying the general partner’s fiduciary duties, the general partner might not be able to serve as the general partner for CIGF7 and other investor programs acquiring and leasing equipment at the same time.  This may operate as a detriment to limited partners because there may be business opportunities that will not be made available to us that otherwise would have been made available if the general partner was not also the general partner of other programs.

The partnership agreement provides that the general partner will not be liable to us or to any limited partner for any loss or damage caused by the general partner’s actions or omissions, if made in good faith in connection with CIGF7.  An act or omission giving rise to a loss will be considered made in good faith if the general partner has determined such course of conduct to be in our best interest.  The partnership agreement also provides that we will indemnify and hold harmless the general partner, its affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with our activities or in dealing with third parties on our behalf (including reasonable costs and reasonable attorneys’ fees).

If such act or omission constitutes fraud, negligence, or breach of fiduciary duty, this indemnification will not be available.  If such liability, loss, or damage arose out of any act or omission on the part of the general partner, the general partner must have acted in the good faith belief that such course of conduct was in our best interest in order to be indemnified, and any such indemnification shall be recoverable only from our assets and not from the holders of units.  A successful claim for indemnification could deplete our assets.

Based upon the present state of the law, a limited partner may institute legal action on behalf of himself and all other limited partners (a class action) to recover damages for a breach by the general partner of its fiduciary duty, or on our behalf (a partnership derivative action) to recover damages from third parties.  In addition, (i) investors may bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws.   Investors who have suffered losses in connection with the purchase or sale of their units may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the antifraud provisions of federal or state securities laws.

The fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule commonly referred to as the “business judgment rule.”  Directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use.  Accordingly, the general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

If indemnification provisions in the partnership agreement purport to include indemnification for liabilities under the Securities Act of 1933, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable.  We will not indemnify the general partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law.  We will not pay for any insurance covering the liability of the general partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the partnership agreement.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Policies

We intend to use a substantial portion of the proceeds of this offering, retained proceeds and debt (not to exceed 30% of the total cost of the equipment we own) to purchase information technology, telecommunications and medical technology equipment.  We intend to acquire equipment which is leased primarily to U.S. corporations through operating leases. We retain the flexibility to enter into “full payout net leases” (in which the non-cancelable rental payments due are at least sufficient to recover the purchase price of the equipment) and “conditional sales contracts” but have not and do not anticipate doing so. See “-- Description of Leases,” below.

Our principal investment objectives are to:

▪	provide cash distributions to limited partners through the acquisition, lease and sale of information technology, telecommunications and medical technology equipment;

▪	preserve and protect limited partners’ capital;

▪	use a portion of cash flow, and proceeds from refinancing or sale of equipment to purchase additional equipment;

▪	refinance, sell or otherwise dispose of equipment in a manner that will maximize the proceeds to CIGF7 and subsequent overall return to investors; and

▪
distribute sales proceeds to investors, beginning after approximately year 6 of operations.  Sale of equipment will occur in an orderly fashion as leases expire.  Distributions will fluctuate during this time

We will purchase new leases from other leasing companies, and will directly originate leases with creditworthy companies, bank leasing companies and vendor leasing companies.  The leasing companies we purchase leases from originate leases in bulk from major corporations and sell off part of their portfolios, much like a bank selling a mortgage to another bank, for fees.  Commonwealth forms a strategic partnership with other leasing companies, to assist in maximizing lease performance on the back-end of the lease.  This strategic partnership provides for “threshold revenue sharing” at the end of the original lease term, which is negotiated on an individual basis, if certain performance criteria are realized. Equipment purchases may also be made through lease brokers who charge us a fee over their cost of the equipment as compensation.

The specific equipment that will be in our portfolio cannot be predetermined, as there is no way of anticipating what equipment will be available on reasonable terms throughout our life cycle.  The general partner may vary our portfolio and invest a substantial portion of the net proceeds of this offering in a single category of information technology, telecommunications, medical technology or other similar equipment with certain restrictions.  See “--Information Technology Equipment” and “-- Other Equipment Restrictions,” below. Although it is currently anticipated that we will acquire new equipment, we may also purchase select used equipment.

As of the date of this prospectus, we have not entered into any commitments for the acquisition, financing, or leasing to third parties of equipment.  We will attempt to obtain contractual commitments for the purchase of equipment leases as soon as practicable.  Limited partners will not have any right to vote on or otherwise approve or disapprove any particular investment we will make.  It is not possible to determine the date when the net offering proceeds (capital contributions less commissions and other organizational fees and expenses) will be fully invested in equipment or the terms of any purchases of equipment.

If we do not invest all of the net proceeds of this offering in equipment or commit the proceeds to such investment or otherwise utilize it for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not invested or committed will thereupon be promptly returned to investors, with interest.

The general partner anticipates that our equipment will be leased under operating leases or that an operating lease will be entered into with a third party when we acquire an item of equipment.  See “-- Description of Leases”  below.  We may also engage in sale/leaseback transactions, in which we would purchase equipment from companies that would then immediately lease the equipment from us.

We may enter into arrangements with one or more manufacturers so that we can purchase equipment from such manufacturers which has previously been leased directly by the manufacturer to third parties under vendor leasing programs. The manufacturers of equipment will provide maintenance, remarketing and other services for the equipment subject to such agreements, and we will not be liable for any maintenance, taxes or insurance charges related thereto.

The general partner can change our investment objectives if it determines that such a change is in the best interest of the limited partners and so long as such a change is consistent with Section 10.5 of the partnership agreement.  For example, the general partner may decide to invest in different equipment types if the general partner believes that will be the most profitable and efficient use of our assets.  Changing economic conditions, such as a significant trend toward information technology purchases, rather than leasing, may make it necessary or desirable for the general partner to adjust our investment objectives.  However, the general partner cannot change our primary objective of acquiring, leasing and selling equipment without the consent of holders of more than fifty percent of the units.  The general partner will notify the limited partners if it makes such a determination to change our investment objectives.  For more details on the general partner’s rights and duties, please read our Amended and Restated Limited Partnership Agreement attached to this prospectus as Appendix II.

Information Technology Equipment

We intend to acquire various types of information technology equipment subject to leases.  Our investment objective is to acquire primarily high technology equipment including, but not limited to: servers, desktops, laptops, workstations, printers, copiers, and storage devices.  Our general partner believes that dealing in high technology IT equipment is particularly advantageous due to a robust aftermarket.

Information technology has developed rapidly in recent years and is expected to continue to do so.  Technological advances have permitted reductions in the cost of computer processing capacity, speed, and utility.  In the future, the rate and nature of equipment development may cause equipment to become obsolete more rapidly.

We also intend to acquire high technology medical and telecommunications equipment. Our general partner will seek to maintain an appropriate balance and diversity in the types of equipment acquired.  The medical equipment we acquire may consist of ventilators, IV infusion pumps, long-term acute care beds, CT scanners, MRIs, flow cytometers, and other medical devices.  The telecom equipment we acquire may include Cisco switches, routers, blade switches, wireless access points, and video conferencing systems.

The market for high technology medical equipment is growing each year.  Generally this type of equipment will have a longer useful life.  This allows for increased re-marketability, if it is returned before its economic or announcement cycle is depleted.

Other Equipment Restrictions

The general partner is also authorized to invest in other types of business-related equipment.

We may not invest in any additional types of equipment unless:

▪
the total purchase price of all equipment we purchase which is not information technology, telecommunication or medical technology equipment represents 25% or less of the total cost of all of our assets at that time; and

▪
the general partner determines that such purchase is in our best economic interest at the time of the purchase.  There can be no assurance that any equipment investments can be found which meet this standard, and there can be no assurance that we will make investments of this type

Diversification

Diversification is desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks.  Our diversification will depend in part upon the amount we raise in this offering and  the financing which we can assume or borrow from third parties on satisfactory terms.

    Our business strategy is to acquire leases for information technology, telecommunication and medical technolgy equipment that are entered into primarily with investment grade domestic lessees.  Our strategy for diversification is through equipment type, lessees, lease maturities, industries of lessees, and geographic location.   Our leases are typically 12 to 36 months in length and are triple-net in structure.  Diversification will also depend on the availability of various types of equipment.  Since the needs of potential lessees are unknown at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of equipment or in equipment under lease to a single lessee, except as explained below and under “Other Equipment Restrictions” above.  See also “Risk Factors -- The assets that CIGF7 will acquire will not be diversified by equipment type, which may adversely affect the performance of CIGF7” and “-- The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect the performance of CIGF7.”  During the operational stage of CIGF7, we may not at any one point in time lease more than 25% of the equipment to a single person or affiliated group of persons.

Description of Leases

We will generally purchase equipment which will be subject to a lease, and we will also originate leases ourselves.  The general partner intends to lease our equipment to third parties subject to operating leases.  Operating leases are relatively short-term (typically 12 to 36 month) leases under which the rental payments during the original term of the lease are not sufficient to recover the purchase price of the equipment.

The terms of the leases will depend upon a variety of factors, including:
▪	the desirability of each type of lease from both an investment and a tax point of view;
▪	the relative demand among lessees for operating leases, as opposed to financing or other types of leases not offered by us
▪	the type and use of equipment and its anticipated residual value;
▪	the business of the lessee and its credit rating;
▪	the availability and cost of financing;
▪	regulatory considerations
▪	the accounting treatment of the lease sought by the lessee or the partnership; and
▪	competitive factors.

Based on current sales prices for equipment and the past experience of the general partner in disposing of equipment at the end of lease terms, the general partner believes that we will be able to release or dispose of our equipment leased under operating leases after their initial terms.  Historically, the general partner has found that approximately 80% of lessees elect to purchase or re-lease the equipment after the initial lease term, approximately 15% of lessees elect to run the leases on a month-to-month basis for a period of time before terminating, and approximately 5% of lessees terminate upon several months prior notice.

We intend to enter into “triple net leases” which typically provide that the lessee will bear the risk of physical loss of the equipment, pay taxes relating to the lease or use of the equipment and maintain the equipment.  The lessee will also:

▪	indemnify us against any liability suffered as the result of any act or omission of the lessee or its agents
▪	maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount described in the lease; and
▪	maintain liability insurance naming us as an additional insured with a minimum coverage which the general partner believes is appropriate

We may also purchase “umbrella” insurance policies to cover excess liability.

The general partner has not established fixed standards for lessees to whom it will lease equipment and there is no investment restriction prohibiting us from doing business with any lessees. The general partner will perform a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees to determine the lessee’s ability to make payments under the lease.

The terms and conditions of our leases will be determined by negotiation and may impose substantial obligations on us.  If we were to assume maintenance or service obligations, we would enter into separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services.  Such agreements will generally require annual or more frequent adjustments of service fees.  We do not presently anticipate entering into any leases which require us to perform maintenance duties.

Borrowing Policies

We may incur nonrecourse debt in an amount of up to 30% of the total cost of the equipment in the portfolio at the time of purchase.  However, we may not borrow to acquire equipment unless, at the time of any such borrowing, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment.  We have not entered any commitments or arrangements with potential lenders to provide us with debt financing as of the date of this prospectus.  Debt, for purposes of this prospectus, means debt incurred with respect to acquiring or investing in equipment, or refinancing non-term debt, but not debt incurred with respect to refinancing existing partnership term debt.  We will incur only non-recourse debt, which will be secured by equipment and lease income.  This debt will permit us to increase the amount of our depreciable assets, and should increase both our lease revenues and our federal income tax deductions above those levels which would be achieved without borrowing.  There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment.  Any debt incurred will be fully amortized over the term of the initial lease for the equipment securing the debt.  The amount we borrow will depend on a number of factors, including:

▪	the types of equipment we acquire;
▪	the creditworthiness of the lessee;
▪	the availability of suitable financing; and
▪	prevailing interest rates.

We intend to be flexible in the degree of leverage we employ, within the permissible limit.  We will purchase some items of equipment without debt.  If we purchase an item of equipment without debt and then suitable financing becomes available, we may then obtain the financing, secure the financing with the equipment purchased previously and invest any proceeds from financing in additional items of equipment.  We will attempt to borrow funds, to the fullest extent possible, at interest rates fixed at the time of borrowing.

Any debt we incur must be non-recourse.  Non-recourse debt means that the lender providing the funds can look for security only to the equipment pledged as security for the loan, including the proceeds derived from leasing or selling the equipment.  Neither we nor any partner (including the general partner) would be liable for repayment of any non-recourse debt.  To the extent we borrow on a non-recourse basis, the limited partners’ tax basis in their units will increase, although there may not be a corresponding increase in the partners’ “At-Risk” amount.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses.”

The general partner and its affiliates may make loans to CIGF7 on a short-term basis, if necessary.  If the general partner or any of its affiliates does so, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans.  We will not pay interest on a loan at an annual rate greater than three percent over the “prime rate” published in The Wall Street Journal.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF7 within 12 months after the date of the loan.  See “Compensation to the General Partner and Affiliates.”

If the general partner or any of its affiliates purchases equipment in its own name and with its own funds in order to facilitate ultimate purchase by us, the general partner or any such affiliate will be entitled to receive interest on the funds. See “Conflicts of Interest — Acquisitions.”

Refinancing Policies

We may refinance our debt, subject to borrowing restrictions.  The general partner will take into consideration factors such as the amount of appreciation in value to be realized, the possible risks of continued ownership and the anticipated advantages, as compared to selling such equipment.

We may retain an item of equipment, through refinancing, to generate additional funds for reinvestment in additional equipment or for distribution to the limited partners.

A refinancing will not be taxable to a limited partner unless it exceeds the tax basis of the limited partner’s units (after any increase of the tax basis as a result of CIGF7’s incurring any additional non-recourse debt).  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.”

Liquidation Policies

We will begin to dispose of our equipment after an operational phase of approximately six years.  The general partner may begin to dispose of all our equipment at such time as the general partner believes will allow for an orderly, business-like disposition of all of the equipment prior to the termination of CIGF7 on December 31, 2021.  However, the general partner may, at any time, decide to dispose of all our equipment and dissolve CIGF7 upon the approval of limited partners holding a majority in interest of units.

Particular items of equipment may be sold at any time if, in the judgment of the general partner, it is in our best interest to do so.  The determination of whether particular items of partnership equipment should be sold will be made by the general partner after consideration of all relevant factors (including prevailing economic conditions, lessee demand, the general partner’s views of current and future market conditions, our cash requirements, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving our principal investment objectives.  The residual value of equipment sold is determined by the market for such equipment at the time of liquidation. It may be equal to, less than or more than the depreciated book value, depending on the marketability of the particular item of equipment at the time it is sold.  To determine such value, the general partner uses third-party residual value analysis and/or as multiple outside bids collected prior to each equipment sale.

As partial payment for equipment sold, we may receive purchase money obligations secured by liens on such equipment.  The General Partner will also receive an equipment liquidation fee with respect to each item of equipment sold, in an amount of up to 3% of the sales price of the equipment.  See “Compensation to the General Partner and Affiliates — Equipment Liquidation Fee.”

Management of Equipment

Equipment management services for our equipment will be provided by the general partner and its affiliates, consisting of one or more of the following:

▪	collection of income from the equipment
▪	negotiation and review of leases and sales agreements;
▪	releasing and leasing-related services
▪	payment of operating expenses
▪	periodic physical inspections and market surveys
▪	servicing indebtedness secured by equipment;
▪	general supervision of lessees to assure that they are properly utilizing and operating equipment; and
▪
providing related services with respect to equipment, supervising, monitoring and reviewing services performed by others in respect to equipment and preparing monthly equipment operating statements and related reports.

Certain of these services may be provided initially by lease brokers as part of their agreement to sell the equipment to CIGF7.  See “Compensation of General Partner and Affiliates — Equipment Management Fee.”

Competition

The equipment leasing industry is highly competitive.  We will compete with leasing companies, equipment manufacturers and their affiliated financing companies and entities similar to CIGF7 (including other programs sponsored by the general partner), some of which will have greater financial resources and more experience in the equipment leasing business than the general partner.

Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which we can offer.  As a result of these advantages, we may be unable to lease our equipment on terms as favorable as some of our competitors can offer.

The technology equipment industry is also extremely competitive.  Competitive factors include pricing, technological innovation and methods of financing.  Manufacturer-lessors could maintain advantages through policies which combine service and hardware with payment accomplished through a single monthly charge.

Preliminary Investments

We do not now own, and have made no commitment to purchase, any equipment.  The general partner or its affiliates may purchase equipment prior to the completion of this offering, which equipment and the related leases, if any, to which it is subject could be sold and assigned to us after we commence our business operations.  No such purchase shall commence until the minimum offering level has been reached.  See “Conflicts of Interest – Acquisitions.”

It is not possible to determine the date when the net offering proceeds, less working capital reserves, if any, will be fully invested in equipment, or the terms of any purchases of equipment.  We will invest the net offering proceeds prior to the acquisition of equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills.

If all of the net proceeds of this offering are not invested in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned to the limited partners with a proportionate share of interest at the rate earned by CIGF7 on the investment of such proceeds, based upon their respective number of units and time of purchase.  For such purpose, funds will be deemed to be committed to investment and will not be returned to the limited partners to the extent written agreements in principle, commitment letters, letter of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated.  Funds will also be deemed to be committed to the extent:

▪	any funds may have been reserved to make contingent payments in connection with any equipment already acquired, whether or not any such payments are ultimately made
▪	as a condition of obtaining financing, we are required to maintain funds as a compensating balance;
▪
the general partner decides that an addition to the working capital reserve is necessary in connection with any equipment.  In the event any such uninvested funds are distributed to the limited partners, such distribution will be treated as a return of capital.  See “United States Federal Income Tax Considerations – Cash Distributions.”

Reserves

Because all of our leases are expected to be on a “triple-net” basis, we will establish no permanent reserve for maintenance and repairs with offering proceeds.  However, the general partner may retain a portion of the offering proceeds, cash flow and net disposition proceeds for maintenance, repairs and working capital.  There are no limitations on the amount of offering proceeds, cash flow and net disposition proceeds that may be retained as reserves.  Since no reserve will be established initially, if our available cash flow is insufficient to cover our operating expenses and liabilities, it may be necessary for us to obtain additional funds by refinancing our equipment or borrowing.

General Restrictions

Under the partnership agreement, we are not permitted to:
▪	invest in junior trust deeds unless received in connection with the sale of an item of equipment in an amount which does not exceed 30% of value of our assets on the date of investment;
▪	acquire any equipment for units;
▪	issue senior securities (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or our business shall not be senior securities);
▪	make loans to any person, including the general partner or any of its affiliates;
▪	sell or lease any equipment to, lease any equipment from, or enter into any sale-leaseback transactions with, the general partner or any of its affiliates;
▪	give the general partner or any of its affiliates an exclusive right or employment to sell our equipment; or
▪	engage in any type of reciprocal business arrangement which would circumvent these prohibitions against dealing with affiliates

`However, we may invest in joint venture arrangements with other equipment programs formed by the general partner or its affiliates, if those investments or arrangements meet certain conditions, See “Conflicts of Interest – Joint Ventures with Affiliates of the General Partner.”

The general partner has also agreed to use its best efforts to assure that we will not be deemed an “investment company” as such term is defined in the Investment Company Act of 1940.

The general partner and its affiliates may engage in other activities, whether or not competitive with CIGF7.  The partnership agreement also indicates that neither the general partner nor any of its affiliates may receive any rebate or “give up” in connection with our activities.  See “Conflicts of Interest,” “Compensation to the General Partner and Affiliates,” and “Management.”

We may invest in general partnerships or joint ventures with persons other than equipment programs formed by the general partner or its affiliates, which partnerships or joint ventures own specific equipment, if:

▪	We have or acquire a controlling interest in ventures or partnerships;
▪	the non-controlling interest is owned by a non-affiliate; and
▪	there are no duplicate fees.

COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

The following table summarizes the types, estimated amounts and recipients of the compensation we will pay directly or indirectly to the general partner and its affiliates in connection with this offering and our operation.  These payments will result from non-arm’s-length bargaining.  See “Conflicts of Interest.”

Unless disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates.  As described below, the maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $9,150,000 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). Fees and expenses set forth in the table below will not be reclassified to avoid any applicable caps on such fees and expenses.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Minimum of 57,500 Units Are Sold	Estimated Amount Assuming Maximum of 2,500,000 Units Are Sold
OFFERING AND ORGANIZATION STAGE
Commonwealth Capital Securities Corp. and participating broker-dealers
Underwriting Commissions.  We will pay to the dealer manager an amount of up to nine percent of capital contributions as underwriting commissions after and only if the required $1,150,000 minimum subscription amount is sold.  The dealer manager will reallow to participating broker-dealers out of underwriting commissions a selling commission of up to seven percent of the capital contributions from units sold by such participating brokers.  We will pay the remaining two percent to the dealer manager as a Dealer Manager Fee.  The actual amount of the underwriting commissions may vary due to the volume discounts available to investors purchasing certain quantities of units.  See “Plan of Distribution.”

		$103,500	$4,500,000
Commonwealth Capital Securities Corp. and participating broker-dealers
Marketing Reallowance.  We will pay a marketing reallowance of up to 1% of capital contributions to our dealer manager, all of which is expected to be reallowed to certain participating broker-dealers.  The reallowance is designed to reimburse those broker-dealers that meet certain requirements for marketing expenses, such as bona fide training and education seminars and related conferences.  The actual amount of marketing reallowance paid will depend upon the number of firms earning the reallowance and the number of units sold by such firms. In no circumstances are any amounts paid to our dealer manager as a marketing reallowance to be retained by the dealer manager.  Any amount of this fee not paid out to participating broker-dealers will be returned by the dealer manager to CIGF7.

		$11,500	$500,000
The General Partner
Organizational Fee.  An organization fee equal to three percent of the first $25,000,000 of limited partners’ capital contributions and two percent of the limited partners’ capital contribution in excess of $25,000,000, as compensation for the organization of CIGF7.   It is anticipated that the organizational and offering expenses, which include legal, accounting and printing expenses, various registration and filing fees, miscellaneous expenses related to the organization and formation of CIGF7, bona fide due diligence expenses, other costs of registration and costs incurred in connection with the preparation, printing and distribution of this prospectus and related sales literature will be as high as $1,727,465, of which the general partner will pay up to $1,250,000 out of its organizational fee.  We will pay any costs above $1,250,000 out of offering proceeds.

		$34,500	$1,250,000

OPERATIONAL AND SALE OR LIQUIDATION STAGES
The General Partner and its Affiliates	Reimbursement of Expenses. The general partner and its affiliates are entitled, under Section 5.2 of the partnership agreement, to reimbursement for the cost of goods, supplies or services obtained from third parties unaffiliated with the general partner and used in connection with the administration and operation of CIGF7. The amounts set forth on this table are approximations of reimbursable expenses for the first year of our operation and do not include expenses incurred in the offering of units.	$30,000	$400,000
The General Partner
Equipment Acquisition Fee.  An equipment acquisition fee of four percent of the purchase price of each item of equipment purchased as compensation for the negotiation of the acquisition of the equipment and the lease.  The fee will be paid upon closing of the offering with respect to the equipment we purchase with the net proceeds of the offering available for investment in equipment except for fees on the leveraged portion of the purchase price which are paid when the equipment is purchased.  If we do not purchase equipment with all the net proceeds of the offering, the general partner will return a pro rata portion of the fee to us.  If we acquire equipment in an amount exceeding the net proceeds of the offering available for investment in equipment, the fee will be paid when such equipment is acquired.  The amount of such fees will depend on the total value of equipment purchased and will be affected by the amount of leverage used, proceeds from equipment sold, interest rates and lease rates at the time of acquisition.  For example, the amount of fees will increase as we increase equipment turnover in our portfolio or increase the amount of leverage we use.

		$57,171 assuming we invest the full amount of proceeds available for investment, and use a maximum of 30% leverage in the first year of operations.	$2,500,000 assuming we invest the full amount of proceeds available for investment, and use a maximum of 30% leverage in the first year of operations.
The General Partner
Debt Placement Fee.  As compensation for arranging term debt to finance our acquisition of equipment, a fee equal to one percent of such indebtedness; provided, however, that such fee shall be reduced to the extent we incur such fees to third parties unaffiliated with the general partner or the lender with respect to such indebtedness.  No such fee will be paid with respect to borrowings from the general partner or its affiliates.  We intend to initially acquire leases on an all cash basis with the proceeds of this offering, but may borrow funds after the offering proceeds have been invested.  The amount we borrow, and therefore the amount of the fee, will depend upon interest rates at the time of a loan, and the amount of leverage we determine is appropriate at the time. We do not intend to use more than 30% leverage overall in our portfolio. Fees will increase as the amount of leverage we use increases, and as turnover in the portfolio increases and additional equipment is purchased using leverage.

		Not determinable at this time	Not determinable at this time
The General Partner
Equipment Management Fee.  A monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of gross lease revenues attributable to equipment subject to full payout net leases which contain net lease provisions and (ii) five percent of the gross lease revenues attributable to equipment subject to operating leases. Our general partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, will use its business judgment to determine if a given fee is competitive, reasonable and customary. The amount of the fee will depend upon the amount of equipment we manage, which in turn will depend upon the amount we raise in this offering.  Reductions in market rates for similar services would also reduce the amount of this fee we will receive.

		Not determinable at this time	Not determinable at this time
The General Partner
Equipment Liquidation Fee.  With respect to each item of equipment sold by the general partner, a fee equal to the lesser of (i) 50% of the competitive equipment sale commission or (ii) three percent of the sales price of the  equipment.  The payment of this fee is subordinated to the receipt by the limited partners of (i) a return of their capital contributions and a 10% per annum cumulative return, compounded daily, on adjusted capital contributions and (ii) the net disposition proceeds from such sale in accordance with the partnership agreement. Our general partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, uses its business judgment to determine if a given sales commission is competitive, reasonable and customary. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.  The amount of such fees will depend upon the sale price of equipment sold. Sale prices will vary depending upon the type, age and condition of equipment sold.  The shorter the terms of our leases, the more often we may sell equipment, which will increase liquidation fees we receive.

		Not determinable at this time	Not determinable at this time

INTEREST IN THE PARTNERSHIP
The General Partner The General Partner
Partnership Interest.  The general partner will have a present and continuing one percent carried interest in CIGF7’s items of income, gain, loss, deduction, credit, and tax preference.  The value of this partnership interest will depend upon the performance of our business and the value of our assets.

Distributions.  The general partner will receive a promotional interest of one percent of cash available for distribution until the limited partners have received distributions of cash available for distribution equal to their capital contributions plus a 10% cumulative return and thereafter, the general partner will receive 10% of cash available for distribution.  The amounts available for distribution will depend upon the performance of our business and the amount of future lease revenues.
	Not determinable at this time Not determinable at this time	Not determinable at this time Not determinable at this time

CONFLICTS OF INTEREST

We will face conflicts of interest arising out of our relationships with the general partner and its affiliates.  These relationships are depicted in the chart below:

[Organizational Chart]

[Commonwealth Capital Corp. (Sponsor) - 100% Owner of Commonwealth of Delaware, Inc.; 100% Owner of Commonwealth Income & Growth Fund, Inc. (GP/Manager)]
[Commonwealth Income & Growth Fund, Inc. (GP/Manager) - General Partner - Public Funds: Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund VI, Commonwealth Income & Growth Fund VII]
[[Commonwealth Income & Growth Fund, Inc. (GP/Manager) - Manager - Private Funds: Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, Commonwealth Income & Growth Private Fund IV]

The same individuals that control and manage our general partner also control and manage CCC (see “Management”) and therefore the conflicts discussed below apply to both the general partner and CCC, unless otherwise specified.  References to the general partner “and its affiliates” include CCC.  Nothing below shall relieve the general partner and its affiliates from their general fiduciary obligations to us as set forth under “Responsibilities of the General Partner.”  Regardless of whether the general partner is faced with a conflict of interest, Article 9.4 of our partnership agreement requires that the general partner shall have fiduciary responsibility for the safekeeping and use of all our funds and assets, and must employ our funds or assets only for our exclusive benefit.  Further, Article 17.2 of our partnership agreement requires that, regardless of any conflict, the general partner must act in good faith, with a course of conduct that is reasonable and in our best interest and such course of conduct must not constitute negligence or misconduct of the general partner or its affiliates. These conflicts include the following:

Competition for General Partner’s Time

The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF7.  Although these programs have acquired all of the equipment which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional equipment.  The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF7.

Certain senior executives of the general partner and its affiliates also serve as officers and directors of the other programs and are required to apportion their time among these programs.  We will, therefore, be in competition with the other programs for the attention and management time of the general partner and its affiliates.  The general partner and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the limited partners.  The officers and directors of the general partner are not required to devote all or substantially all of their time to our affairs.  See “Management.”

Competition with Affiliates

If CIGF7 and one or more investor programs are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.   In addition, in order to promote diversification of equipment and lessees when two or more investor programs are in a position to acquire the same equipment, the general partner may acquire equipment in joint ventures with affiliated investor programs.  If CIGF7 and one or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser conflicts may arise as to which program shall lease or sell its equipment. The general partner may not, however, invest our funds in other funds or partnerships in which the general partner or any of its affiliates has an interest.

Acquisitions

Commonwealth Capital Corp. and the general partner or other affiliates of the general partner may acquire equipment for us provided that (i) we have insufficient funds at the time the equipment is acquired, (ii) the acquisition is in our best interest and (iii) no benefit to the general partner or its affiliates arises from the acquisition except for compensation paid to CCC, the general partner or such other affiliate as disclosed in this prospectus.  CCC, the general partner or their affiliates will not hold equipment for more than 60 days prior to transfer to us.  If sufficient funds become available to us within such 60 day period, the equipment may be resold to us for a price not in excess of the sum of the cost of the equipment and any accountable expense relating to the selection and acquisition of equipment, or “acquisition expenses” payable to third parties which are incurred and interest on the purchase price from the date of purchase to the date of transfer to us.  Except as described above, there will be no sales of equipment to or from any affiliate of CCC.  We may also find it necessary to make advances to manufacturers or vendors with funds borrowed from the general partner for acquisitions.  We will not borrow money from the general partner or any of its affiliates for a term in excess of twelve months.

Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner’s or affiliate’s own cost of funds. If the general partner or its affiliates borrow money and loan or advance it on a short-term basis to us or on our behalf, the general partner or such affiliates shall receive no greater interest rate and financing charges from us than that which unrelated lenders charge on comparable loans.  See “Investment Objectives and Policies.”

Receipt of Compensation by the General Partner and its Affiliates

Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates.  The general partner has absolute discretion with all decisions related to such transactions.  Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention or release of equipment and the terms and conditions thereof may be less advantageous to us and more advantageous to the general partner.

For example, (i) if we do not make timely acquisitions with our offering proceeds, we generate less lease revenue and distributions will be lower, but acquisition the acquisition fees payable at the time of acquisitions will be the same; (ii) we can time equipment sales based on market conditions to improve cash the sale price, which increases fees payable to the general partner; (iii) we have control over the timing of operational expenses, the payment of which decreases cash available for distribution; and (iv) if we do not efficiently manage and collect lease receivables, cash available for distribution could decrease.

Lack of Independent Investigation by Underwriter

Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, this offering will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

Loans from the General Partner

The general partner and its affiliates may make loans to us on a short-term basis, if necessary.  The payment of interest by us on any such loans may cause a conflict of interest to the general partner, as such loans would be an additional source of income for the general partner.  However, if the general partner or any of its affiliates does make such a loan, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans.  We will not pay interest on a loan at an annual rate greater than three percent over the “prime rate” published in The Wall Street Journal.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by us within 12 months after the date of the loan.  See “Compensation to the General Partner and Affiliates.”

Non-Arms-Length Agreements

Any agreements and arrangements relating to compensation between us and the general partner or any of its affiliates will not be the result of arms-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arms-length.  However, the general partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. The general partner, based on its experience in the industry and current dealing with others in the industry, uses its business judgment to determine if a given fee or sales commission is competitive, reasonable and customary. See “Compensation to the General Partner and Affiliates.”

Joint Ventures with Affiliates of the General Partner

We may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including joint ventures controlled by the general partner.  Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF7 and, through such affiliates, the affiliated co-venturer.

We may invest in joint venture arrangements with other equipment leasing programs formed by the general partner or its affiliates if such action is in the best interest of all programs and if all the following conditions are met:

▪	all the programs have substantially similar investment objectives;
▪	there are no duplicate fees;
▪	the sponsor compensation is substantially similar in each program
▪	CIGF7 has a right of first refusal to buy another program’s interest in a joint venture if the other program wishes to sell equipment held in the joint venture;
▪	the investment of each program is on substantially the same terms and conditions; and
▪
the joint venture is formed either for the purpose of effecting appropriate diversification for the programs or for the purpose of relieving the general partner or its affiliates from a commitment entered into pursuant to

Section 9.5.3 of the partnership agreement.  See “Risk Factors - CIGF7 will face conflicts of interest arising out of its relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.”

For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held equipment at a time when it is in the best interest of the other program to hold such equipment.  There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase equipment from its co-joint venturer, it may not have sufficient resources to do so.  Nevertheless, such joint ventures are restricted to circumstances where the co-venturer’s investment objectives are similar to CIGF7’s, CIGF7’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the general partner and its affiliates from each co-venturer is substantially the same.

Off-Balance Sheet Arrangements

The general partner and its affiliates do not, and CIGF7 will not engage in any off-balance sheet arrangements.

Organization of General Partner

We will do business with the general partner and its affiliates CCC, Commonwealth Capital Securities Corp., and Commonwealth of Delaware, Inc.  The general partner is owned by Commonwealth of Delaware, Inc., which is owned by CCC.  Persons investing in CIGF7 will not have an interest in these corporations solely as a result of their investment in CIGF7.

Referral of Leases to Others

From time to time our General Partner or its affiliates may present a lease opportunity to another lease funding source (companies from which we purchase leases) instead of purchasing it for us. The General Partner or its affiliates may request a referral fee from these lease funding sources for the referral of the lease.

To alleviate any potential conflicts of interest posed by this practice, the General Partner or its affiliates will be restricted to this practice only in instances where the lease in question does not match one of the potential criteria for our leases:

1	Lease Term. The lease might be too long (or to short) in length to fit our needs
2
Equipment.  The General Partner decides that the equipment on the lease either (i) does not fit the needs of this fund, (ii) falls outside of the equipment guidelines stated in this Prospectus or (iii) is of a type that would cause us to be over-exposed to a particular sector at the time the lease opportunity presents itself, and would therefore adversely affect our diversification

3	Lessee Credit Worthiness. The General Partner determines that the financial state of the Lessee poses too much of a risk for us.
4
Lease Structure. The financial implications of the lease are such that they do not match the Description of Leases as stated in this Prospectus, or the General Partner determines that the lease structure is not suitable for us.

PRIOR OFFERINGS BY AFFILIATES

Our general partner has previously sponsored six public equipment leasing programs, Commonwealth Income & Growth Fund I (Fund I), Commonwealth Income & Growth Fund II (Fund II), Commonwealth Income & Growth Fund III (Fund III), Commonwealth Income & Growth Fund IV (Fund IV), Commonwealth Income & Growth Fund V (Fund V) and Commonwealth Income & Growth Fund VI (Fund VI) whose securities were registered for sale under the Securities Act of 1933 and which are limited partnerships with investment objectives substantially similar to CIGF7.  Our general partner has also recently sponsored four private funds for accredited investors only, Commonwealth Income & Growth Private Fund I (Private Fund I), Commonwealth Income & Growth Private Fund II (Private Fund II), Commonwealth Income & Growth Private Fund III (Private Fund III) and Commonwealth Income & Growth Private Fund IV (Private Fund IV), each of which are limited liability companies and have similar investment objectives to ours and the prior public funds.

The overall goal of each prior fund has been to return all of an investor’s capital, plus a 10% return.  When we refer to “target distributions” for prior funds, we mean a stream of distributions that would have provided an annual distribution rate of 10% of an investor’s initial contribution to a fund.  Cash distributions were made in the early years of each fund, during which time one percent of this 10% return on invested funds had been distributed to the general partner, and the remaining 99% had been distributed to investors.

The initial target distribution rate for CIGF7 differs from that of the prior funds.  Our goal throughout the life cycle of CIGF7 is to provide distributions at an annual rate of 8.5% of an investor’s initial cash contributions during the offering period (up to two years) and also during the first two years of our operational phase.  We then anticipate increasing the annual distribution rate to 9.0% for years three and four of the operational phase, and to 9.5% in years five and six of the operational phase.  Distributions during the liquidation phase will be based on cash flow and the amount of equipment sale proceeds.  Our overall goal is to provide a subordinated, cumulative return of 10%.

These distributions throughout each fund’s life cycle (including CIGF7) may be all or substantially all a return of capital, and only partially income to investors.  One or more lump-sum distributions, representing a return of capital (to the extent 100% of investor capital had not been retuned through regular quarterly distributions), are expected to be made during each fund’s liquidation period when equipment is sold.  At such time, only if the investors have received full return of their investment plus a 10% return, will remaining funds be distributed 10% to the general partner and 90% to investors.  We can not and do not guaranty that investors will receive a 10% cumulative return, or any particular level of returns; this threshold is used to determine performance sharing between the general partner and the limited partners only.

You will receive a Schedule K-1 each year that details the amounts of income and return of capital paid to you for income tax purposes.  While we consider all distributions to be income to you for our internal performance measurement purposes until the liquidation phase of the Company, each distribution will in fact be, in whole or in part, a return of capital for all other purposes. This means that amounts we record as income in our records do not necessarily represent amounts that you will receive in excess of your initial investment, but will be all or partially a return of your initial investment.  Fund I investors did receive their targeted annual distribution rate for the first six years of operation, but did not receive 10% for the subsequent years of the operational phase, due to an extraordinary event, as described below.  Fund II investors did receive their targeted distribution rate of 10% for the first six and one-half years of operation, but distributions were lowered due to some longstanding lease litigation issues.  While the fund did prevail on both of these legal issues, the length of the legal proceedings resulted in little or no reinvestment during that time frame, which ultimately resulted in equity loss. The investor’s distributions had averaged 3.5% in the last two years of the operational phase.

    Further, due to the nature of the equipment financing business and generally accepted accounting principles, our prior funds often show a net loss on their annual financial statements.  The net losses recorded by the prior funds have been largely due to non-cash depreciation charges related to the prior funds’ significant capital expenditures.  However, lease revenues were generally sufficient to make distributions to investors as anticipated, as well as pay fees to the general partner and invest additional cash in new equipment.  We expect to operate in the same manner, and thus to show a net loss for accounting purposes, while generating sufficient revenue to make distributions, pay fees and purchase additional equipment.  We expect, based on the past experience of our general partner, to be able to acquire income-producing equipment within 90 days of receiving offering proceeds.  Therefore, it is likely that the initial distributions to you will be partially income, as well as partially a return of capital.

    Fund I terminated its offering of units on May 11, 1995 with $12,634,153 raised from 713 investors. On December 31, 2006 its operations were concluded.  Eighty-four percent of the total interests offered in Fund I were sold. On December 8, 1995, Fund I's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired. Over the lifecycle of Fund I, the fund invested approximately $15,212,144 in cash and approximately $13,838,674 of borrowed funds totaling $29,050,818 in purchase price of equipment.

From Fund I's escrow break on December 17, 1993, through and including mid 1999, investors in Fund I received 100% of the target level of returns. These returns were reduced by 50% in mid 1999 and all of 2000, due to litigation with one significant lessee. At the end of its lease term, we believed that this lessee returned equipment in an unsatisfactory condition and with some inconsistent serial numbers. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The general partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, and suspend distributions in 2002 through 2006, in light of the ongoing delays in the litigation process.  This timeframe severely affected equity loss for the fund. On August 3, 2005, Commonwealth lost its longstanding legal efforts in the United States Court of Appeals for the Third Circuit, as the court upheld the lower court’s grant of a summary judgment.  In light of legal expenses incurred by the fund, the General Partner deemed a further appeal to be too costly, and unlikely to have a positive outcome. Due to the outcome of the litigation, the general partner felt it was in the best interest of Fund I to start the liquidation process as soon as possible, after certain expenses were satisfied.  In January 2007, the fund made its final distribution of $15,000 to close out operations. Over the life of Fund I, investors did not receive a return of all of their initial capital investment, and in fact lost 28% of their initial capital investment.  When Fund I was initially offered to investors, it disclosed its intention to liquidate approximately ten years after the closing its offering, which was May 11, 1995.  Liquidation was completed by January 2007, which was approximately one year and eight months beyond the projected time frame.

    Fund II began its offering February 7, 1995 and terminated its offering of units on May 12, 1997 with $9,235,185 raised from 689 investors. On December 31, 2006, its operations were concluded.  Sixty-two percent of all interests offered in Fund II were sold. As of June 30, 1997, Fund II's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired.  Over the lifecycle of Fund II, the fund invested approximately $9,436,318 in cash and approximately $10,671,897 of borrowed  funds totaling $20,108,313 in purchase price of equipment.  Investors received an average of 92.5% of target distributions from escrow break in 1996 through 2002. The level of subsequent distributions was reduced due to significant and lengthy litigation issues with two lessees that adversely affected Fund II's reinvestment ability. The litigation was resolved in 2003 in Fund II's favor. In January 2007, the fund made its final distribution of $10,000 to close out operations.  Over the life of Fund II, investors did not receive a return of all of their initial capital investment, and in fact lost 16% of their initial capital investment.  When Fund II was initially offered to investors, it disclosed its intention to liquidate approximately ten years after the closing its offering, which was May 12, 1997.  Liquidation was completed by January 2007, which was within this projected time frame.

Fund III began its offering on January 27, 1998 and terminated its offering of units on July 25, 2000 with $3,085,801 raised from 284 investors.  Twenty-one percent of all interests offered in Fund III were sold.  As of July 30, 2000, Fund III’s net offering proceeds were fully utilized for the purchase of information technology equipment.  All of the equipment was new when acquired.  Through November 30, 2008, the fund has invested approximately $ 2,950,181 in cash and approximately $2,067,614 of borrowed funds, totaling $5,017,795 in total purchase price of equipment.   Investors in Fund III have received 100% of target distributions each year through mid 2005.  Investors have received consistent partial distributions from June 2005 to date.  The General Partner has made the decision to support this level of distributions at least through 2008, before liquidation begins. The fund is currently in its operational phase.

Fund IV reached the minimum amount in escrow and commenced operations on July 2, 2002 and terminated its offering of units on September 20, 2003 with approximately $14,998,000 raised from 682 investors.  One hundred percent of all interests offered in Fund IV were sold.  Fund IV’s net offering proceeds were fully utilized for the purchase of information technology equipment by December 31, 2003.  All of the equipment acquired was new when acquired.  As of November 30, 2008, the fund has invested approximately $12,455,374 in cash and approximately $5,320,260 of borrowed funds totaling $17,775,634 in purchase price in equipment.  Investors in Fund IV received 100% of target distributions from inception through June 30, 2008, at which time the distribution rate was decreased to 5% due to cash flow limitations.  The fund is currently in its operational phase.

    Fund V reached the minimum amount in escrow and commenced operations on March 14, 2005. The offering period ended February 24, 2006, raising $25,000,000 from 1,048 investors.  Investors in Fund V have received 100% of target distributions since inception.  As of November 30, 2008, Fund V has invested approximately $17,074,438 in cash and approximately $5,851,391 of borrowed funds totaling $22,925,829 in purchase price of equipment.  All of the equipment was new when acquired.  Investors in Fund V have received 100% of target distributions since inception. The fund is currently in its operational phase.

    Fund VI reached the minimum amount in escrow and commenced operations on May 10, 2007. The offering period is ongoing and will end no later than March 5, 2009.  As of December 8, 2008, Fund VI has raised approximately $24,836,000 from 781 investors.  Through the quarter ended September 30, 2008, investors in Fund VI have received 100% of target distributions since inception.  As of November 30, 2008, Fund VI has invested approximately $ 4,869,059 in cash and approximately $691,643 of borrowed funds totaling $5,560,702in purchase price of equipment.  All of the equipment was new when acquired.  Investors in Fund VI have received 100% of target distributions since inception. The fund is currently in its operational phase.

Private Fund I began its offering on March 2, 2004.  As of September 14, 2005, Private Fund I had raised $20,000,000 from 328 investors, representing the sale of 100% of the interests offered.  As of November 30, 2008, Private Fund I has invested approximately $11,783,462 in cash and approximately $7,267,025 of borrowed funds totaling $19,050,487 in purchase price of equipment.  All of the equipment was new when acquired.  Investors in Private Fund I have received 100% of target distributions since inception.  The fund is currently in its operational phase.

Private Fund II began its offering on October 24, 2005.   As of August 10, 2006, Private Fund II had raised $20,000,000 from 218 investors, representing the sale of 100% of the interests offered.  Private Fund II’s net offering proceeds were utilized for the purchase of equipment, all of which was new when acquired.   As of November 30, 2008, Private Fund II has invested approximately $10,789,467 in cash and approximately $4,321,129 of borrowed funds totaling $15,110,596 in purchase price of equipment. Investors in Private Fund II have received 100% of target distributions since inception.  The fund is currently in its operational phase.

Private Fund III began its offering on September 20, 2006, and as of May 29, 2008 has raised $30,000,000 from investors, representing 100% of the interests offered. As of November 30, 2008, Private Fund III has invested approximately $6,172,158 in cash and approximately $3,356,685of borrowed funds totaling $9,528,843 in purchase price of equipment.  All of the equipment was new when acquired. Investors in Private Fund III have received 100% of target distributions since inception.  The fund is currently in its operational phase.

Private Fund IV began its offering on June 10, 2008, and as of December 8, 2008 has raised $1,676,000 from 21 investors, representing approximately 4.79% of the total of $35,000,000 in interests offered.  Although Private Fund IV is still in its offering phase, it has also begun its initial stages of operation.  Investors in Private Fund IV are expected to receive their first distribution for the quarter ended December 31, 2008 at the targeted rate of 10%.

Please refer to Table IV of the prior performance tables for more specific details on operating results for these prior programs.  Updates to the prior performance tables are prepared once per calendar year and will be filed by amendment when they become available.

The information presented in this section of the prospectus concerning our prior programs, as well as the information and data included in the attached Appendices and Tables for our prior programs, represents our experience in the prior programs and is not audited.  IF YOU PURCHASE UNITS IN CIGF7, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM.  AS A RESULT OF YOUR PURCHASE, YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THESE PRIOR PROGRAMS.

The following is a summary of equipment acquired between January 1, 2000 and December 31, 2008 by prior public and private programs which were sponsored by the general partner:

Summary of Equipment Acquired Between January 1, 2000 and November 30, 2008(1)

Program Name	Quantity of Lease Schedules Acquired	Cost of Equipment Acquired
Commonwealth Income & Growth Fund I	86	$28,190,155
Commonwealth Income & Growth Fund II	131	$20,820,880
Commonwealth Income & Growth Fund III	69	$5,017,795
Commonwealth Income & Growth Fund IV	228	$17,775,634
Commonwealth Income & Growth Fund V	121	$22,925,829
Commonwealth Income & Growth Fund VI	33	$5,560,702
Commonwealth Income & Growth Private Fund I	107	$19,050,469
Commonwealth Income & Growth Private Fund II	104	$15,110,596
Commonwealth Income & Growth Private Fund III	56	$9,528,843
Commonwealth Income & Growth Private Fund IV	14	$494,760

(1)  This table does not include prior private partnerships sponsored by the general partner and its affiliates that were formed prior to January 1, 2000.

We will provide you, upon request and without fee, the most recent Form 10-K annual report filed with the SEC by any of the prior public programs listed above and, for a reasonable fee to cover our expenses, any exhibits to each such Form 10-K that you may request.

TRANSFERABILITY OF UNITS
General Limitations

Units cannot be transferred or assigned without the consent of the general partner, which consent shall not be unreasonably withheld.  Our limited partnership agreement provides that the general partner shall have reasonable cause to withhold such consent if the transfer is not an exempt transfer as discussed below.  The general partner intends to monitor transfers of units in an effort to ensure that all transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding publicly traded partnerships.  These safe harbors limit the number of transfers that can occur in any one year.  The general partner intends to cause CIGF7 to comply with the safe harbor that permits nonexempt transfers and redemptions of units of up to two percent of the total outstanding interests in CIGF7’s capital or profits in any one year.  In deciding whether a proposed transfer can be made, the general partner will consider whether the transfer will have an adverse affect on our federal tax status as a partnership.  The general partner may charge a transaction fee, not to exceed $100, to cover the administrative cost of transfers of fewer than 125 units to a single transferee, or transfers that leave the transferor with fewer than 125 units, in its discretion.

Redemption Provision

Upon the conclusion of the 30 month period following the termination of the offering, we may, at the sole discretion of the general partner, repurchase a number of the outstanding units.  After such 30 month period, on a quarterly basis, the general partner, at its discretion, may establish an amount for redemption, generally not more than two percent of the outstanding units per year, subject to the general partner’s good faith determination that such redemptions will not:

•	cause us to be taxed as a corporation under Section 7704 of the Code; or

•	impair our capital or operations.

We may redeem units in excess of the two percent limitation if, in the good faith judgment of the general partner, the conditions above would remain satisfied.

The redemption price for units will be determined as of the date of redemption.  After the completion of 30 months after the end of the offering period, you will receive a price equal to 105% of your “adjusted capital contributions” attributable to the units for sale, which is the original capital contribution less the sum of (a) 100% of the distributions previously made to you and (b) 100% (in the sole discretion of the general partner) of the pro-rata share of  the total offering fees and expenses attributable to the units for redemption.

During the liquidation period, no redemption requests will be granted.  While the partnership is in liquidation, all limited partners will receive the proceeds of the sale of our assets on the same terms.  Any redemption requests outstanding at the time liquidation begins will be considered denied.

All requests for redemption must be made in writing to the general partner and must be on file as of the record date for such redemption.  Upon receipt of such notification, the general partner will provide detailed forms and instructions to complete the request.  The general partner will maintain a master list of requests for redemption with priority being given to units owned by estates, followed by IRAs and “qualified plans,” which are trusts established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 of the Internal Revenue Code.  All other requests will be considered in the order received.  Where redemption requests exceed funds available for redemption, there will be no pro-rata allocation of funds available among requesting limited partners.  Redemption requests made by or on behalf of limited partners who are not affiliated with the general partner or its affiliates will be given priority over those made by limited partners who are affiliated with the general partner or its affiliates.  All redemption requests will remain in effect until and unless canceled, in writing, by the requesting limited partner(s).  The general partner has complete discretion in deciding whether to establish an amount for redemption, based upon the amount of operating revenue available to fund redemptions.  Therefore, there can be no assurance that any units for which redemption is requested will ever be redeemed.

We will accept redemption requests beginning 30 months following the termination of the offering.  There will be no limitations on the period of time that a redemption request may be pending prior to its being granted.  Limited partners will not be required to hold their interest in CIGF7 for any specified period prior to their making a redemption request.  Substituted limited partners may also make redemption requests, and their units will retain their transferor’s adjusted capital contribution amount.  The making of a request for redemption is completely voluntary.  Limited partners will receive notification concerning the general partner’s decision on their request. The general partner may withhold consent to the transfer of units for which redemption has been requested during the pendency of the request.

The redemption price is based on a percentage of the selling limited partner’s adjusted capital contributions and is, therefore, not calculated with reference to the fair market value of a unit.  For tax consequences relating to the redemption of units, see “United States Federal Income Tax Considerations -- Disposition of Units.”

Exempt Transfers

The following seven categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the general partner:

•
transfers in which the basis of the unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, units acquired by corporations in certain reorganizations, contributions to capital, gifts of units, units contributed to another partnership, and non-liquidating as well as liquidating distributions by a parent partnership to its partners of interests in a sub-partnership);

•	transfers at death;

•	transfers between members of a family (which include brothers and sisters, spouses, ancestors, and lineal descendants);

•	transfers resulting from the issuance of units by CIGF7 in exchange for cash, property, or services;

•	transfers resulting from distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement plan;

•
any transfer by a limited partner in one or more transactions during any 30-day period of units representing in total more than two percent (2%) of the total outstanding interests in capital or profits of CIGF7; and

•
transfers by one or more partners representing in the aggregate fifty percent (50%) or more of the total interests in partnership capital or profits in one transaction or a series of related transactions.

Additional Restrictions on Transfer

Limited partners who wish to transfer their units to a new beneficial owner will be required to pay CIGF7 up to $50 for each transfer to cover CIGF7’s cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the general partner.  There will be no charge for re-registration of a certificate in the event of a marriage, divorce, death, or transfer to a trust so long as the transfer is not a result of a sale of the units.

In addition, the following restrictions will apply to each transfer: (i) our general partner may prohibit any acquisition or transfer if it would cause 25% or more of the outstanding units to be owned by Benefit Plan Investors; and (ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the general partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer.  Further, a limited partner may transfer or assign part or all of his units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the general partner such instruments of transfer and assignment and other documents as may be required by the general partner; (b) either (i) at least 125 units are assigned to each assignee and at least 125 units are retained by the assignor or (ii) the Units being assigned are all the units of the assignor (except that the general partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to affiliates of the assignor).

DISTRIBUTIONS AND ALLOCATIONS

Between the General Partner and the Limited Partners

Cash distributions, if any, will be declared quarterly. The first distribution is expected to be made at the end of the first full quarter after the first escrow closing date, which will take place when the minimum offering amount of units has been purchased by investors.  Thereafter, any distributions will be made as of March 31, June 30, September 30 and December 31 of each year.  Cash distributions will be made after the payment of expenses, including the payment of fees to the general partner.  We will make distributions of our cash available for distribution that the general partner, in its sole and absolute discretion, determines is available for distribution.  Such distributions will be payable quarterly, or monthly at the election of the limited partners.  A limited partner who purchases a minimum of 250 units ($5,000) may elect to receive monthly distributions, paid in arrears, by written notice to the general partner upon subscription, or, thereafter, upon at least 30 days’ prior written notice to the general partner, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Without an election, limited partners will receive distributions quarterly.  In any quarter, limited partners may terminate their election to receive distributions monthly rather than quarterly by written notice to the general partner, which termination will be effective as of the beginning of the following calendar quarter.  The general partner, in its sole discretion, will have the option in the future to make quarterly distributions to all limited partners.  In such event, annual fees for monthly distributions will terminate.

Distributions of cash available for distribution are expected to commence no later than the end of the first full calendar quarter following receipt of the minimum subscription amount.  At that time, each limited partner will receive a distribution of cash available for distribution for the calendar quarter and each limited partner who has elected to receive distributions monthly will receive one-third of such amount.  The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account separate from other partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those limited partners who have chosen to receive distributions monthly.  Interest earned, if any, will be returned to the partnership.

    Limited partners who choose the monthly distribution option will be charged a minimum annual administrative fee of $25.00, designed to cover the additional postage and handling associated with the more frequent distributions.  The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly distribution.  In the event that the interest earned on the monthly distribution account exceeds the annual administrative fee, such excess interest will be available to us for partnership purposes.  It is anticipated that the fee will be calculated in January of each year, although the general partner may change the amount of the fee during the year by written notice to each limited partner who properly has chosen to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

Distributions will be made 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contributions plus the cumulative return.  The cumulative return is an amount equal to a return at a rate of 10% per annum, compounded daily, on the adjusted capital contribution (defined in the next paragraph), for all outstanding units, which amount begins accruing when the limited partner is admitted as a partner in CIGF7.  We can not and do not guaranty that investors will receive a 10% cumulative return, or any particular level of returns.  Once the adjusted capital contributions of all outstanding units have been reduced to zero, cash distributions will be made 90% to the limited partners and 10% to the general partner.  Distributions made in connection with the liquidation of CIGF7 or a partner’s units will be made in accordance with the partner’s positive capital account balance as determined under the partnership agreement and Treasury Regulations. The general partners capital account balance will at all times be maintained at $1,000.

The cumulative return is calculated on the limited partners’ adjusted capital contributions for their units.  The adjusted capital contributions will initially be equal to the amount paid by the limited partners for their units.  If distributions at any time exceed the cumulative return, the adjusted capital contributions will be reduced by the excess, decreasing the base on which the cumulative return is calculated.  For example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $2 reduction in adjusted capital contribution, leaving a $98 base on which the 10% return would be calculated in year two.  The $2 reduction consists of $2 in distributions in excess of that required to satisfy the cumulative return requirement for year one.

If the proceeds resulting from the sale of any equipment are reinvested in equipment, sufficient cash will be distributed to the partners to pay the additional federal income tax resulting from such sale for a partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for that taxable year.

The general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners.  Net profits arising from transactions in connection with the termination or liquidation of CIGF7 will be allocated in the following order:

•	first, to each partner in an amount equal to the negative amount, if any, of his capital account;
•
second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the partners as operating distributions over the total capital accounts of all the partners (after adjusting those capital accounts to give effect to allocations of operating profits and as if all other cash available for distribution has been distributed), to the partners in proportion to their respective shares of such excess, and

•	third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.

Net losses, if any, will generally be allocated 99% to the limited partners and one percent to the general partner, except to the extent that any such losses are required to be allocated in a different manner under applicable federal income tax law.

    Net profits and net losses will be computed without taking into account, in each taxable year of CIGF7, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.  No limited partner will be required to contribute cash to the capital of CIGF7 in order to restore a closing capital account deficit, and the general partner has only a limited deficit restoration obligation under the partnership agreement.

Income and Return of Capital

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you.  As your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

    As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

Distribution Reinvestment

You may elect to have your distributions in CIGF7 reinvested in additional units during the offering period, rather than receiving your distributions in cash.  To make this election, mark the item in section 6 of the attached subscription agreement, which reads “You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period.”  When the offering period is complete, you will receive all subsequent distributions in cash.

All units purchased for you through distribution reinvestment will be newly issued units purchased directly from CIGF7.  The number of units to be purchased for you through a reinvestment purchase will depend upon the amount of the distributions being reinvested.  The purchase price of all units purchased through reinvestment will be $20.00 per unit.  All distributions paid on units acquired through reinvestment will also be reinvested in additional units.  The distributions paid on such units will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.  All units that you purchase through the reinvestment of distributions are recorded in your name on our books.  We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause our underlying assets to constitute “plan assets.” See “ERISA Considerations – Plan Assets.”

The reinvestment of distributions does not relieve you of any income tax which may be payable on your share of CIGF7’s taxable income.  Please see “United States Federal Income Tax Considerations -- Distribution Reinvestment” for further information about the taxability of reinvested distributions.

Allocation of Profits and Losses and Distributions of Cash Among the Limited Partners

Except during the offering period, and with respect to net profits and losses, during periods when units are redeemed, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them solely with reference to the number of units owned by each as of the record date for each such distribution.  During the offering period, cash available for distribution will be distributed to the limited partners with reference to both (i) the number of units owned by each as of each record date and (ii) the number of days since the previous record date (or, in the case of the first record date, the commencement of the offering period) that the limited partner has owned the units.

During the offering period and in the event units are redeemed other than on December 31 of a taxable year, net profits and net losses shall be allocated among the limited partners in proportion to the number of units each holds from time to time during the year in accordance with Code Section 706, using such permissible conventions as the general partner may select.

Limited partners will start sharing in net profits, net losses, and cash distributions on the date following the date the capital contributions are received. If some limited partners are admitted to CIGF7 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF7’s net profits and net losses than the limited partners who were admitted earlier.  Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF7 for their interests as the limited partners who were admitted previously.  In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

    Net profits and net loss shall be computed for each taxable year or shorter period with the following adjustments:

•
any income of CIGF7 that is exempt from federal income tax and not otherwise taken into account in computing net profits and net loss shall be added to such taxable income or shall reduce taxable loss;

•
any expenditure of CIGF7 described in Treasury Regulation Section 1.704-1(b)(2)(iv)(I) and not otherwise taken into account in computing net profits and net loss shall be subtracted from such income or loss;

•	items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the partnership agreement shall not be included in the computation of net profits and net loss; and

•
if equipment is reflected on the books of CIGF7 at a book value that differs from the adjusted tax basis of the equipment in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization and gain or loss with respect to such equipment shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

The terms “net profits” or “net losses” shall include CIGF7’s distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations concerning an investment in CIGF7.  (This summary does not address any applicable state and local tax considerations.)  In this section, when we refer to “the Code” we mean the Internal Revenue Code of 1986, as amended and in effect at the time.  This summary is not exhaustive of all possible tax considerations and is not tax advice.  Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective limited partner in light of your personal circumstances; nor does it deal with particular types of limited partners that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers.  The Code provisions governing the federal income tax treatment of limited partnerships are highly technical and complex.  The following discussion is based on current law, and we assume no duty to inform you regarding changes in the tax law.

We urge you to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF7.

Subject to the qualifications and assumptions set forth herein, and certain representations of the general partner, our counsel, Greenberg Traurig, LLP, has opined on certain tax matters concerning an investment in CIGF7.

       An opinion of counsel represents only such counsel’s best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein.  Counsel’s opinion is not binding on the IRS, and neither we nor counsel have requested a ruling from the IRS on any of the tax matters discussed in this prospectus.  Except for the opinions specifically mentioned herein, counsel has not opined as to the probable outcome on the merits of any issue discussed below.  Neither the general partner, CIGF7, nor counsel can guarantee that any federal income tax advantages described in this summary will be available.  Final disallowance of all or any portion of such tax advantages would of course adversely affect an investment in CIGF7.

Counsel will not prepare or review our income tax information returns, which will be prepared by management and our independent accountants.  We will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many other similar matters.  Such matters are handled by us often with the advice of independent accountants and are usually not reviewed with counsel.

The following discussion is not intended as a substitute for individualized tax planning by prospective investors.  The income tax consequences of an investment in a partnership such as CIGF7 are often uncertain and complex and will not be the same for all investors.

Details of significance to a particular taxpayer may not be present in this discussion, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in CIGF7.  The discussion below considers the federal income tax considerations associated with an investment in CIGF7 by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts.  The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in CIGF7 by non-resident alien and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, qualified plans) and individual retirement accounts described in Section 408 of the Code.  A corporate investor should be aware that the tax consequences of its investment in CIGF7 will differ in several material respects from those applicable to individuals

Classification as a Partnership

Counsel has opined that we will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes.  This opinion is based upon: (i) existing federal income tax law; (ii) continuing compliance with the conditions set forth below; and (iii) certain representations by the general partner set forth below.

Section 301.7701-2 of the Treasury Regulations (known as the “Check-the-Box” rules) provides that certain unincorporated entities, which have more than one owner may generally elect to be treated as a partnership or a corporation for federal income tax purposes.  In the absence of a specific election, any such entities, which are formed under United States law (i.e., domestic entities), through default, are treated as partnerships for federal income tax purposes.

In this case, the general partner has represented that we will file any tax or informational returns, if any (including Department of the Treasury/Internal Revenue Service Form 8832), which may be required in order for us to be treated as a partnership for federal income tax purposes.  Consequently, subject to the discussion below, we will qualify as a partnership for federal income tax purposes.

Counsel’s opinion takes into account Section 7704 of the Code, which provides, with certain exceptions which are not relevant to this discussion, that “publicly traded partnerships” are taxable as corporations.  Section 7704(b) of the Code defines the term “publicly traded partnership” to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof).  Section 3017704-1 of the Treasury Regulations and the legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests.  The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii)  if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (iv) prospective buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests.  The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

Our partnership agreement provides that no transfer or assignment of any unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent it is determined by the general partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations applicable with respect thereto, so as to adversely affect the tax status of the partnership as a partnership rather than as an association taxable as a corporation.” The general partner will also prohibit any transfer or assignment of units which, in the general partner’s good faith judgment, will cause us to fall outside of the safe harbors of Treasury Regulation Section 1.7704-1(e), discussed below.  See “Risk Factors - There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.”

Under Treasury Regulation Section 1.7704-1(e), (f), (g), (h) or (j), certain types of limited, non-public transfers will be disregarded in determining whether a partnership is publicly traded (unless transferred on an established securities market).  The general partner anticipates permitting seven categories of these Exempt Transfers.   See “Transferability of Units --Exempt Transfers.”

     In addition to providing for the Exempt Transfers, Treasury Regulation 1.7704-1 states that partnership interests will not be deemed “readily tradable on a secondary market (or the substantial equivalent thereof)” if any one of several other safe harbors provided for in such Treasury Regulation is satisfied.  One of these is the “two percent safe harbor.”  It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year does not exceed two percent of the total interests in partnership capital or profits.  The seven categories of exempt transfers, among other items, do not count towards the two percent ceiling.  In determining whether we satisfy the two percent safe harbor, redemption of units pursuant to Article 12 of the partnership agreement will be counted.

The seven categories of exempt transfers listed on pages 48-49 are not counted toward the two percent safe harbor ceiling because they are considered to be situations not involving trading on a secondary market, even though they may permit trading of more than two percent of the partnership’s interests.  One of the protected categories of “private transfers” is for “block transfers.”  Under Treasury Regulations Section 1.7704-1(e)(2), block transfers are defined as transfers of 2% or more of the total interests in partnership capital or profits within a 30 day period by a single transferor or certain related transferors.  There is an additional “private transfer” safe harbor for transfers of partnership interests representing 50% or more of partnership interests in capital and profits in one transaction or a series of related transactions.  (But, note that the partnership agreement prohibits a transfer of units if it would cause a termination of the partnership for tax purposes. “Federal Income Tax Considerations – Termination of the Partnership for Tax Purposes.”)  Presumably, the IRS created these additional safe harbors because the transactions involved are transfers of large blocks of partnership interests that are not consistent with public trading transfers.

While the general partner will use its good faith judgment to prohibit the type and number of transfers of units to those which will allow us to remain within the two percent safe harbor, the general partner does not warrant that we will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of units could occur which would cause us to fall outside the safe harbor.  In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests.  No assurances can be offered, however, that, if the amount and type of trading in the units were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to CIGF7.

If, for any reason, we were treated for federal income tax purposes as a corporation, our income, deductions, gains, losses and credits would be reflected only on our income tax return rather than being passed through to limited partners, and we would be required to pay income tax at corporate tax rates on its net taxable income.  Any amounts available (after corporate taxes) for distribution to the limited partners would be treated as dividends to the extent of current or accumulated earnings and profits.  In addition, distributions from CIGF7 would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to CIGF7 or other activities giving rise to passive losses.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”

Certain Principles of Partnership Taxation

A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year.  Each limited partner will be required to take into account, in computing the limited partner’s income tax liability, the limited partner’s distributive share (as determined by the partnership agreement and reported on Schedule K-1 to Form 1065) of all items of our net profits, losses, credit and tax preference for any of our taxable years ending within or with the taxable year of the limited partner without regard to whether the limited partner has received or will receive any cash distributions from us.  Thus, a limited partner may be subject to tax if we have net income even though no corresponding cash distribution is made.  To the extent a limited partner’s tax liability attributable to his investment in CIGF7 exceeds his cash distributions from CIGF7 in any year, such partner will be required to pay the excess tax liabilities from other sources.

Any cash received by a limited partner from CIGF7 in his capacity as a partner generally will not cause recognition of taxable income (or tax loss) for federal income tax purposes.  Instead, such distributions generally will reduce the limited partner’s basis in his units (but not below zero).  However, cash distributions (and certain distributions of marketable securities, as defined by the Code) in excess of a limited partner’s adjusted basis in his units will result in the recognition of taxable income to the extent of any such excess.  Any taxable income recognized upon such distributions will generally be characterized as capital gain income and will be long-term or short-term depending upon the limited partner’s holding period for his units.  With respect to a partner subject to the “ at risk” rules, if the partner’s share of partnership losses or distributions reduces his “at risk” amount to zero, subsequent distributions of cash or other property to him will cause him generally to recapture as ordinary income an amount equal to the partnership losses previously deducted by him to the extent of such distributions.  The gain realized on a non-pro rata distribution to a limited partner may be taxed to the limited partner as ordinary income to the extent attributable to the limited partner’s share of depreciation recapture, other “unrealized receivables” and inventory that has substantially appreciated in value.  See “Cost Recovery and Depreciation – Recapture of Cost Recovery Deductions” and “Disposition of Units” below.  No loss will be recognized by a limited partner upon distributions, other than a loss recognized upon a distribution in liquidation of his partnership interest.

    A limited partner’s distributive share of any taxable income we generate will not be deemed to be “net earnings from self employment.”  Accordingly, such income will not be subject to the tax imposed on self-employed persons by Section 1401 through 1403 of the Code, commonly referred to as “social security taxes.”

    Prospective investors who receive social security benefits should be aware that, although income generated by CIGF7 will not be deemed to be “net earnings from self employment,” such income will be included in a limited partners’ “modified adjusted gross income” under Section 86 of the Code for purposes of determining whether a limited partner’s social security benefits, if any, are subject to taxation.

Timing of Income Recognition.  Our tax returns will be prepared using the accrual method of accounting.  Under the accrual method, we will recognize as income items such as rentals and interest as and when earned, whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing (or decreasing) in the later years of the lease, known as “step rentals,” the Code generally requires the lessor to take the rentals into income as if the rent accrued at a constant level rate, with certain exceptions.  This provision also applies to “sale-leaseback” transactions, in which property is leased to the person from whom it was purchased.  An additional consequence of a “step rental” lease would be a conversion of a portion of our rental income (passive) from such lease to interest income (portfolio).  If step rentals are provided for in a lease, the Manager anticipates that the lease will fall within one of the exceptions to such treatment and, therefore, we should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise required under the Code

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

In General.  Cash distributions, if any, will be made quarterly, 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contribution plus the 10% cumulative compounded return; thereafter, cash distributions will be made 90% to the limited partners and 10% to the general partner.  Distributions in redemption of a partner’s units pursuant to Article 12 of the partnership agreement (see “Transferability of Units - Redemption Provision”) will be equal to 105% of the selling partner’s adjusted capital contribution at the time of the redemption, subject to reduction for some or all of the offering fees and expenses attributable to the units. Distributions made in connection with the liquidation of CIGF7 or a partner’s units will be made in accordance with the partner’s positive capital account balance as determined under the partnership agreement and Treasury Regulations.

    Generally, the general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners.  Net profits arising from transactions in connection with the termination or liquidation of CIGF7 will be allocated in the following order: (i) first, to each partner in an amount equal to the negative amount, if any, of his capital account; (ii) second, an amount equal to the excess of the proceeds which would be distributed to the partners based on the operating distributions to the partners over the aggregate capital accounts of all the partners, to the partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.  Net losses, if any, will be allocated 99% to the limited partners and one percent to the general partner

    The above allocations, however, are subject to several special allocations designed in part to prevent a partner’s capital account (particularly a limited partner’s capital account) from going below zero and to allow the partner’s capital account accurately to reflect the above-described sharing ratios.

    Although a partnership may make a special allocation of certain partnership items, or overall profit and loss, in a manner disproportionate to the partners’ respective capital contributions, such an allocation will be recognized for federal income tax purposes only if it has “substantial economic effect.” A special allocation generally will be considered to have such effect if it actually affects the dollar amount of the partners’ share of total partnership income or loss independently of tax consequences.

    Substantial Economic Effect.  Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has “substantial economic effect”; (ii) the allocation is in accordance with the partners’ interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners’ interests in the partnership.  Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners’ interests in the partnership as defined in the Treasury Regulations.

The Treasury Regulations set forth a two-part analysis to determine whether an allocation has “substantial economic effect.” First, the allocation must have “economic effect.” In other words, the allocation must be consistent with the underlying economic arrangement of the partners.  If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners’ capital accounts are determined and maintained as required by the Treasury Regulations.

Liquidation proceeds must be distributed in accordance with the partners’ positive capital account balances (after certain adjustments).  Additionally, if partners are not required to restore any deficit capital account balance,  no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner’s capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership, and the partnership agreement must contain a “qualified income offset,” requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) which creates or increases a deficit in such partner’s capital account, such partner will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

Second, the economic effect must be “substantial.” Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences.  If a shifting of tax attributes results in little or no change to the partner’s capital accounts, or if the shift is merely transitory, they will not be recognized.  Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners’ respective interests).

The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above “economic effect” test, it may still be recognized if it meets the “economic effect equivalence” test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above.  Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

Pursuant to the partnership agreement, net profits, net losses and cash distributions allocated to a partner will be reflected by appropriate adjustments to the partner’s capital account.  Furthermore, the partnership agreement contains provisions, which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the partners’ capital accounts to the extent of the balances of such capital accounts.  The tax allocations, however, are predicated on the assumption that the management fees payable to the general partner will be treated as deductible guaranteed payments, rather than as partnership distributions.  See “United States Federal Income Tax Considerations -- Fees and Reimbursements to the General Partner and Affiliates.”

Retroactive Allocations.  Under Section 706(d) of the Code, “retroactive allocations,” i.e., allocations of items to partners before they became partners, are prohibited.  Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner’s interest in any taxable year of the partnership, each partner’s distributive share of a partnership’s tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year.  The partnership agreement provides that income or loss allocable to the limited partners will, to the extent partners are admitted under the offering during the course of the taxable year other than on January 1 or are redeemed other than on December 31, be allocated among the limited partners in proportion to the number of units each holds from time to time during the course of the year, in accordance with Code Section 706, using any convention permitted by law selected by the general partner.  Thus, if some limited partners are admitted to CIGF7 after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF7 for their interests as the limited partners who were admitted previously.  In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

Conclusion.  Based on the Treasury Regulations, the legislative history and existing case law, counsel has opined that the allocations contained in the partnership agreement of our net profits and net losses should be respected for federal income tax purposes.

Limitations on Utilization of Partnership Losses

Tax Basis.  A limited partner may not deduct losses in excess of his “tax basis” in his units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them.  A limited partner’s tax basis in his units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his units.  “United States Federal Income Tax Considerations — Disposition of Units.”

Initially, the tax basis of a limited partner’s units will be equal to the amount of cash contributed by the limited partner to CIGF7 or the amount paid to a transferor limited partner, plus the limited partner’s share of our non-recourse liabilities, if any.  A limited partner’s initial tax basis will then be (i) increased by his allocable share of any net profits for each year, contributions made to CIGF7 by the limited partner, and any increase in his share of non-recourse liabilities, and (ii) reduced by his allocable share of any net losses, the amount of any distributions made to him during the year, and any reduction in his share of non-recourse liabilities.

The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner’s combined interests.  Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a limited partner’s units.  See “United States Federal Income Tax Considerations - Disposition of Units.”

Amounts at Risk.  The Code limits the deductions that an individual or a closely held “C” corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is “at risk” for such activity as of the close of the taxable year.

Except as otherwise provided below, a limited partner will be considered to be “at risk” with respect to the amount of money and the adjusted basis of other property the limited partner contributes to CIGF7.  A limited partner will be at risk with respect to amounts borrowed by CIGF7 only to the extent that the limited partner is personally liable for their repayment or the net fair market value of the limited partner’s personal assets (other than units) that secure the indebtedness.  A limited partner will not be considered at risk with respect to any amounts that are protected against loss through non-recourse financing, guarantees, stop loss agreements or similar arrangements. Because the limited partners will not be personally liable for partnership indebtedness, any such indebtedness will not augment the limited partners’ amounts at risk.

A limited partner’s amount at risk will be reduced by (i) net losses which are allowed as a deduction to the limited partner under the at-risk rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s units, and increased by that limited partner’s distributive share of net profits.  Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”

If a limited partner’s at risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount.  Losses of CIGF7 that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased.

It is not anticipated that, on an aggregate basis, we will incur losses.  However, the Code will allow us to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year.  Therefore, the “at risk” rules will be applied to the net taxable income or loss resulting from leasing equipment which was placed in service during the same taxable year.  This could result in a partner’s deduction for losses with respect to certain items of equipment being limited by the “at risk” rules, even though he must recognize income with respect to other items of equipment.

Counsel has given its opinion that the sum of the amounts for which a limited partner will be considered “at-risk,” for purposes of Section 465 of the Code, in any taxable year with respect to equipment placed in service in that taxable year and in each prior year (treating all equipment placed in service in the same year as a single activity separate from the activities represented by equipment placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units is pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the equipment or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less: (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such equipment which have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to such equipment.

Passive Activity Losses Limitations.  The Code prohibits an individual, estate, trust, closely-held “C” corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership).

Interest income derived by CIGF7 from the interim investment of offering proceeds or reserves (and any income derived by CIGF7 from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for those purposes by partnership deductions such as depreciation or cost recovery deductions.

Losses from a passive activity that are not allowed currently will be carried forward indefinitely, and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer’s interest in that passive activity to an unrelated party in a fully taxable transaction.

Losses from CIGF7 and other passive activities may not be used to offset income from a publicly traded partnership and income from a publicly traded partnership is treated as investment income.  Limited partners, therefore, will be unable to use losses from CIGF7 to offset passive income from publicly traded partnerships that are not taxed as corporations and income from CIGF7 cannot be offset by losses from publicly traded partnerships that are not taxed as corporations.

If a limited partner incurs indebtedness in order to acquire or carry units, interest paid by the limited partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to “portfolio income,” if any, of CIGF7.  Interest expense of a limited partner attributable to “portfolio income” may be subject to other limitations on its deductibility.  See “United States Federal Income Tax Considerations — Interest Deduction Limitations.”

Counsel has opined, based on the above discussion and assuming that all leases we enter into are considered “true leases” for federal income tax purposes, that the net profits, net losses, and credits derived from CIGF7 with respect to our leasing activities will be subject to the passive activity rules. Thus, any income we produce should be income from a passive activity.  However, any partnership income attributable to (i) the investment of partnership funds in liquid investments prior to the purchase of equipment, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by CIGF7 as working capital, security deposits, or in reserve, or (iii) equipment with respect to which we are determined not to be the owner for federal income tax purposes will not be passive activity income.

    Hobby Losses.  Section 183 of the Code limits deductions attributable to “activities not engaged in for profit.” The phrase “activities not engaged in for profit” means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income.  The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case.  The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit.

    The Treasury Regulations enumerate a number of nonexclusive factors, which should be taken into account in determining whether an activity is engaged in for profit.  The IRS has ruled that this test will be applied at the partnership level.

Based upon these Treasury Regulations and our investment goals, we intend to manage CIGF7 so that our activities will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Code Section 183 may not be applied in the future to disallow the deductions.

Cash Distributions

Cash distributions made to a limited partner, other than those in exchange for, or redemption of, all or part of his units, reduce a limited partner’s adjusted basis in his units and may represent both a return of capital and income.  To the extent distributions of cash (including reductions in a limited partner’s proportionate share of partnership non-recourse liabilities, if any) reduce a limited partner’s adjusted basis in his units to zero, such distributions will be treated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes.  To the extent such distributions or reductions in liabilities exceed a limited partner’s adjusted basis in his units immediately prior thereto, such limited partner will recognize gain to the extent of such excess.  Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner’s interest in our “substantially appreciated” inventory and “unrealized receivables” (which includes depreciation recapture); any excess gain will be treated as capital gain.

The gain that a limited partner will recognize as a result of a reduction of liabilities in excess of such limited partner’s adjusted tax basis in his units immediately prior thereto will result in a tax liability to the limited partner without any cash distribution.  To the extent a limited partner’s federal tax liabilities exceed cash distributions, such excess in effect would be a nondeductible cost to such limited partner.

It is possible that your tax liability for a given year will exceed your cash distributions for that year.  For example, we may borrow money to finance the purchase of some of our equipment.  Depending on the amortization schedule for payment of such loans, it is possible in some years, most likely the later years of such loans, that the nondeductible payments of principal which we will have to make will exceed our depreciation deductions.  In such years, our taxable income will be greater than the cash flow produced from our leasing activities.  Depending on how big this difference is, your tax liability for a year could be greater than your cash distributions for that year.  Similarly, because of such borrowings, your tax liabilities arising from a sale or other disposition of units or equipment could exceed the cash proceeds therefrom.

Distribution Reinvestment

If you elect to have your distributions reinvested in additional units during the offering period, the amount of such distributions will be includable in your cost basis of units purchased.  Schedule K-1, the information return we send to you and the IRS at the end of the year will show the amount of the distributions paid to you.

If you are considering electing to reinvest your distributions, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your election and of potential changes in applicable tax laws.

The income tax consequences for investors in units who do not reside in the United States may vary from jurisdiction to jurisdiction.  If you are a foreign unitholder whose share of taxable income is subject to United States income tax withholding at the current statutory rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

    Tax-exempt unitholders, including IRAs, Keogh Plans, 401(k) plans, charitable remainder trusts, etc. generally will not have to pay any taxes on their share of partnership income.

Fees and Reimbursements to the General Partner and Affiliates

General.  There is no assurance that the IRS will not challenge our position with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that our position would be sustained.  In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the limited partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.

Organizational and Offering Expenses.   The general partner will be paid an organizational fee for its services in organizing CIGF7 and preparing the offering.  The general partner plans to make a reasonable allocation of such fees between syndication expenses, which must be capitalized, and start-up expenses which may be amortized over a 60-month period.  The range of the fee based on the minimum and maximum amounts sold will be between $34,500 and $1,250,000, all of which we estimate to be deductible expenses.  In addition, we will incur underwriting commissions of up to 10% (consisting of 7% selling commission, 2% dealer manager fee and up to 1% marketing reallowance).  These commissions will be nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

Equipment Acquisition and Debt Placement Fees.  The cost of acquisition fees will be capitalized to the cost of the equipment.  Debt placement fees will be amortized over the term of the borrowings to which they relate.

The Equipment Management Fee.  The equipment management fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

Equipment Liquidation Fee.  Equipment liquidation fees should be treated as a cost of sale of the equipment.

Ownership of Equipment

Tax Treatment of Leases.  Your depreciation and cost recovery deductions with respect to any item of partnership equipment depends, in part, on the tax classification of the rental agreement under which it leased.  These deductions are only available if the rental agreement is a true lease of equipment, meaning we retain ownership of it.  Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

Whether a partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations.  The IRS has published guidelines on the tax treatment of leveraged leases.  These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each item of equipment we acquire, would depend on the specific facts in each case.  Since these facts cannot now be determined with regard to leases that will be entered into in the future, counsel can render no opinion on this issue.

Cost Recovery and Depreciation

Cost Recovery Rules.  The equipment we plan to acquire and lease generally is classified as 5-year equipment, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period.  The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction, except that recent legislation provides for a “bonus” depreciation of 50% (or 30% if the taxpayer so elects) of the adjusted basis of certain qualified property in the taxable year in which it is placed in service.  Property is qualified property for this purpose if, among other things, its original use began with the taxpayer and it is placed in service before January 1, 2005.  Additional bonus depreciation of up to 50% may be available for certain property in certain locations (“Gulf Opportunity Zone Property”) under the 2005 Gulf Opportunity Zone Act.   A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period.  In order to elect out of the “bonus” depreciation with respect to property in a class, however, the election must apply to all property in that class placed in service during the taxable year.

We will allocate all or part of the acquisition fees, which are fees paid to the general partner in connection with the selection and purchase of equipment, to the cost basis of equipment.  We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable.  The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all.  If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly.  Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment we acquire, counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer periods of time than described above.  These circumstances include the use of equipment predominately outside the United States and the use of equipment by a tax-exempt entity.

Recapture of Cost Recovery Deductions.  All or part of our cost recovery, depreciation or amortization deductions may be recaptured as ordinary income upon a subsequent disposition of our equipment or other property or, with respect to a partner’s share of such deductions, upon the disposition of the partner’s units.  See “United States Federal Income Tax Considerations – Disposition of Units” below.  Our cost recovery, depreciation or amortization deductions will be recaptured to the extent of any gain on disposition.  This recapture amount will be recognized in full as ordinary income in the year of sale even if we have made an installment sale of the equipment.  See “United States Federal Income Tax Considerations – Sale of Equipment.”

If we have not made a basis adjustment election under Section 754, a purchaser of units also may be required to recapture amounts attributable to cost recovery or depreciation when we dispose of equipment subject to recapture or when the purchaser subsequently sells his units.

Interest Deduction Limitations

The Code restricts the ability of non-corporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets.  Such taxpayers may deduct “investment interest” only to the extent of the “net investment income” of the taxpayer for the taxable year.  Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations.  The general partner anticipates that CIGF7 will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the limited partners and, therefore, will not figure in a limited partner’s investment interest limitations calculation.

Because we will enter into net leases, any interest expense that we might pay might be considered to be investment interest expense and, as such, would be subject to the limitations described herein.  Because the amount of any limited partner’s investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that limited partner, the extent, if any, of such disallowance will depend upon that limited partner’s particular tax situation.

    Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a unit in CIGF7 is investment interest.  As noted above, however, it is anticipated that any interest in CIGF7 as a limited partner will be deemed a passive activity (unless modified by Treasury Regulations or legislation).  To the extent the investment in a unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to Section 163(d) but instead would be subject to the passive activity limitations.

The Code denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for purchasing or carrying tax exempt obligations.  Denied interest may not be deducted in any year.  The prescribed purpose generally will be deemed to exist with respect to indebtedness incurred to finance a “portfolio investment” including a limited partnership interest.

In the case of a limited partner owning tax exempt obligations, the IRS may take the position, that with respect to a limited partner who borrows funds to purchase units, the interest paid by the limited partner on such loan should be viewed as incurred on loans which enable him to continue carrying his tax exempt obligations.  If this position were upheld, the limited partner would not be allowed to deduct such interest.

Sale of Equipment

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses.  The distinction between ordinary income and capital gains is relevant for other purposes as well.  For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of equipment, we will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon dispositions.  Any foreclosure of a security interest in equipment would be considered a taxable disposition and we would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though we would receive no cash.  In the case of a disposition of equipment at a gain, the income would first be ordinary income to the extent of recapture, as discussed below, and only the excess, if any, would be capital gain.

Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions we take will be subject to recapture to the extent of any realized gain.  Recapture means that the depreciation, previously deducted, is reversed by recognizing the depreciated amounts as ordinary income, in the year of the sale.  Recapture cannot be avoided by holding the equipment for any specified period of time.  If a partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment.  The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below).  If the losses exceed the gains, however, the excess losses will be treated as ordinary losses.  Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Disposition of Units

In General.  A partner who sells or otherwise disposes of his units, including redemptions of a limited partner’s units pursuant to Article 12 of the partnership agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his units.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.” Gain or loss, in general, will be taxed as short-term or long-term capital gain or loss, depending on the period the units have been held (provided the partner is not a dealer in the units).

    However, gain attributable to the partner’s share of “substantially appreciated inventory items” and “unrealized receivables” of CIGF7, as those terms are defined in the Code, will be taxed as ordinary income.  Unrealized receivables include any cost recovery, depreciation and amortization deductions of CIGF7 that would have been recaptured upon a hypothetical sale of the equipment.

    The requirement that recapture amounts be recognized in full in the year of sale even if the sale qualifies as an installment sale, may apply to an installment sale of units.  See “United States Federal Income Tax Considerations — Cost Recovery and Depreciation — Recapture of Cost Recovery Deductions.”  In determining the amount realized upon the sale or exchange of units, a limited partner must include, among other things, his allocable share of partnership indebtedness included in his basis in such units.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.”   A partner’s gain on the sale or exchange of units should be treated as income from the activity of leasing the equipment.  As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of units.   See “United States Federal Income Tax Considerations — Limitation on Utilization of Partnership Losses — Passive Activity Losses Limitations.”  A partner who sells or otherwise disposes of his units must also report his share of the taxable income or loss of CIGF7 for the portion of the taxable year of CIGF7 during which he owned his units.

Gift of Units.  Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of units, a limited partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the units in the hands of his successor.

Death of Partner.  If a limited partner dies, the fair market value of his units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation.  Under present law, the death of a limited partner does not result in a sale or exchange giving rise to a federal income tax.  It is not clear what the tax consequences are if the decedent’s proportionate share of our liabilities exceeds the adjusted basis of his units at death.  In this event, some gain may be recognized to the decedent or his estate upon the distribution of the units to the extent of such excess.  The cost or other basis of the units inherited from the decedent generally is “stepped up” or “stepped down” to its fair market value for federal income tax purposes.

Notice of Transfer.  The Code requires that a limited partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify us of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs.

In addition, the Code requires a partnership to file a separate information return with the partnership’s federal information return, for the tax year in which the transfer occurs whenever there is a transfer of a partnership interest involving a sale or exchange where there are inventory items or unrealized receivables as defined by the Code.  A limited partner who fails to inform the partnership of a transfer of the limited partner’s units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000.  Each such return must contain the following:  (a) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange.

Once notified, the Code requires a partnership to provide the transferee and the transferor with a copy of the completed information return reporting transfers, and to include the name, address and telephone number of the partnership required to make the return.

Termination of the Partnership for Tax Purposes

The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes.  The partnership agreement prohibits the transfer of any unit if such transfer would result in the termination of CIGF7 for federal income tax purposes.  However, involuntary transfers (such as transfers by death, dissolution, etc.) could possibly result in termination of CIGF7 for federal income tax purposes.

If we should terminate for tax purposes, the terminated partnership (“Old Par”) will be treated (i) as having transferred all of its assets subject to liabilities to a new partnership (“New Par”) in exchange for partnership interests therein, and then (ii) as having distributed such partnership interests in New Par to the partners of Old Par in liquidation of Old Par.

Gain could be recognized to the extent that (i) the amount of the reduction, if any, in a limited partner’s share of partnership liabilities as a result of the partnership termination exceeds (ii) such limited partner’s adjusted tax basis of his units.

In addition, upon a partnership termination, the partnership’s taxable year would terminate.  If the limited partner’s taxable year were other than the calendar year, the inclusion of more than one year of partnership income in a single taxable year of the limited partner could result.  Because the new partnership would be treated as a separate entity for federal income tax purposes, the tax elections of the prior partnership would not generally remain valid.  Thus, new federal income tax elections would generally be required to be made.  In addition, depreciation periods for assets held by the partnership will restart.

No Section 754 Election

Due to the burdensome and costly record keeping requirements that a Section 754 Election entails, it is unlikely that the general partner will exercise its discretion in favor of making this election to adjust the basis of partnership property in the case of transfers of units.  If the general partner does not make a Code Section 754 Election, a subsequent limited partner’s share of gain or loss upon the sale of our assets will be determined by taking into account our tax basis in the assets and without reference to the cost associated with acquiring the units.  Thus, the absence of a Code Section 754 Election may reduce the marketability of units and the price a purchaser would be willing to pay.  Nor do we anticipate being required to make adjustments for “substantial basis reductions” under changes to Code Section 734 and Section 743, as amended by the 2004 American Jobs Creation Act, P.L. 108-357, enacted October 22, 2004 (“2004 JOBS Act”).

Investment by Tax Exempt Entities

The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, is generally exempt from taxation.  However, gross Unrelated Business Taxable Income, or UBTI, of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year.  Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax.  See “United States Federal Income Tax Considerations — Alternative Minimum Tax.”

The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business.  See Revenue Rulings 78-144, 1978-1 C.B. 168, 69-278, 1969-1 C.B. 148, and 60-206, 1960-1 C.B.  201.  The IRS has ruled that a partner’s distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner.  Therefore, a tax exempt entity that invests in CIGF7 will be subject to the tax on UBTI for any taxable year of the tax exempt entity to the extent CIGF7 generates income from the leasing of the equipment and the total of the tax exempt entity’s share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

Although CIGF7’s portfolio income (e.g., interest income from the investment of partnership cash balances) generally will not produce UBTI for a tax exempt entity that invests in CIGF7, a portion of such tax exempt entity’s portfolio income from CIGF7 will constitute UBTI pursuant to the “debt-financed property” rules if the tax exempt entity finances its acquisition of units with debt or to the extent that debt of the partnership is considered to be attributable to the assets producing such portfolio income.

Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize all income from CIGF7 as UBTI.

Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the equipment generally will be excludable from the scope of UBTI.  However, any gain on the disposition of equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for tax exempt entities.

If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990-T.  Neither we nor the general partner expect to undertake the preparation or filing of IRS Form 990-T for any tax exempt entity in connection with an investment by such tax exempt entity in the units.  Generally, IRS Form 990-T must be filed with the IRS by May 15 of the year following the year to which it relates.

Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid.

Please review “ERISA Considerations” and get advice from a qualified tax advisor for potential realization of unrelated business taxable income (UBTI).

Investment by Nonresident Alien Individuals and Foreign Corporations

Nonresident alien individuals and foreign corporations that become limited partners will, like CIGF7, be deemed to be engaged in the conduct of a trade business within the United States.  Under the Code, nonresident aliens individuals and foreign corporations, respectively, will be subject to United States income tax on their allocable shares of any partnership taxable income.

Nonresident alien individuals and closely held foreign corporations that acquire units will also be subject to the same limitations on the deduction of partnership losses that apply to domestic limited partners.  See “United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation,” and “-- Limitations on Utilization of Partnership Losses.”

Foreign corporations may also be subject to the branch profits tax.  Such tax is equal to 30% of a foreign corporation’s earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States.  This tax is payable in addition to the regular United States corporate tax.  In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties or subject to a lower rate of tax.

We will be required to withhold from distributions to each foreign limited partner an amount equal to a percentage of our taxable income that is allocable to the limited partner.  The Code provides that the amount of tax to be withheld is the “applicable percentage” of our taxable income allocable to foreign limited partners.  The applicable percentage is equal to the highest appropriate tax rate, currently 35% for individual and corporate foreign limited partners.  Such withheld amounts will be credited against the limited partners’ federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable.  Foreign limited partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in units.

Alternative Minimum Tax

This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation).  The first step in determining a taxpayer’s alternative minimum tax liability, if any, is calculation of the taxpayer’s alternative minimum taxable income.  Alternative minimum taxable income is computed by adjusting the taxpayer’s taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer’s items of tax preference described in Code Section 57.  Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer’s alternative minimum tax foreign tax credit for the taxable year.  The exemption amounts are $58,000 for married couples filing joint returns, $40,250 for single individuals, and $29,000 for married persons filing separate returns and estates and trusts.  The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns and estates and trusts.

The alternative minimum tax rate is 26% on the amount of the taxpayer’s alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000.  A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability, which the taxpayer would otherwise have for the regular federal income tax.

One of the adjustments to taxable income established by Code Section 56 relates to the amount of cost recovery deduction claimed on personal property.  To derive a taxpayer’s alternative minimum taxable income, the taxpayer’s taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions

    The adjustment results in a basis in the depreciated property for alternative minimum tax purposes, which may differ from its basis for regular tax purposes.  Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes.  Items of tax preference include other items which are not anticipated to be generated by CIGF7, but may apply in the case of certain limited partners due to their particular facts and circumstances unrelated to CIGF7.

Partnership Tax Returns and Tax Information

The general partner will file our tax returns using the accrual method of accounting and will adopt the calendar year as our taxable year.  See “United States Federal Income Tax Considerations — Certain Principles of Partnership Taxation.” We will provide tax information to the limited partners within 75 days after the close of each taxable year.  If a limited partner is required to file its tax return on or before March 15, it may be necessary for the limited partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

Limited partners will be required to file their returns consistent with the information provided on our informational return or notify the IRS of any inconsistency.  A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.  Limited partners may also receive from us a copy of Form 8886, used to disclose “Reportable Transactions” to IRS, and they should consult with their own tax advisor as to the reporting on their own returns of that form and the information it contains. Failure of the member to report this information may result in a penalty to the member.

IRS Audit of the Partnership

The tax return we file may be audited by the IRS.  Adjustments, if any, from such audit may result in an audit of the limited partners’ own returns.  Any such audit of the limited partners’ tax returns could result in adjustments of non-partnership as well as partnership items of income, gain, loss, deduction and tax preference.

Audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a “final adjustment” at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings.  Notice need not be given, however, to a partner who has less than a one percent interest in a partnership which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice.

Because we will have more than 100 limited partners, the IRS will not notify individual limited partners if we are audited.  The general partner is the “tax matters partner” who will normally have the authority to negotiate with the IRS  with respect to any partnership tax matter; the general partner will also have the right to initiate judicial proceedings.

A limited partner will thus be unable to control either an audit of CIGF7 or any subsequent litigation.  If, in such event, the general partner does not go to court, any limited partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS.  A special statute of limitations exists in connection with the IRS’s right to audit matters at the partnership level.

Tax Shelter Registrations

Previously “tax shelters” were required to be registered with the IRS. Now “reportable transactions” must be reported to the IRS under the 2004 JOBS Act by a “material advisor.” Currently there are six categories of “reportable transactions.” We or another advisor may be considered a “material advisor” and, if so, and even though we may be a projected income investment, we will nonetheless be required to maintain a list identifying each person who acquired a unit and including information required by the IRS regulations.  This list must be made available to the IRS upon its request. As stated above, you may be required to report the “reportable transaction” on your tax return and may be penalized if you fail to do so.

WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS MEMORANDUM: “ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.”
Interest and Penalties

With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that a partnership return is filed either late or incomplete.  The monthly penalty is equal to $50 multiplied by the number of partners in the partnership during the year for which the return is due.

With certain exceptions, a penalty will be assessed if we fail to furnish to the limited partners a correct Schedule K-1 to our federal income tax return on or before the prescribed due date (including any extension thereof).  The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

The Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation over-statements.  This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company).  All or any part of the penalty may be waived by the IRS upon the taxpayer’s showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith.  If we were to overstate the value of equipment, a limited partner might be liable for this penalty.

There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer’s negligent disregard of applicable rules and regulations or to the “substantial understatement” of a tax liability.  A substantial understatement is defined as an under-statement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations).  The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was “substantial authority” for taking the position on the return.  If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was “more likely than not” the proper treatment.  Based upon the representations of the general partner, counsel believes we will not be characterized as a “tax shelter” for these purposes.

It should also be noted that the general partner will not cause us to claim a deduction unless the general partner believes, based upon the advice of its accountants or counsel that substantial authority exists to support the deduction.

As stated above, you may be required to report the “reportable transaction” on your tax return and may be penalized if you fail to do so.

All interest payable with respect to a deficiency is compounded daily.  Interest rates are re-determined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

Foreign Tax Considerations

As noted above, we may acquire equipment which is operated outside the United States.  As a consequence, limited partners may be required to file returns and pay taxes in foreign jurisdictions with respect to our foreign source income.  The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

Limited partners who have foreign tax liabilities as a result of their investment in CIGF7 may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively.  The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid.

    In particular, prospective limited partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer’s United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for certain types of income including shipping income and passive rental income.  In the event we earn these types of income, a limited partner must compute separately the foreign tax credit for each type of income.  The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction’s tax law.  It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law.  In such a case, limited partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed.  To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back two years or forward five years to offset United States income taxes on that certain type of foreign source income in those tax years.  If we were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the limited partners.  Each limited partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

Prior to our entering into an arrangement which contemplates the use of equipment outside the United States, the general partner will consult with its counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the limited partners to avoid being required to file income tax returns in the foreign jurisdiction.  The general partner has discretion to cause us to enter into any such arrangement.

Partnership Anti-Abuse Rules

Treasury Regulations known as the “Anti-Abuse Rules” have recently been promulgated which purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules.  Under these Anti-Abuse Rules, the IRS may, under certain circumstances, (i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules.  The Anti-Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

These Anti-Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules.  It is therefore not anticipated that we and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules.  In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in CIGF7.

Future Federal Income Tax Changes

Neither the general partner nor counsel can predict what further legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted.  Neither the general partner nor counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS’ ruling policy.  Consequently, no assurance can be given that the income tax consequences of an investment in CIGF7 will continue to be as described herein.  Any changes adopted into law may have retroactive effect.

State Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes, which may be imposed by various jurisdictions.  A limited partner’s distributive share of our income or loss generally will be required to be included in determining the limited partner’s reportable income for state or local tax purposes in the jurisdiction in which the limited partner is a resident.  Moreover, Pennsylvania and a number of other states in which we may do business generally impose state income tax on a nonresident and foreign limited partner’s distributive share of partnership income which is derived from such states.  Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign limited partners on partnership income derived from such states.  Any amounts withheld would be deemed distributed to the nonresident or foreign limited partner and would, therefore, reduce the amount of cash actually received by the nonresident or foreign limited partner as a result of such distribution.  Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.

We cannot, at present, estimate the percentage of its future income that will be from states, which have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any.

In addition, while we intend to apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

Please be advised that you may be subject to rules determining your state income tax that are less favorable than federal income tax laws.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION.

ERISA CONSIDERATIONS

The following is a summary of the material non-tax considerations associated with an investment in CIGF7 by a qualified plan, Keogh Plan or an IRA (a “benefit plan”).  This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor.  No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein.  Any changes may or may not apply to transactions entered into prior to the date of their enactment.

Fiduciaries Under ERISA

A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA should consider whether an investment in the units is consistent with his fiduciary responsibilities under ERISA.  In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan’s participants and beneficiaries.  A fiduciary is required to perform the fiduciary’s duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan’s governing documents, provided that the documents are consistent with ERISA.

Fiduciaries with respect to an ERISA Plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA Plan.  An investment professional who knows or ought to know that his or her advice will serve as one of the primary bases for the ERISA Plan’s investment decisions may be a fiduciary of the ERISA Plan, as may any other person with special knowledge or influence with respect to a ERISA Plan’s investment or administrative activities.

While the beneficial “owner” or “account holder” of an IRA is treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules explained below..  Also, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual or/and his or her spouse who own(s) 100% of the corporation’s stock, are generally not subject to ERISA’s fiduciary standards, although they also are subject to the Code’s prohibited transaction rules explained below.

A person subject to ERISA’s fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan’s assets in units.

Fiduciaries of an ERISA Plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a “self-directed investment” arrangement) generally will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant’s exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control.  Liability can, however, be imposed upon the fiduciary of an ERISA Plan for losses resulting from a participant’s direction of the investment of assets in his individual account into a particular investment option under the ERISA Plan if the fiduciary acted imprudently in offering, or continuing to offer, the investment under the ERISA Plan.

The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Prohibited Transactions Under ERISA and the Code

Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions.  These rules prohibit such plans from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” described in Section 4975(e)(2) of the Code or “parties in interest” described in Section 3(14) of ERISA, each of which are referred to as “disqualified persons.”

“Prohibited transactions” include, but are not limited to, any direct or indirect transfer or use of a qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan.  Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA Plan that was a party to the prohibited transaction for any losses sustained by the ERISA Plan.  Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA Plan or a non-ERISA Plan or an IRA subject to Section 4975 of the Code.  If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the general partner or any of its affiliates have investment discretion with respect to the assets used to purchase the units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.  Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, and a non-ERISA Plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan’s or IRA’s decision to purchase units.

Neither the general partner nor CIGF7 shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

“Plan Assets”

If our assets were determined under ERISA or the Code to be “plan assets”:

•	the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving our assets;

•
persons who exercise any authority or control over our assets, or who provide investment advice to us, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the unit, and transactions involving our assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,

•
a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the unit could be liable under Part 4 of Title I of ERISA for transactions we enter into that do not conform to ERISA standards of prudence and fiduciary responsibility, and

•	certain transactions that we might enter into in the ordinary course of our business and operations might constitute “prohibited transactions” under ERISA and the Code.

An ERISA plan’s fiduciaries might, under certain circumstances, be subject to liability for actions taken by the general partner or its affiliates, and certain of the transactions described in this prospectus in which we might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such ERISA plan, even if their acquisition of units did not originally constitute a prohibited transaction.

Under the Department of Labor regulations governing the determination of what constitutes the assets of an ERISA plan in the context of investment securities such as units, an undivided interest in the underlying assets of a collective investment entity such as CIGF7 will be treated as “plan assets” of Benefit Plan Investors (as that term is defined under ERISA) if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are “equity interests,” and (iv) the entity is not an “operating company.” In order for securities to be treated as “publicly offered,” they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be “freely transferable.”

Units will be sold as part of an offering registered under the Securities Act of 1933.  However, in counsel’s view, we are not an “operating company” and the restrictions on transferability of units (see “Transferability of Units”) prevent the units from being “freely transferable” for purposes of the DOL’s regulations.  Consequently, in order to ensure that our assets will not constitute “plan assets” of limited partners which are ERISA plans, the general partner will take such steps as are necessary to ensure that ownership of units by Benefit Plan Investors is at all times less than 25% of the total value of outstanding units.  In calculating this limit, the general partner shall, as provided in the DOL’s regulations, disregard the value of any units held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to our assets, or any person who provides investment advice for a fee (direct or indirect) with respect to our assets, or any affiliate of any such a person.  See “Investor Suitability Standards.” However, neither we nor the general partner shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan assets” issue, a decision to cause a Benefit Plan to acquire units should involve considerations, among other factors, of whether:

•	the investment is in accordance with the documents and instruments governing the Benefit Plan,

•	the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating units,

•	the investment will provide sufficient cash distributions in light of the Benefit Plan’s required benefit payments or other distributions,

•	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from CIGF7,

•
in the case of an ERISA Plan, the investment (or, in the case of a self-directed individual account arrangement under Section 404(c) of ERISA and regulations promulgated thereunder, the decision to offer the investment to participants in the ERISA Plan) is made solely in the interests of the ERISA Plan’s participants, and

•
 the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies applicable to the Benefit Plan.

Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of an ERISA Plan that has invested in an entity such as CIGF7 are sufficiently diversified may be made by looking through the ERISA Plan’s interest in the entity to the underlying portfolio of assets owned by the entity.

The fiduciaries of each benefit plan proposing to invest in CIGF7 may be required to make certain representations, including, but not limited to, a representation that they have been informed of and understand CIGF7’s investment objectives, policies, and strategies, and that the decision to invest assets in CIGF7 is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  Additionally, each benefit plan will be required to represent that to the best of its knowledge neither CIGF7 nor any of its affiliates is a party in interest or disqualified person, as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, with respect to such benefit plan.

MANAGEMENT’S DISCUSSION OF CERTAIN FINANCIAL DATA

We have no operating history.  The following discussion includes forward looking statements.  Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements.  Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

We intend to acquire various types of information technology equipment, medical technology equipment, telecommunications equipment and similar types of equipment, and to lease such equipment predominantly under operating leases.  We may also lease equipment under full payout net leases or enter into conditional sales contracts with respect to equipment.  We anticipate that we will use a substantial portion of the proceeds of this offering, excess cash flow, debt financing and net disposition proceeds we receive prior to our liquidation phase to purchase equipment.  See “Investment Objectives and Policies -- Information technology equipment,”and  “Investment Objectives and Policies -- Description of Leases.”

Our operating revenues will initially be generated primarily from leasing, and otherwise entering into contracts for the use of equipment.  Operating revenues will be utilized to pay partnership expenses and provide cash distributions to limited partners.  See “Investment Objectives and Policies — Description of Leases.” The general partner anticipates that we will commence liquidation of all of our assets beginning after the sixth year of our operational phase.  Liquidation may take up to two years, subject to the general partner’s discretion to extend the liquidation process if in the general partner’s discretion such extension will enable us to dispose of its assets on more favorable terms.  We will not continue after December 31, 2021, unless the general partner extends the partnership’s term pursuant to our partnership agreement.  See “Investment Objectives and Policies — Liquidation Policies.”

Because our leases will be on a “triple-net” (or equivalent) basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds.  However, the general partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital.  If the general partner or any of its affiliates makes a short-term loan to us to cover any extraordinary expenses, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality.  In no event will we be required to pay interest on any such loan at an annual rate greater than three percent over the “prime rate” from time to time announced by JPMorgan Chase Bank, New York, New York.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by us within 12 months after the date of the loan.   See “Compensation to the General Partner and Affiliates.”  If available cash flow or net disposition proceeds are insufficient to cover our expenses and liabilities, we may obtain additional funds by disposing of or refinancing equipment or by borrowing within permissible limits.

PARTNERSHIP AGREEMENT SUMMARY

The rights and obligations of the partners in CIGF7 will be governed by the partnership agreement, which is attached in its entirety as Appendix II hereto.  The following statements, and other statements in this prospectus concerning the partnership agreement and related matters, are merely an outline, in no way modify or amend the partnership agreement and are qualified in all respects and in each case by the language of the partnership agreement.  All material aspects of the partnership agreement are included in this summary.

The Units

A maximum of $50,000,000 worth of units are authorized for issuance and sale in the offering.  Subscribers who are accepted as limited partners by the general partner on or before the initial closing will be admitted as limited partners on the day of the initial closing.  Thereafter, subscribers who are accepted as limited partners by the general partner will be admitted into the partnership as limited partners in one or more closings per week, as subscription volume permits.  Transferees of units will be recognized as substituted limited partners on or before the first day of the calendar month following the calendar month in which the general partner receives a completed transfer application and approves the transferee as a substituted limited partner.  Our records shall be amended to reflect the substitution of limited partners at least once in each calendar quarter.

Non-assessability of Units

The units are non-assessable.  When a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to CIGF7’s capital.

Liability of Limited Partners

Limited partners are not personally liable for the obligations of CIGF7, but their investments are subject to the risks of our business and the claims of our creditors.  A limited partner, under certain circumstances, may be liable to return any distributions received from us to the extent that, after giving effect to the distribution, all of our liabilities (other than non-recourse liabilities and liabilities to partners on account of their interests in CIGF7) exceed the fair value of our assets, including assets serving as security for non-recourse liabilities.  In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution to the extent that the distribution includes a return of the partner’s contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act.  Also, a limited partner who participates in the control of the business of the partnership may be liable to persons who transact business with the partnership reasonably believing, based upon the conduct of the limited partner, that the limited partner is a general partner of the partnership.

Allocations and Distributions

The provisions of the partnership agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption “Allocations and Distributions.”

Responsibilities of the General Partner

The general partner has the exclusive responsibility for the management and control of all aspects of our business.  In the course of its management, the general partner may, in its absolute discretion, cause us to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the equipment and interests therein when and upon such terms as it determines to be in our best interests and as it deems necessary for our efficient operation, except that limited partners holding more than 50% of the outstanding units held by all limited partners, referred to as a majority in interest, must approve the sale of substantially all of our assets, except when such sales occur in the orderly liquidation and winding up of our business.

A majority in interest of the limited partners may, at any time after the last time at which subscribers for units are admitted as limited partners, remove the general partner.  Upon the removal of the general partner, we will be dissolved and liquidated unless, within 60 days of such removal, a majority in interest of the limited partners elects a successor general partner to continue the partnership.

Records and Reports

The general partner will keep at our principal place of business adequate books of account and partnership records. You will have the right, upon reasonable notice and within normal working hours, and at your expense, to inspect and copy true and full information regarding the state of our business and financial condition, our federal, state and local tax returns, a list of the partners and other information regarding our affairs as you may reasonably request.  You will also receive an annual account statement setting forth a current estimated value of your investment.  See “Reports to Limited Partners” for a description of the reports and financial statements, which the general partner will provide to you during the term of CIGF7.

Meetings of the Partners

The general partner may call a meeting of the limited partners at any time, or call for a vote, without a meeting, of the limited partners on matters on which they are entitled to vote.  The general partner is required to call such a meeting, or for such a vote, on the written request of limited partners holding 10% or more of the total units held by all limited partners.  Any vote of a limited partner may be made in person or by proxy.

We are not required to hold annual or other regular meetings of the partners.

Voting Rights of Limited Partners

Your voting rights are set forth in the partnership agreement.  By a vote of limited partners holding more than one-half of the outstanding units, the limited partners may vote to:

▪	approve or disapprove a sale of all or substantially all of our assets;

▪	dissolve the partnership

▪	remove or approve the withdrawal of the general partner

▪	prior to the removal, withdrawal or dissolution of the general partner, elect a successor general partner; and

▪	amend the partnership agreement except that without the consent of the partner adversely affected, no amendment may be made which:

▪ converts a limited partner into a general partner;

▪ modifies the limited liability of a limited partner;

▪ alters the interest of the general partner or limited partners in net profits, net losses or distributions or alters the general partner’s compensation; or

▪ adversely affects our status as a partnership for federal income tax purposes

With respect to any units owned by the general partner or its affiliates, the general partner and its affiliates may not vote or consent on matters submitted to the limited partners regarding removal of the general partner or any transaction between CIGF7 and the general partner or its affiliates.  In determining the required percentage in interest of units necessary to approve a matter on which the general partner and its affiliates may not vote or consent, any units owned by the general partner or its affiliates shall not be included.

Roll-Ups and Conversions

We will not enter into any roll-up without the approval of the general partners and the holders of at least 66-2/3% of all outstanding units.  A roll-up is defined in the partnership agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of CIGF7 and the issuance of securities of a roll-up entity.  A roll-up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange, including the NASDAQ Stock Market or a transaction involving the conversion to corporate, trust or association form of only CIGF7 if, as a consequence of the transaction, there will be no significant adverse change in the limited partners’ voting rights, the term of existence of CIGF7, compensation of the general partner or its affiliates, or CIGF7’s investment objectives.  Limited partners who do not consent to an approved roll-up shall be given the option of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) receiving cash in an amount equal to the non-consenting limited partner’s pro rata share of the appraised value of the net assets of CIGF7.

In the event a roll-up is proposed, an appraisal of our net assets shall be performed by a competent independent expert engaged for the benefit of the partnership and the limited partners.  Such appraisal shall be made on the basis of an orderly liquidation of our assets over a 12-month period as of a date immediately prior to the announcement of the proposed roll-up.  If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering.  We shall not reimburse the sponsor of a proposed roll-up for the costs of an unsuccessful proxy contest in the event the roll-up is not approved by the limited partners.

By the vote of a majority in interest of the limited partners we are permitted to engage in a conversion of CIGF7 into another form of business entity which does not result in a significant adverse change in:

•	the voting rights of the limited partners,

•	the partnership’s termination date (currently, December 31, 2021, unless terminated earlier in accordance with the partnership agreement),

•	the compensation payable to the general partner or its affiliates, or

•	the ability to meet our investment objectives without materially impairing the rights of the limited partners.

The general partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of our historic and projected operations; the tax consequences (from the standpoint of the limited partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which we would be converted; and the performance of the equipment industry in general, and of the information technologies segment of the industry in particular.  In general, the general partner would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partner or its affiliates to be a significant adverse change in the listed provisions.

Power of Attorney

Pursuant to the terms of our partnership agreement, each purchaser of a unit and each transferee of a unit appoints the general partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record:

•	documents relating to CIGF7 and its business operations requested by or appropriate under the laws of any appropriate jurisdiction;

•	instruments with respect to any amendment;

•	instruments or papers required to continue the business of CIGF7 pursuant to the partnership agreement;

•	instruments relating to the admission of any partner to CIGF7;

•
a master list in accordance with Section 6112 of the Code (or any successor provision), relating to our tax shelter registration (see “Income Tax Considerations - Partnership Tax Returns and Tax Information”); and

•	all other instruments deemed necessary or advisable to carry out the provisions of the partnership agreement.

    The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.

The general partner will be designated as the “Tax Matters Partner” who shall have authority to make certain elections on our behalf and that of the limited partners, including extending the statute of limitations for assessment of tax deficiencies against the limited partners with respect to partnership items, and to enter into a settlement agreement with the IRS.  See “United States Federal Income Tax Considerations — IRS Audit of the Partnership.”

Partnership Term

Our term of existence will expire on December 31, 2021, though we may be terminated and dissolved earlier after any of the following events:

•	The vote or written consent of a majority in interest of the limited partners;

•	The dissolution of CIGF7 by judicial decree;

•
The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner (or a majority in interest of the limited partners if the terminating event is the removal, bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue CIGF7 and a successor general partner is elected;

•
The determination by the general partner that it is necessary to commence the liquidation of the equipment in order for the liquidation of all the equipment to be completed in an orderly and business like fashion prior to December 31, 2021; or

•	The sale or disposition of all our equipment.

PLAN OF DISTRIBUTION
General

The units are offered through Commonwealth Capital Securities Corp., Inc. as dealer manager.  The dealer manager may offer the units through other broker-dealers who are members of the Financial Industry Regulatory Authority, or FINRA.  The units are being offered on a “best efforts” basis, which means that the dealer manager and the other broker-dealers are not obligated to purchase any units and are only required to use their best efforts to sell units to investors.

The offering of the units is intended to be in compliance with Rule 2810 of FINRA’s Rules of Conduct. The maximum underwriting compensation payable under this offering will not exceed 10% of the gross offering proceeds.  Total compensation of up to 10% of the gross offering proceeds is expected to be allocated to the following items:

Item of Compensation	Amount in Dollars(1)	As a Percentage of Gross Offering Proceeds
Retail Commissions	$3,500,000	7.0%
Dealer Manager Fee	1,000,000	2.0%
Marketing Reallowance	500,000	1.0%
Total	$5,000,000	10.0%

(1) Assumes the maximum gross offering proceeds of $50,000,000.

The 2% Dealer Manager Fee, above, is used by the Dealer Manager to pay all other costs and expenses associated with the sale, distribution and marketing of the units, as detailed below:

Item of Compensation	Amount in Dollars(1)	As a Percentage of Gross Offering Proceeds
Wholesale Commissions	$ 550,000	1.10%
Wholesale Salaries	270,000	0.54%
Wholesale Expense Reimbursements	165,000	0.33%
Wholesale Seminars	15,000	0.03%
Total	$ 1,000,000	2.00%

(1) Assumes the maximum gross offering proceeds of $50,000,000.

We will pay directly any additional organization and offering expenses. See “Prospectus Summary - Estimated Use of Proceeds.”

We will pay to the dealer manager an aggregate amount of up to seven percent of capital contributions as selling commissions and up to one percent of capital contributions as a marketing reallowance after and only if the required $1,150,000 minimum subscription amount is sold.  The dealer manager may reallow all of such selling commissions and marketing reallowance to other participating broker-dealers.  The amount of the selling commissions will be determined based upon the quantity of units sold to a single investor.  The selling commission and purchase price for all units purchased by an investor will be reduced in accordance with the following schedule:

Individual Transaction Size	Purchase Price Per Unit	Selling Commission
$1,000 to $250,000	$20.00	7%
$250,020 to $350,000	$19.80	6%
$350,020 to $500,000	$19.60	5%
$500,020 to $750,000	$19.40	4%
$750,020 to $1,000,000	$19.20	3%
$1,000,020 and over	$19.00	2%

The marketing reallowance will be paid to those firms that meet certain minimum sales targets, as set forth in each firm’s participating broker agreement with the dealer-manager.

The dealer manager agreement, under which the dealer manager will offer the units, which is terminable without penalty by any party on 60 days’ notice, contains cross-indemnity clauses with respect to certain liabilities between the general partner and the dealer manager, including liabilities under the Securities Act and liabilities arising out of misleading or untrue statements attributable to either party in this prospectus or other materials sent to investors in connection with this offering, and breaches of the underwriting agreement.  The dealer manager and participating brokers participating in the offering may be deemed to be “underwriters” as that term is defined in the Securities Act.

Other Expenses of the Offering

In addition to the fees and other compensation described above, we will incur additional expenses in connection with the issuance and distribution of the units.  The maximum expected amounts of such expenses are as follows:

Securities and Exchange Commission Registration Fee	$1,965
Financial Industry Regulatory Authority Filing Fee	5,500
Blue Sky Fees and Expenses	150,000
Bona Fide Due Diligence Expenses	200,000
Printing Costs	200,000
Accounting Costs	100,000
Legal Fees and Expenses	150,000
Sales Literature Costs	300,000
Seminar Attendance	600,000	(1)
Escrow Fees	20,000

Total	$1,727,465

Except for the SEC Registration Fee and the FINRA Filing Fee, the amounts listed above are estimates.

(1) Seminar attendance represents the cost of travel to and attendance at educational workshops and conferences hosted by broker/dealers, and similar costs associated with attendance at industry meetings related to regulation and the industry, which one or more employees of the sponsor attend.

Offering of Units

Provided the general partner does not terminate the offering of units earlier, the offering may continue until the full 2,500,000 units are sold, or until the second anniversary of the effectiveness of our registration statement, of which this prospectus is a part.  See “Plan of Distribution — Escrow Arrangements and Funding.”

The general partner and its affiliates will not be prohibited from purchasing units, although it is not their present intention to make such purchases.  Any units purchased by the general partner or its affiliates would be purchased for their own account and for investment and not for resale.  No units purchased by the general partner and its affiliates may be counted for purposes of obtaining the minimum subscription amount.  If the general partner or its affiliates purchase any units, the voting rights of the general partner with respect to the units will be as described in the last paragraph of  “Summary of the Partnership Agreement — Voting Rights of Limited Partners”.

Any purchase of units in connection with this offering must be accompanied by tender of the sum of $20 per unit (subject to the quantity discounts referred to above), which is the full purchase price of a unit; provided, however, that the dealer manager or Participating Brokers may waive the selling commission with respect to the purchase of units by employees of the dealer manager, Participating Brokers, the general partner and its affiliates, so long as those employees are purchasing units for their own accounts.  If such fees are so waived, such employees will tender no less than $18.60, for the purchase of each unit.

Your subscription must be accepted by the general partner.  Once accepted, this will constitute the investor’s agreement to the terms of the limited partnership agreement and the authority of the general partner.

Escrow Arrangements and Funding

All funds received by the general partner, the dealer manager or the Participating Broker will be held in the escrow account at JPMorgan Chase Bank, N.A., whose address is 4 New York Plaza, 21st Floor, New York, NY 10004, until an “escrow closing,” at which time funds collected from multiple investors will be transferred to us and units will be issued. While held in escrow, subscriptions will either be held in cash or be invested in United States short-term government securities or interest bearing bank accounts, a JPMorgan Chase Bank, N.A. cash compensation account, or a similar account, for the benefit of the investors.

Any interest earned on the subscriptions held pending our first escrow closing will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of subscriptions held for each investor and the length of time such subscriptions were held.

    The offering may be terminated, in the general partner’s discretion, at any time after the minimum subscription amount has been received and accepted by the general partner on our behalf.  The general partner also has the discretion to terminate the offering prior to receiving the minimum subscription amount.  In such event, we would be dissolved and subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the subscribers.  It is anticipated that the offering of units will terminate no later than the second anniversary of the effectiveness of our registration statement.  Subscriptions will be released from the escrow account and returned to the subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the minimum subscription amount has not been received by the second anniversary of the commencement of this offering.

Subscribers will be admitted to CIGF7 and receive units at one or more closings.  Limited partners will be admitted not later than 15 days after the release from the escrow account to us of the subscriber’s funds.  Additional closings will be held from time to time during the offering period as subscriptions are accepted by the general partner, but no less often than weekly if subscription volume permits.  Subsequent subscriptions will be accepted or rejected by the general partner within 30 days of their receipt.  Funds received from rejected subscriptions will be returned to the subscribers immediately upon rejection of their subscription.  The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the units.  After the initial closing, limited partners will be admitted to CIGF7 no later than the last day of the calendar week following the date their Subscriptions are accepted by the general partner.  After the first escrow closing, any interest earned on subscription amounts held pending subsequent escrow closings is expected to be nominal, and will be retained by us for investment in equipment or general partnership purposes.

Subscription for Units

If you satisfy the qualifications described under “Investor Suitability Standards” and desire to purchase units, you must:

(a)           Review the subscription agreement attached as Appendix I to this prospectus to insure that you are aware of the representations and warranties you will be deemed to have made by subscribing for units; and

(b)           Deliver to the dealer manager a check made payable to “JPMorgan Chase Bank, Escrow Agent FBO Commonwealth Income & Growth Fund VII, LP,” in the amount of $20.00, or such other amount as set forth in the table above, for each unit that you are seeking to purchase. Investments must be made in $20.00 increments.

The dealer manager will not complete a sale of units until at least five business days after the date you receive a final prospectus and shall send you a confirmation of your purchase.

Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for units, or opinions of counsel as to their authority to subscribe for units and the binding effect of their subscriptions.  Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the general partner.  No sales will be made to discretionary accounts without the prior specific written approval of the transaction by the customer.

The general partner has the right to reject your subscription for any reason whatsoever, including your failure to satisfy the suitability standards described under “Investor Suitability Standards.”

Subscribers’ Representations and Warranties

If you decide to purchase units, you must execute or authorize the execution of a subscription agreement to be submitted to the general partner.  In the States of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon, Tennessee and Texas, you are required to personally sign the subscription agreement.  You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you:

•	have received this prospectus, including the form of partnership agreement attached hereto as Appendix II;

•	meet the applicable requirements as to net worth;

•	are subscribing for units in your own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person;

•	accept and adopt the provisions of the partnership agreement; and

•	authorize the general partner, as your attorney-in-fact, to execute the partnership agreement and such other documents as may be required to carry out the business of CIGF7.

You are also instructed that you should not rely upon any information not specifically set forth in this prospectus or any supplements thereto in making a decision to invest in CIGF7, and the general partner, the dealer manager and CIGF7 accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public.  Also, an investment in CIGF7 involves certain risks including the matters set forth under the captions “Risk Factors,” “Conflicts of Interest,” “Management” and “Income Tax Considerations” in this prospectus.

Special Limit on Ownership of Units by Benefit Plans

To avoid classification of a pro rata portion of our underlying assets as “plan assets” of investors which are benefit plans, we intend to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times.  See “ERISA Considerations — ‘Plan Assets.’” Benefits Plans include qualified plans, tax exempt entities and certain other entities included in the definition of benefit plans in this prospectus.

Sales Material

Sales material may be used in connection with the offering only when accompanied or preceded by the delivery of this prospectus.  Only sales material which indicates that it is distributed by the general partner may be distributed to prospective investors.  Material regarding an investment in CIGF7 may include a question and answer sales booklet, a brochure, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards, fact sheets, handouts, offering summaries, folders and tombstone advertisements; all of which would provide information regarding the general partner and CIGF7.  In certain jurisdictions, such sales material will not be available.  Sales material must present a balanced discussion of the risks and rewards of investing in CIGF7.  Use of any materials will be conditioned on the provision of such materials to the SEC and the filing with, and if required, approval by, other appropriate regulatory authorities.  Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.  Other than as described herein, we have not authorized the use of sales material.

Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering.  The offering is made only by this prospectus.

REPORTS TO LIMITED PARTNERS

The general partner will deliver to each limited partner, within 120 days after the end of each year, our balance sheet dated as of December 31 of such year, together with statements of income, partners’ equity, and our cash flow position for such year, prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor’s report from our independent registered public accounting firm. A reconciliation of the financial statements with respect to information furnished to you for income tax purposes will be included in the Notes to Financial Statements of our audited financial statements included in our annual report on Form 10-K.

    The general partner will within such period also furnish (i) a report of our activities for the year, which will include for each item of equipment we acquire which individually represents at least 10% of the total investment in equipment, (ii) certain information relevant to the value or utilization of the equipment, (iii) a report on distributions to the limited partners during the year and their source, (iv) if any equipment is sold during that year a report of the sale price, purchase price and lease revenues from such equipment, and (v) a report on any costs incurred by the general partner and its affiliates in performing administrative services which are reimbursed by us during the year.

Within 60 days after the end of each calendar quarter, the general partner will also furnish a report of all services rendered and all fees received by the general partners and its affiliates from us, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on our activities.  The unaudited balance sheet, statement of income and statement of changes in financial position, each of which will be included in our Form 10-Q filed with the Securities and Exchange Commission, will be prepared on an accrual basis in accordance with accounting principals generally accepted in the United States.

The general partner, at the time it furnishes you our annual report, will furnish you, through your participating broker, with an account statement that sets forth the following:

•	an estimated per-unit value of the units;
•	the source of the information used to determine such per-unit values; and
•	the method by which the per-unit value was determined.

Until the net proceeds of the offering of units are fully invested, the general partner will furnish to the limited partners, within 60 days after the end of each calendar quarter, a report of equipment acquisitions during the quarter, including the type and manufacturer of each item of equipment, the purchase price of the equipment, and any other material terms of purchase, a statement of the total amount of cash expended by CIGF7 to acquire the equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in CIGF7 which remain unexpended or uncommitted at the end of the quarter.

The general partner will also furnish to all limited partners within 75 days after the end of the year other information regarding CIGF7 necessary for the preparation of their tax returns.

LEGAL MATTERS

In connection with the units offered hereby Greenberg Traurig LLP, Philadelphia, Pennsylvania, counsel to the dealer manager, the general partner and CIGF7, has passed upon legal matters for CIGF7 and the general partner regarding the valid issuance of the units and the United States federal income tax consequences of an investment in the units.

EXPERTS

The consolidated financial statements of CCC as of February 29, 2008 and February 28, 2007 and for the years then ended, the balance sheet of the general partner as of February 29, 2008 and the balance sheet of CIGF7 as of November 30, 2008, respectively, appearing in this prospectus and registration statement, have been audited by Asher & Company, Ltd., independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide, at no cost, upon the request of an interested investor, a copy of the most recent annual report on Form 10-K, filed with the Securities and Exchange Commission for Fund I, Fund II, Fund III, Fund IV,  Fund V and Fund VI.  You can request Form 10-Ks or 10-Qs for Fund I, Fund II, Fund III, Fund IV, Fund V and Fund VI by calling 1-800-249-3700 and asking to speak to an investor relations representative.  You may also make your request in writing to: Chief Compliance Officer, Commonwealth Capital Securities Corp., 400 Cleveland Street, Seventh Floor, Clearwater, Florida  33755.

This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto, which the general partner has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

You may read and copy any materials we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549.  Further information on the operation of the Public Reference Room is available by contacting the SEC at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically at http://www.sec.gov.

APPENDIX I

SUBSCRIPTION AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND VII
(A Pennsylvania Limited Partnership)
SUBSCRIPTION AGREEMENT • SIGNATURE PAGE • POWER OF ATTORNEY
$50,000,000 Maximum (2,500,000 Units) and $1,150,000 Minimum (57,500 Units)

Commonwealth Capital Securities Corp.
400 Cleveland Street • 7th Floor • Clearwater, FL 33755
2,500,000 Units - ($20 Per Unit) • Minimum Initial Investment: $5,000 (250 Units) or
$3,000 (150 Units) for IRAs, Keoghs and Pension Plans
Minimum purchase may be higher in certain states.

INSTRUCTIONS

Please be sure to complete and submit all four (4) original pages of this agreement. All pertinent areas MUST be filled in or your application will be delayed or returned for further documentation. Please pay particular attention to the shaded areas.

A.
INVESTMENT: Please enter the number of units purchased. There are a total of 2,500,000 units being offered. Each unit is $20.00. Indicate if this is an initial or additional investment. Enter the total dollar amount of the investment.  MAKE ALL CHECKS PAYABLE TO JPMORGAN CHASE BANK, N.A., ESCROW AGENT CIGF VII.

B.	TYPE OF OWNERSHIP: Indicate whether ownership is non-custodial or custodial. If the ownership is custodial, the custodian information must be completed. (See notice to investors on bottom of page 2.)
C.
INVESTOR INFORMATION: Please complete this section in full. Enter subscriber’s and, if applicable, co-subscriber’s name, date(s) of birth, social security number(s) AND address(es). Check citizenship status and, if applicable, origin of corporation or partnership. All subscribers must sign application.

D.	BROKER/DEALER INFORMATION: Please include branch and home office information. The financial consultant and branch manager must sign this agreement.
E.	TERMS AND CONDITIONS: Please read the terms and conditions. The investor(s) residing in the states indicated in this section MUST initial in the areas provided.
F.
SPECIAL PAYMENT INSTRUCTIONS: Please complete if payments are to be made to an entity other than to the subscriber. For brokerage accounts, check with your Broker Dealer for payee and mailing address information.

PLEASE DIRECT ALL QUESTIONS TO: 877-654-1500
FAX INQUIRIES TO : 727-450-0673

SECTION A. – INVESTMENT
Subscriber Name __________________________Units Purchased_____________________
Co-Subscriber Name _______________________Total Investment $____________________
(If Subscriber is a Trust or other entity, the full legal name of the Trust or entity should be entered here.)

This is an:  □ Initial Investment; OR     □ Additional Investment
NAV Purchase: Are you an employee of a selected agent?  □ Yes   □ No
$5,000 Minimum ($3,000 for an IRA) in $20 increments.  Total capital must be in increments of $20.00.

MAKE CHECKS PAYABLE TO:  JPMORGAN CHASE BANK, N.A., ESCROW AGENT CIGF VII
We do not accept Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, third-party checks or Cash due to Anti-Money Laundering considerations.

SECTION B – TYPE OF OWNERSHIP
NON-CUSTODIAL OWNERSHIP
□ Individual Ownership (one signature required)
□ TOD (Transfer on Death); Include name of beneficiary
□ Joint Tenants with Right of Survivorship (all parties must sign)
□ Community Property (all parties must sign)
□ Tenants in Common (all parties must sign)
□ Corporate Ownership (authorized signature required and copy of corporate resolution with corporate seal is required)
□ Partnership Ownership (authorized signature required)
□ Uniform Gift to Minors Act (custodian signature required), State of _____, as Custodian for _________________
□ Trust (specify type) ______________________________Under agreement dated (required) ____________
Trusts MUST submit a complete copy of trust or a signed Trust Certificate (required for processing).
□ Other (please specify) ______________________________________________________

CUSTODIAL OWNERSHIP (it is the financial consultant’s responsibility to set up the custodial account.)
□ Traditional IRA or Individual Retirement Annuity (custodian signature required)
□ Roth IRA (custodian signature required)
□ Pension or Profit-Sharing Plan or other Employee Welfare Benefit Plan (trustee signature(s) required)
□ KEOGH (trustee signature required)
□ Simplified Employee Pension/Trust (trustee signature required)
Name of custodian or other administrator: ____________________
□ A trust, plan or account which forms a part of, or has been determined by the IRS to be, any of the above
□ Other (Please specify) ______________________________________________________

custodian information:
Name of Custodian or Trustee  __________________________________________________
Mailing Address  _____________________________________________________________
Tax ID No. ____- _____________________________
Custodial Account No.  _________________________
Custodian Telephone  (_____) __________________    Custodian Signature  ______________________________ Date__________

SECTION C – INVESTOR INFORMATION
SUBSCRIBER                                                                                        Tax I.D. No. or
Name: _____________________Date of Birth ___________  Social Security No. _________________

CO-SUBSCRIBER:                                                                               Tax I.D. No. or
Name:  ___________________  Date of Birth ____________Social Security No.  _________________
Physical Street Address___________________________________________________________________
City ______________________________________ State _______________ Zip Code _______________
Preferred Mailing Address ______________________________City ______________State_______ Zip_____
Home Telephone No.(______)  _____________________E-mail address______________________________

Please indicate citizenship status: (Please review “Investor Suitability Standards” in the Prospectus)
□ U.S. Citizen (MUST Attach IRS Form W9)
□ Resident Alien (MUST Attach IRS Form W9)
□ Non-Resident Alien (MUST Attach IRS Form W8)

If Corporation or Partnership:
□ U.S. (MUST Attach IRS Form W9)
□ Foreign (MUST Attach IRS Form W8)

Signature: I certify that (1) I have received the Prospectus relating to Commonwealth Income & Growth Fund VII, LP (“the Prospectus”), and the Limited Partnership Agreement; (2) I agree to the provisions in the Subscription Agreement; (3) by executing this Subscription Agreement, I am entering into a Limited Partnership Agreement, agreeing to invest money; (4) the information set forth in this Subscription Agreement, Signature Page and Power of Attorney is true and correct; (5) I meet the minimum financial suitability standards described in the Prospectus under “Investor Suitability Standards”;  and, (6) by signing below, I acknowledge that this investment is not liquid. By executing this Subscription Agreement, I am not waiving any rights I may have under the Securities Act of 1933, as amended.
X ________________________________________________________________________________
Subscriber’s (or Trustee’s) Signature                                                                                                       Date
X ________________________________________________________________________________
Co-subscriber’s Signature or Authorized Representative	Date

SECTION D – BROKER/DEALER INFORMATION
Broker/Dealer Name_____________________________________________________________________
Financial Consultant’s Name(s)___________________________________ E-mail Address  _______________
Branch Office Address ________________________________ City  _______________  State____    Zip_____
Preferred Mailing Address_____________________________  City________________  State_____ Zip_____
Home Office Address ________________________________ City ________________ State____    Zip_____
Branch Phone  (______) ______________________Fax  (______)  __________________________

By selling financial consultant: In compliance with Rules 2310 and 2810 of FINRA’s Conduct Rules, I represent that I have reasonable grounds to believe, based on information from the investor(s) concerning investment objectives, other investments, financial situation and needs, and any other information known by me, that investment in the Limited Partnership is suitable for such investor(s) and that I have informed the investor(s) of the lack of liquidity and marketability of the investments and confirm that the investor(s) signatures appear above. (Signatures of both representatives required if joint account.)

Customer Identification Program (REQUIRED)
At the time of subscription I verified one of the following (check one):     □Driver’s License     □Government-Issued ID

X _________________________________________________________________________________
Financial Consultant's Signature Print Name Date

X _________________________________________________________________________________
Branch Manager's Signature Print Name Date

SECTION E – TERMS AND CONDITIONS
Each person or entity named as a registered owner on the Subscription Agreement (the “Subscriber”) desires to become a Limited Partner of Commonwealth Income & Growth Fund VII, LP, (the “Partnership”) and to purchase units of partnership interest (the “Units”) of the Partnership in accordance with the terms and conditions of the final Prospectus, as supplemented or amended (the “Prospectus”), and the Partnership’s Amended and Restated Limited Agreement (the “Partnership Agreement”), attached as Appendix I to the Prospectus. BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE, SHE OR IT MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 or any State securities law. In connection herewith, the Subscriber represents, warrants, and agrees as follows:
1.
Subscription. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.

2.
Acceptance. The Subscriber hereby acknowledges and agrees that the General Partner of the Partnership (the “General Partner”) may in its sole and absolute discretion accept or reject the Subscriber’s subscription, in whole or in part, and that, if rejected, the amount of the Subscriber’s subscription which is rejected will be promptly returned to the Subscriber, without interest. The General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the Subscriber has received the Prospectus.

3.
No Revocation. The Subscriber hereby irrevocably acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, except during the five business days following the Subscriber’s receipt of the Prospectus.

4.
Adoption of Partnership Agreement. The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Partnership Agreement and agrees to become a Limited Partner thereunder.

5.
Power of Attorney. The Subscriber hereby makes, constitutes and appoints the General Partner, with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided in the Partnership Agreement.

6.
Representation and Warranties. The Subscriber represents and warrants to the Partnership, the General Partner, the affiliates, agents and representatives of the Partnership of the General Partner, and any broker-dealer involved in the offering of Units for sale that:

*	Subscribers in Alabama, Arizona, Arkansas, Kansas, Michigan, Missouri, Nebraska, North Carolina and Texas must initial below.

_____	(a) The Subscriber has received the Prospectus;

_____	(b) The Subscriber has received the Partnership Agreement;

_____
(c) The Subscriber meets the minimum net worth requirements set forth in the Prospectus under “Investor Suitability Standards,” as well as any additional minimum financial standards required by state securities authorities which are applicable to the Subscriber;

_____
(d) The Subscriber is subscribing for Units in his, her or its own account or for the account or benefit of a family limited partner or limited partners or in a fiduciary capacity for the account of another person; and

_____
(e) The Subscriber has received no representations or warranties from the Partnership, the General Partner, or any affiliates, agents or representatives of the Partnership other than those contained in the Prospectus.

_____	(f) The subscriber acknowledges that this investment is not liquid.

The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue; provided, however, that the representation 6(e) above shall not be binding on any Subscriber resident in Arizona, Kansas, Maine, Minnesota, Missouri, Nebraska, Pennsylvania, Tennessee or Texas. The Office of the Kansas Securities Commissioner recommends that Kansas investors should limit their investment in CIGFVII units and similar direct participation programs to not more than 10% of their liquid net worth. Liquid net worth is that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

SECTION F- SPECIAL PAYMENT INSTRUCTIONS

Payment to individual or entity other than legal registrant:
Payee Name_________________________________________________________
For Account of ______________________________________________________
Street Address ______________________________________________________
City, State, Zip ______________________________________________________
Account Number ____________________________________________________
How do you wish to receive distributions? □ Quarterly □ Monthly
(NOTE: $5,000 minimum investment required for monthly distributions. No distribution reinvestment available with monthly distributions.)
□ I wish distributions of the partnership to be reinvested in additional units during the offering period (available with quarterly distribution option only).

FOR OFFICE USE ONLY

This subscription agreement, signature page and power of attorney will not be an effective agreement until it is accepted by the General Partner of Commonwealth Income & Growth Fund VII, LP.

Agreed to and accepted by

_____________________________________________________________

                    General Partner

CCSC Receipt Date
Date into Escrow
Closing Number
Closing Date

APPENDIX II

LIMITED PARTNERSHIP AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND VII, LP

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

December 15, 2008

COMMONWEALTH INCOME & GROWTH FUND VII, LP
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS RESTATED LIMITED PARTNERSHIP AGREEMENT of Commonwealth Income & Growth Fund VII, LP (the “Partnership”), dated as of December 15, 2008, is entered into by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the “General Partner”), Kimberly A. Springsteen-Abbott (the “Initial Limited Partner”), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.

INTRODUCTION

On November 14, 2008, the General Partner and the Initial Limited Partner formed the Partnership by the filing of the Certificate in the Office of the Department of State of the Commonwealth of Pennsylvania.  The parties desire to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership’s Units as limited partners of the Partnership and to amend and restate the agreement of the Partners to read in its entirety as set forth below.  To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on or after the date hereof are or shall be admitted as limited partners of the Partnership; (ii) the Initial Limited Partner withdraws as a limited partner of the Partnership and is released from all her obligations as such to the Partnership, and the Partnership shall promptly return the Initial Limited Partner’s capital contribution, effective upon the date of the Initial Closing, as defined below, and (iii) the agreement of the Partners is hereby amended and restated to read in its entirety as set forth below.

ARTICLE 1
Definitions

The following terms used in this Agreement shall have the meanings set forth below.

“Acquisition Expenses” means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

“Acquisition Fees” means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership.  Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Act” means the Pennsylvania Revised Uniform Limited Partnership Act.

“Adjusted Basis” means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

“Adjusted Capital Contribution” means, with respect to a Limited Partner, the Capital Contributions of the Limited Partner reduced to not less than zero by any cash distribution received by the Limited Partner pursuant to Sections 4.2, 8.1 or 8.4 of this Agreement, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distribution was made.

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“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

“Agreement” means this Amended and Restated Limited Partnership Agreement, as amended from time to time.

“Average Daily Units” means for any period an amount equal to the sum of the outstanding Limited Partners’ Units as of the close of business on each day in the period, divided by the number of days in the period.

“Bankrupt” or “Bankruptcy” means, when used with reference to a specified Person, (i) if such Person (a) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (b) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (ii) if any petition or application of the type described in subsection (i) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

“Capital Account” means the separate account established for each Partner pursuant to Section 4.1.

“Capital Contributions” means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, the total amount of money contributed to the Partnership by a Limited Partner for each Unit, or where the context requires, the total Capital Contributions of all the Partners.

“Carried Interest” means an interest taken in the Partnership, other than the General Partner’s promotional interest, for which full consideration has neither been paid nor is to be paid.

“Cash Available for Distribution” means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with this Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

“Cash Flow” for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied  against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

2

“Certificate” means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

“Closing Date” means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes.  Any reference in this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

“Competitive Equipment Sale Commission” means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

“Conditional Sales Contract” means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

“Controlling Person” means any person, whatever his or her title, performing functions for the General Partner or its Affiliates similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the General Partner or its Affiliates or having the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

“Cumulative Return” means the amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution of a Limited Partner, which amount shall begin accruing when the Limited Partner is admitted as a Limited Partner in the Partnership.

“Debt Placement Fee” means the fee payable to the General Partner in accordance with Section 6.5 of this Agreement.

“Distribution Fee” means for any year until changed by the General Partner in accordance with the following sentence, an amount not to exceed $25.00.  The General Partner may change the amount of the Distribution Fee only by written notice to each Limited Partner who properly has elected to receive monthly distributions at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new Distribution Fee will apply.  The Distribution Fee is designed to cover the additional postage and handling associated with the more frequent monthly distributions; the payment of which shall be subtracted equally from the distribution check of any Limited Partner receiving distributions of net cash flow on a monthly basis.

“Effective Date” means the date on which the Partnership’s registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

“Equipment” means each item of and all of the information technology, medical, telecommunications and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement,

3

together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

“Equipment Acquisition Fee” means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

“Equipment Liquidation Fee” means the fee payable to the General Partner in accordance with Section 6.4 of this Agreement.

“Equipment Management Fee” means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

“Equipment Management” means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means the account at JPMorgan Chase Bank, New York, New York where Subscriptions  will be held until they aggregate the Minimum Subscription Amount.

“Final Closing” means the last time at which subscribers for Units are admitted as Limited Partners.

“Front-End Fees” means fees and expenses paid by any Person to any Person during the Partnership’s organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Fee, Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses); provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

“Full Payout Net Lease” means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

“Funding Date” means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

“General Partner” means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

“Gross Lease Revenues” means Partnership gross receipts from leasing of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

“Independent Expert” means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

4

“Initial Closing” means the first time subscribers for Units are admitted as Limited Partners.

“Investment in Equipment” means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” means an Individual Retirement Account as described in Section 408 of the Code.

“Leasing Fees” means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

“Limited Partner” means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

“Majority in Interest” means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

“Minimum Subscription Amount” means an aggregate of $1,150,000 in subscriptions from Limited Partners.

“Monthly Distribution Account” means an account established by the Partnership for the benefit of those Limited Partners who elect to receive monthly distributions of Cash Available for Distribution, into which account the amounts specified in Section 8.1.2(b) of this Agreement shall be deposited.

“Net Disposition Proceeds” means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

“Net Lease” means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancelable rental payments under the lease are absolutely net to the lessor.

“Net Profits” or “Net Losses” shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership’s books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section

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1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).  The terms “Net Profit” or “Net Losses” shall include the Partnership’s distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets.  The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Offering” means the initial public offering of the Units in the Partnership, as described in the Prospectus.

“Offering Period” means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

“Operating Lease” means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

“Organizational and Offering Expenses” means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequent offer and distribution of units to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program’s equipment.

“Organizational Fee” means the fee payable to the General Partner in accordance with Section 6.1 of this Agreement.

“Participating Broker” means a member of the National Association of Securities Dealers, Inc.  who will be engaged to sell Units.

“Partners” means any one or more of the General Partner and the Limited Partners who are holders of a partnership interest.

“Partnership” means Commonwealth Income & Growth Fund VII, LP, a Pennsylvania limited partnership.

“Partnership Interest” means the ownership interest of a Partner in the Partnership, as represented by his, her or its Capital Account, including all rights of such Partner under this Agreement.

“Person” means an individual, partnership, joint venture, corporation, trust, estate or other legal entity.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

“Prospectus” means the Partnership’s prospectus contained in the Registration Statement filed with the Securities and Exchange Commission (“Commission”) for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”), at effectiveness of such Registration Statement except that (i) if the Partnership files a post-effective amendment to the Registration Statement, then the term “Prospectus” shall, from and after the effectiveness of such post-effective amendment, refer to the

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amended prospectus then on file with the Commission and (ii) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term “Prospectus” shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

“Purchase Price” means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the
Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

“Qualified Plan” means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

“Record Date” means, (i) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, and (ii) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

“Retiring General Partner” means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity.  Such term does not include: (i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no material adverse change in any of the following: (a) the Limited Partners’ voting rights; (b) the term of existence of the Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership’s investment objectives.

“Roll-Up Entity” means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person.  Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests. The word “Sponsor” may be used interchangeable to refer to the General Partner and its affiliates (other than the affiliated prior programs sponsored by the General Partner).

“Substituted Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b).  Syndication Expenses shall be taken into account under this Agreement

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at the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.

“Term Debt” means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

“Terminating Event” means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

“Underwriting Commissions” mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

“Unit” means a limited partnership interest in the Partnership.

ARTICLE 2
Organization

2.1.           Continuation.  The Partners hereby continue the Partnership as a limited partnership under the Act.

2.2           Name.  The name of the Partnership shall continue to be “Commonwealth Income & Growth Fund VII, LP” or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

2.3           Place of Business.  The principal place of business of the Partnership shall be Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners.  The Partnership may have such additional offices or places of business as the General Partner may determine.

2.4           Registered Office and Registered Agent.  The Partnership’s registered office in the Commonwealth of Pennsylvania and its registered agent at such office shall be determined by the General Partner.

2.5           Business.  The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership.  The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment.  The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

2.6           Term.  The Partnership shall exist for a term ending December 31, 2021, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement, or unless extended in increments not to exceed one year in the General Partner’s reasonable discretion if necessary to facilitate the orderly liquidation of the Partnership, pursuant to Section 10.5 of this Agreement.

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ARTICLE 3
Capital Contributions and Status of Partners

3.1           General Partner.  The General Partner has contributed $1,000 to the capital of the Partnership.  Except as provided in this Section and Section 14.4.3 of this Agreement, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

3.2           Limited Partners.  Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11 of this Agreement.  The Partnership intends to offer and sell not less than $1,150,000 nor more than $50,000,000 worth of Units and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

3.3           Capital Contribution of Limited Partners.

    3.3.1           Each Limited Partner shall make a capital contribution of $20.00 (or the subscription price of $20.00 less the volume discount stated in the Prospectus), as the purchase price for each Unit which he, she or it purchases from the Partnership.  The Capital Contributions of the Limited Partners shall be made in cash.  Except as required by the Act, each Unit shall be fully paid and non-assessable, no assessments for payments by the Limited Partners will be made by the General Partner, and no plans calling for any installment payments, warrants, options or other staged or deferred payments shall be allowed.

    3.3.2           Any portion of the net proceeds from sales of the Units that is not invested or committed for Investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing, plus any interest earned by the Partnership thereon in accordance with Section 8.4 of this Agreement, shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner’s Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested.  Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated.  Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

3.4           Registration.  Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with such Person’s address, the number of Units such Person owns, and such Person’s transferor’s Capital Contribution.  Each Person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement.  A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in such Person’s name and to all other rights of a Limited Partner until such Person’s rights in such Units have been transferred and the General Partner has been notified as required herein.  The Partnership shall not be affected by any notice or knowledge of

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transfer of any interest in any Unit, except as expressly provided in Article 11 of this Agreement.  The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

3.5           Withdrawal of Capital Contributions.  Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce such Partner’s Capital Contribution.  No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for such Partner’s Capital Contribution.  No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

3.6           Admission of Limited Partner.  The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers’ funds to the Partnership.  Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership, and in accordance with Article 11 of this Agreement.  The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be immediately returned to the subscriber without interest.

3.7           Continuation of Limited Partner Status.  Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate, until a Substituted Limited Partner is admitted in place of such Person pursuant to the provisions of Article 11 of this Agreement.

3.8           Limited Liability of Limited Partners.  No Limited Partner, in his, her or its capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest.  No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

ARTICLE 4
Partners’ Capital

4.1           Capital Accounts.  A separate Capital Account shall be established and maintained for each Partner.  The Capital Account of each Partner shall be credited with such Partner’s Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7 of this Agreement, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8 of this Agreement.  The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv).  Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

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4.2           Withdrawal and Return of Capital.  No Limited Partner shall withdraw any of his, her or its capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution or liquidation of the Partnership or as provided in Article 12 of this Agreement.  Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

4.3           Interest on Capital.  Subject to Sections 3.3.2 and 8.4 of this Agreement, no interest shall be paid on any Capital Contribution made to the Partnership.

ARTICLE 5
Partnership Expenses

5.1           Organization Expenses.  The General Partner shall bear and pay all Organizational and Offering Expenses other than Underwriting Commissions.

5.2           Other Expenses.  All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1 of this Agreement, shall be billed (to the extent practicable) directly to and paid by the Partnership.  Subject to Section 5.1 of this Agreement, the General Partner and its Affiliates shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner.  Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the General Partner and its Affiliates for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

    5.2.1           all costs of personnel involved in the business of the Partnership;

    5.2.2           all taxes and assessments on Equipment and other taxes applicable to the Partnership;

    5.2.3           legal, appraisal, audit, accounting and other professional fees;

    5.2.4           printing and other expenses incurred in connection with the transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

    5.2.5           fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

    5.2.6           expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

    5.2.7           subject to Section 9.4.4 of this Agreement, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

   5.2.8           expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement;

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    5.2.9           the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

    5.2.10    costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

    5.2.11    costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

    5.2.12    costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

    5.2.13    expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

    5.2.14    such other related administrative expenses as are necessary to the prudent operation of the Partnership.

5.3           Excluded Expenses.  No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee.  Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the General Partner.

ARTICLE 6
Compensation of the General Partner

6.1           Organizational Fee.  For the services and activities of the General Partner performed and to be performed by the General Partner in connection with the organization of the Partnership, the General Partner will be paid an Organizational Fee equal to three percent of the first $25,000,000 of Limited Partners’ Capital Contributions plus two percent of the Limited Partners’ Capital Contributions in excess of $25,000,000.  The Organizational Fee will accrue and be paid as Limited Partners are admitted to the Partnership.

6.2           Equipment Management Fee.  For the services and activities performed and to be performed by the General Partner and its Affiliates in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases.  The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the

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Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership.  Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

6.3           Equipment Acquisition Fee.  For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of four percent of the Purchase Price of each item of Equipment purchased.  The Equipment Acquisition Fee will be paid from the net proceeds of the Offering that are available to be used to purchase Equipment when such proceeds are received by the Partnership.  To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

6.4           Equipment Liquidation Fee.  For the services and activities to be performed by the General Partner in connection with the disposition of the Partnership’s Equipment (other than by a Conditional Sales Contract), the General Partner shall receive an Equipment Liquidation Fee equal to the lesser of (a) 50% of the Competitive Equipment Sale Commission or (b) three percent of the sales price of such Equipment.  The payment of the Equipment Liquidation Fee shall be made as proceeds of the sale are received and is subordinated to the receipt by the Limited Partners of a return of their Capital Contributions plus the Cumulative Return.  Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.

6.5           Debt Placement Fee.  For the services rendered or to be rendered by the General Partner’s arrangement of Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner shall receive a Debt Placement Fee equal to one percent of such indebtedness.  Such fee shall be paid when the proceeds of the Term Debt are received by the Partnership and shall be reduced to the extent the Partnership incurs such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness, and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

6.6           Investment In Equipment.  The Partnership shall commit a substantial portion of Capital Contributions toward Investment in Equipment.  The remaining Capital Contributions may be used to pay Front-End Fees.  The Partnership will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions.  To calculate the percent of indebtedness encumbering Equipment, the Partnership shall divide the amount of indebtedness by the Purchase Price (excluding Front-End Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%.  For example, if the percentage of indebtedness were 30%, the percentage to be deducted from 80% is 1.875% (30 x .0625) and the percentage to be committed to Investment in Equipment is 78.125% (80-1.875).

ARTICLE 7
Allocation of Net Profits, Net Losses and Other Items

7.1           Net Profits.

7.1.1           Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partnership) shall be allocated as follows:

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     (a)           to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to Section 8.1.1 of this Agreement with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this Section 7.1.1(a) for all such prior fiscal years; and

(b)           any balance to the Limited Partners.

    7.1.2           Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

(a)           Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account.  If the Net Profits available to be so allocated is less than the sum of all Partners’ negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

(b)           An amount of Net Profits equal to the excess of (A) the proceeds from such transaction that would be distributed to the Partners pursuant to Section 8.1.1 of this Agreement (without regard to Section 8.1.3 of this Agreement) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Sections 7.1.1 and 7.1.2(a) of this Agreement and assuming that Cash Available for Distribution other than such proceeds had already been distributed) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

(c)           Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 of this Agreement (without regard to Section 8.1.3 of this Agreement).

7.2           Net Losses.  Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

7.3           Required Allocations.  Notwithstanding Sections 7.1 and 7.2 of this Agreement:

    7.3.1           Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other prevision of this Article 7, if there is a net decrease in “partnership minimum gain” (as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)) during a Partnership taxable year, then each Partner shall be specially allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 7.3.1 is intended to comply and shall be interpreted consistently with the “minimum gain chargeback” requirement of Treasury Regulation Section 1.704-(2)(f);

    7.3.2           No loss or deduction shall be allocated to a Partner if such allocation would create a deficit balance in such Partner’s Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5).  Any losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

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    7.3.3           Any Partner who unexpectedly receives with respect to the Partnership: (a) an adjustment pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(k); (b) an allocation of loss or deduction pursuant to Sections 704(e)(2) or 706(d) of the Code or pursuant to Treasury Regulation Section 1.751- 1(b)(2)(ii); or (c) a distribution in excess of an offsetting increase to such Partner’s Capital Account reasonably expected to occur during (or prior to) the Partnership taxable year in which such distribution occurs, will be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in his Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5) in accordance with the “qualified income offset” provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

    7.3.4           Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in “partner nonrecourse debt minimum gain” (as defined in Treasury Regulation Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

    7.3.5           For purposes of this Section 7.3, a Partner’s Capital Account deficit balance shall be determined by excluding from such Partner’s Capital Account any amount such Partner is obligated to restore to the Partnership or treated as obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(l) or 1.704-2(i)(5), and by adjusting such Partner’s Capital Account balance for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

    7.3.6           If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c).  The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

7.4           Syndication Expenses.  Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership’s sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same.  If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

7.5           Recharacterization of Fees.  Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

7.6           Recapture.  If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and not yet recaptured and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

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7.7           Allocations Among Limited Partners.  Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall generally be divided among them in proportion to their Units for such fiscal year.  In the event that additional Limited Partners are admitted to the partnership pursuant to Article 3.6 of this Agreement on dates during the taxable year other than January 1, or Units of a Limited Partner are redeemed pursuant to Article 12 of this Agreement on dates during the taxable year other than December 31, Net Profits and Net Losses allocated to the Limited Partners for such year shall be allocated among them in proportion to the number of Units each holds from time to time during such year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner.  If an interest of a Partner in the Partnership is transferred in accordance with Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest or by using any other convention permitted under Code Section 706 and selected by the General Partner.  All such allocations shall be made without regard to the date, amount or recipient of any distributions that may have been made with respect to such transferred interest.

7.8           Other Allocations.  Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.

ARTICLE 8
Distributions

8.1           Cash Distributions.  For purposes of this Article 8, the following terms have the meanings set forth below:

(a)           “Limited Partner” means each Limited Partner of the Partnership, as defined in Article 1, and includes all the Monthly Limited Partners and all the Quarterly Limited Partners.

(b)           “Monthly Limited Partner” means any Limited Partner who makes a Capital Contribution of $5,000 or more and who, for the quarter in question, has elected (either (i) by written notice to the General Partner upon subscription or (ii) thereafter, upon ten days’ prior written notice to the General Partner, effective as of the beginning of the following quarter), to receive monthly distributions of cash available for distribution.

(c)           “Quarterly Limited Partner” means any Limited Partner other than a Monthly Limited Partner.

    8.1.1           The General Partner, within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable, shall determine in its sole and absolute discretion, the amount of Cash Available for Distribution.  Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed as follows:

(a)           99% to the Limited Partners and one percent to the General Partner (which one percent may be considered a Carried Interest) until (i) each Limited Partner has received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the date of the distribution, over (B) the sum of all prior distributions under this Section 8.1.1(a)(i), and (ii) each Limited Partner’s Adjusted Capital Contribution has been reduced to zero; and

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(b)           thereafter, 90% to the Limited Partners and a promotional interest of 10% to the General Partner.

    8.1.2           Cash Available for Distribution

(a)           Cash Available for Distribution to the Limited Partners on a quarterly basis shall be allocated between the Monthly Limited Partners, as a group, and the Quarterly Limited Partners, as a group, in proportion to the number of Units owned by each such group of Limited Partners.

(b)           The portion of Cash Available for Distribution allocable to the Quarterly Limited Partners shall be distributed to the Quarterly Limited Partners and one-third (1/3) of the portion allocable to the Monthly Limited Partners shall be distributed to the Monthly Limited Partners, with all such distributions to be made within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable.  The remaining two-thirds (2/3) of the Cash Available for Distribution to the Monthly Limited Partners shall be deposited in the Monthly Distribution Account.  One-half (1/2) of the amount so deposited shall be distributed to the Monthly Limited Partners within seventy (70) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable, and the remainder of the Cash Available for Distribution so deposited shall be distributed within one hundred (100) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable.  Notwithstanding the  foregoing, each distribution pursuant to this Article 8 that is payable to the Monthly Limited Partners first shall be reduced by an amount equal to the Distribution Fee, less any interest earned on the Monthly Distribution Account.  For purposes of determining the Adjusted Capital Account of a Monthly Limited Partner and the Cumulative Return with respect to such Monthly Limited Partner, the amount distributed to such Monthly Limited Partner shall be deemed to be the full amount to be distributed to such Partner pursuant to this Section 8.1.2(b), unreduced by any portion of the Distribution Fee, and such full amount shall be deemed to have been distributed to such Partner when the first one-third (1/3) portion thereof is distributed to such Partner pursuant to the first sentence of this Section 8.1.2(b).

    8.1.3           Notwithstanding Section 8.1.1 of this Agreement, amounts distributed in connection with the liquidation of the Partnership or a Partner’s interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner’s positive Capital Account as adjusted for all operations and transactions preceding such distribution.

    8.1.4           Notwithstanding Section 8.1.1 of this Agreement, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, to the extent permitted by applicable law, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for such taxable year.

8.2           Allocation of Distributions to Limited Partners.  Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions.  Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for the period with respect to which the distribution is made.

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8.3           Amounts Withheld.  Any amounts withheld pursuant to Section 9.1.16 of this Agreement shall be treated as amounts distributed to the Partners for all purposes under this Agreement.  Amounts treated as distributed to a Partner pursuant to this Section 8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

8.4           Return of Offering Proceeds.  If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner’s Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested.  For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar  contracts or understandings exist, whether or not any such investment is ultimately consummated.  Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds s a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment.

ARTICLE 9
Rights, Powers, and Duties of General Partner

9.1           Rights and Powers.  Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs.  In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership’s business, which by way of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5 of this Agreement, at the expense of, the Partnership:

    9.1.1           to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

    9.1.2           to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

    9.1.3           subject to Section 17.2.3 of this Agreement, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

    9.1.4           to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

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    9.1.5           to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

    9.1.6           to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

    9.1.7           to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

    9.1.8           to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

    9.1.9    to make or revoke any elections permitted under the Code;

    9.1.10   to determine the appropriate accounting method or methods to be used by the Partnership;

    9.1.11   to offer and sell Units of the Partnership to the public directly or through Commonwealth Capital Securities Corp. or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Commonwealth Capital Securities Corp. to the extent permitted under federal and state securities laws;

    9.1.12    to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

    9.1.13    to borrow money for Partnership purposes (other with respect to Equipment purchased with initial offering proceeds before the net offering proceeds are fully invested, or committed to investment, in Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

    9.1.14    to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;

    9.1.15    to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

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       9.1.16    to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

9.1.17    to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which  would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

9.1.18    to commence the dissolution and liquidation of the Partnership in order to terminate the Partnership by December 31, 2021, or to extend the term of the Partnership thereafter in increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the orderly liquidation of the Partnership; and

9.1.19    to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

9.2           Reliance on Certificate of General Partner.  Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

9.3           Independent Activities.  The General Partner and its Affiliates and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto.  The General Partner and its Affiliates shall not be obligated to present to the Partnership any particular investment opportunity which comes to their attention if the General Partner, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships sponsored by the General Partner that may have priority based on criteria established by the General Partner.  Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or its Affiliates from engaging in any activity, or require the General Partner or its Affiliates to permit the Partnership or any Limited Partner to participate therein.  The General Partner may organize and participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name “Commonwealth Income & Growth Fund” or variations of such name.  The General Partner retains the rights to such name and its variations.  The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives.  The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time.  In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the

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General Partner may acquire Equipment in joint ventures with affiliated investor programs.  If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

9.4           Duties.

9.4.1           The General Partner shall manage and control the Partnership, its business and affairs.  The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

9.4.2           The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

9.4.3           The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.  The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.  The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

9.4.4           The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners’ Capital Contributions for their Units required by Section 6.6 of this Agreement.  If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership’s funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

9.4.5           The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate.

9.4.6           In connection with the Offering, the General Partner shall provide to any State securities administrator in which the offering is registered or sought to be registered, such reports, documents and information as shall be requested by the administrator.

9.5           Restrictions on Authority.  Notwithstanding any other provisions of this Agreement:

9.5.1           The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; except as provided for in Section 9.5.25 of this Agreement, alter the purpose or character of the Partnership as set forth in Section 2.5 of this Agreement; or confess a judgment against the Partnership.

9.5.2           Except pursuant to Section 10.2 of this Agreement, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership’s other Equipment.

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    9.5.3           The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the Partnership and compensation permitted in accordance with Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement.   During interim purchases by the General Partner, all profits and losses shall accrue to the Partnership.

9.5.4           The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

9.5.5           The Partnership shall not sell or lease Equipment to the General Partner or its Affiliates.

9.5.6           The Partnership shall not make loans to any Person, including without limitation, the General Partner or its Affiliates (except to the extent a Conditional Sales Contract constitutes a loan).

9.5.7           The Partnership shall not acquire Equipment from an Equipment Program in which the General Partner or its Affiliates have an interest.

9.5.8           The Partnership shall not acquire Equipment in exchange for Units.

9.5.9           The Partnership shall not give the General Partner or its Affiliates an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

9.5.10         The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the General Partner or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership’s Equipment.

      9.5.11  No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates.

     9.5.12  The General Partner and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units.  This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

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   9.5.13  The funds of the Partnership shall not be commingled with the funds of any other Person.  This prohibition shall not apply to investments meeting the requirements of Section 9.5.14 of this Agreement.

   9.5.14  Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes “securities” within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with Persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program’s interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3 of this Agreement.

    9.5.15  Neither the General Partner nor its Affiliates shall lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount that would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty.  Neither the General Partner nor its Affiliates shall provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate in excess of three percent over the prime rate of JPMorgan Chase Bank, Philadelphia, PA.

    9.5.16   Other than as specifically described in Section 5.2 and Article 6 of this Agreement and the section “Compensation of the General Partner” in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner or its Affiliates for performing services for, or selling or leasing goods or materials to, the Partnership.

    9.5.17   All services or goods for which the General Partner or its Affiliates are to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days’ prior written notice.

    9.5.18   In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

    9.5.19  Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

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     9.5.20   Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a material adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership’s objectives without materially impairing the rights of Limited Partners.

    9.5.21  The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust that has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

    9.5.22  The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract, and the Partnership may not incur indebtedness on Equipment unless, at the time of any such leveraged acquisition, the net proceeds of the Offering received to date are fully invested, or committed to investment, in equipment.

    9.5.23  The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

    9.5.24  The Partnership’s leases and other contracts will each contain a statement that the Partnership has been organized as a limited partnership under the Act.

    9.5.25  Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.

    9.5.26  The Partnership shall not issue equity securities senior to the Units (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or the business of the Partnership shall not be senior securities).

9.6           General Partner’s Net Worth.  The General Partner agrees, represents and warrants that it will at all times have a net worth, exclusive of home, auto and home furnishings, in an amount (i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and (ii) at least the greater of $50,000 or at least five percent of the gross amount of all direct participation programs sold by the General Partner within the prior 12 months plus five percent of the amount of the Capital Contributions received in the Offering, up to $1,000,000.

ARTICLE 10
Rights of Limited Partners

10.1           No Limited Partner in Control.  No Limited Partner, as such, shall participate in the management or control of the Partnership’s business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

10.2           Voting Rights.  The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5 of this Agreement, amend this Agreement; (d) remove or approve the withdrawal of the General Partner; or (e)

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prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date.  With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates.  In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

10.3           Conversions and Roll-Ups.

    10.3.1      Consent Required.  Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up.  Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner’s pro rata share of the appraised value of the net assets of the Partnership.  The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

    10.3.2   Appraisal.  The “appraised value of the net assets of the Partnership” as used in Section 10.3.1 of this Agreement shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the General Partner or its Affiliates.  Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work.  The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up.  A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

    10.3.3  Prohibited Roll-Ups.  The Partnership shall not participate in any proposed Roll-Up: (a) that would result in the Limited Partner’s having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2 of this Agreement; (b) that includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) that would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section 15.1 of this Agreement.

    10.3.4   With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity that does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2021, unless terminated earlier or extended in accordance with this Agreement), (c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation  payable to the General Partner and its Affiliates requires the approval of 66-2/3% of all outstanding Units), or (d) the ability to meet the Partnership’s investment objectives without materially impairing the rights of the Limited Partners.  The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section 10.3.1 of this Agreement based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular.  In general, the General Partner shall consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

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10.4           Meetings.

    10.4.  Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner.  Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting.  The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting.  Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement.  All expenses of the meeting and notification shall be borne by the Partnership.

    10.4.2  A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted.  Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

10.5           Certain Amendments.

    10.5.1   In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity or inconsistency, to correct or supplement any provision that may be inconsistent with any other provisions hereof, or to make any other provision with respect to matters under this Agreement not inconsistent with the intent of this Agreement; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including, without limitation, the Act, the Code, ERISA and the regulations thereunder);  (d) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by state securities commissioner or similar official,

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which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners; and (e) to extend the term of the Partnership by increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the liquidation of the Partnership in an orderly and businesslike manner.

    10.5.2  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or (d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

    10.5.3  Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.

ARTICLE 11
Transfer of Units

11.1           Assignment.

    11.1.1  No Limited Partner may transfer or assign his, her or its Units or any interest therein except as permitted in this Article 11.  Any act in violation of this Article 11 shall be null and void and shall not be recognized by the Partnership.

    11.1.2  Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, with the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his, her or its Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) the assignee agrees in writing not to assign such Units other than in accordance with this Article 11; and (c) such assignment complies with any applicable state and federal securities laws.  The General Partner may prohibit any such transfer or assignment if the General Partner obtains an opinion of counsel that such assignment will result in the termination of the Partnership for federal income tax purposes and/or will result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

    11.1.3  Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4 of this Agreement, an assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2 of this Agreement, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 of this Agreement to which the assignor would otherwise be entitled.

11.2           Substituted Limited Partners.  Without in any way limiting the restrictions on transfer and assignment set forth in Section 11.4 of this Agreement, no assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor’s interest as a Substituted Limited Partner in his, her or its place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting of which shall not be unreasonably withheld.  The Partnership’s records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter.  Upon satisfying the above conditions, Substituted Limited Partners shall be granted the same rights as if they are Limited Partners, except as prohibited by applicable law, including, but not limited to, all rights granted by NASAA’s Statement of Policy regarding Equipment Programs and by this Agreement.

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11.3           Transfer Fee.  On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

11.4           General.  No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership.  In addition, no transfer or assignment of any Unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the applicable Treasury Regulations thereunder so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation.  The General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences including prohibitions of any transfers or assignments of Units which fall outside the safe harbors described in Section 1.7704-1 of the Treasury Regulations.  A Limited Partner must obtain the consent of the General Partner to any transfer or assignment, and any transfer or assignment made without such consent will not be recognized or given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), which consent shall not be unreasonably withheld.  For these purposes, the good faith belief of the General Partner, supported by an opinion of counsel to the General Partner that such transfer or assignment is not described in Treasury Regulation Sections 1.7704-1(e)(1)(i) - (vi) or 1.7704-1(e)(1)(ix) shall constitute reasonable cause to withhold such consent.  Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this Article 11.  For the purposes of this Article 11, a pledge of Units shall be deemed to be an assignment of such Units.

ARTICLE 12
Redemption

Upon the conclusion of the 30-month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units.  On a quarterly basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner’s sole discretion and its good faith determination that such redemptions will not (a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership.  At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation.  The redemption price for Units during the operational phase of the Partnership will be 105% of the selling Limited Partner’s Adjusted Capital Contributions attributable to the Units for sale, and, at the sole discretion of the General Partner, net of 100% the offering fees and expenses attributable to the Units for sale.  Once the General Partner has commenced the liquidation of the Partnership, no redemptions will be permitted and any outstanding redemption requests at that time will be denied.  Following the determination of the annual redemption amount, redemptions will occur on a quarterly basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date established for purposes of determining eligibility for such redemption.  The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans.  All other Limited Partners will be treated on a first come, first served basis.  Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates.  All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s).  The making of a request for redemption by a Limited Partner is completely voluntary.

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ARTICLE 13
General Partner’s Interest

13.1           Voluntary Withdrawal or Assignment.  The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

    13.1.1    the Limited Partners consent by a Majority in Interest;

    13.1.2    in the case of withdrawal, retirement or resignation, it gives at least 60 days’ notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

    13.1.3    the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

13.2           Removal.  Subject to Section 14.3 of this Agreement, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.

ARTICLE 14
Dissolution, Continuation and Termination

14.1           Dissolution.  The Partnership shall be dissolved on the occurrence of any of the following events:

    14.1.1    The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

    14.1.2     The dissolution of the Partnership by judicial decree;

    14.1.3    The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 of this Agreement and elect a successor general partner; or

    14.1.4    The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like fashion prior to December 31, 2021 or any extended term set by the General Partner pursuant to Sections 2.6 and 10.5 of this Agreement.

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14.2           Continuation.

    14.2.1  On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

    14.2.2  On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3 of this Agreement) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter such notice, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to Section 8571 of the Act.

    14.2.3  The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership’s being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

14.3           Purchase of Interest of General Partner.  On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2 of this Agreement, or any removal of the General Partner under Section 13.2 of this Agreement, the following shall apply:

    14.3.1  The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3.  If the termination is voluntary pursuant to Section 13.1 of this Agreement, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated.  If the termination is involuntary pursuant to Section 13.2 of this Agreement, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination.  The unpaid portion of such amount shall bear simple interest at the rate of 10% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment.  In any event, the method of payment must protect the solvency and liquidity of the Partnership.

    14.3.2   The fair market value of a terminated General Partner’s Partnership Interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners.  If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association.  The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

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14.4           Liquidation.

    14.4.1  On any dissolution of the Partnership, absent any continuation under Section 14.2 of this Agreement, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership’s assets and liabilities.  The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3 of this Agreement, such distributions to the Partners to be made no later than the later of (i) the end of the taxable year during which shall liquidation occurs or (ii) 90 days after the date of such liquidation.

    14.4.2  The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

    14.4.3  Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership’s taxable year in which the General Partner’s interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner’s Capital Account or (b) the excess of 1.01% of the  total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

    14.4.4  Any capital contribution by the General Partner pursuant to Section 14.4.3 of this Agreement and any liquidating distribution pursuant to Section 14.4.1 of this Agreement shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.

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ARTICLE 15
Accounting and Fiscal Matters

15.1           Partnership Records.  The records of the Partnership shall be maintained at the principal office of the Partnership.  Every Limited Partner or his, her or its duly authorized representative shall upon reasonable notice and within normal working hours, and at such Limited Partner’s expense have access to the records of the Partnership and may inspect and copy any of them.  An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Limited Partner List”) shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner.  The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request.  The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Partnership.  The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners’ voting rights under the Partnership Agreement, and the exercise of the Limited Partners’ rights under federal proxy laws.  If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership.  The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner’s interest in the Partnership.  The remedies provided hereunder to the Limited Partners requesting copies of the Limited Partner List are in addition to, and shall  not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

15.2           Accounting; Fiscal Year.  The Partnership’s books and records shall be kept on the accrual method of accounting.  The fiscal year of the Partnership shall be the calendar year.

15.3           Reports.

15.3.1                      The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners’ equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of the Partnership’s independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners.  The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate: (i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification), (d) for each item of Equipment sold by the Partnership in such year, such Equipment’s original purchase price, sale price and aggregate lease revenues and (e) where forecasts have been provided to Limited Partners, a table comparing the forecasts previously provided with the actual results during the period covered by the report.  The annual report will contain a breakdown of the costs reimbursed to the sponsor.  Within the scope of the annual audit of the General Partner’s financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement.  The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee.  The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports.  The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection.  Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partner and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

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   15.3.2               Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

    15.3.3    The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

    15.3.4    Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

    15.3.5    Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under Section 3.3.2 of this Agreement, the reports under Sections 15.3.1 and 15.3.3 of this Agreement shall include a report of material equipment acquisitions made during the periods covered by such reports which have not previously been reported.

    15.3.6    The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this

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Section 15.3, and the information required to be contained in any of the reports pursuant to this Section 15.3 may be contained in more than one report.

    15.3.7                      If the Securities and Exchange Commission or the North American Securities Administrators Association, Inc. promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

    15.3.8                      On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the General Partner shall submit to such official or agency any information such official or agency may require, including, but not limited to, any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

15.4           Bank Accounts.  The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

15.5           Partnership Returns.  For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.

ARTICLE 16
Power of Attorney

16.1           Power of Attorney.

    16.1.1                      Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate; (c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership’s tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership’s business or the provisions of this Agreement.  The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.  Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

    16.1.2                      The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.

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ARTICLE 17
Liability and Indemnification of General Partner

17.1           Exclusion of Liability for Return of Capital Contributions.  Subject to the General Partner’s compliance with the standards set forth in Section 17.2.1 of this Agreement, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

17.2           Limitation on Liability of General Partner; Indemnification.

    17.2.1                      The General Partner and its Affiliates who were acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner’s authority as set forth in this Agreement (an “Indemnitee”) shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.  The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership.  Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

      17.2.2                      Notwithstanding anything to the contrary stated in Section 17.2.1 of this Agreement, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made.  In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Texas Securities Board and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

    17.2.3                      The Partnership shall not incur the cost of that portion of any insurance that insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

17.2.4                      The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited.  The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 of this Agreement and such undertaking is secured by a full recourse note from the recipient of the advance.

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ARTICLE 18
Tax Exempt Limited Partners

18.1           Tax Exempt Limited Partners.  If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, “Tax Exempt Limited Partners”) become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.

ARTICLE 19
Miscellaneous

19.1           Notices.  Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or (b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 of this Agreement or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner’s address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners.  Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

19.2           Parties in Interest.  Subject to Article 11 of this Agreement, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

19.3           Section Captions.  Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

19.4           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

19.5           Right to Rely on General Partner.  No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority.  In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the

36

General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

19.6           Pennsylvania Law.  This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws, provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.6.

19.7           Exclusive Jurisdiction.  Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

19.8           Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.

19.9           Gender.  Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

19.10    Integrated Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

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                    IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Agreement on the date first written above.

GENERAL PARTNER:

COMMONWEALTH INCOME & GROWTH FUND, INC.

By: /s/ Henry J. Abbott
Henry J. Abbott,
President

INITIAL LIMITED PARTNER:

/s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott

38

TABLE I

FINANCIAL STATEMENTS

FINANCIAL STATEMENT INDEX

Commonwealth Income & Growth Fund VII, LP
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet at November 30, 2008	F-2
Notes to Financial Statement	F-3

Commonwealth Income & Growth Fund, Inc.
Report of Independent Registered Public Accounting Firm	F-4
Balance Sheet as of February 29, 2008	F-5
Notes to Financial Statement	F-6
Condensed Balance Sheet as of October 31, 2008 (unaudited)	F-9
Notes to Condensed Financial Statement (unaudited)	F-10

Commonwealth Capital Corp.
Report of Independent Registered Public Accounting Firm	F-14
Consolidated Balance Sheets as of February 29, 2008 and
February 28, 2007	F-15
Consolidated Statements of Operations and Retained Earnings for the
Years Ended February 29, 2008 and February 28, 2007	F-16
Consolidated Statements of Cash Flows for the Years Ended
February 29, 2008 and February 28, 2007	F-17
Notes to Financial Statements	F-18
Condensed Consolidated Balance Sheet as of October 31, 2008 (unaudited)	F-25
Condensed Consolidated Statement of Operations and Retained Earnings
for the Eight Month Period Ended October 31, 2008 (unaudited)	F-26
Condensed Consolidated Statement of Cash Flows for the Eight Month
Period Ending October 31, 2008 (unaudited)	F-27
Notes to Condensed Consolidated Financial Statements (unaudited)	F-28

Report of Independent Registered Public Accounting Firm

The Partners
Commonwealth Income & Growth Fund VII
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund VII (“Partnership”) as of November 30, 2008. The Partnership’s management is responsible for this financial statement. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund VII as of November 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 19, 2008

COMMONWEALTH INCOME & GROWTH FUND VII
BALANCE SHEET
NOVEMBER 30, 2008

ASSETS

ASSETS
Cash	$1,050

Total Assets	$1,050

PARTNERS' CAPITAL

PARTNERS' CAPITAL
General Partner	$1,050
Limited Partner	500
1,550
Less receivable from Limited Partner	(500)
Total Partners' Capital	1,050

Total Partners' Capital	$1,050

The accompanying notes are an integral part of this
financial statement.

COMMONWEALTH INCOME & GROWTH FUND VII
NOTES TO FINANCIAL STATEMENT
NOVEMBER 30, 2008

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund VII (the "Partnership") is a limited partnership, which was organized in November 2008 in the Commonwealth of Pennsylvania. The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease and sell income-producing equipment.

The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

Additionally, on November 26, 2008, the Registrant sold a limited partnership interest to the Chief Executive Officer of Commonwealth Capital Securities Corp., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

The Partnership plans to offer for sale, through a public offering, from 57,500 to 2,500,000 Units at a cash purchase price of $20 per Unit.

NOTE B – RELATED PARTY TRANSACTIONS

The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner, Commonwealth Capital Securities Corp., also a wholly owned subsidiary of Commonwealth of Delaware, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Income
& Growth Fund, Inc.
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund, Inc. as of February 29, 2008.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Commonwealth Income & Growth Fund, Inc. as of February 29, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 3, 2008

COMMONWEALTH INCOME & GROWTH FUND, INC.
BALANCE SHEET
FEBRUARY 29, 2008

ASSETS

2008
ASSETS
Cash	$228,267
Receivables from Parent	40,234
Investment in Income Funds	5,490

Total Assets	$273,991

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to Parent	$242,799
Due to Income Funds	29,384
Total liabilities	272,182

STOCKHOLDER'S EQUITY
Common stock; no par value, 1,000 shares authorized,
100 shares issued and outstanding	1,000
Additional paid-in capital	1,218,100
Retained earnings	(217,291)
1,001,809
Less note receivable	(1,000,000)
Total Stockholder's equity	1,809

Total Liabilities and Stockholder's Equity	$273,991

The accompanying notes are an integral part of this
financial statement.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 29, 2008

NOTE A - NATURE OF BUSINESS

Overview

    Commonwealth Income & Growth Fund, Inc. (the “Company”) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. (“CDI”), which is a wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”).  The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. The Company is the sole General Partner of Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund V, and Commonwealth Income& Growth Fund VI all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, and Commonwealth Income & Growth Private Fund IV, Pennsylvania limited liability corporations (the “Income Funds”).

Concentration of risk

    CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000.  The note receivable is reflected on the accompanying balance sheet as a reduction of the Company’s equity and the collectibility is dependent upon the profitability of the Income Funds.  In order to meet the net worth requirement of $1,000,000, CCC provided additional capital for the year ended February 29, 2008 in the amount of $55,000 through capital contributions.

    The Company and CCC are dependent on the compensation they receive from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided.  In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 29, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the  reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

    The Company maintains its cash balances in a financial institution.  At times, the balance may exceed federally insured limits.  The Company mitigates this risk by depositing funds with major financial institution.  The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

Receivables from / payable to Income Funds and Parent

    Receivables are stated at estimated collectible amounts.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds.  The amounts due to the Company are for fees earned.  The amounts due are short term and predominantly for fees owed.

Income taxes

    The Company’s operations are included in the consolidated Federal income tax return of CCC.  No provision for income taxes has been recorded.  Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds.  The Company has not recognized a deferred tax liability for the difference between the basis in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

    Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 29, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS 160”).  The objective of SFAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years.  The Company does not expect the implementation of SFAS 160 to have a material impact on its financial position or results of operations.

In February 2008, the FASB issued Staff Position 48-2 (“FSP FIN 48-2”), effectively deferring the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. FSP FIN 48-2 defers the effective date of FIN 48 for nonpublic entities to annual financial statements for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the potential impact of FIN 48 on the financial statements.

NOTE C - INVESTMENT IN INCOME FUNDS

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its receivable from Income Funds in the amount of approximately $131,000 for the year ended February 29, 2008 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

Financial information of the Income Funds as of February 29, 2008 is as follows:

Total assets	$70,737,033
Nonrecourse debt	6,741,213
Other liabilities	2,229,014
Partners’ capital	61,766,806
Net loss	(3,139,021)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds’ assets.  The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

COMMONWEALTH INCOME & GROWTH FUND, INC.
CONDENSED BALANCE SHEET
OCTOBER 31, 2008
(UNAUDITED)

ASSETS

ASSETS
Cash	$246,356
Receivable from Parent	40,234
Receivables from Income Funds	138,129
Investment in Income Funds	7,056

Total Assets	$431,775

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to Parent	$393,951
Due to Income Funds	34,316
Total liabilities	428,267

STOCKHOLDER'S EQUITY
Common stock; no par value, 1,000 shares authorized,
100 shares issued and outstanding	1,000
Additional paid-in capital	1,253,100
Retained earnings	(250,592)
1,003,508
Less note receivable	(1,000,000)
Total Stockholder's equity	3,508

Total Liabilities and Stockholder's Equity	$431,775

The accompanying notes are an integral part of this
condensed financial statement.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
OCTOBER 31, 2008 (UNAUDITED)

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund, Inc. (the “Company”) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. (“CDI”), which is a wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”).  The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  The Company is the sole General Partner of Commonwealth Income & Growth Fund III,  Commonwealth Income & Growth Fund IV,  Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund VI, and Commonwealth Income & Growth Fund VII, all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, and Commonwealth Income & Growth Private Fund IV, Pennsylvania limited liability corporations (the “Income Funds”).

Basis of Presentation

The financial information presented has been prepared from the books and records without audit.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included.  Operating results for the eight month period ended October 31, 2008 are not necessarily indicative of financial results that may be expected for the full year ended February 28, 2009.

Concentration of risk

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000.  The note receivable is reflected on the accompanying balance sheet as a reduction of the Company’s equity and the collectibility is dependent upon the profitability of the Income Funds.  In order to meet the net worth requirement of $1,000,000, CCC provided additional capital for the eight month period ended October 31, 2008 in the amount of $35,000 through capital contributions.

The Company and CCC are dependent on the compensation they receive from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided.  In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
OCTOBER 31, 2008 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains its cash balances in a financial institution.  At times, the balance may exceed federally insured limits.  The Company mitigates this risk by depositing funds with major financial institution.  The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

Receivables from / Payable to Income Funds and Parent

Receivables are stated at estimated collectible amounts.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds.  The amounts due to the Company are for fees earned.  The amounts due to the Parent / Income Funds are short term and predominantly for fees owed.

Income taxes

The Company’s operations are included in the consolidated Federal income tax return of CCC.  No provision for income taxes has been recorded.  Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds.  The Company has not recognized a deferred tax liability for the difference between the basis in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
OCTOBER 31, 2008 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to Audit Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 162 on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses will be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 “Fair Value Measurements”.  As of March 1, 2008 the Company adopted SFAS No.159. The Company has not elected the fair value option for any assets or liabilities.

In September 2006, the FASB issued Statement of Financial Accounting Standards 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 applies to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also requires additional disclosures in both annual and quarterly reports. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company on March 1, 2008.   In February 2008, the FASB issued two Staff Positions on SFAS 157: (1) FASB Staff Position No. FAS 157-1    (FAS 157-1), “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13,” and (2) FASB Staff Position No.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
OCTOBER 31, 2008 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements- (continued)

FAS 157-2 (FAS 157-2), “Effective Date of FASB Statement No 157.” FAS 157-1 excludes FASB Statement No. 13, Accounting for Leases, as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under Statement 13, from SFAS 157’s scope. FAS157-2 partially defers Statement 157’s effective date.  As of March 1, 2008 the Company partially adopted SFAS No. 157 for all financial assets. Adoption of this pronouncement did not impact the financial statements of the Company at October 31, 2008.  In October 2008, the FASB issued FSP SFAS 157-3 "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active" ("FSP SFAS 157-3"), which is effective upon issuance for all financial statements that have not been issued. FSP SFAS 157-3 clarifies the application of SFAS 157, in a market that is not active. The Company adopted FSP SFAS 157-3 and determined that its adoption did not impact its financial statements at October 31, 2008.

In December 2008, the FASB issued Staff Position 48-c Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (“FSP FIN 48-c”), effectively deferring the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. FSP FIN 48-c defers the effective date of FIN 48 for nonpublic entities to annual financial statements for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the potential impact of FIN 48 on the financial statements

NOTE C - INVESTMENT IN INCOME FUNDS

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its receivable from Income Funds in the amount of approximately $112,000 for the eight month period ended October 31, 2008 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

Financial information of the Income Funds as of October 31, 2008 (unaudited) is as follows:

Total assets	$72,903,008
Nonrecourse debt	6,862,011
Other liabilities	2,404,004
Partners’ capital	63,636,993
Net loss	(3,280,460)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds’ assets.  The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Capital Corp. and Subsidiaries
Chadds Ford, Pennsylvania

We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. and Subsidiaries (“Company”) as of February 29, 2008 and February 28, 2007, and the related consolidated statements of operations and retained earnings and cash flows for the years ended February, 29, 2008 and February 28, 2007.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. and Subsidiaries as of February 29, 2008 and February 28, 2007, and the results of its consolidated operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 2, 2008

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

ASSETS

	2008	2007

ASSETS
Cash and cash equivalents	$347,845	$266,861
Receivables from Income Funds	722,373	618,491
Other receivables, net of allowance for doubtful
accounts of $0 at February 29, 2008 and 2007	21,771	27,214
Investment in Income Funds	8,069	8,497
Office furniture and equipment, net of accumulated
depreciation of $350,456 and $293,861 at February 29,
2008 and February 28, 2007, respectively	171,665	198,210
Deferred offering costs	295,715	295,500
Other assets	82,331	108,475

Total Assets	$1,649,769	$1,523,248

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Accounts payable and accrued expenses	$458,707	$365,125
Due to Income Funds	740,861	749,912
Total liabilities	1,199,568	1,115,037

STOCKHOLDER'S EQUITY
Common stock; par value $1; 1,000 shares authorized;
10 shares issued and outstanding	10	10
Accumulated Shareholder Distributions	(289,863)	(180,914)
Retained earnings	740,054	589,115
Total Stockholder's equity	450,201	408,211

Total Liabilities and Stockholder's Equity	$1,649,769	$1,523,248

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

	2008	2007
INCOME
Fee income from Income Funds	$5,685,010	$4,854,474
Commission income	2,543,200	2,844,800
Loss in investment in Income Funds	(31,574)	(56,458)
Interest and miscellaneous	58,884	26,181
	8,255,520	7,668,997

EXPENSES
Personnel	4,729,847	3,884,751
General and administrative	1,192,882	1,394,379
Selling	2,118,443	2,369,554
Interest	3,028	3,485
Depreciation	60,381	87,625
	8,104,581	7,739,794

Net (Loss) Income before taxes	150,939	(70,797)

Income tax benefit	-	-

Net (Loss) Income	150,939	(70,797)

Retained earnings, beginning	589,115	659,912

Retained earnings, ending	$740,054	$589,115

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

	2008	2007
OPERATING ACTIVITIES
Net (loss) income	$150,939	$(70,797)
Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Loss in investment in Income Funds	31,574	56,458
Depreciation	60,381	87,625
Charges to expense for deferred offering costs	112,419	15,560
Bad debt expense	-	-
Changes in:
Receivables from Income Funds	(257,561)	(49,085)
Other receivables	5,443	(18,835)
Deferred offering costs	(112,634)	(250,675)
Other assets	26,144	(72,082)
Accounts payable and accrued expenses	93,582	158,706
Due to Income Funds	(9,051)	370,028

Net cash provided by operating activities	101,236	226,903

INVESTING ACTIVITIES
Distributions from Income Funds	122,533	54,364
Capital expenditures	(33,836)	(208,805)

Net cash (utilized) provided by investing activities	88,697	(154,441)

FINANCING ACTIVITIES
Stockholder Distribution	(108,949)	(180,914)

Net cash (utilized) by financing activities	(108,949)	(180,914)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	80,984	(108,452)
Cash and cash equivalents, beginning of year	266,861	375,313
Cash and cash equivalents, end of year	$347,845	$266,861

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during the year	$-	$-

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. (“CDI”), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the “Income Funds”).  The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment.  CDI’s subsidiaries include Commonwealth Income & Growth Fund, Inc., Commonwealth Capital Private Fund V, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the “General Partner Subsidiaries”), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

During the year ended February 29, 2008, one Income Fund was liquidated. During the year ended February 28, 2007, four Income Funds were liquidated.  Any effect of these liquidations is included in the general and administrative expenses on the consolidated statement of operations.

Concentration of risk

Commonwealth Capital Corp. and subsidiaries (the “Company”) is dependent on the compensation it receives from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds’ financial performance.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided.  During the year ended February 29, 2008, the Company forgave $113,582 in fees and reimbursable expenses from two Income Funds.  During the year ended February 28, 2007, the Company forgave $488,847 of fees and reimbursable expenses due from five Income Funds.  All fees and reimbursable expenses that were forgiven are included in general and administrative expenses on the consolidated statement of operations.

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI’s subsidiaries (the “Company”).  All significant intercompany transaction and balances have been eliminated.  The Company’s balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.  Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

Cash at February 29, 2008 and 2007, was held in the custody of two financial institutions.  The balance, at times, may exceed federally insured limits.  The Company mitigates this risk by depositing funds with major financial institutions.  The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

Office furniture and equipment

Office furniture and equipment are stated at cost.  Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

Deferred offering costs

Deferred offering costs represent amounts incurred by the Company for the organization of related “Income Funds.”  These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered.  Deferred offering costs charged to expense for the years ended February 29, 2008 and 2007 were approximately $112,000 and $39,000, respectively, and are included in general and administrative expenses.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements.  The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions.  Interest income on minimum lease payment receivable is recognized as earned.

Income taxes

Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment.  The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds.  Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS 160”).  The objective of SFAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years.  The Company does not expect the implementation of SFAS 160 to have a material impact on its financial position or results of operations.

In February 2008, the FASB issued Staff Position 48-2 (“FSP FIN 48-2”), effectively deferring the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

Recent Accounting Pronouncements – (cont)

attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. FSP FIN 48-2 defers the effective date of FIN 48 for nonpublic entities to annual financial statements for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the potential impact of FIN 48 on the financial statements.

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

Investment in Income Funds

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its Receivables from Income Funds in the amount of approximately $131,000 and $128,000 for the fiscal years ended February 28, 2008 and 2007, respectively, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.

Loss in investment in Income Funds includes changes in net assets for funds in liquidation of $5 and $390 for the years ended February 28, 2008 and 2007, respectively.

Financial information of the Income Funds as of December 31 is as follows:

	2007	2006
Total assets	$71,001,273	$61,779,000
Non-recourse debt	6,747,950	6,547,000
Other liabilities	2,444,380	1,850,000
Partners’ capital	61,808,943	53,382,000
Net loss	(3,156,980)	(5,646,000)

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (Continued)

Investment in Income Funds (continued)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds.  In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes.  Such notes total approximately $1,250,000 and $1,805,000 as February 28, 2008 and 2007, respectively, and have been eliminated in consolidation.

Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds).  Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

Concentration

Approximately 90% of net receivables from Income Funds for the year ended February 28, 2008 were from three Income Funds.  Approximately 78% of receivables for the year ended February 28, 2007, were from three Income Funds.

	2008	2007

Fund A	-	27%
Fund B	16%	20%
Fund C	21%	31%
Fund D	53%	-

Total	90%	78%

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (Continued)

Concentration (continued)

Approximately 89% and 86% of fee income for the years ended February 28, 2008 and 2007, respectively, was from four Income Funds.

	2008	2007
Fund A	-	15%
Fund B	23%	19%
Fund C	16%	32%
Fund D	30%	20%
Fund E	20%	-

Total	89%	86%

NOTE D - LEASE COMMITMENTS

The Company leases an office space and certain office equipment under non-cancelable operating leases expiring in various dates through 2012.  Rent expense under all operating leases was approximately $561,000 and $468,000 for years ended February 28, 2008 and 2007, respectively.  Future minimum lease payments under non-cancelable operating leases as of February 29, 2008 were as follows:

Year Ending February 28,	Amount

2009	$585,629
2010	588,792
2011	607,090
2012	462,556

$2,244,067

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 29, 2008 AND FEBRUARY 28, 2007

NOTE E - PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees.  Contributions to the Plan may be made at the discretion of management.  No contributions to the Plan were made or accrued for the years ended February 28, 2008 and 2007.

NOTE F - INCOME TAXES

The Company and it subsidiaries file a consolidated federal income tax return.

The provision for income taxes for the years ended February 28, 2008 and 2007 was zero, and includes tax benefits of approximately $0 in both periods for the use of net operating loss carry forwards.

At February 29, 2008, the Company has Federal net operating loss carry forwards of approximately $1,166,000, which expire through 2022.  Also, at February 29, 2008, the Company has Pennsylvania net operating loss carry forwards of approximately $5,396,000, which expire through 2017.

Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

The components of the Company’s net deferred tax asset (liability) consisted of the following as of February 29, 2008 and February 28, 2007:

	2008	2007
Deferred tax assets:
Net operating loss carry forwards	$448,000	$427,000
Less valuation allowance	(388,000)	(351,000)

Deferred tax assets	60,000	76,000

Deferred tax liabilities:
Investments in Income Fund	(38,000)	(51,000)
Office furniture and equipment	(22,000)	(25,000)

Deferred tax liabilities	(60,000)	(76,000)

Net deferred tax assets (liabilities)	$-	$-

The valuation allowance was increased by $37,000 and $21,000, for the years ended February 29, 2008 and February 28, 2007, respectively.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2008
(UNAUDITED)

ASSETS

ASSETS
Cash and cash equivalents	$536,158
Receivables from Income Funds	1,018,039
Other receivables, net of allowance for doubtful
accounts of $0 at October 31, 2008	23,312
Investment in Income Funds	6,133
Office furniture and equipment, net of accumulated
depreciation of $1,455,000 at October 31, 2008	161,574
Deferred offering costs	299,955
Other assets	78,763

Total Assets	$2,123,934

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Accounts payable and accrued expenses	$170,074
Due to Income Funds	1,519,476
Total liabilities	1,689,550

STOCKHOLDER'S EQUITY
Common stock; par value $1; 1,000 shares authorized;
10 shares issued and outstanding	10
Accumulated Shareholder Distributions	(340,216)
Retained earnings	774,590
Total Stockholder's equity	434,384

Total Liabilities and Stockholder's Equity	$2,123,934

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
EIGHT MONTHS ENDED OCTOBER 31, 2008
(UNAUDITED)

INCOME
Fee income from Income Funds	$4,376,992
Commission income	1,526,337
Loss in investment in Income Funds	(33,096)
Interest and miscellaneous	10,891
5,881,124

EXPENSES
Personnel	3,629,663
General and administrative	899,058
Selling	1,276,182
Interest	967
Depreciation	40,718
5,846,588

Net Income before taxes	34,536

Income tax benefit	-

Net Income	34,536

Retained earnings, beginning	740,054

Retained earnings, ending	$774,590

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
EIGHT MONTHS ENDED OCTOBER 31, 2008
(UNAUDITED)

OPERATING ACTIVITIES
Net income	$34,536
Adjustments to reconcile net income to net
cash provided by operating activities:
Loss in investment in Income Funds	33,096
Depreciation	40,718
Charges to expense for deferred offering costs	83,547
Changes in:
Receivables from Income Funds	(406,354)
Other receivables	(1,541)
Deferred offering costs	(87,787)
Other assets	3,568
Accounts payable and accrued expenses	(288,633)
Due to Income Funds	778,615
Net cash provided by operating activities	189,765

INVESTING ACTIVITIES
Distributions from Income Funds	79,528
Capital expenditures	(30,627)
Net cash provided by investing activities	48,901

FINANCING ACTIVITIES
Stockholder Distribution	(50,353)
Net cash (utilized) by financing activities	(50,353)
INCREASE IN CASH AND CASH EQUIVALENTS	188,313

Cash and cash equivalents, beginning of year	347,845
Cash and cash equivalents, end of year	$536,158

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest during the year	$-

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008 (UNAUDITED)

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. (“CDI”), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the “Income Funds”).  The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment.  CDI’s subsidiaries include Commonwealth Income & Growth Fund, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the “General Partner Subsidiaries”), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

Basis of Presentation

The financial information presented has been prepared from the books and records without audit.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included.  Operating results for the eight month period ended October 31, 2008 are not necessarily indicative of financial results that may be expected for the full year ended February 28, 2009.

Concentration of risk

Commonwealth Capital Corp. and subsidiaries (the “Company”) is dependent on the compensation it receives from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds’ financial performance.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided.  During the eight month period ended October 31, 2008, the Company forgave $228,000 in fees and reimbursable expenses due from two Income Funds.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2007 (UNAUDITED)

NOTE A - NATURE OF BUSINESS – (Continued)

Concentration of risk (continued)

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI’s subsidiaries (the “Company”).  All significant intercompany transaction and balances have been eliminated.  The Company’s balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.  Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

Cash at October 31, 2008 was held in the custody of two financial institutions.  The balance, at times, may exceed federally insured limits.  The Company mitigates this risk by depositing funds with major financial institutions.  The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Office furniture and equipment

Office furniture and equipment are stated at cost.  Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

Deferred offering costs

Deferred offering costs represent amounts incurred by the Company for the organization of related “Income Funds.”  These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered.  Deferred offering costs charged to expense for the eight month period ended October 31, 2008 was approximately $84,000, and are included in general and administrative expenses.

Revenue recognition

The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements.  The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions.  Interest income on minimum lease payment receivable is recognized as earned.

Income taxes

Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment.  The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds.  Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to Audit Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 162 on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses will be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 “Fair Value Measurements”.  As of March 1, 2008 the Company adopted SFAS No.159. The Company has not elected the fair value option for any assets or liabilities.

In September 2006, the FASB issued Statement of Financial Accounting Standards 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 applies to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also requires additional disclosures in both annual and quarterly reports. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company on March 1, 2008.   In February 2008, the FASB issued two Staff Positions on SFAS 157: (1) FASB Staff Position No. FAS 157-1    (FAS 157-1), “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13,”

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008 (UNAUDITED)

Recent Accounting Pronouncements- (continued.)

and (2) FASB Staff Position No. FAS 157-2 (FAS 157-2), “Effective Date of FASB Statement No 157.” FAS 157-1 excludes FASB Statement No. 13, Accounting for Leases, as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under Statement 13, from SFAS 157’s scope. FAS157-2 partially defers Statement 157’s effective date.  As of March 1, 2008 the Company partially adopted SFAS No. 157 for all financial assets.  Adoption of this pronouncement did not impact the financial statements of the Company at October 31, 2008.  In October 2008, the FASB issued FSP SFAS 157-3 "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active" ("FSP SFAS 157-3"), which is effective upon issuance for all financial statements that have not been issued. FSP SFAS 157-3 clarifies the application of SFAS 157, in a market that is not active. The Company adopted FSP SFAS 157-3 and determined that its adoption did not impact its financial statements at October 31, 2008.

In December 2008, the FASB issued Staff Position 48-c Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (“FSP FIN 48-c”), effectively deferring the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. FSP FIN 48-c defers the effective date of FIN 48 for nonpublic entities to annual financial statements for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the potential impact of FIN 48 on the financial statements

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

Investment in Income Funds

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its Receivables from Income Funds in the amount of approximately $112,000 for the eight month period ended October 31, 2008, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.

Financial information of the Income Funds as of October 31 (unaudited) is as follows:

2008
Total assets	$73,167,000
Non-recourse debt	6,869,000
Other liabilities	2,619,000
Partners’ capital	63,679,000
Net loss	(3,310,000)

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008 (UNAUDITED)

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION – (CONTINUED)

Investment in Income Funds – (continued)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds.  In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes.  Such notes total approximately $1,150,000 as of October 31, 2008 and have been eliminated in consolidation.

Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds).  Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

NOTE D - PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees.  Contributions to the Plan may be made at the discretion of management.  No contributions to the Plan were made or accrued for the eight month period ended October 31, 2008.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008 (UNAUDITED)

NOTE E - INCOME TAXES

The Company and it subsidiaries file a consolidated federal income tax return.

The provision for income taxes for the eight month period ended October 31, 2008 is zero, and includes tax benefits of approximately $0 for the use of net operating loss carry forwards.

At October 31, 2008, the Company has estimated Federal net operating loss carry forwards of approximately $1,167,000, which expire through 2027.  Also, at October 31, 2008, the Company has estimated Pennsylvania net operating loss carry forwards of approximately $6,403,000, which expire through 2027.

Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

The components of the Company’s net deferred tax asset (liability) consisted of the following as of October 31:

2008
Deferred tax assets:
Net operating loss carry forwards	$448,000
Less valuation allowance	(374,000

Deferred tax assets	74,000

Deferred tax liabilities:	(23,000)
Investment in Income Funds	(51,000)
Office furniture and equipment	(23,000)

Deferred tax liabilities	(74,000)

Net deferred tax assets (liabilities)	$-

    The valuation allowance decreased by $14,000 for the eight month period ended October 31, 2008.

TABLE II

PRIOR PERFORMANCE TABLES

Commonwealth Capital Corp.
Experience In Raising And Investing Funds
In Offerings In Which CCSC Served As Dealer Manager
As of September 30, 2008
(Table I)

	Commonwealth Income & Growth Private Fund III	Commonwealth Income & Growth Private Fund II	Commonwealth Income & Growth Private Fund I	Commonwealth Income & Growth Fund VI	Commonwealth Income & Growth Fund V	Commonwealth Income & Growth Fund IV

Offering Information:
Amount offered (maximum)	$ 30,000,000	$ 20,000,000	$ 20,000,000	$ 50,000,000	$ 25,000,000	$ 15,000,000
Dollar Amount Sold	29,999,000	19,999,000	19,999,000	19,406,930	24,953,332	15,000,000
(1) Dealer/Manager Expenses	2,699,910	1,799,910	1,799,910	1,746,624	2,245,800	1,350,000
(2) Offering/Organizational Expenses	899,970	599,970	499,980	488,139	599,067	450,000
Net Proceeds Available	26,399,120	17,599,120	17,699,110	17,172,168	22,108,465	13,200,000
Total Equipment Purchases:
Equipment purchased with cash	5,092,109	10,066,148	11,661,781	4,255,839	16,649,496	11,093,691
Equipment financed	1,750,239	3,249,012	7,003,219	690,258	5,844,829	5,530,985
Rent paid to original lessor in lieu of cash	-	-	-	-	-	60,226
Obligation incurred in connection to leased equipment	-	-	-	-	-	-
Total Equipment Purchases	6,842,348	13,315,160	18,665,000	4,946,097	22,494,325	16,684,902

% of Equipment financed as of
September 2008	25.6%	24.4%	37.5%	14.0%	26.0%	33.1%
Initial Acquisition Fees (%) (3)	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%
Date Offering Commenced	8/15/2006	9/26/2005	1/13/2004	3/6/2007	2/7/2005	10/19/2001
Date Offering Completed	5/29/2008	8/10/2006	9/14/2005	N/A	2/24/2006	9/22/2003
Average Initial Term of Leases (in months)	35	34	34	36	34	32
Months from closing to invest 90%	N/A	N/A	N/A	N/A	N/A	N/A

(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the escrow fee.
(3) Fees were paid to the General Partner/Management Trustee at fund closing. Prior performance is not indicative of future performance.

Commonwealth Capital Corp.
Experience In Raising And Investing Funds
In Offerings In Which CCSC Did Not Serve As Dealer Manager
As of September 30, 2008
(Table I)

	Commonwealth Income & Growth Fund III	Commonwealth Income & Growth Fund II	Commonwealth Income & Growth Fund I

Offering Information:
Amount offered (maximum)	$ 15,000,000	$ 15,000,000	$ 15,000,000
Dollar Amount Sold	3,023,569	9,235,185	12,623,682
(1) Dealer/Manager Expenses	272,121	831,167	1,136,131
(2) Offering/Organizational Expenses	90,707	277,056	378,710
Net Proceeds Available	2,660,741	8,126,962	11,108,841
Total Equipment Purchases:
Equipment purchased with cash	2,927,151	2,848,188	14,455,357
Equipment financed	1,959,246	8,711,253	13,195,684
Rent paid to original lessor in lieu of cash	70,360	56,706	344,326
Obligation incurred in connection to leased equipment	-	502,721	1,421,857
Total Equipment Purchases	4,956,757	12,118,868	29,417,224

% of Equipment financed as of
September 2008	39.5%	71.9%	44.9%
Initial Acquisition Fees (%) (3)	3.4%	3.4%	3.4%
Date Offering Commenced	01/27/98	05/12/95	12/17/93
Date Offering Completed	07/27/00	05/12/97	05/11/95
Average Initial Term of Leases (in months)	33	33	32
Months from closing to invest 90%	2	36	5

(1)Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2)Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the escrow fee.
(3)Fees were paid to the General Partner/Management Trustee at fund closing.
Prior performance is not indicative of future performance.

Commonwealth Capital Corp.
Compensation To General Partners And Affiliates
For The Three Years Ended September 30, 2008
(Table II)

The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates for public and private equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most recent three years.  Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues.  Amounts for operations are cumulative.

	Commonwealth Income & Growth Private Fund III	Commonwealth Income & Growth Private Fund II	Commonwealth Income & Growth Fund V	All Other Programs*

Date offering commenced	8/15/2006	9/26/2005	2/7/2005
Dollar amount raised	$ 29,999,000	$ 19,999,000	$ 24,953,332	$ $57,429,499
Amount paid from the proceeds of offering, reinvestment and/or debt:
Initial Acquisition Fee	1,019,966	679,966	840,768	1,952,603
Organizational Fee	749,980	499,980	599,173	1,495,094
Cash generated (used) from operations before deducting payments to the General Partner and Affiliates	28,229,054	18,819,054	23,513,391	53,981,802
Amount paid to the General Partner and Affiliates from operations:
Equipment Management Fee	105,574	278,569	787,133	1,204,199
Acquisition Fee	70,010	129,960	233,793	607,348
Finance Fee	17,502	32,490	58,448	151,837
Dollar amount of equipment sales and refinancing before deducting payments to the General Partner and Affiliates	1,683	3,929	552,488	1,945,450
Amount paid to the General Partner and Affiliates from equipment sales and refinancing	50	118	16,575	58,364

*
Represents aggregate amounts paid during the most recent three-year period by four additional existing funds: Commonwealth Income & Growth Fund VI and Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund III.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund III*
From Program Inception** through September 30, 2008

	2006	2007	3Q08 (Unaudited)
Computation of Net Income (Loss)
Months of Operations	4	12	9
Gross Revenues	$ 37,780	$ 1,236,632	$ 1,610,264
Less: Operating Expenses	284,958	1,637,780	1,179,276
Organizational costs	-	-	37,058
Equipment Management Fee	1,763	35,963	67,848
Depreciation and Amortization	31,964	570,364	1,109,594
Interest expense	-	38,487	36,814
Uncollectible accounts receivable	-	-	-
Loss on sale of computer equipment	-	3,137	2,054
Net (Loss) – GAAP Basis	(280,905)	(1,049,099)	(822,380)
Federal Taxable Income (Loss)	(154,081)	(870,791)	N/A
Cash Distributions – GAAP Basis	(144,151)	(1,926,632)	(2,098,929)
Computation of Cash Flows Net (Loss)
Net (loss)	(280,905)	(1,049,099)	(822,380)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	31,964	570,364	1,109,594
Loss (gain) on sale of equipment	-	3,137	2,054
Other Non-Cash Activities Included in the Determination of Net Loss***	-	(400,826)	(447,241)
Net Change in Operating Assets and Liabilities	36,606	41,694	50,000
Net Cash Provided by (Used in) Operating Activities	(212,335)	(834,730)	(107,973)
Capital Expenditures	(515,274)	(1,427,990)	(3,233,083)
Net proceeds from sale of equipment	-	803	880
Prepaid Acquisition Fees Paid to the General Partner	(44,126)	(98,933)	(54,363)
Equipment Acquisition Fees Paid to the General Partner	(330,067)	(441,904)	(184,748)
Net Cash Provided by (Used in) Investing Activities	(889,467)	(1,968,024)	(3,471,314)
Partners’ Contributions	10,214,000	14,492,000	5,294,000
Offering Costs paid to affiliate	-	-	-
Offering Costs paid to the General Partner	(1,220,454)	(1,668,712)	(598,222)
Distributions to Partners	(144,151)	(1,926,632)	(2,098,929)
Accounts Receivable - CCC	-	-	-
Proceeds from note payable	-	-	-
Debt placement fee	-	(10,453)	(11,809)
Net Cash Provided by (Used in) Financing Activities	8,849,395	10,886,203	2,585,040
Net Increase in Cash	7,747,593	8,083,449	(994,247)
Cash at Beginning of Year	-	7,747,593	15,831,042
Cash at End of Year	7,747,593	15,831,042	14,836,795
Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(28)	(43)	(27)
Federal Taxable Income (Loss) to Investors	(15)	(35)	N/A
Cash Distributions to Investors – GAAP Basis	(14)	(78)	(70)
Return of Capital to Investors – GAAP Basis	14	78	70
* Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering
** Inception Date is 09/20/2006
***   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund II*
From Program Inception** through September 30, 2008

	2005	2006	2007	3Q08 (Unaudited)
Computation of Net Income (Loss)
Months of Operations	3	12	12	9
Gross Revenues	$ 17,457	$ 1,040,016	$ 2,532,628	$ 2,762,011
Less: Operating Expenses	138,357	1,604,591	983,913	894,124
Organizational costs	-	-	-	-
Equipment Management Fee	851	38,677	105,366	133,675
Depreciation and Amortization	17,710	609,148	1,659,916	2,306,407
Interest expense	842	36,331	50,815	35,678
Uncollectible accounts receivable	-	-	-	9,500
Loss on sale of computer equipment	-	-	2,928	1,543
Net (Loss) – GAAP Basis	(140,303)	(1,248,731)	(270,310)	(618,916)
	-	-	-	-
Federal Taxable Income (Loss)	-	(879,499)	220,386	N/A
Cash Distributions – GAAP Basis	(45,437)	(1,295,748)	(1,999,901)	(1,499,925)
Computation of Cash Flows Net (Loss)
Net (loss)	(140,303)	(1,248,731)	(270,310)	(618,916)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	17,710	609,148	1,659,916	2,306,407
Loss (gain) on sale of equipment	-	-	2,928	1,543
Other Non-Cash Activities Included in the Determination of Net Loss***	(6,182)	(297,050)	(641,080)	(5,148)
Net Change in Operating Assets and Liabilities	72,306	(71,251)	191,204	164,629
Net Cash Provided by (Used in) Operating Activities	(56,469)	(1,007,884)	942,658	1,848,515
Capital Expenditures	(215,488)	(2,519,972)	(4,067,209)	(4,021,793)
Net proceeds from sale of equipment	-	-	1,012	2,917
Prepaid Acquisition Fees Paid to the General Partner	(16,051)	(134,455)	156,393	127,338
Equipment Acquisition Fees Paid to the General Partner	(106,817)	(473,378)	(204,502)	(233,422)
Net Cash Provided by (Used in) Investing Activities	(338,356)	(3,127,805)	(4,114,306)	(4,124,960)
Partners’ Contributions	3,358,000	16,642,000	-	-
Offering Costs paid to affiliate	-	-	-	-
Offering Costs paid to the General Partner	(401,162)	(1,923,725)	-	-
Distributions to Partners	(45,437)	(1,295,748)	(1,999,901)	(1,499,925)
Accounts Receivable - CCC	-	-	-	-
Proceeds from note payable	-	-	-	-
Debt placement fee	-	(8,414)	(10,453)	(22,272)
Net Cash Provided by (Used in) Financing Activities	2,911,401	13,414,113	(2,010,354)	(1,522,197)
Net Increase (Decrease) in Cash	2,516,576	9,278,424	(5,182,002)	(3,798,642)
Cash at Beginning of Year	-	2,516,576	11,795,000	6,612,998
Cash at End of Year	2,516,576	11,795,000	6,612,998	2,814,356

Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(42)	(63)	(14)	(31)
Federal Taxable Income (Loss) to Investors	-	(44)	11	N/A
Cash Distributions to Investors – GAAP Basis	(14)	(65)	(100)	(75)
Return of Capital to Investors – GAAP Basis	14	65	100	75

* Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering

** Inception Date is 10/25/2005

***  The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund I*
From Program Inception** through September 30, 2008

	2004	2005	2006	2007	3Q08 (Unaudited)
Computation of Net Income (Loss)
Months of Operations	10	12	12	12	9
Gross Revenues	$ 747,126	$ 3,136,849	$ 4,104,335	$ 4,161,358	$2,803,739
Less: Operating Expenses	1,161,913	1,584,385	909,072	472,388	254,140
Organizational costs	-	-	-	-	-
Equipment Management Fee	36,873	153,740	197,274	202,998	135,215
Depreciation and Amortization	566,462	2,494,462	4,276,970	3,476,831	2,425,696
Interest expense	49,410	160,355	125,754	70,803	27,842
Uncollectible accounts receivable	-	-	-	-	11,915
Loss on sale of computer equipment	-	2,718	139,317	116,386	-
Net (Loss) – GAAP Basis	(1,067,532)	(1,258,811)	(1,544,052)	(178,048)	(51,069)
	-	-	-	-	-
Federal Taxable Income (Loss)	(3,986,792)	215,301	791,621	884,080	N/A
Cash Distributions – GAAP Basis	(495,684)	(1,730,979)	(1,999,850)	(1,999,900)	(1,499,925)
Computation of Cash Flows Net (Loss)
Net (loss)	(1,067,532)	(1,258,811)	(1,544,052)	(178,048)	(51,069)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	566,462	2,494,462	4,276,970	3,476,831	2,425,696
Loss (gain) on sale of equipment	-	2,718	139,317	116,386	(15,986)
Other Non-Cash Activities Included in the Determination of Net Loss***	(356,108)	(1,506,303)	(1,848,457)	(1,323,985)	(674,118)
Net Change in Operating Assets and Liabilities	33,338	87,507	(33,065)	(212,343)	(434,772)
Net Cash Provided by (Used in) Operating Activities	(823,840)	(180,427)	990,713	1,878,841	1,249,751
Capital Expenditures	(3,183,869)	(3,842,781)	(2,311,740)	(1,309,595)	(1,042,875)
Net proceeds from sale of equipment	-	3,068	40,567	322,731	174,505
Prepaid Acquisition Fees Paid to the General Partner	(304,116)	(229,848)	(132,444)	(66,529)	35,760
Equipment Acquisition Fees Paid to the General Partner	(336,397)	(95,723)	85,431	50,321	(79,270)
Net Cash Provided by (Used in) Investing Activities	(3,824,382)	(4,165,284)	(2,318,186)	(1,003,072)	(911,880)
Partners’ Contributions	12,677,000	7,323,000	-	-	-
Offering Costs paid to affiliate	-	-	-	-	-
Offering Costs paid to the General Partner	(1,722,451)	(1,001,806)	-	-	-
Distributions to Partners	(495,684)	(1,730,979)	(1,999,850)	(1,999,900)	(1,499,925)
Accounts Receivable - CCC	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-
Debt placement fee	-	-	-	(3,536)	(9,389)
Net Cash Provided by (Used in) Financing Activities	10,458,865	4,590,215	(1,999,850)	(2,003,436)	(1,509,314)
Net Increase (Decrease) in Cash	5,810,643	244,504	(3,327,323)	(1,127,667)	(1,171,443)
Cash at Beginning of Year	-	5,810,643	6,055,147	2,727,824	1,600,157
Cash at End of Year	5,810,643	6,055,147	2,727,824	1,600,157	428,714

Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(84)	(63)	(77)	(9)	(3)
Federal Taxable Income (Loss) to Investors	(315)	11	40	44	N/A
Cash Distributions to Investors – GAAP Basis	(39)	(87)	(100)	(100)	(75)
Return of Capital to Investors – GAAP Basis	39	87	100	100	75

* Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering

** Inception Date is 03/02/2004

***  The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund VI*
From Program Inception** through September 30, 2008

	2007	3Q08 (Unaudited)
Computation of Net Income (Loss)
Months of Operations	8	9
Gross Revenues	$ 266,527	$ 1,085,136
Less: Operating Expenses	561,956	1,409,979
Organizational costs	106,980	81,554
Equipment Management Fee	8,776	48,685
Depreciation and Amortization	148,660	805,716
Interest expense	-	12,871
Uncollectible accounts receivable	-	-
Loss on sale of computer equipment	-	8,907
Net (Loss) – GAAP Basis	(559,845)	(1,282,576)
Federal Taxable Income (Loss)	(314,348)	N/A
Cash Distributions – GAAP Basis	(352,626)	(1,010,428)
Computation of Cash Flows Net (Loss)
Net (loss)	(559,845)	(1,282,576)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	148,660	805,716
Loss (gain) on sale of equipment	-	8,907
Other Non-Cash Activities Included in the Determination of Net Loss***	-	(136,394)
Net Change in Operating Assets and Liabilities	144,090	180,712
Net Cash Provided by (Used in) Operating Activities	(267,095)	(423,635)
Capital Expenditures	(1,725,993)	(2,529,503)
Net proceeds from sale of equipment	-	3,509
Prepaid Acquisition Fees Paid to the General Partner	(277,371)	(217,069)
Equipment Acquisition Fees Paid to the General Partner	(69,040)	(128,790)
Net Cash Provided by (Used in) Investing Activities	(2,072,404)	(2,871,853)
Partners’ Contributions	10,188,537	9,218,393
Offering Costs paid to affiliate	-	-
Offering Costs paid to the General Partner	(1,217,530)	(1,073,297)
Distributions to Partners	(352,626)	(1,010,428)
Accounts Receivable - CCC	-	-
Proceeds from note payable	-	-
Debt placement fee	-	(6,903)
Net Cash Provided by (Used in) Financing Activities	8,618,381	7,127,765
Net Increase (Decrease) in Cash	6,278,882	3,832,277
Cash at Beginning of Year	1,000	6,279,882
Cash at End of Year	6,279,882	10,112,159
Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(55)	(66)
Federal Taxable Income (Loss) to Investors	(31)	N/A
Cash Distributions to Investors – GAAP Basis	(35)	(52)
Return of Capital to Investors – GAAP Basis	35	52

*	Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering
**	Commencement Date is 05/10/2007
***
 The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund V*
From Program Inception** through September 30, 2008

	2005	2006	2007	3Q08 (Unaudited)

Computation of Net Income (Loss)
Months of Operations	9	12	12	9
Gross Revenues	$ 422,767	$ 3,918,075	6,827,206	5,348,765
Less: Operating Expenses	799,679	1,139,129	1,261,938	1,123,481
Organizational costs	172,960	36,751	-	-
Equipment Management Fee	19,072	178,193	330,348	259,520
Depreciation and Amortization	306,182	2,855,460	5,305,022	4,321,176
Interest expense	5,944	92,630	160,164	114,822
Uncollectible accounts receivable	-	-	52,860	30,818
Loss on sale of computer equipment	-	-	9,637	-
Net (Loss) – GAAP Basis	(881,070)	(384,088)	(292,763)	(501,052)
	-		-	-
Federal Taxable Income (Loss)	(670,696)	392,499	1,198,807	N/A
Cash Distributions – GAAP Basis	(702,732)	(2,379,581)	(2,499,496)	(1,873,347)
Computation of Cash Flows Net (Loss)
Net (loss)	(881,070)	(384,088)	(292,763)	(501,052)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	306,182	2,855,460	5,305,022	4,321,176
Loss (gain) on sale of equipment	-	-	9,637	(84,982)
Other Non-Cash Activities Included in the Determination of Net Loss***	(49,630)	(609,485)	(1,759,856)	(1,495,243)
Net Change in Operating Assets and Liabilities	10,571	129,683	32,579	(530,951)
Net Cash Provided by (Used in) Operating Activities	(613,947)	1,991,570	3,294,619	1,708,948
Capital Expenditures	(4,645,505)	(7,618,422)	(3,614,595)	(770,973)
Net proceeds from sale of equipment	-	-	6,836	545,652
Prepaid Acquisition Fees Paid to the General Partner	(483,504)	106,509	129,060	28,466
Equipment Acquisition Fees Paid to the General Partner	(219,212)	(390,530)	(247,527)	(42,505)
Net Cash Provided by (Used in) Investing Activities	(5,348,221)	(7,902,443)	(3,726,226)	(239,360)
Partners’ Contributions	19,703,204	5,254,658	-	(49,119)
Offering Costs paid to affiliate	-	-	-	-
Offering Costs paid to the General Partner	(2,308,723)	(593,264)	-	-
Distributions to Partners	(702,732)	(2,379,581)	(2,499,496)	(1,873,347)
Accounts Receivable - CCC	-	-	-	-
Proceeds from note payable	-	-	-	-
Debt placement fee	(8,348)	(21,448)	(25,736)	(2,916)
Net Cash Provided by (Used in) Financing Activities	16,683,401	2,260,365	(2,525,232)	(1,925,382)
Net Increase (Decrease) in Cash	10,721,233	(3,650,509)	(2,956,839)	(455,794)
Cash at Beginning of Year	1,067	10,722,300	7,071,791	4,114,952
Cash at End of Year	10,722,300	7,071,791	4,114,952	3,659,158

Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(45)	(15)	(12)	(20)
Federal Taxable Income (Loss) to Investors	(34)	16	48	N/A
Cash Distributions to Investors – GAAP Basis	(36)	(95)	(100)	(75)
Return of Capital to Investors – GAAP Basis	36	95	100	75

*	Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering
**	Commencement Date is 03/14/2005
***
 The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund IV*
From Program Inception** through September 30, 2008

	2002	2003	2004	2005	2006	2007	3Q08
							(Unaudited)
Computation of Net Income (Loss)
Months of Operations	6 *	12	12	12	12	12	9
Gross Revenues	$ 150,534	$ 1,678,650	$4,376,432	$4,948,554	$ 3,122,763	$ 1,873,218	$852,920
Less: Operating Expenses	443,358	1,180,077	946,876	554,443	689,701	427,766	333,671
Organizational costs	38,079	103,146	-	-	-	-	-
Equipment Management Fee	7,111	81,840	218,274	247,013	154,770	33,835	14,720
Depreciation and Amortization	110,021	1,265,669	3,414,323	4,311,874	3,803,136	1,895,448	551,284
Interest expense	-	42,366	105,201	107,986	70,218	37,380	14,047
Uncollectible accounts receivable	-	-	-	260,937	21,650	43,831	(2,550)
Loss on sale of computer equipment	5,886	-	32,966	166,542	302,411	194,172	-
Net (Loss) – GAAP Basis	(453,921)	(994,448)	(341,208)	(700,241)	(1,919,122)	(759,214)	(58,252)
			-	-	-	-	-
Federal Taxable Income (Loss)	(977,925)	(3,136,737)	(1,504,248)	2,168,633	244,184	(359,276)	N/A
Cash Distributions – GAAP Basis	(87,417)	(935,899)	(1,500,420)	(1,498,302)	(1,498,823)	(1,595,430)	(924,988)
Computation of Cash Flows Net (Loss)
Net (loss)	(453,921)	(994,448)	(341,208)	(700,241)	(1,919,122)	(759,214)	(58,252)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	110,021	1,265,669	3,414,323	4,311,874	3,803,136	1,895,448	551,284
Loss (gain) on sale of equipment	5,886	(384)	32,966	166,542	302,411	194,172	(4,284)
Other Non-Cash Activities Included in the Determination of Net Loss***	-	(427,805)	(1,103,890)	(1,358,870)	(1,089,682)	(821,702)	(217,995)
Net Change in Operating Assets and Liabilities	(50,954)	2,417,706	(1,908,358)	(401,788)	(316,886)	762,642	417,074
Net Cash Provided by (Used in) Operating Activities	(388,968)	2,260,738	93,833	2,017,517	779,857	1,271,346	687,827
Capital Expenditures	(2,224,765)	(6,401,395)	(2,474,404)	(568,716)	(607,161)	(218,742)	(62,627)
Net proceeds from sale of equipment	100,502	14,063	73,581	248,994	603,054	297,470	217,872
Prepaid Acquisition Fees Paid to the General Partner	(33,905)	(143,936)	79,520	6,650	21,143	7,286	1,480
Equipment Acquisition Fees Paid to the General Partner	(88,991)	(345,835)	(160,693)	(52,998)	(40,769)	(18,587)	(5,399)
Net Cash Provided by (Used in) Investing Activities	(2,247,159)	(6,877,103)	(2,481,996)	(366,070)	(23,733)	67,427	151,326
Partners’ Contributions	3,626,554	11,341,175	-	(17,825)	-	-	-
Offering Costs paid to affiliate	-	-	-	-	-	-	-
Offering Costs paid to the General Partner	(393,230)	(1,403,719)	-	-	-	-	-
Distributions to Partners	(87,417)	(935,899)	(1,500,420)	(1,498,302)	(1,498,823)	(1,595,430)	(924,988)
Accounts Receivable - CCC	-	(229,801)	(23,318)	46,987	40,672	165,459	-
Proceeds from note payable	-	-	-	-	-	-	-
Debt placement fee	-	(21,878)	(13,231)	(9,760)	(4,121)	(2,459)	(848)
Net Cash Provided by (Used in) Financing Activities	3,145,907	8,749,878	(1,536,969)	(1,478,900)	(1,462,271)	(1,432,430)	(925,836)
Net Increase (Decrease) in Cash	509,780	4,133,513	(3,925,132)	172,547	(706,147)	(93,657)	(86,683)
Cash at Beginning of Year	1,000	510,780	4,644,293	719,161	891,708	185,561	91,905
Cash at End of Year	510,780	4,644,293	719,161	891,708	185,561	91,904	5,222
Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(188)	(96)	(23)	47	(128)	(51)	(4)
Federal Taxable Income (Loss) to Investors	(406)	(304)	(100)	145	16	(24)	N/A
Cash Distributions to Investors – GAAP Basis	(36)	(91)	(100)	(100)	(100)	(106)	(62)
Return of Capital to Investors – GAAP Basis	36	91	100	100	100	106	62

*	Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering
**	Commencement Date is 07/08/2002
***
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund III*
For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007 & 3 Quarter ended September 30, 2008

	1999	2000	2001	2002	2003	2004	2005	2006	2007	3Q08
										(Unaudited)
Computation of Net Income (Loss)
Months of Operations	12	12	12	12	12	12	12	12	12	9
Gross Revenues	$ 953,958	$1,262,989	$1,110,481	$ 789,063	$ 408,364	$190,858	$ 85,200	$43,986	$ 42,146	$36,243
Less: Operating Expenses	275,066	223,838	233,577	265,918	153,142	45,841	54,132	35,702	28,666	32,395
Equipment Management Fee	46,893	63,345	55,126	39,218	19,571	7,564	4,184	2,166	823	-
Depreciation and Amortization	885,463	970,882	992,477	723,513	379,854	228,697	75,125	27,214	20,643	18,571
Interest expense	55,270	64,205	44,900	22,247	12,020	3,897	2,428	1,257	436	5
Uncollectible accounts receivable	-	-	-	30,011	-	-	-	-	-	-
Loss on sale of computer equipment	-	120,596	55,028	-	-	-	9,804	-	-	1,241
Net (Loss) – GAAP Basis	(308,734)	(179,877)	(270,627)	(291,844)	(156,223)	(95,141)	(60,473)	(22,353)	(8,422)	(15,969)
						-	-	-	-	-
Federal Taxable Income (Loss)	20,307	(41,168)	(108,877)	(514,206)	(480,336)	(208,946)	(114,434)	(57,851)	1	N/A
Cash Distributions – GAAP Basis	(227,995)	(302,898)	(317,497)	(317,498)	(317,500)	(317,498)	(143,314)	(60,115)	(60,476)	(45,357)
Computation of Cash Flows Net (Loss)
Net (loss)	(308,734)	(179,877)	(270,627)	(291,844)	(156,223)	(95,141)	(60,473)	(22,353)	(8,422)	(15,969)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) by Operating Activities:
Depreciation and Amortization	885,463	970,882	992,477	723,513	379,854	228,697	75,125	27,214	20,643	18,571
Loss (gain) on sale of equipment	-	120,596	55,028	(4,343)	(16,865)	(5,005)	9,804	(265)	(8,045)	1,241
Other Non-Cash Activities Included in the Determination of Net (Loss)*	(318,386)	(497,722)	(591,179)	(310,970)	(162,331)	(88,167)	(29,426)	(17,307)	(12,443)	(1,069)
Net Change in Operating Assets and Liabilities	(49,097)	(81,303)	210,497	66,659	211,262	228,673	47,357	34,260	41,323	11,021
Net Cash Provided by (Used in) Operating Activities	209,246	332,526	396,196	183,015	255,697	269,057	42,387	21,550	33,056	13,795

	1999	2000	2001	2002	2003	2004	2005	2006	2007	3Q08
										(Unaudited)

Net Cash Provided by (Used in) Operating Activities	$ 209,246	$ 332,526	$ 396,196	$ 183,015	$ 255,697	$269,057	$42,387	$ 21,550	$33,056	$ 13,795
Capital Expenditures	(730,316)	(408,770)	(170,943)	(64,989)	-	(6,104)	-	-	(67,026)	(24,585)
Net proceeds from sale of equipment	-	57,864	686	208,484	61,863	13,965	10,850	6,111	11,796	4,923
Prepaid Acquisition Fees Paid to the General Partner	(66,279)	(28,531)	(12,672)	(11,416)	-	(2,523)	-	-	-	-
Net Cash Provided by (Used in) Investing Activities	(796,595)	(379,437)	(182,929)	132,079	61,863	5,338	10,850	6,111	(55,230)	(19,662)
Partners’ Contributions	515,849	364,878	-	-	-	49,116	94,410	25,000	90,697	41,031
Offering Costs paid to affiliate	(46,426)	(32,829)	-	-	-	-	-	-	-	-
Offering Costs paid to the General Partner	(10,060)	(7,115)	-	-	-	-	-	-	-	-
Distributions to Partners	(227,995)	(302,898)	(317,497)	(317,498)	(317,500)	(317,498)	(143,314)	(60,115)	(60,476)	(45,357)
Proceeds from note payable	-	-	-	-	-	-	-	-	-	-
Debt placement fee	(12,386)	(3,211)	(1,395)	(2,204)	-	(570)	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	218,982	18,815	(318,892)	(319,702)	(317,500)	(268,952)	(48,904)	(35,115)	30,221	(4,326)
Net Increase (Decrease) in Cash	(368,367)	(28,096)	(105,625)	(4,608)	60	5,443	4,333	(7,454)	8,047	(10,193)
Cash at Beginning of Year	507,193	138,826	110,730	5,105	497	557	6,000	10,333	2,879	10,926
Cash at End of Year	138,826	110,730	5,105	497	557	6,000	10,333	2,879	10,926	733
Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(130)	(63)	(90)	(97)	(52)	(31)	(20)	(7)	(3)	(5)
Federal Taxable Income (Loss) to Investors	9	(14)	(36)	(170)	(159)	(69)	(38)	(19)	-	N/A
Cash Distributions to Investors – GAAP Basis	(96)	(105)	(105)	(105)	(105)	(105)	(47)	(20)	(20)	(15)
Return of Capital to Investors – GAAP Basis	96	105	105	105	105	105	47	20	20	15

*
Commonwealth Capital Securities Corp. did not serve as Dealer Manager at the commencement of the offering for Commonwealth Income & Growth Fund III, but replaced the original Dealer Manager during the course of the offering.

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund II*
For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005 & 2006

	1999	2000	2001	2002	2003	2004	2005	2006
Computation of Net Income (Loss)
Months of Operations	12	12	12	12	12	12	12	12
Gross Revenues	$ 4,624,903	$ 4,117,170	$ 3,319,026	$ 2,714,461	$ 1,957,580	$742,311	$ 96,543	$47,328
Less: Operating Expenses	232,565	241,150	360,293	571,038	608,439	398,197	170,355	32,632
Equipment Management Fee	229,900	221,768	151,046	135,579	75,934	36,016	3,831	1,603
Depreciation and Amortization	4,235,207	3,679,550	2,270,229	1,703,838	1,054,953	769,916	305,353	14,284
Interest expense	298,121	160,897	105,496	156,380	88,625	26,255	4,768	569
Uncollectible accounts receivable	-	45,000	9,200	398,868	-	-	-	-
Loss on sale of computer equipment	8,447	138,014	-	-	-	53,725	-	-
Net Income (Loss) – GAAP Basis	(72,769)	(369,209)	422,762	(251,242)	129,629	(541,798)	(387,764)	(1,759)
Federal Taxable Income (Loss)	443,920	(196,957)	(536,884)	(537,280)	(816,144)	(623,126)	(612,576)	(164,435)
Cash Distributions – GAAP Basis	(891,690)	(923,546)	(685,429)	(519,480)	(577,200)	(403,819)	(46,187)	(25,000)
Computation of Cash Flows Net Income (Loss)
Net (Loss)	(379,337)	(369,209)	422,762	(251,242)	129,629	(541,798)	(387,764)	(1,759)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	4,235,207	3,679,550	2,270,229	1,703,838	1,054,953	769,916	305,353	14,284
Amortization of unearned lease income	-	-	-	-	(10,945)	-	-	-
Loss / (gain) on sale of equipment	8,447	138,014	(295,135)	(828)	(439,124)	53,725	(23,032)	(13,734)
Other Non-Cash Activities Included in the Determination of Net Income (Loss)**	(2,626,791)	(2,381,576)	(1,252,115)	(1,149,810)	(995,568)	(574,117)	(30,842)	(17,618)
Net Change in Operating Assets and Liabilities	(156,165)	(209,975)	3,241	178,356	322,837	189,746	(81,345)	(108,629)
Net Cash Provided by (Used in) Operating Activities	1,081,396	856,804	1,148,982	480,314	61,782	(102,528)	(217,630)	(127,456)
Capital Expenditures	(254,787)	(98,453)	(677,233)	(97,107)	(15,000)	(4,049)	-	-
Net proceeds from sale of equipment	50,106	431,394	408,634	134,335	422,533	244,072	79,012	18,929
Equipment Acquisition Fees Paid to the General Partner	(57,407)	(33,588)	(105,760)	(24,029)	(600)	(846)	-	-
Net Cash Provided by (Used in) Investing Activities	(262,088)	299,353	(374,359)	13,199	406,933	239,177	79,012	18,929
Partners’ Contributions	-	-	(10,577)	(4,164)	-	-	299,156	116,902
Offering Costs	-	-	-	-	-	-	-	-

	1999	2000	2001	2002	2003	2004	2005	2006
Accounts Receivable - CCC	$ -	$ -	$(315,404)	$ 8,000	$112,882	$ 230,667	$ 3,317	$ 12,783
Distributions to Partners	(891,690)	(923,546)	(692,269)	(519,480)	(577,200)	(403,819)	(161,099)	(25,000)
Debt placement fee	(11,503)	(7,215)	(19,667)	(5,036)	-	(171)	-	-
Proceeds from refinancing notes payable	-	-	-	46,103	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	(903,193)	(930,761)	(1,037,917)	(474,577)	(464,318)	(173,323)	141,374	104,685
Net Increase (Decrease) in Cash	(83,885)	225,396	(263,294)	18,936	4,397	(36,674)	2,756	(3,842)
Cash at Beginning of Year	136,208	52,323	277,719	14,425	33,361	37,758	1,085	3,842
Cash at End of Year	52,323	277,719	14,425	33,361	37,758	1,085	3,842	0
Investment Data Per $ 1,000 Investment
Net Income (Loss) – GAAP Basis	(41)	(40)	46	(27)	14	(59)	(42)	-
Federal Taxable Income (Loss) to Investors	48	(21)	(58)	(58)	(89)	(68)	(67)	(18)
Cash Distributions to Investors – GAAP Basis	(97)	(100)	(74)	(56)	(63)	(44)	(5)	(3)
Return of Capital to Investors – GAAP Basis	97	100	74	56	63	44	5	3

*	Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.
**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund I*
For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005 & 2006

	1999	2000	2001	2002	2003	2004	2005	2006
Computation of Net Income (Loss)
Months of Operations	12	12	12	12	12	12	12	12
Gross Revenues	$ 3,005,189	$ 1,797,061	$ 954,340	$ 442,734	$ 383,353	$ 334,529	$ 89,095	$ 40,589
Less: Operating Expenses	261,038	192,622	221,147	290,736	195,617	40,501	80,761	30,270
Equipment Management Fee	149,675	89,517	38,232	20,289	16,598	2,302	-	-
Depreciation and Amortization	2,808,781	1,475,744	413,480	304,452	262,726	235,738	119,760	3,088
Interest expense	105,223	22,242	11,121	39,803	22,999	5,817	784	112
Uncollectible accounts receivable	50,000	103,818	99,831	24,565	-	174,000	83,083	(7,590)
Loss on sale of computer equipment	108,640	118,397	-	-	-	12,651	-	-
Net Income (Loss) – GAAP Basis	(478,168)	(205,279)	170,529	(237,111)	(114,587)	(136,480)	(195,293)	14,709
						-	-	-
Federal Taxable Income	(310,551)	293,334	28,423	(416,702)	(34,167)	(63,011)	(427,912)	(71,129)
Cash Distributions – GAAP Basis	(959,043)	(1,031,324)	(315,490)	-	-	-	(31,557)	(49,969)
Computation of Cash Flows Net Income (Loss)
Net (Loss)	(478,168)	(205,279)	170,529	(237,111)	(114,587)	(136,480)	(195,293)	14,709
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	2,808,801	1,475,744	413,480	304,452	262,726	235,738	119,760	3,088
Loss (gain) on sale of equipment	108,640	118,397	(185,549)	(17,628)	(51,374)	12,651	(8,365)	(9,027)
Other Non-Cash Activities Included in the Determination of Net Income (Loss)*	(1,706,647)	(649,145)	(111,180)	(273,464)	(267,354)	(142,151)	(2,218)	(1,389)
Net Change in Operating Assets and Liabilities	19,188	(226,314)	(30,522)	221,488	106,379	58,090	(196,748)	(39,614)
Net Cash Provided by (Used in) Operating Activities	751,814	513,403	256,758	(2,263)	(64,210)	27,848	(282,864)	(32,233)
Capital Expenditures	(160,935)	-	(199,304)	(25,000)	(5,000)	-	-	-
Net proceeds from sale of equipment	590,355	365,210	229,719	23,816	70,381	16,989	28,709	9,653
Accounts Payable – CCC	-	-	-	-	-	-	-	-
Payment of Equipment Payable	-	-	-	-	-	-	-	-
Equipment Acquisition Fees Paid to the General Partner	(6,468)	-	(29,737)	(9,145)	(200)	-	-	-
Net Cash Provided by (Used in) Investing Activities	422,952	365,210	678	(10,329)	65,181	16,989	28,709	9,653

	1999	2000	2001	2002	2003	2004	2005	2006
Partners’ Contributions	-	-	-	-	-	-	272,971	39,044
Offering Costs	-	-	-	-	-	-	-	-
Advance to Commonwealth Capital Corp.	-	-	-	-	-	-	-	-
Proceeds from short-term note payable	-	-	-	13,984	-	-	-	-
Distributions to Partners	(959,043)	(1,031,324)	(315,490)	-	-	-	(31,557)	(49,969)
Debt placement fee	-	-	(5,441)	(2,036)	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	(959,043)	(1,031,324)	(320,931)	11,948	-	-	241,414	(10,925)
Net Increase (Decrease) in Cash	215,723	(152,711)	(63,495)	(644)	971	44,837	(12,741)	(33,505)
Cash at Beginning of Year	1,565	217,288	64,577	1,082	438	1,409	46,246	33,505
Cash at End of Year	217,288	64,577	1,082	438	1,409	46,246	33,505	0
Investment Data Per $ 1,000 Investment
Net Income (Loss) – GAAP Basis	(38)	(16)	14	(19)	(9)	(11)	(15)	1
Federal Taxable Income to Investors	(25)	23	2	(33)	(3)	(5)	(34)	(6)
Cash Distributions to Investors – GAAP Basis	(76)	(82)	(25)	-	-	-	(3)	(4)
Return of Capital to Investors – GAAP Basis	76	82	25	-	-	-	3	4

*	Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.
**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Results of Completed Programs
(Table IV)
As of September 30, 2008

Program	CIGF1*	CIGF2*

Dollar Amount Raised	$12,623,682	$9,235,185
Number of Leases Purchased	87	132
Date of Closing of Offering	12/17/1993	5/12/1995
Date of First Sale of Property	1/10/1994	10/1/1995
Date of Last Sale of Property	3/1/2003	3/1/2003

Tax and Distribution Data per $1,000 Investment Through 12/31/2006
Federal Income Tax Results (Schedule M):
Ordinary income (loss) from Operations	(417,472)	(2,373,676)
Capital gain (loss)	0	0
Deferred Gain:
Capital	0	0
Ordinary	0	0

Cash Distributions to Investors:
Investment Income	109	210
Return of Capital	562	785

Total Distributions - LTD	$7,774,740	$6,668,191

*Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund VI
For the Period January 1, 2008 through September 30, 2008
Commonwealth Capital Securities Corp. Served as Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)*

GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	$3,725.86	$3,337.76	$883.92	$(2,480.36)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,756.66	3,052.32	883.92	(2,194.92)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,756.66	3,052.32	883.92	(2,194.92)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,756.66	2,974.06	883.92	(2,116.66)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,756.66	2,817.54	883.92	(1,960.14)	N/A

						$18,752.50	$15,234.00	$4,419.60	$(10,947.00)	N/A

*Final federal tax net gain (loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund V
For the Period January 1, 2007 through September 30, 2008
Commonwealth Capital Securities Corp. Served as Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)*

GEICO L900-07-1	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	$ 782.34	$ 782.34	$ 767.00	$ (38.35)	N/A
GEICO L900-07-1	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	782.34	733.44	184.08	(554.88)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776.28	1,665.26	417.96	(1,259.84)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776.28	1,628.25	417.96	(1,222.83)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776.28	1,609.75	417.96	(1,204.33)	N/A
UGO L289-003	Toshiba	(7) Laptops, (2) Sun SuperMicro Servers	Laptops	2005	2007	8,503.93	3,188.83	3,350.00	(611.84)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776.28	1,517.23	417.96	(1,111.81)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776.28	1,517.23	417.96	(1,111.81)	N/A
GEICO L905-05-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	7,355.01	3,830.72	1,350.00	(2,521.22)	N/A
GEICO L900-06-4	HP	(22) Servers, (3) Tape Drives, (65) Laptops	Servers	2007	2008	842.51	631.87	198.24	(443.54)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,552.66	2,812.59	835.92	(2,001.75)	N/A
NBC 005	Avid	(1) Media Composer Adrenaline System	Graphic Workstation	2005	2008	21,865.59	6,377.67	5,750.00	(2,525.17)	N/A
GEICO L940-06-1-SAN	HP	(9) Eva Storage Arrays, (16) Proliant Servers, Hard Drives	Digital Storage	2007	2008	41,282.63	28,381.88	8,400.00	(20,233.88)	N/A
GOODYEAR 014	Dell	LATITUDE D610 P/M 730	Laptop	2006	2008	1,199.12	537.15	433.35	(116.80)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	2,451.67	1,258.18	417.96	(852.76)	N/A
GEICO L905-05-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	2,451.67	970.35	732.00	(274.95)	N/A
DELPHI001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	26,218.08	6,554.52	8,739.36	1,747.88	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776.33	1,258.19	417.96	(852.77)	N/A
DELPHI001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	352,124.40	88,030.92	121,199.38	12,657.75	N/A

NBC 005	Avid	Media Composer Adrenaline Drives	Graphic Workstation	2005	2008	3,261.60	679.50	560.00	(304.30)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	300.90	250.74	70.80	(182.06)	N/A
RAYTHEON 028	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	74,251.60	24,750.48	17,574.00	(12,975.90)	N/A
RAYTHEON 073	Sun	(9) SUNFIRE V240/2 X 1.28 GHZ/2GB/2 X 73GB HDD/DVD ROM	Server	2005	2008	45,318.59	15,106.11	26,995.00	8,747.01	N/A
ITT 049	HP	HP Blade Servers	Servers	2006	2008	337,306.12	203,789.13	297,208.73	84,503.34	N/A
ITT 049A	HP	HP Storage Drives	Storage	2007	2008	62,030.13	43,938.07	61,150.00	15,377.43	N/A
RAYTHEON 081	Sun	(5) SERVER SUN FIRE V240/2X1.5GHZ/ 8GB/2 X 73GB	Server	2006	2008	40,875.28	12,773.47	18,475.00	414.85	N/A
RAYTHEON 073	Sun	(1) SUNFIRE V240/2 X 1.28 GHZ/2GB/2 X 73GB HDD/DVD ROM	Server	2005	2008	4,505.35	1,407.97	1,500.00	47.03	N/A
GEICO L900-06-4	HP	HP NC8430/INTEL DUO 1.8GHZ/80GB/DVD-RW/WIFI	Workstation	2007	2008	842.51	526.56	198.24	(338.23)	N/A
GOODYEAR 012	HP	(2) RP3410 1 WAY BASE WITH 800M CPU SOLUTION w/ Rack	Servers & Rack	2006	2008	26,085.19	10,053.71	16,000.00	5,466.29	N/A
DELPHI001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	5,732.40	1,194.06	1,300.00	(3,666.55)	N/A
MMC 003	Toshiba	DIGITAL BW MFP	Multi-function printer	2005	2008	5,723.60	1,669.44	300.00	(1,378.44)	N/A
RAYTHEON 073	Sun	(2) SUNFIRE V240/2 X 1.28 GHZ/2GB/2 X 73GB HDD/DVD ROM	Server	2005	2008	9,010.71	2,440.51	4,000.00	1,439.49	N/A
GEICO L910-04-4 GDR	Dell	OPTIFLEX GX270/2.80GHz/PENTIUM 4/512MB/40 GB HD DRIVE	Workstation	2006	2008	1,511.47	503.79	330.00	(183.69)	N/A
XEROX L278-042	Sun	CABINET, SUNRACK 1000-42 S/PDS	Rack	2006	2008	4,605.31	1,583.20	1,400.00	(253.20)	N/A
MMC 003	Toshiba	ESTUDIO520	Copier	2005	2008	10,069.13	2,517.41	3,995.00	1,277.84	N/A

						$1,113,651.23	$477,142.79	$606,506.82	$75,341.49	N/A

*Final federal tax net gain (loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.
`

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2002 through September 30, 2008
Commonwealth Capital Securities Corp. Served as Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)*

PFS 002	ALLTEL	Communications	Communications	2002	2002	$54,092	$49,584	$ 46,564	$ (3,020)	$ (9,692)
PFS 003	DELL	(6) OPTIPLEX GX 240, (2) DELL MINITOWER & POWEREDGE	Workstations	2002	2002	36,506	34,224	32,371	(1,853)	(5,594)
PFS 005	PANISONIC	50ppn CIS Scanner	COMMUNIC-ATIONS	2002	2002	23,561	22,579	21,567	(1,012)	(2,936)
MDI 001	IBM	8669-2RX, 3542-2RU	SERVERS / TAPE	2003	2004	70,356	49,835	48,334	(3,280)	9,403
MYC 002	DELL	(3) POWEREDGE 1650 (2) 2650	SERVERS	2003	2004	12,386	8,516	9,151	361	2,339
ANT 35	Atlantic Computing	VPN 1/50, VPN 1/250	Datacom	2002	2004	3,311	1,724	75	(1,652)	(1,453)
ANT 68	Nokia	Firewall-Remote Link 50	Telecom	2002	2004	3,000	1,563	70	(1,495)	(1,314)
ANT 43	Nokia	Firewall-1 Remotelink 50	Telecom	2002	2004	6,622	3,104	500	(2,629)	(2,578)
Walker 1	Dell	(1) D500	Workstations	2002	2004	1,839	1,494	2,025	470	1,127
EMC 11	Konica	Printers	Network Printer	2003	2004	32,073	18,041	7,525	(10,742)	(9,629)
ANT 64	HP	(1) Visualize J5600 Workstation	Small Network Printers	2002	2004	10,779	4,716	585	(4,160)	(3,826)
VEC 27	Dell	(10) Optiplex GX150, (10) 15" CRT Monitors	Workstations	2003	2004	6,152	3,204	1,750	(1,507)	(1,550)
HHC 009	Toshiba	(2) Satellite 1730	Workstations	2003	2004	1,382	720	300	(429)	(438)
HHC 003	Toshiba	Toshiba Tecra 8100, 8200, Vectra VL400 ,Viewsonic 15" Flat Panel	Workstations	2003	2004	1,466	764	600	(182)	(192)
EMC 13	Compaq	470022-683	Audio Visual	2003	2004	25,733	12,866	5,303	(7,722)	(8,437)

Ant 35	Atlantic Computing	VPN 1/50, VPN 1/250	Datacom	2002	2005	3,736	1,557	150	(1,411)	(1,286)
Ant 43	Nokia	Firewall-1 Remotelink 50	Telecom	2002	2005	1,491	621	150	(476)	(358)
EMC014	HP	Workstations	Workstations	2003	2005	8,902	4,451	2,615	(1,914)	(1,687)
GPC 004	Rorke	(1) Rackmount RAID w/Dual Controller	Storage	2003	2005	17,311	232	1,250	980	864
BCI 009	Dell	(3) Latitude C600	Workstations	2003	2005	4,525	2,168	900	(1,295)	(1,142)
EMC 016	Compaq	221-0214	Workstations	2003	2005	34,035	11,016	8,800	(2,480)	(2,186)
Ant 60	Mitel	(1) Xpress Messenger 200 Upgrade	Telecom	2002	2005	9,410	3,529	3,160	(464)	(417)
Ant 66	Infocus	280 Digital Projector, EMP8100i Digital Projector, Smartboard 580 72"	Audio Visual	2002	2005	5,970	2,114	1,100	(1,047)	(2,156)
Ant 72	Apple	PowerStor L200 Tape Drive, 800 Projector, Tektronix TDS 224	Workstations	2002	2005	3,585	1,229	950	(307)	(275)
Ant 73	HP	C3600	Audio Visual	2002	2005	1,710	606	150	(460)	(1,761)
EMC 017	Dell	LatitudeC400 C640 , Dimension 8250 Desktops, 802 Router	Workstations	2003	2005	55,345	24,213	10,700	(14,048)	(12,383)
RTN 003	Qlogic	(1) Qlogic Raid Controller, (1) Compaq Proliant DL320 Server	Storage	2003	2005	104,361	47,832	4,900	(43,417)	(41,243)
GEM 603	NetApp	(2) DS-14, (2) 2-Channel Optical Fiber Channel Adapters	Datacom	2003	2005	26,520	14,365	8,600	(6,339)	(5,587)
ANT 66	Infocus	LitePro 280 , EMP8100i , 4'x6' Whiteboard, Smartboard 580 72"	Audio Visual	2002	2005	1,752	620	650	(290)	(290)
WTR 001	Cisco	(2) PIX-515E, (2) PIX506E	Datacom	2003	2005	13,010	5,421	2,550	(2,998)	(2,643)

EMC 18	Dell	Latitude C640	Workstations	2003	2005	24,565	9,212	6,405	(3,706)	(3,266)
OHR 001	Cisco	7500, 1700, 3600, Catalyst 4000 routers	Datacom	2002	2005	254,820	74,323	69,000	(17,893)	(23,956)
OHR 004	Compaq	DL760	Small Network Servers	2002	2005	254,554	84,851	60,000	(32,651)	(31,281)
EMC 15	Konica	7415 Copier, 7165 Copier	Network Printers	2003	2005	21,607	7,653	6,375	(2,352)	(2,073)
EMC 19	Dell	Latitude C640, OfficeJetK80	Workstations	2003	2005	11,291	3,999	2,460	(1,787)	(1,575)
VEC 45	FutureWare	Workstations	Workstations	2005	2005	56,089	12,854	9,650	(5,076)	(9,009)
VEC 46	Dell	Optiplex GX240	Workstations	2002	2005	36,756	8,423	8,925	(2,671)	(3,182)
ACF 21617802	Compaq	EVO D500	Workstations	2004	2005	19,854	13,236	7,123	(6,470)	(1,491)
ANT 079	Cisco	X3500, G5483, 2950	Datacom	2002	2005	14,673	3,363	3,390	(74)	(1,075)
DPT 021	Dell	Dimension 4500	Workstations	2003	2005	17,706	5,902	3,375	(2,696)	(2,696)
EMC 013	Compaq	Port Replicator, Digital Camera, Camcorder	Audio Visual	2003	2005	1,333	445	256	(196)	(196)
JSC 039	Compaq	ML350	Small Network Servers	2002	2005	8,431	2,284	1,700	(669)	(1,044)
PBO 001	Compaq	Proliant ML330	Small Network Servers	2003	2005	14,535	4,845	1,575	(3,349)	(3,349)
PFS 004	Boston Business	AutoScan Complete System	Network Printers	2002	2005	5,100	1,381	2,750	439	439
PFS 001	Dell	220-7920	Workstations	2002	2005	34,748	7,963	10,166	(785)	(3,445)
VEC 047	Dell	Optiplex GX240	Workstations	2002	2005	25,054	5,741	5,610	(465)	(2,170)
VEC 048	Dell	Optiplex GX260T	Workstations	2002	2005	33,465	7,669	8,160	(1,194)	(3,472)
ANT 76	IBM	232 Series	Small Network Servers	2002	2005	25,068	6,267	5,100	(1,320)	(2,505)
ANT 66	Smartboard	580, C3600	Audio Visual	2002	2005	3,443	932	300	(641)	(641)
EMC 014	HP	1020 fax machine	Network Printers	2003	2005	2,295	765	300	(474)	(474)
EMC 011	Konica	7415 copiers	Network Printers	2003	2005	10,444	3,481	400	(3,093)	(3,093)
HHC 003	Toshiba	Tecra 8200, VL400	Workstations	2003	2005	8,999	3,000	2,500	(575)	(575)
ANT 073	Epson	Powerlite 800P Projector, 8150DN Printer	Audio Visual	2002	2005	3,128	652	525	(230)	(230)
ANT 073	Packeteer	Packet Shaping Software	Software	2002	2005	5,162	1,076	600	(794)	(794)
VEC 049	Dell	Optiplex GX260T	Workstations	2002	2005	14,520	3,328	3,825	(90)	(816)
VEC 050	Dell	Optiplex GX260T	Workstations	2002	2005	18,584	4,259	4,000	(555)	(1,481)
VEC 051	Dell	Precision 340MT	Workstations	2002	2005	13,080	2,998	2,400	(722)	(1,376)

VEC 052	Dell	Optiplex GX260T	Workstations	2002	2005	23,741	5,440	6,875	71	(1,114)
VEC 053	Dell	Optiplex GX260T	Workstations	2002	2005	5,773	1,323	1,375	(124)	(411)
CTC 002	Apple	iMac G4	Workstations	2003	2005	3,393	990	650	(372)	(372)
PFS 001	Dell	SCSI Controller, UPS	Workstations	2002	2005	2,043	383	669	(69)	(69)
VEC 054	Dell	Optiplex GX260T	Workstations	2003	2005	5,361	1,452	1,500	(123)	(123)
PAR 019	Exabyte	110L Tape Autoloader	Tape	2003	2005	11,379	2,845	3,970	(19)	(19)
PAR 022	Sony	Wega Television	Audio Visual	2003	2005	952	238	475	213	213
WTR 002	Sony	Vaio C1, AOC LM-720	Workstations	2003	2005	7,345	1,989	1,850	(448)	(448)
CBC 001	IBM/Fujitsu	Workstation	Workstation	2003	2006	49,699	12,425	14,850	1,980	(1,246)
DPT 024		Workstations	Workstation	2003	2006	24,016	3,685	2,025	(1,720)	(1,083)
MDI 003	IBM	Workstations	Workstation	2003	2006	9,449	2,362	1,660	(752)	(473)
OHR 007		Workstations	Workstation	2003	2006	109,753	38,871	22,500	(17,046)	(10,728)
OHR 008	Compaq			2003	2006	280,222	122,597	46,500	(77,492)	(48,772)
PFH 009	MicroSystems	Workstations	Workstation	2003	2006	11,566	2,891	1,505	(1,432)	(901)
PFS 006	3Com		Communications	2003	2006	66,684	16,671	25,683	8,241	(5,187)
VEC 055	Dell	Workstations	Workstation	2003	2006	6,598	1,787	1,125	(696)	(438)
CHY 005	Visara	Visara Communications Controllers	Communications	2002	2006	594,636	123,908	40,000	(85,108)	(53,565)
DPT 028		Workstations	Workstation	2003	2006	8,332	1,910	2,175	200	(126)
VEC 056	Dell	Workstations	Workstation	2003	2006	5,879	1,347	1,200	(183)	(115)
VEC 057	Alexander Systems	Workstations	Workstation	2003	2006	10,079	2,310	2,250	(127)	(80)
ANT 072	Quantum	(1) Powerstor L200 Autold LV 8SLT 1SDLT 200 BRC DR	Workstation	2002	2006	2,976	372	600	210	(132)
ANT 076	Apple	(1) Trace Affex CS Adtist IV Inkjet, (2) JCD Caa-01872	Workstation	2002	2006	-	-	700	679	(427)
KLG 006	Compaq	Workstations	Workstation	2003	2006	8,758	2,737	2,625	(191)	(120)
KLG 011	Compaq	Workstations	Workstation	2003	2006	9,706	3,033	2,800	(317)	(200)
KLG 015	Compaq	Workstations	Workstation	2003	2006	6,149	1,921	1,750	(224)	(141)
KLG 033	Compaq	Workstations	Workstation	2003	2006	5,123	1,601	1,080	(553)	(348)
KLG 034	Compaq	Workstations	Workstation	2003	2006	3,415	1,067	720	(369)	(232)

KLG 035	Compaq	Workstations	Workstation	2003	2006	1,648	515	360	(166)	(104)
KLG 036	Compaq	Workstations	Workstation	2003	2006	1,708	534	360	(184)	(116)

PAR 021	Polycom	Video Conferencing	Video Conferencing	2003	2006	12,016	2,503	2,670	87	(55)
PAR 022	Polycom	Video Conferencing	Video Conferencing	2003	2006	14,902	417	500	68	(43)
PFS 001	Alltell	Alltell Communications	Communications	2002	2006	9,012	1,126	975	(180)	(114)
PFS 006	3 Com	48 Port 10/100 Sw	Communications	2003	2006	11,793	2,457	2,035	(483)	(304)
ANT 081	Dell	Dell - 1700 GX400	Workstation	2002	2006	2,447	306	500	179	(113)
ANT 081	Dell	Dell - 1700 GX400	Workstation	2002	2006	13,080	1,635	977	(687)	(433)
CTC 002		Printer/ Workstations	Printer/ Workstations	2003	2006	2,284	524	400	(136)	(85)
HHC 006	HP	Workstations	Workstation	2003	2006	20,088	1,763	1,440	(366)	(230)
GEM 532	Cisco	Cisco VPN 3060	Router	2002	2006	43,277	5,410	7,000	1,380	(869)
ANT 072	Quantum	(1) Powerstor L200 Autold LV 8SLT 1SDLT 200 BRC DR	Workstation	2002	2006	5,575	-	175	170	(107)
ANT 074	Nokia	(1) Nokia IP120 Base System, (1) Checkpoint VPN-1 Module, (1) Mammouth Tape Autoload	Storage	2002	2006	7,156	895	75	(822)	(517)
TGG 001	Compaq	(1) Compaq Proliant ML330, (4) Compaq Evo Desktops, (5) Compaq 15" CRT Monitors, (2) Optican Handheld Scanners, (2) Epson receipt printers	Workstations and Servers	2003	2006	11,422	2,617	660	(1,977)	(1,244)
ANT 073	Quantum	(1) Powerstor L200 Autold LV, (8) Powermac G4 867 Mhz, (1) Espon LaserJet	Workstation	2002	2006	1,789	223	50	(175)	(110)
MDI 003	IBM	Workstations	Workstation	2003	2006	5,921	1,234	740	(516)	(325)
PFS 006	3 Com	48 Port Switch	Communications	2003	2006	7,359	1,534	485	(1,063)	(669)
PFS 006	3 Com	48 Port Switch	Communications	2003	2006	1,632	306	100	(209)	(132)
KLG 018	Compaq	Workstations	Workstation	2003	2006	10,478	3,056	2,779	(361)	(227)
KLG 019	Compaq	Workstations	Workstation	2003	2006	14,407	4,202	3,821	(496)	(312)

JSC 039	Compaq	Workstations	Workstation	2002	2006	148,532	6,016	8,722	2,445	(1,539)
TGG 001	Compaq	(1) Compaq Proliant ML330, (4) Compaq Evo Desktops, (5) Compaq 15" CRT Monitors, (2) Optican Handheld Scanners, (2) Epson receipt printers	Workstation	2003	2006	3,271	613	338	(286)	(180)
KLG 030	Compaq	Workstations	Workstation	2003	2006	14,076	3,812	3,686	(237)	(149)
KLG 037	Compaq	Workstations	Workstation	2003	2006	2,681	726	498	(243)	(153)
KLG 038	Compaq	Workstations	Workstation	2003	2006	2,057	557	527	(46)	(29)
NGS 01063Q7T3G	Sun	Sun Blade 2000	Servers	2003	2006	158,651	59,494	21,450	(38,687)	(24,349)
NGS 01063Q7T3G	Sun	Sun Blade 2000	Servers	2003	2006	16,586	6,220	12,100	5,517	(3,472)
MATSUSHIT-A	Panasonic	Workstations	Workstation	2004	2006	22,200	10,638	5,950	(4,866)	(3,063)
PFS 010	Various	Various	Various	2003	2006	69,778	17,444	12,505	(5,315)	(3,345)
VEC 019	Premio Computers	Workstations	Workstation	2003	2006	8,547	1,246	326	(930)	(585)
VEC 025	Dell	Workstations	Workstation	2003	2006	11,633	1,696	275	(1,430)	(900)
VEC 028	Dell	Workstations	Workstation	2003	2006	10,641	1,552	245	(1,315)	(827)
VEC 033	Dell	Workstations	Workstation	2003	2006	9,886	1,442	245	(1,205)	(758)
VEC 036	Dell	Workstations	Workstation	2003	2006	7,272	1,061	163	(902)	(568)
VEC 041	Dell	Workstations	Workstation	2003	2006	7,311	1,066	163	(908)	(572)
NGS 01063Q7T3G	Sun	Sun Blade 2000	Servers	2003	2006	14,423	5,108	1,500	(3,644)	(2,293)
EMC 011 ADJ	Konica	Printer/Workstations	Printer/Workstations	2003	2006	(4,000)	(4,000)	-	4,000	(2,518)
HTZ 005		Servers	Servers	2003	2006	779,810	194,953	191,400	(9,295)	(5,850)
PFS 010	Various	Various	Various	2003	2006	19,692	4,513	990	(3,553)	(2,236)
CMC 001	Dell	Workstations	Workstation	2003	2006	23,529	5,882	10,000	3,818	(2,403)
CMC 002	Nortel		Network	2003	2006	70,106	17,526	10,900	(6,953)	(4,376)
GEM 599	Compaq	(4) Proliant DL360R	Servers	2003	2006	17,704	4,795	5,600	637	401
XEROX L278-005	Sun	Sun Digital Storage	Storage	2005	2006	7,101	4,511	2,735	(1,859)	(1,170)

KH 008	EMC	Storage	Storage	2003	2006	718,473	179,618	176,096	(8,805)	(5,542)
ANT 073	Quantum	(1) Powerstor L200 Autold LV, (8) Powermac G4 867 Mhz, (1) Espon LaserJet	Workstation	2002	2006	2,076	-	150	146	(92)
ANT 067	Nokia	(1) Nokia VPN-1 Module 50	Router	2002	2006	15,532	-	700	679	(427)
ANT 068 ADJ	Nokia	(1) Nokia Remote Link 50	Router	2002	2006	(518)	(518)	-	518	(326)
ANT 068	Nokia	(1) Nokia Remote Link 50	Router	2002	2006	7,771	-	350	340	(214)
XEROX L278-013	IBM	IBM Servers	Servers	2005	2006	4,946	2,782	3,400	516	(325)
BFS 21750708	Compaq	(1) Proliant ML370R, (6) Evo N610C Laptops, (5) Evo D510 Laptops, (5) Proliant BL10E Servers, (1) Adic Scalar Tape Drive	Workstations / Servers	2003	2006	17,277	3,959	1,250	(2,747)	(1,729)
XEROX L278-013	IBM	X Series Servers	Servers	2005	2007	7,513	3,991	1,550	(2,488)	N/A
WALKER 001	Dell	(76) Optiplex Desktops, (27) Latitude Laptops	Desktops	2003	2007	129,379	26,954	12,735	(14,601)	N/A
WALKER 001 ADJ	Dell	(76) Optiplex Desktops, (27) Latitude Laptops	Desktops	2003	2007	260	54	-	(54)	N/A
BFS 21750708	Compaq	(6) Proliant Servers, (11) Evo Laptops, (1) Tape Drive	Servers	2003	2007	42,660	7,999	1,500	(6,544)	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Storage Units	Servers	2004	2007	118,939	33,452	15,000	(18,902)	N/A
HOLLINGSWORTH 003	Xerox	DocuColor iGen 3	High Volume Printers	2004	2007	498,559	228,506	220,000	(65,276)	N/A
CHRYSLER 016	Visara	(510) Workstations, (5) Communications Controllers	Datacom	2003	2007	328,766	34,247	7,650	(26,979)	N/A

ANT 073 ADJ	HP	(3) HP LaserJet Printers, (2) Projectors	Audio Visual	2002	2007	-	-	(150)	(75)	N/A
XEROX L278-016A	Sun	(1) StorEdge Storage Array	Digital Storage	2005	2007	6,499	1,896	1,134	(818)	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Storage Units	Servers	2004	2007	11,064	2,420	3,914	1,298	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Storage Units	Servers	2004	2007	68,384	14,959	10,000	(5,259)	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	10,012	417	700	52	N/A
NGC 01063Q7T3G	Sun	Sun Blade Server	Servers	2003	2007	119,828	4,416	3,377	(1,141)	N/A
XMS 001	Sum	(1) SE9960	Digital Storage	2003	2007	273,923	16,064	1,200	(14,900)	N/A
L-3 001	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	1,828	419	80	(343)	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	37,242	776	7,175	4,032	N/A
AMCOL	Compaq	(2) Proliant DL580R Servers, (2) Smart Array Controllers	Servers	2004	2007	18,307	1,148	1,350	134	N/A
BFS 711	HP	(9) Proliant Servers, (40) Toughbooks, (32) Desktops, (3) Printers	Servers/Workstations	2003	2007	197,590	24,699	37,600	(7,027)	N/A
WALKER 001 ADJ	Dell	(76) Optiplex Desktops, (27) Latitude Laptops	Desktops	2003	2007	(14,273)	-	-	-	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	16,484	-	400	268	N/A
BFS 710	Compaq	(35) Desktops, (17) Laptops, (12) Servers, (1) Printer	Desktops	2003	2007	102,003	8,500	9,512	(4,030)	N/A
BFS 711	HP	(9) Proliant Servers, (40) Toughbooks, (32) Desktops, (3) Printers	Servers/Workstations	2003	2007	82,041	3,465	4,275	(1,456)	N/A
BFS 713	Compaq	(5) NC6000 Laptops, (3) Evo 610C Laptops	Laptops	2004	2007	24,666	3,067	3,350	115	N/A

BFS 714	Compaq	(5) Laptops, (5) Desktops, (3) Servers	Laptops	2004	2007	34,693	4,943	4,450	(715)	N/A
L-3	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	17,280	3,600	3,600	(1,008)	N/A
XEROX L278-006	IBM	(5) X Series Servers	Servers	2005	2007	8,130	3,133	2,100	(1,136)	N/A
XEROX L278-028	Sun	(1) Sunfire V440 Server	Servers	2005	2007	17,328	6,679	2,000	(4,779)	N/A
XEROX L278-031	IBM	(1) x345 Server	Servers	2005	2007	8,344	3,216	450	(2,788)	N/A
XEROX L278-027	Sun	(1) Sunfire V480 Server	Servers	2005	2007	15,911	6,132	2,025	(4,209)	N/A
XEROX L278-029	IBM	(2) x345 Servers	Servers	2005	2007	12,167	4,689	1,000	(3,739)	N/A
XEROX L278-030	IBM	(2) x345 Servers, (1) Expansion Rack Cabinet	Servers	2005	2007	12,597	4,855	1,000	(3,905)	N/A
GEICO L905-04-4-TBK	Panasonic	(27) CF 73 PM Laptops	Laptops	2006	2007	4,480	2,707	1,212	(1,532)	N/A
BOA 024	IBM	(1) 9406-830 Server	Servers	2004	2007	664,740	7,199	6,041	(1,339)	N/A
BOA 024A	IBM	(1) 9406-830 Server	Servers	2004	2007	45,365	1,958	459	(1,513)	N/A
KLG 052	IBM	(184) NetVista M42 Desktops	Desktops	2004	2007	117,501	4,896	18,455	3,778	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Storage Units	Servers	2004	2007	176,187	20,188	12,500	(8,063)	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	53,634	-	1,147	769	N/A
GEICO L900-06-4	HP	(21) Servers, (3) Tape Drives, (65) Laptops	Servers	2007	2008	361	271	85	(190)	N/A
MPS 21984602	Panasonic	(15) Toughbooks	Laptops	2004	2008	33,768	2,814	7,875	4,825	N/A
XEROX L278-036	Sun	(1) Sunfire V240 Server	Servers	2005	2008	6,043	1,637	1,800	(49)	N/A
PEPSICO 0604	KonicaMinolta	(21) Copiers	Multifunction Printer	2004	2008	33,272	2,773	1,517	(1,332)	N/A

L-3	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2008	278,153	1,899	4,125	2,102	N/A
XEROX L278-014	Dell	(4) Precision 650 Servers, (4) 20" LCD Monitors	Servers	2005	2008	860	224	25	(206)	N/A
XEROX L278-014	Dell	(4) Precision 650 Servers, (4) 20" LCD Monitors	Servers	2005	2008	5,182	1,349	1,050	(774)	N/A
AOL 039	Sun	(2) Sun V880 Servers, (7) Sun V440 Servers	Servers	2005	2008	232,205	62,889	67,130	809	N/A
REFCO 1	HP	HP SSL1016 Ultrium 460 Tape Autoloader	Storage	2003	2008	124,441	-	-	-	N/A
REFCO 2	HP	(4) HP PROLIANT DL740/Xeon MP 2.8 GHz /64 GB /24x (CD)	Servers	2003	2008	156,691	-	-	-	N/A
XEROX 16	Sun	Servers	Servers	2004	2008	7,376	-	-	-	N/A
HERSHEY IT-78	HP	HP Proliant Servers	Servers	2005	2008	92,159	19,810	21,250	803	N/A
SPRINT 050	STORAGETEK	(10) LIBRARY FIBRE TAPE DRIVE & Cabinet	Storage	2005	2008	213,308	31,203	24,200	(7,729)	N/A
CVG L292-007	HP	Servers	Servers	2005	2008	95,723	35,896	35,000	(4,802)	N/A
RAY 032	HP	Servers	Servers	2005	2008	36,338	12,113	9,405	(5,811)	N/A
RAY 032	HP	Servers	Servers	2005	2008	757	252	195	(67)	N/A
MMC 001	Toshiba	Copiers	Copiers	2004	2008	88,650	5,550	3,650	(2,009)	N/A
L905-04-4-TBK	Panasonic	(3) Toughbooks	Laptops	2006	2008	6,720	2,660	2,196	(574)	N/A
AOL 039	Sun	SUNFIRE V440 4@1.28GHZ/16GB/4@73GB	Server	2005	2008	21,335	570	1,500	885	N/A
MMC 001	Toshiba	Copiers	Copiers	2004	2008	202,608	8,267	9,200	657	N/A
RAY 033	HP	Servers	Servers	2005	2008	3,982	1,245	975	(318)	N/A
GEICO L900-06-4	HP	HP NC8430/INTEL DUO 1.8GHZ/80GB/DVD-RW/WIFI	Workstation	2007	2008	361	226	85	(145)	N/A

ALC 007	Sun	(8) SUN V210/ 2 X 1.34GHZ/8 X 1GB/2 X 73GB DRIVE	Servers	2005	2008	45,776	12,915	37,255	23,222	N/A
RAY 032	HP	Servers	Servers	2005	2008	5,270	1,537	2,085	444	N/A
CONVERGYS L292-007	FUJITSU	PRIMEPOWER 250/1.32GHZ(2 U RACK)/2 X 73GB HARD DRIVE/ 2GB XTRA MEMORY/ 2X GIGABIT ETHERNET CARD	Server	2005	2008	6,251	2,084	400	(1,696)	N/A
CHY 018	Visara	Visara Communications Controllers	Communications	2003	2008	89,731	1,869	-	(1,869)	N/A
L905-04-4-TBK	Panasonic	(3) Toughbooks	Laptops	2006	2008	6,720	2,520	2,111	(1,106)	N/A
RAY 032	HP	Servers	Servers	2005	2008	2,167	677	345	(446)	N/A
BFS 708	Compaq	Servers	Servers	2003	2008	16,279	339	-	(339)	N/A

						$ 10,260,809	$ 2,239,167	$1,769,941	$ (651,110)	$ (414,501)

*Final federal tax net gain (loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund III
For the Period January 1, 2001 through September 30, 2008
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager For Full Term Of This Offering*

	Manufacturer	Equipment Type	Equipment Description	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)

Lucent N9JL9804	SUN	30 Ultra30 servers	Server	1998	2001	$445,714	$55,714	$ 686	$ (55,028)	$ (184,421)
Lucent N9C0014	SUN	(12) Sun workstations, Ultra 30 Model 250 1-248 MHz Ultrasparc II CPU	Workstation	1998	2002	139,596	2,908	861	(2,047)	(28,172)
Lucent N9JL9804	SUN	30 Ultra30 servers	Server	1998	2002	-	-	3,116	3,116	3,116
Hartford 5	IBM	Escon directors	Directors	1999	2002	641,428	180,375	184,300	3,925	(129,387)
Cendant 2	SUN	(1) Sun 4000 server	Server	1998	2002	131,470	-	4,123	4,123	(23,223)
GEM048	COMPAQ	(2) P3550	Server	1999	2002	18,755	5,861	3,312	(2,549)	(8,278)
AT&T1004	FORE	(1) ASX 1000	Comm. Switch	1998	2002	15,229	4,759	3,751	(1,008)	(2,582)
AT&T1005	FORE	(1) ASX 1000	Comm. Switch	1998	2002	741	232	172	(60)	(137)
AT&T1006	FORE	(1) ASX 1000	Comm. Switch	1998	2002	35,580	10,005	8,849	(1,156)	(4,106)
GEM 058	COMPAQ	(1) P3 (1)3200 SMART ARRAY (1) V500	Servers	1999	2003	16,739	11,762	1,995	(9,767)	(7,038)
Kaiser 91	CIS	(5) Catalyst 5500	Routers	1999	2003	133,956	114,820	35,166	(79,654)	(35,285)
GEM 071	COMPAQ	(2) 100745-003 (2) 295636	Servers	2000	2003	45,521	35,014	776	(34,238)	(22,537)
CMGI 12	COMPAQ	Amada 110 P3/700	Routers	2001	2003	88,103	9,177	23,038	13,861	(13,614)
KSR 34	IBM	RS 6000 H-50	Workstations	1999	2003	187,398	-	-	-	(38,976)
KSR 35	IBM	RS 6000 H-50	Workstations	1999	2003	373,747	-	-	-	(77,740)
GEM 135	Lexmark	Optra W810DN,	Printer	2000	2003	4,133	947	700	(282)	(971)
LNX 16	Bay Network	Bay Network System	Routers	2000	2003	1,523	254	231	(30)	(394)
GEM 063	COMPAQ	2 Proliant 5500R, 2 NC3131	Workstations	2000	2004	42,881	-	600	570	(8,349)
GEM 135	Lexmark	4 Optra Color 1200N	Printer	2000	2004	16,532	2,066	2,693	546	(629)
GEM 156	SUN	69 SUN ULTRA 5MDI	Workstation	2001	2004	139,961	977	4,026	2,928	(53,404)
TCE 016	XEROX	1 8830 PRINTER PLOTTER	Printer	2001	2004	20,384	4,247	5,920	1,496	(2,737)
AOL 21	SUN	Sunfire 3800	High End Servers	2002	2004	4,711	1,669	234	(1,446)	(1,836)
Lennox 16	Bay Networking	5425,5455,5110,5000,5720,5762	Datacom	2001	2005	113,055	-	420	407	(4,843)
AOL 21	SUN	Sunfire 3800	High End Servers	2002	2005	36,574	10,668	720	(9,984)	(9,966)
VEC 044	Dell	(30) Optiplex GX240, (30) E771 17" CRT	Workstation	2002	2005	24,412	-	6,750	(1,590)	(2,931)

GEM 074	Compaq	Proliant Servers 100745, Smart Array 4200	Small Network Servers	2000	2005	44,943	-	200	194	(2,143)
GEM 145	Lexmark	2040 Printers, Paper Trays	Network Printers	2000	2005	31,810	-	3,500	1,645	(10)
TRI 001	Dell	Poweredge 2500 server	Small Network Servers	2002	2005	11,094	1,849	800	(1,073)	(2,455)
TCE 009		LAN Router	Network Routers	2001	2006	134,394	-	130	126	126
GEM 375	Sun	(6) Sun Blade 2000 w/ Monitors	Servers	2002	2006	30,000	1,875	1,760	(167)	(2,661)
AOL 033	SUN	Sun(E20K and E25K)	High End Servers	2001	2006	19,956	-	103	100	100
AOL 021		Servers	Servers	2002	2006	85,131	-	1,170	1,135	(8,972)
OSI 21839901	Toshiba/IBM	(4) Toshiba 2410-S205 laptops, (2) IBM TP R40 laptops	Laptops	2004	2006	7,942	3,971	2,350	(1,692)	(198)
VEC 038	Dell	Dell Optiplex GX240 P4/1.8GHz	Workstations	2002	2006	60,604	-	994	964	(8,357)
VEC 039	Dell	Dell Optiplex GX240 P4/1.8GHz	Workstations	2002	2006	12,899	-	228	221	(1,771)
VEC 040	Dell	Dell Optiplex GX240 P4/1.8GHz	Workstations	2002	2006	23,207	-	408	395	(3,185)
TDI 21975601	IBM	(7) Thinkpad T40	Laptops	2004	2007	12,867	3,752.85	3,675.00	(262)	N/A
TCE 007	Printronix	(1) P5005b, (1) PL5428	Printer	2000	2007	10,539	-	575.00	546	N/A
TCE 007	Printronix	(23) P5005b, (22) PL5428	Printer	2000	2007	222,759	-	8,000.00	7,760	N/A
KELLOG 074	Canon	Digital Imagerunners	Printer	2004	2008	42,269	6,164.20	5,075.00	(1,241)	N/A

						$3,428,554	$469,067	$321,405	$(159,217)	$ (687,966)

* CCSC did not serve as the original Dealer Manager for this offering, but replaced the original Dealer Manager during the course of this offering.
** Final federal tax net gain/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund II
For the Period January 1, 2001 through December 31, 2006
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager This Offering

									GAAP	Federal
				Year	Year	Original	Net	Net	Net	Taxable
			Equipment	of	of	Acquisition	Book	Proceeds	Gain /	Net Gain /
	Manufacturer	Equipment Type	Description	Acquisition	Disposal	Cost	Value	Received	(Loss)	(Loss)

CSC # 1	SGI	(114) Octane/SI	Workstation	1997	2001	$ 462,332	$ 9,500	$ 26,057	$16,557	$ (70,108)
Federated # 10	IBM	(32) 3130-02D printers	Printer	1997	2001	559,566	34,843	12,969	(21,874)	(118,010)
Lucent 4	SUN	Sun E6000 server & upgrade	Server	1997	2001	461,207	9,609	3,880	(5,729)	(92,051)
AT & T 2	IBM	(1) 3900 DW1 / DW2	Printer	1997	2001	477,466	-	104,850	104,850	2,538
PCI 001	DELL	(4) Optiplex GX110T P3/667 MB/10GB/48XCD	Workstation	2000	2001	4,965	621	505	(115)	(3,947)
Chase #16	SUN	(3) Sun 450 servers	Server	1998	2001	244,584	30,573	10,864	(19,709)	(90,883)
Aetna 3	STK	(2) 9490 - M34	Drive Timerline	1998	2001	194,272	24,284	7,065	(17,219)	(73,750)
Pitney Bowes 11	IBM	3590	Tape Drive	1998	2001	886,374	-	216,549	216,549	(210,530)
AT & T 9700430	STK	9490 - M34	Drive Timerline	1997	2001	-	-	27,540	27,540	14,550
UFG002 (Eqty Pkg 2)	DELL	(2) CPi300XT/256MB/10GB/24X/56K	Workstation	2000	2001	5,427	4,070	1,355	(2,716)	(3,161)
ADP 1	IBM	(1) 3490 A20 w/ (4) 3312, (2) 3490 - B40	Drive	1996	2002	178,673	-	17,019	17,019	17,019
Great Lakes 3	CISCO	Cisco Routers	Routers	1999	2002	456,358	80,642	67,900	(12,742)	(206,685)
Pitney Bowes 11 *	IBM	3590	Tape Drive	1998	2002	-	-	4,662	4,662	4,662
CSC 1	SGI	(114) Octane/SI, R100000 195MHz/1mb	Workstation	1997	2002	200,000	-	6,530	6,530	(3,870)
Lucent 51	SUN	Enterprise 4500 server	Server	1998	2002	120,701	15,087	7,659	(7,429)	(17,446)
Equitable 13	SUN	Sun 6000 server	Server	1998	2002	418,332	10,625	4,064	(6,560)	(93,059)

DPT 008	CISCO	Modular router	Routers	2000	2002	23,717	15,811	4,572	(11,239)	(12,379)
Chrysler 93	IBM	(2) 3745 - 31A, (2) 3746 - 900	Controller	1997	2002	178,454	-	9,700	9,700	420
AT&T 1000	FORE	(1) ASX 1000	Comm. Switch	1999	2002	-	-	3,751	3,751	(3,369)
Allied Signal 78	HP	(20) HP C180 WORKSTATIONS	Workstation	1997	2002	10,878	-	2,056	2,056	2,056
TNC 003	HP	PIII 450/128MB, P111 450/64MB/8.4GB/10-1	Server Workstation	2000	2002	3,265	1,633	309	(1,324)	(1,983)
MVE	STK	9730-001	Tape Library	1999	2002	19,449	5,267	6,113	846	(2,991)
DDT 005	HP	(1) ROLLO 67	System	2000	2003	19,416	8,090	2,799	(5,291)	(2,303)
Kaiser 91	CISCO	(5) CATALYST 5500	Routers	1999	2003	62,538	7,817	14,652	6,835	(4,922)
GEM 079	LEXMARK	20T2040-OPTRA T612N-20PPM	Printer	2000	2003	157,500	39,375	49,850	10,475	(15,670)
TCE 015	CISCO	SOP SYSTEM	Printer	2001	2003	18,189	8,715	4,815	(3,900)	(6,536)
DEP Trust 6	IBM	4 ESCON DIRECTORS - 9032	Escon Director	1998	2003	1,044,784	-	159,800	159,800	25,222
DEP Trust 7	IBM	5 ESCON DIRECTORS - 9032	Escon Director	1998	2003	1,175,992	-	150,400	150,400	21,399
Avon 18		(75%): (8) 3900 - OW1	Printer	1997	2003	1,542,482	-	-	-	-
TCE 002	EPSON	EOSIB EKO	Display	1999	2003	5,813	484	2,099	1,615	(159)
PAR 008	COMPAQ	Armada 110Celeron/700, Armada E500	Workstations	2001	2003	64,225	34,789	19,760	(15,029)	(25,111)
KSR 35	IBM	RS 6000 H-50	Workstations	1999	2003	560,621	-	-	-	(58,305)
KSR 36	IBM	RS 6000 H-50	Workstations	1999	2003	138,149	-	-	-	(14,368)
MFB 001	DELL	4 latitude CPXP3-650GT 120MB	Workstations	2000	2003	2,899	785	99	(686)	(111)
PLN 001	NEC/COMPAQ/Samsung	3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones	Workstations	2001	2003	4,300	1,971	950	(1,049)	(425)
PAR 009	COMPAQ	7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT	Workstations	2001	2003	29,371	14,685	301	(14,393)	(3,541)
KAI 005	Metrix/NEC	3 MT P3/933 256MB	Server	2000	2003	8,305	2,076	1,270	(844)	(1,140)
KAI 004	Metrix	1MT P3/933 1287MB	Server	2000	2003	2,236	559	340	(229)	(307)
PAR 009	COMPAQ	7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT	Workstations	2001	2003	-	-	6,217	6,030	(1,135)
EMC 007	COMPAQ/CITRIX	Armada E500, Metaframev1.8	Workstations	2001	2003	24,402	11,693	6,085	(5,790)	(1,000)
GRT 003	DELL	1 Poweredge 4400, 1Poweredge 6400	Workstation/ Server	2000	2003	49,213	11,278	8,000	(3,518)	(5,836)
PFH 001	Clone	2 Clone P650	Workstations	2000	2003	3,018	691	600	(109)	(66)
PITNEY BOWES	IBM	3590	Tape Drive	1998	2003	-	-	159,600	154,812	12,591
VEC 002	Clone	38 Mine Tower P3/550, 38 17in Spectrum Display	Workstations	2000	2004	31,895	6,645	5,890	(931)	(5,740)
VEC 004	Clone	1 P3/500 256MB, 15 P3/550 64MB, 16 17in Display	Workstations	2000	2004	13,398	2,791	2,560	(308)	(702)
KAI 006	Toshiba	9 Toshiba Satelite Pro 4300, 1 metrix MT	Workstation/ Server	2000	2004	27,233	333	350	7	260.8
MFB 015	DELL	9 latitude CPXP3-650GT 120MB	Workstations	2000	2004	27,959	2,838	3,600	582	8,039
MFB 016	DELL	6 latitude CPXP3-650GT 120MB	Workstations	2000	2004	18,639	3,032	3,600	388	5,566
MFB 017	DELL	10 latitude CPXP3-650GT 120MB	Workstations	2000	2004	31,066	5,053	6,000	647	8,967
MFB 020	DELL	1 latitude CPXP3-650GT 120MB	Workstations	2000	2004	3,107	505	600	65	928
MFB 023	DELL	8 latitude CPXP3-650GT 120MB	Workstations	2000	2004	24,852	3,472	4,200	518	7,112
MFB 024	DELL	9 latitude CPXP3-650GT 120MB	Workstations	2000	2004	31,066	6,472	4,200	(2,482)	8,862
MFB 025	DELL	8 latitude CPXP3-650GT 120MB	Workstations	2000	2004	24,852	5,178	3,000	(2,328)	8,476
MFB 026	DELL	9 latitude CPXP3-650GT 120MB	Workstations	2000	2004	27,959	5,825	3,600	(2,405)	8,862
MFB 030	DELL	5 latitude CPXP3-650GT 120MB	Workstations	2000	2004	15,533	3,236	3,000	(386)	1,156
MFB 031	DELL	12 latitude CPXP3-650GT 120MB	Workstations	2000	2004	37,279	7,766	5,850	(2,209)	8,091
MFB 032	DELL	10 latitude CPXP3-650GT 120MB	Workstations	2000	2004	31,066	6,472	6,000	(772)	2,697
MFB 033	DELL	3 Latitude CPxP3, 1 Demension 4100, 1 HP Deskjet 97	Workstation/ Server/Printer	2000	2004	12,084	2,517	2,700	48	385
GEM 181	Sun	Ultra 10 mdi 440/512MB/20GB, 17in Digital Display	Workstations	2001	2004	2,760	1,150	850	(326)	(539)
PLN 001	NEC/COMPAQ/Samsung	3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones	Workstations	2001	2004	32,951	11,670	4,760	(7,053)	(11,661)
GEM 314	CISCO	1-Port T1/Frac TDSU/CSU WAN Interface Card	Comm. Switch	2001	2004	1,982	743	300	(452)	(739)
PAR 013	COMPAQ	(3) Evo N400c P3/850, (2) D500 ScanJet 7450C, LASERJET 1000	Workstations	2003	2004	32,151	15,406	9,330	(6,356)	(4,993)
Great Lakes 3	CISCO	CISCO ROUTERS	Routers	1999	2004	456,358	4,657	4,915	111	-
Pitney Bowes 11 *	IBM	3590	Tape Drive	1998	2004	-	-	600	570	-
CSC 1	SGI	(1) DISK DRIVE W/CONTROLLER (2) SERVERS Octane/SI, R100000 195MHz/1mb	Workstation	1998	2004	200,000	-	475	461	-
Lucent 51	SUN	ENTERPRISE 4500 SERVER	Server	1998	2004	120,701	5,706	7,955	2,010	-
DPT 019	Dell	220-9029	Workstations	2001	2004	10,160	4,657	4,915	111	331
TCE 016	Xerox	8830 Printer, 32MB Hard Drive	Network Printers	2001	2004	27,391	5,706	7,955	2,010	(2,256)
JCP 36	Cisco	WS-C6509	Datacom	2002	2004	74,072	26,234	41,199	123,905	6,786
JCP 37	Cisco	WS-C6509	Datacom	2002	2004	120,767	42,771	27,550	(16,599)	(26,578)
CCG 001	IBM	Desktops	Workstations	2001	2004	7,670	2,077	1,185	(928)	(2,640)
GRT 006	Compaq	DL380R Server,GX150 Desktops,19" CRT Monitors,PowerEdge 1400	Small Network Servers	2001	2004	23,008	6,231	1,575	(4,704)	(9,837)
KGI 10	HP	Printers	Network Printers	2001	2004	12,433	518	1,500	937	(2,100)
KGI 09	Dell	(20) Optiplex GX110 Desktops, (22) 17" CRT Monitors	Workstations	2001	2004	1,283	53	125	68	(345)
MFB 38	Dell	(3) 220-5526	Workstations	2001	2004	9,985	2,496	1,450	(1,090)	(3,527)
MFB 32	Dell	(10) 220-3621	Workstations	2001	2004	9,504	2,772	2,355	(488)	(2,410)
KSR 134	IBM	(1) RS6000	Servers	2001	2004	150,255	28,173	32,330	3,187	(23,333)
Boeing 006	Sun	(23) Sun Blade 1000 Servers, (23) 21" CRT Monitors	Small Network Servers	2001	2004	353,689	81,054	57,890	(24,900)	(118,570)
GEM 324	Cisco	(20) VOIP Teleohones, (1) Single Port 24-Channel Module	Telecom	2001	2004	4,958	1,240	1,350	70	(1,138)
MGE 17R	Dell	17" CRT Monitors, E500 Laptops, LJ8150N Printers, ML350 Server	Workstations	2001	2004	3,643	2,851	875	57	(951)
AOL 021	Sun	Sunfire 3800	Servers	2002	2004	5,757	1,919	286	(1,642)	(2,237)
KAI 001	Dell	(1) 220-4668	Workstations	2001	2005	2,422	50	275	216	275
KAC 001	Dell	(1) 220-4668	Workstations	2001	2005	2,731	57	300	234	234
KAI 002	Dell	(2) 220-4668	Workstations	2001	2005	9,825	-	687	666	666
KAI 003	Dell	(1) 220-4590	Workstations	2001	2005	2,604	-	300	291	291
PAR 008	Compaq	Workstations	Workstations	2001	2005	16,056	2,676	2,285	(459)	(459)
RTX 002	Compaq	(1) Armada E500 laptop, (1) Armada M300 laptop, (2) 250MB Zip Drives	Workstations	2002	2005	3,119	975	275	(708)	(641)
KAI 006	Toshiba	Workstations	Workstations	2001	2005	-	-	1,935	1,877	1,877
MFB 23	Dell	(1) 220-3621	Workstations	2001	2005	-	-	175	170	170
MFB 24	Dell	(3) 220-3621	Workstations	2001	2005	-	-	600	582	582
MFB 25	Dell	(3) 220-3621	Workstations	2001	2005	-	-	550	534	534
MFB 26	Dell	(1) 220-3621	Workstations	2001	2005	-	-	600	582	582
MFB 31	Dell	(1) 220-3621	Workstations	2001	2005	-	-	200	194	194
GEM 324	Cisco	(20) VOIP Teleohones, (1) Single Port 24-Channel Module	Telecom	2001	2005	10,521	1,973	3,000	937	(919)
GAC 004	IBM	(2)2628-21U	Workstations	2001	2005	4,741	99	500	386	386
AOL 021	Sun	Sunfire 3800	Servers	2001	2005	44,702	13,038	880	(12,202)	(12,180)
PCS 002	Compaq	Proliant ML370 Server, (1) APC Smart UPS, (1) 3Com Superstack Switch	Small Network Servers	2000	2005	19,346	-	250	243	243
MFB 038	Dell	(3) 220-5526	Workstations	2001	2005	-	-	865	839	839
RTN 001	Compaq	(2) Compaq Proliant ML350R Servers, (1) Cisco 2950, (1) Cisco Firewall	Small Network Servers	2002	2005	36,696	9,174	7,250	(2,142)	(3,842)
HHC 004	Dell	(14) Dell Latitude Laptops, (31) HP Desktops, (24) 17" CRT Monitors, (5) 19" CRT Monitors, (1) HP Tape Drive	Workstations	2002	2005	57,250	11,056	9,750	(1,598)	(9,810)
CCG 001	IBM	Desktops	Workstations	2001	2005	3,398	425	98	(330)	(330)
BCI 008	Equus	(30) Equus Clone Desktops, (30) NobleView 17" CRT Monitors, (1) Dell Latitude Laptop,	Workstations	2002	2005	1,518	411	400	(23)	(61)
GEM 289	HP	(3) LJ8150DN Printers	Network Printers	2001	2005	11,241	1,171	850	(346)	(346)
MFB 015	Dell	(1) 220-3621	Workstations	2001	2005	-	-	750	728	728
AOL 033	Sun	E450	High End Servers	2001	2005	208,362	13,023	42,189	29,166	(24,929)
MFB 001	Dell	Latitude C640	Workstations	2000	2005	8,135	-	800	776	(1,333)

TCE 009		LAN Router	Network Routers	2001	2006	49,106	-	48	46	(56)
BCI 008		Workstations	Workstations	2002	2006	22,774	949	1,875	870	(1,057)
BCI 008		Workstations	Workstations	2002	2006	-	-	565	548	(666)
GEM 289					2006	-	-	700	679	(825)
RTX 002	Compaq	Armada E500 Workstations	Workstations	2002	2006	2,974	124	351	217	(263)
GEM 375	Sun	(6) Sun Blade 2000 w/ Monitors	Servers	2002	2006	19,091	1,193	1,174	(54)	(66)
HHC 005	Dell	PowerEdge 2550	Servers	2002	2006	16,644	693	500	(208)	(253)
BCI 008		Workstations	Workstations	2002	2006	23,663	986	1,050	32	(39)
AOL 033	SUN	Sun(E20K and E25K)	High End Servers	2001	2006	612,478	-	3,870	3,754	(4,563)
AOL 021		Servers	Servers	2002	2006	112,040	1,250	1,430	137	(167)
VEC 024				2001	2006	18,004	-	313	303	(368)
GEM 428	Cisco	Cisco Routers	Network Routers	2001	2006	69,523	-	3,057	2,965	(3,604)
GEM 479 (GEM 294)	Sun	Sunfire 280R	Server	2002	2006	-	-	2,000	1,940	(2,358)
GEM 480 (GEM 295)	Sun	Sunfire 280R	Server	2002	2006	-	-	2,000	1,940	(2,358)
GEM 478 (GEM 293)	Sun	Sunfire 280R	Server	2002	2006		-	300	291	(354)
GEM 477	Sun	Sunfire 280R	Server	2002	2006		-	2,000	1,940	(2,358)
						$13,227,898	$755,114	$1,510,469	$850,932	$(1,255,082)

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund I
For the Period January 1, 2001 through December 31, 2006
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager This Offering

									GAAP	Federal
				Year	Year	Original	Net	Net	Net	Taxable
			Equipment	of	of	Acquisition	Book	Proceeds	Gain /	Net Gain /
	Manufacturer	Equipment Type	Description	Acquisition	Disposal	Cost	Value	Received	(Loss)	(Loss)

CSC # 1	SGI	(114) Octane/SI, R100000 195MHz/1mb	Workstation	1997	2001	$ 462,332	$ 9,500	$ 26,057	$16,557	$ (70,108)
Federated # 10	IBM	(32) 3130-02D printers	Printer	1997	2001	559,566	34,843	12,969	(21,874)	(118,010)
Lucent 4	SUN	Sun E6000 server & upgrade	Server	1997	2001	461,207	9,609	3,880	(5,729)	(92,051)
AT & T 2	IBM	(1) 3900 DW1 / DW2	Printer	1997	2001	477,466	-	104,850	104,850	2,538
PCI 001	DELL	(4) Optiplex GX110T P3/667 MB/10GB/48XCD	Workstation	2000	2001	4,965	621	505	(115)	(3,947)
Chase #16	SUN	(3) Sun 450 servers	Server	1998	2001	244,584	30,573	10,864	(19,709)	(90,883)
Aetna 3	STK	(2) 9490 - M34	Drive Timerline	1998	2001	194,272	24,284	7,065	(17,219)	(73,750)
Pitney Bowes 11	IBM	3590	Tape Drive	1998	2001	886,374	-	216,549	216,549	(210,530)
AT & T 9700430	STK	9490 - M34	Drive Timerline	1997	2001	-	-	27,540	27,540	14,550
UFG002 (Eqty Pkg 2)	DELL	(2) CPi300XT/256MB/10GB/24X/56K	Workstation	2000	2001	5,427	4,070	1,355	(2,716)	(3,161)
ADP 1	IBM	(1) 3490 A20 w/ (4) 3312, (2) 3490 - B40	Drive	1996	2002	178,673	-	17,019	17,019	17,019
Great Lakes 3	CISCO	Cisco Routers	Routers	1999	2002	456,358	80,642	67,900	(12,742)	(206,685)
Pitney Bowes 11 *	IBM	3590	Tape Drive	1998	2002	-	-	4,662	4,662	4,662
CSC 1	SGI	(114) Octane/SI, R100000 195MHz/1mb	Workstation	1997	2002	200,000	-	6,530	6,530	(3,870)
Lucent 51	SUN	Enterprise 4500 server	Server	1998	2002	120,701	15,087	7,659	(7,429)	(17,446)
Equitable 13	SUN	Sun 6000 server	Server	1998	2002	418,332	10,625	4,064	(6,560)	(93,059)
DPT 008	CISCO	3640 4-slot modular router	Routers	2000	2002	23,717	15,811	4,572	(11,239)	(12,379)
Chrysler 93	IBM	(2) 3745 - 31A, (2) 3746 - 900	Controller	1997	2002	178,454	-	9,700	9,700	420
AT&T 1000	FORE	(1) ASX 1000	Comm. Switch	1999	2002	-	-	3,751	3,751	(3,369)
Allied Signal 78	HP	(20) HP C180 WORKSTATIONS	Workstation	1997	2002	10,878	-	2,056	2,056	2,056
TNC 003	HP	PIII 450/128MB, P111 450/64MB/8.4GB/10-1	Server Workstation	2000	2002	3,265	1,633	309	(1,324)	(1,983)
Lucent MVE	STK	9730-001	Tape Library	1999	2002	19,449	5,267	6,113	846	(2,991)
DDT 005	HP	(1) ROLLO 67	Paper Roll System	2000	2003	19,416	8,090	2,799	(5,291)	(2,303)
Kaiser 91	CISCO	(5) CATALYST 5500	Routers	1999	2003	62,538	7,817	14,652	6,835	(4,922)
GEM 079	LEXMARK	20T2040-OPTRA T612N-20PPM	Printer	2000	2003	157,500	39,375	49,850	10,475	(15,670)
TCE 015	CISCO	SOP SYSTEM	Printer	2001	2003	18,189	8,715	4,815	(3,900)	(6,536)
DEP Trust 6	IBM	4 ESCON DIRECTORS - 9032	Escon Director	1998	2003	1,044,784	-	159,800	159,800	25,222
DEP Trust 7	IBM	5 ESCON DIRECTORS - 9032	Escon Director	1998	2003	1,175,992	-	150,400	150,400	21,399

Avon 18		(75%): (8) 3900 - OW1	Printer	1997	2003	1,542,482	-	-	-	-
TCE 002	EPSON	EOSIB EKO	Display	1999	2003	5,813	484	2,099	1,615	(159)
PAR 008	COMPAQ	Armada 110Celeron/700, Armada E500	Workstations	2001	2003	64,225	34,789	19,760	(15,029)	(25,111)
KSR 35	IBM	RS 6000 H-50	Workstations	1999	2003	560,621	-	-	-	(58,305)
KSR 36	IBM	RS 6000 H-50	Workstations	1999	2003	138,149	-	-	-	(14,368)
MFB 001	DELL	4 latitude CPXP3-650GT 120MB	Workstations	2000	2003	2,899	785	99	(686)	(111)
PLN 001	NEC/COMPAQ/Samsung	3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones	Workstations	2001	2003	4,300	1,971	950	(1,049)	(425)
PAR 009	COMPAQ	7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT	Workstations	2001	2003	29,371	14,685	301	(14,393)	(3,541)
KAI 005	Metrix/NEC	3 MT P3/933 256MB	Server	2000	2003	8,305	2,076	1,270	(844)	(1,140)
KAI 004	Metrix	1MT P3/933 1287MB	Server	2000	2003	2,236	559	340	(229)	(307)
PAR 009	COMPAQ	7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT	Workstations	2001	2003	-	-	6,217	6,030	(1,135)
EMC 007	COMPAQ/CITRIX	Armada E500, Metaframev1.8	Workstations	2001	2003	24,402	11,693	6,085	(5,790)	(1,000)
GRT 003	DELL	1 Poweredge 4400, 1Poweredge 6400	Workstation/ Server	2000	2003	49,213	11,278	8,000	(3,518)	(5,836)
PFH 001	Clone	2 Clone P650	Workstations	2000	2003	3,018	691	600	(109)	(66)
PITNEY BOWES	IBM	3590	Tape Drive	1998	2003	-	-	159,600	154,812	12,591
VEC 002	Clone	38 Mine Tower P3/550, 38 17in Spectrum Display	Workstations	2000	2004	31,895	6,645	5,890	(931)	(5,740)
VEC 004	Clone	1 P3/500 256MB, 15 P3/550 64MB, 16 17in Display	Workstations	2000	2004	13,398	2,791	2,560	(308)	(702)
KAI 006	Toshiba	9 Toshiba Satelite Pro 4300, 1 metrix MT	Workstation/ Server	2000	2004	27,233	333	350	7	260.8
MFB 015	DELL	9 latitude CPXP3-650GT 120MB	Workstations	2000	2004	27,959	2,838	3,600	582	8,039
MFB 016	DELL	6 latitude CPXP3-650GT 120MB	Workstations	2000	2004	18,639	3,032	3,600	388	5,566
MFB 017	DELL	10 latitude CPXP3-650GT 120MB	Workstations	2000	2004	31,066	5,053	6,000	647	8,967
MFB 020	DELL	1 latitude CPXP3-650GT 120MB	Workstations	2000	2004	3,107	505	600	65	928
MFB 023	DELL	8 latitude CPXP3-650GT 120MB	Workstations	2000	2004	24,852	3,472	4,200	518	7,112
MFB 024	DELL	9 latitude CPXP3-650GT 120MB	Workstations	2000	2004	31,066	6,472	4,200	(2,482)	8,862
MFB 025	DELL	8 latitude CPXP3-650GT 120MB	Workstations	2000	2004	24,852	5,178	3,000	(2,328)	8,476
MFB 026	DELL	9 latitude CPXP3-650GT 120MB	Workstations	2000	2004	27,959	5,825	3,600	(2,405)	8,862
MFB 030	DELL	5 latitude CPXP3-650GT 120MB	Workstations	2000	2004	15,533	3,236	3,000	(386)	1,156

MFB 031	DELL	12 latitude CPXP3-650GT 120MB	Workstations	2000	2004	37,279	7,766	5,850	(2,209)	8,091
MFB 032	DELL	10 latitude CPXP3-650GT 120MB	Workstations	2000	2004	31,066	6,472	6,000	(772)	2,697
MFB 033	DELL	3 Latitude CPxP3, 1 Demension 4100, 1 HP Deskjet 97	Workstation/ Server/Printer	2000	2004	12,084	2,517	2,700	48	385
GEM 181	Sun	Ultra 10 mdi 440/512MB/20GB, 17in Digital Display	Workstations	2001	2004	2,760	1,150	850	(326)	(539)
PLN 001	NEC/COMPAQ/Samsung	3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones	Workstations	2001	2004	32,951	11,670	4,760	(7,053)	(11,661)
GEM 314	CISCO	1-Port T1/Frac TDSU/CSU WAN Interface Card	Comm. Switch	2001	2004	1,982	743	300	(452)	(739)
PAR 013	COMPAQ	(3) Evo N400c P3/850, (2) D500 ScanJet 7450C, LASERJET 1000	Workstations	2003	2004	32,151	15,406	9,330	(6,356)	(4,993)
Great Lakes 3	CISCO	CISCO ROUTERS	Routers	1999	2004	456,358	4,657	4,915	111	-
Pitney Bowes 11 *	IBM	3590	Tape Drive	1998	2004	-	-	600	570	-
CSC 1	SGI	(1) DISK DRIVE W/CONTROLLER (2) SERVERS Octane/SI, R100000 195MHz/1mb	Workstation	1998	2004	200,000	-	475	461	-
Lucent 51	SUN	ENTERPRISE 4500 SERVER	Server	1998	2004	120,701	5,706	7,955	2,010	-
DPT 019	Dell	220-9029	Workstations	2001	2004	10,160	4,657	4,915	111	331
TCE 016	Xerox	8830 Printer, 32MB Hard Drive	Network Printers	2001	2004	27,391	5,706	7,955	2,010	(2,256)
JCP 36	Cisco	WS-C6509	Datacom	2002	2004	74,072	26,234	41,199	123,905	6,786
JCP 37	Cisco	WS-C6509	Datacom	2002	2004	120,767	42,771	27,550	(16,599)	(26,578)
CCG 001	IBM	Desktops	Workstations	2001	2004	7,670	2,077	1,185	(928)	(2,640)
GRT 006	Compaq	DL380R Server,GX150 Desktops,19" CRT Monitors,PowerEdge 1400	Small Network Servers	2001	2004	23,008	6,231	1,575	(4,704)	(9,837)
KGI 10	HP	Printers	Network Printers	2001	2004	12,433	518	1,500	937	(2,100)
KGI 09	Dell	(20) Optiplex GX110 Desktops, (22) 17" CRT Monitors	Workstations	2001	2004	1,283	53	125	68	(345)
MFB 38	Dell	(3) 220-5526	Workstations	2001	2004	9,985	2,496	1,450	(1,090)	(3,527)
MFB 32	Dell	(10) 220-3621	Workstations	2001	2004	9,504	2,772	2,355	(488)	(2,410)
KSR 134	IBM	(1) RS6000	Servers	2001	2004	150,255	28,173	32,330	3,187	(23,333)
Boeing 006	Sun	(23) Sun Blade 1000 Servers, (23) 21" CRT Monitors	Small Network Servers	2001	2004	353,689	81,054	57,890	(24,900)	(118,570)
GEM 324	Cisco	(20) VOIP Teleohones, (1) Single Port 24-Channel Module	Telecom	2001	2004	4,958	1,240	1,350	70	(1,138)
MGE 17R	Dell	17" CRT Monitors, E500 Laptops, LJ8150N Printers, ML350 Server	Workstations	2001	2004	3,643	2,851	875	57	(951)
AOL 021	Sun	Sunfire 3800	Servers	2002	2004	5,757	1,919	286	(1,642)	(2,237)
KAI 001	Dell	(1) 220-4668	Workstations	2001	2005	2,422	50	275	216	275
KAC 001	Dell	(1) 220-4668	Workstations	2001	2005	2,731	57	300	234	234
KAI 002	Dell	(2) 220-4668	Workstations	2001	2005	9,825	-	687	666	666
KAI 003	Dell	(1) 220-4590	Workstations	2001	2005	2,604	-	300	291	291
PAR 008	Compaq	Workstations	Workstations	2001	2005	16,056	2,676	2,285	(459)	(459)
RTX 002	Compaq	(1) Armada E500 laptop, (1) Armada M300 laptop, (2) 250MB Zip Drives	Workstations	2002	2005	3,119	975	275	(708)	(641)
KAI 006	Toshiba	Workstations	Workstations	2001	2005	-	-	1,935	1,877	1,877
MFB 23	Dell	(1) 220-3621	Workstations	2001	2005	-	-	175	170	170
MFB 24	Dell	(3) 220-3621	Workstations	2001	2005	-	-	600	582	582
MFB 25	Dell	(3) 220-3621	Workstations	2001	2005	-	-	550	534	534
MFB 26	Dell	(1) 220-3621	Workstations	2001	2005	-	-	600	582	582
MFB 31	Dell	(1) 220-3621	Workstations	2001	2005	-	-	200	194	194
GEM 324	Cisco	(20) VOIP Teleohones, (1) Single Port 24-Channel Module	Telecom	2001	2005	10,521	1,973	3,000	937	(919)
GAC 004	IBM	(2)2628-21U	Workstations	2001	2005	4,741	99	500	386	386
AOL 021	Sun	Sunfire 3800	High End Servers	2001	2005	44,702	13,038	880	(12,202)	(12,180)
PCS 002	Compaq	Proliant ML370 Server, (1) APC Smart UPS, (1) 3Com Superstack Switch	Small Network Servers	2000	2005	19,346	-	250	243	243
MFB 038	Dell	(3) 220-5526	Workstations	2001	2005	-	-	865	839	839
RTN 001	Compaq	(2) Compaq Proliant ML350R Servers, (1) Cisco 2950, (1) Cisco Firewall	Small Network Servers	2002	2005	36,696	9,174	7,250	(2,142)	(3,842)
HHC 004	Dell	(14) Dell Latitude Laptops, (31) HP Desktops, (24) 17" CRT Monitors, (5) 19" CRT Monitors, (1) HP Tape Drive	Workstations	2002	2005	57,250	11,056	9,750	(1,598)	(9,810)
CCG 001	IBM	Desktops	Workstations	2001	2005	3,398	425	98	(330)	(330)
BCI 008	Equus	(30) Equus Clone Desktops, (30) NobleView 17" CRT Monitors, (1) Dell Latitude Laptop,	Worksatations	2002	2005	1,518	411	400	(23)	(61)
GEM 289	HP	(3) LJ8150DN Printers	Network Printers	2001	2005	11,241	1,171	850	(346)	(346)
MFB 015	Dell	(1) 220-3621	Workstations	2001	2005	-	-	750	728	728
AOL 033	Sun	E450	High End Servers	2001	2005	208,362	13,023	42,189	29,166	(24,929)
MFB 001	Dell	Latitude C640	Workstations	2000	2005	8,135	-	800	776	(1,333)

TCE 009		LAN Router	Network Routers	2001	2006	49,106	-	48	46	(56)
BCI 008		Workstations	Workstations	2002	2006	22,774	949	1,875	870	(1,057)
BCI 008		Workstations	Workstations	2002	2006	-	-	565	548	(666)
GEM 289					2006	-	-	700	679	(825)
RTX 002	Compaq	Armada E500 Workstations	Workstations	2002	2006	2,974	124	351	217	(263)
GEM 375	Sun	(6) Sun Blade 2000 w/ Monitors	Servers	2002	2006	19,091	1,193	1,174	(54)	(66)
HHC 005	Dell	PowerEdge 2550	Servers	2002	2006	16,644	693	500	(208)	(253)
BCI 008		Workstations	Workstations	2002	2006	23,663	986	1,050	32	(39)
AOL 033	SUN	Sun(E20K and E25K)	High End Servers	2001	2006	612,478	-	3,870	3,754	(4,563)
AOL 021		Servers	Servers	2002	2006	112,040	1,250	1,430	137	(167)
VEC 024				2001	2006	18,004	-	313	303	(368)
GEM 428	Cisco	Cisco Routers	Network Routers	2001	2006	69,523	-	3,057	2,965	(3,604)
GEM 479 (GEM 294)	Sun	Sunfire 280R	Server	2002	2006	-	-	2,000	1,940	(2,358)
GEM 480 (GEM 295)	Sun	Sunfire 280R	Server	2002	2006	-	-	2,000	1,940	(2,358)
GEM 478 (GEM 293)	Sun	Sunfire 280R	Server	2002	2006		-	300	291	(354)
GEM 477	Sun	Sunfire 280R	Server	2002	2006		-	2,000	1,940	(2,358)
						$13,227,898	$755,114	$1,510,469	$ 850,932	$(1,255,082)

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund III
For the Period January 1, 2007 through September 30, 2008
Commonwealth Capital Securities Corp. Served as Dealer Manager

				Year	Year	Original	Net	Net	GAAP	Federal
		Equipment	Equipment	of	of	Acquisition	Book	Proceeds	Net	Taxable
	Manufacturer	Description	Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)*

GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	$888.16	$ 832.66	$ -	$ (832.66)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	814.16	208.98	(611.45)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	758.66	208.98	(574.45)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	777.16	208.98	(555.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	758.66	208.98	(555.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776.33	1,406.23	417.96	(1,000.81)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	647.66	208.98	(444.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	629.16	208.98	(426.45)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	300.90	250.58	70.80	(181.90)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	555.16	208.98	(352.45)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320.03	239.99	75.30	(166.95)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320.03	239.99	75.30	(166.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	536.66	208.98	(333.95)	N/A

						$10,710.73	$8,446.73	$2,311.20	$(6,204.87)	-

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund II
For the Period January 1, 2007 through September 30, 2008
Commonwealth Capital Securities Corp. Served as Dealer Manager

										Federal Taxable Net Gain/(Loss)*
				Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)
	Manuf- acturer	Equipment Description	Equipment Type

GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	$888.16	$ 832.66	$ 208.98	$ (629.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	814.16	208.98	(611.45)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	758.66	208.98	(555.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	777.16	208.98	(574.45)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888.16	758.66	208.98	(555.95)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776.33	1,406.23	417.96	(1,000.81)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	647.66	208.98	(444.95)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	300.90	250.58	70.80	(181.90)	N/A
CONVERGYS L292-008	Sun	SunBlade 150	Server	2005	2008	1,674.45	628.05	760.00	93.95	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	629.16	208.98	(426.45)	N/A
CHY 035	Dell	Workstation	Workstation	2006	2008	1,873.28	897.53	1,355.70	417.50	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320.03	239.99	75.30	(166.95)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320.03	239.99	75.30	(166.95)	N/A
LMC 004	HP	HP Integrity RX8640 Server	Server	2008	2008	218,785.66	182,321.42	201,521.08	13,154.03	N/A
GEICO L905-07-1TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.17	555.17	208.98	(352.46)	N/A
GEICO L905-07-1TBK	Panasonic	Toughbooks	Laptops	2007	2008	888.16	536.66	208.98	(333.95)	N/A

						$233,044.13	$192,293.74	$206,156.96	$7,663.31	-

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2005 through September 30, 2008
Commonwealth Capital Securities Corp. Served as Dealer Manager

									GAAP	Federal
				Year	Year	Original	Net	Net	Net	Taxable
	Manuf-	Equipment	Equipment	of	of	Acquisition	Book	Proceeds	Gain/	Net Gain/
	acturer	Description	Type	Acquisition	Disposal	Cost	Value	Received	(Loss)	(Loss) *
quantrix	Compaq	Server, Tape Drive, (3) Switches	Servers	2004	2005	$ 8,416.75	$5,786.55	$ 3,230.00	$(2,718.05)	$ (214)
l'oreal usa	InFocus	(4) LP130 Digital Projectors	Audio Visual	2004	2006	3,169.35	1,716.69	250.00	(1,474.19)	(1,076)
cathedral of hope	Compaq	(12) Desktops, (2) Laptops, (16) Monitors, (1) Palm M515	Desktops	2004	2006	16,425.98	8,555.15	4,500.00	(5,066.75)	(1,636)
AOL 044	Sun	(1) F3800, (4) F4800, (2) Sunfire 280R	Servers	2004	2006	287,707.18	167,829.18	37,125.00	(131,817.93)	(61,788)
HOL 004	Xerox	DocuColor iGen3	High Volume Printer	2004	2007	498,559.00	218,119.45	220,000.00	(54,889.20)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	70,160.65	17,540.17	17,325.00	(1,081.42)	N/A
DRS 007	STK	(1) L700 Tape Library	Tape Libraries	2004	2007	32,215.74	319.54	1,000.00	350.46	N/A
GEICO L900-07-01	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	421.26	421.26	413.00	(20.65)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	206,188.10	51,546.86	23,346.00	(35,905.04)	N/A
L3 001	Konica Minolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	1,827.93	418.97	80.00	(342.97)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	25,760.95	5,366.73	4,310.00	(2,479.03)	N/A
CHY 021	Quanta	(2) VT360 Thermal Printers	Printers	2004	2007	8,517.00	1,774.28	1,252.50	(584.41)	N/A
Pepsico 0504-01	Konica Minolta	(33) Printers	Printers	2004	2007	17,620.50	4,038.17	2,000.00	(2,138.17)	N/A
Pepsico 0504-01	Konica Minolta	(33) Printers	Printers	2004	2007	74,018.34	16,962.49	7,400.00	(9,932.49)	N/A
GEICO L900-07-01	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	421.26	394.92	99.12	(298.77)	N/A
JCP 099	Compaq	(3) Proliant DL380 Servers	Servers	2004	2007	12,935.56	3,503.41	3,450.00	(225.91)	N/A
JCP 100	Compaq	(2) Proliant DL580 Servers	Servers	2004	2007	29,619.18	8,021.73	7,900.00	(516.73)	N/A
L3 001	Konica Minolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	17,280.05	3,240.05	3,600.00	(648.05)	N/A
Convergys L292-001	Sun	(8) Sunfire V240 Servers	Servers	2005	2007	7,436.93	2,788.73	2,500.00	(413.73)	N/A
Convergys L292-002	Sun	(1) Sunfire V120 Server	Servers	2005	2007	5,030.03	1,886.33	565.00	(1,349.58)	N/A
Convergys L292-001	Sun	(8) Sunfire V240 Servers	Servers	2005	2007	32,727.98	8,875.81	8,400.00	(727.81)	N/A

NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	617.35	90.09	288.00	102.87	N/A
ConvergyS L292-003	Sun	(1) Sunfire V880 Server	Servers	2005	2007	46,430.16	13,424.56	9,000.00	(4,694.56)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	1,514.44	157.79	163.01	(48.57)	N/A
AOL 038	Sun	(25) Sunfire V880 Servers	Servers	2004	2007	320,897.00	80,224.40	83,850.00	(566.90)	N/A
NBC 006	Sony	(2) DVW-M2000 Video Tape Recorders	Audio Visual	2005	2008	70,331.92	19,048.17	43,000.00	22,661.83	N/A
Pepsico 0504-01	Konica Minolta	(33) Printers	Printers	2004	2008	83,389.08	5,211.93	2,613.08	(2,729.50)	N/A
L3-001	Konica Minolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2008	303,428.93	5,343.43	4,125.00	(1,342.18)	N/A
Johnston 21842501	IBM	1 X INTEL XEON (42) workstations	Server & workstations	2004	2008	41,126.08	856.79	3,520.00	797.61	N/A
Delphi 001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	26,218.08	6,554.52	8,739.36	1,747.87	N/A
Delphi 001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	352,124.40	88,030.92	121,199.38	9,314.26	N/A
RAY 029	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	737.18	245.66	195.00	(60.41)	N/A
RAY 029	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	82,615.79	27,538.67	20,220.00	(13,991.27)	N/A
Pepsico 0504-01	Konica Minolta	KonicA 7165 Digital Multifuncional Copier	Multifunction Printer	2004	2008	10,578.42	-	1,750.00	1,662.50	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	300.90	250.58	70.80	(181.90)	N/A
MMC 002	HP & Network Appliance	HPDL360 & (3)FAS250-RK-Base-C	Servers & Storage	2004	2008	59,951.00	3,746.90	1,000.00	(2,776.90)	N/A
RAY 029	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	-	-	1,307.35	1,268.13	N/A
Delphi 001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	5,732.40	1,194.44	1,300.00	(323.44)	N/A
JCP 098	HP	HP PROLIANT DL380 G3 XEON 3.06GHZ 512K	Server	2004	2008	11,937.74	497.54	450.00	(61.04)	N/A

						$2,774,390.59	$781,522.86	$651,536.60	$(241,502.02)	$(64,714.00)

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund VI
For the Period May 10, 2007 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

	Manuf-acturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred	Total Equip. Cost

CAMC045	Canon	(1) IR3025	Multifunction Printers	2007	9,706	-	-	-	9,706
CAMC059	Canon	(1) Canon IR5070 Digital Copier	Multifunction Printers	2007	12,176	-	-	-	12,176
CAMC063	Canon	(1) Canon IR6570 Digital Copier	Multifunction Printers	2007	20,788	-	-	-	20,788
CUSD002	Dell	(477) Dell Latitude D520 Laptops, (3) Toshiba M400 Laptops	Laptops	2007	269,688	-	-	-	269,688
GEI72TBK	Panasonic	(96) Laptops	Laptops	2007	360,639	-	-	-	360,639
GEI73TBK	Panasonic	(171) Toughbooks	Laptops	2007	642,389	-	-	-	642,389
CAMC043	Canon	(1) IR 3030	Multifunction Printers	2007	7,659	-	-	-	7,659
NBC032	Avid	(1) Avid ISIS Server	Graphic Workstations	2007	204,739	-	-	-	204,739
SDBD001	HP	(250) Desktops, (27) Laptops, (125) Flat Panel Monitors	Desktops - Tier 1	2007	198,209	-	-	-	198,209
						-		-
GEIL9074	HP	Proliant 380, 580	Midrange HP Servers	2008	224,440	-	-	-	224,440
CAMC066	Canon	(1) Canon IR5055 Digital Printer	Multifunction Printers	2008	14,824	-	-	-	14,824

GEI74TBK	Panasonic	(67) Toughbooks	Laptops	2008	243,378	-	-	-	243,378
CAMC068	Canon	(1) IR3035 Printer	Multifunction Printers	2008	10,412	-	-	-	10,412
NBC033	Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	180,194	-	-	-	180,194
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	394,582	-	-	-	394,582
CAMC078	Canon	(1) IR3035	Multifunction Printers	2008	12,988	-	-	-	12,988
CAMC079	Canon	(1) IR3035	Multifunction Printers	2008	13,235	-	-	-	13,235
PFG022	Canon	Image Press C7000 VP Digital Press	High Volume and Specialized Printers	2008	43,564	-	259,764	-	303,327
LMC004	HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	218,786	-	-	-	218,786
GEI74SER	IBM	(43) Servers; X3850 and X3650	Midrange IBM Servers	2008	270,473	-	-	-	270,473
CAMC088	Canon	(1) Canon IR1023	Multifunction Printers	2008	1,871	-	-	-	1,871
CAMC095	Canon	(1) IR 3025	Multifunction Printers	2008	7,729	-	-	-	7,729
GEI82SAN	HP	(1) HP EVA8100 Storage Array, (168) Drives	Digital Storage	2008	73,509	-	-	-	73,509
ATK374	Dell	(5) Latitude 630, (1) Precision 490	Laptops	2008	3,155	-	8,019	-	11,174
GEI81TBK	Panasonic	Toughbooks	Laptops	2008	324,951	-	-	-	324,951
CAMC108	Canon	IR 5050	Multifunction Printers	2008	17,612	-	-	-	17,612
BMO004	Sun	Sparc M4000 and 8000 Chassis	Midrange Sun Servers	2008	369,595	-	-	-	369,595
CAMC090	Canon	(1) Canon IR5050	Multifunction Printers	2008	13,059	-	-	-	13,059
CAMC112	Canon	IR 5050	Multifunction Printers	2008	17,612	-	-	-	17,612
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	73,877	-	422,476	-	496,353
					$ 4,255,839	$ -	$ 690,258	$ -	$ 4,946,097

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund V
For the Period April 1, 2005 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred	Total Equip. Cost

Geico L935	HP	Small Network Servers	(63) Proliant DL380 Servers	2005	620,002	-	-	-	620,002
Delphi	Toshiba	Toshiba Satellite A-60 , Toshiba Tecra M2V , Sony Vaio, Sun SuperMicro 5013CT Servers	Workstations	2005	384,075	-	-	-	384,075
NBC 005	Avid	Media Composer Adrenaline System	Workstations	2005	26,898	-	-	-	26,898
UGO Networks 2	HP	E-800 Servers	Small Network Servers	2005	34,427	-	-	-	34,427
UGO Networks 3	Dell	Latitude D610 , Latitude D410, Optiplex GX280 Desktops	Workstations	2005	11,081	-	-	-	11,081
Mitsubishi 3	IBM	xseries 306, 346 servers	Small Network Servers	2005	132,409	-	-	-	132,409
Raytheon 88	Sun	Sunblade 150	Small Network Servers	2005	4,445	-	-	24,408	28,853
Raytheon 84	Accunet	ARX 1000 Switch	Telecom	2005	9,559	-	-	51,855	61,414
Raytheon 81	Sun	V240 Servers	Small Network Servers	2005	7,803	-	-	33,072	40,875
Raytheon 79	Sun	V440 Servers	Small Network Servers	2005	13,903	-	-	64,658	78,561
Raytheon 28	HP	DC7100, NC6000	Workstations	2005	23,616	-	-	122,359	145,974
Qwest 20	Stratus	V Series Server	High End Servers	2005	104,128	-	-	-	104,128
Chy 41	HP	Proliant DL 145 Servers	Small Network Servers	2005	558,191	-	-	-	558,191
Mitsubishi 4	IBM	HS20 Blade Servers, EX100 P	Midrange Servers	2005	121,559	-	-	-	121,559
Gernal Atomics 1-2A	NetApp	Maintenance & Software	Storage	2005	146,582	-	-	-	146,582
Gernal Atomics 2	NetApp	FAS3050, SL500, 9520 FC Disk Array	Storage	2005	297,472	-	-		297,472
Raytheon 99	HP	XW8200	Workstations	2005	65,609	-	-	-	65,609
Raytheon 100	HP	XW8200	Workstations	2005	87,053	-	-	-	87,053
Raytheon 101	HP	XW4300	Workstations	2005	164,049	-	-	-	164,049

Argenbright	EMC	Clarion CX 500	Storage	2005	593,717	-	-	-	593,717
NBC 009	Avid	Symphony Digital Editing Systems	Workstations	2005	246,579	-	-	-	246,579
Mitsubishi 5	Cisco	PIX 535, PIX 525, HS20 Bladecenter	Datacom	2005	179,242	-	-	-	179,242
Grumman 11	McData	Short Wave UPM Boards	Datacom	2005	331,241	-	-	-	331,241
Grumman 12	CipherOptics	SG-1001,SG-100 Ethernet Encryptors	Datacom	2005	148,574	-	-	-	148,574
Grumman 13	CipherOptics	SG-1001,SG-100 Ethernet Encryptors	Datacom	2005	236,287	-	-	-	236,287
Kellogg 236	IBM	S51 Thinkcentre	Workstations	2005	77,663	-	-	456,076	533,739
						-	-	-
ATK 133	Konica	Konica Multifunction Printers	Printers	2006	21,527	-	-	-	21,527
ATK 128	Konica	Konica Multifunction Printer	Printers	2006	5,760	-	-	-	5,760
ATK 127	Konica	Konica Multifunction Printers	Printers	2006	27,771	-	-	-	27,771
Northrop Grumman 14	HP	HP 9000 Server	Server	2006	44,126	-	-	-	44,126
Northrop Grumman 9	SGI	SGI Fuel Visual Workstations	Workstations	2006	30,675	-	-	-	30,675
ATK 136	HP	HP Proliant Server	Server	2006	12,215	-	-	-	12,215
Chrysler 42	Visara	Visara Printers & Thin Clients	Printers & Workstations	2006	73,203	-	295,461	-	368,664
Convergys 11	Dell	Dell Workstations	Workstations	2006	12,549	-	-	-	12,549
Convergys 12	HP & IBM	HP & IBM Workstations	Workstations	2006	28,084	-	-	-	28,084
Convergys 14	Sun	Sun Servers	Server	2006	117,242	-	-	-	117,242
NBC 17	Avid	Avid Digital Graphic Editing System	Graphic Workstations	2006	228,483	-	-	-	228,483
Xerox L278-042	Dell & Sun	Dell / Sun Servers	Servers	2006	114,459	-	-	-	114,459
Goodyear 12	HP	HP Workstations	Workstations	2006	26,085	-	-	-	26,085
Goodyear 13	HP	HP Workstations	Workstations	2006	87,942	-	-	-	87,942
Goodyear 14	Dell	Dell Workstations	Workstations	2006	173,714	-	-	-	173,714
Goodyear 15	Dell	Dell Workstations	Workstations	2006	43,643	-	-	-	43,643
Goodyear 16	Dragon	Dragon Routers	Routers	2006	23,833	-	-	-	23,833
Goodyear 17	Polycom	Polycom AV Equipment	AV Equipment	2006	41,987	-	-	-	41,987
Goodyear 20	IBM	IBM Workstations	Workstations	2006	23,596	-	-	-	23,596
Goodyear 23	Invision	Invision Printers	Printers	2006	37,597	-	-	-	37,597
Geico L9435-05-3-IVR	HP	HP Workstations	Workstations	2006	4,349	-	25,634	-	29,984
Geico L905-05-1-TBK	Panasonic	Panasonic Workstations	Workstations	2006	2,579	-	12,131	-	14,710
Geico L915-05-3-SUN	Sun	Sun Servers	Servers	2006	1,905	-	11,226	-	13,131
Geico L910-04-4-GDR	Dell	Dell Workstations	Workstations	2006	296	-	1,215	-	1,511
Alliant Techsystems ATK 139	Dell	Dell Engineering Workstations	Workstations	2006	70,583	-	-	-	70,583
Grumman 15	HP	HP Engineering Workstations	Workstations	2006	256,470	-	-	-	256,470
Kaiser 22-01	IBM	IBM Digital Storage Server	Server	2006	147,516	-	-	-	147,516
NBC 15	Sonomic	Sonomic Digital Audio System	Workstations	2006	18,836	-	-	-	18,836
Kaiser 074	IBM	IBM Enterprise Storage Server	High End Server	2006	357,532	-	-	-	357,532

Chrysler 047	Visara	Visara Printers & Thin Clients	Printers & Workstations	2006	180,875	-	713,461	-	894,336
Kaiser 078	IBM	IBM Enterprise Storage Server	High End Server	2006	70,332	-	215,129	-	285,461
Tecumseh US-33426-03 (TPC 003)	Sun	SunFire V240 Server	Server	2006	10,333	-	-	-	10,333
Tecumseh US-33426-04 (TPC 004)	Sun	Sun E9200 Server	Server	2006	148,849	-	-	-	148,849
Chrysler 050	Visara	Visara Engineering Workstations	Workstations	2006	201,029	-	-	-	201,029
NBC 16	Avid	Avid Digital Storage System	Digital Storage	2006	67,290	-	-	-	67,290
Chrysler 053	HP	HP Engineering Workstations	Workstations	2006	169,085	-	-	-	169,085
America Online 042	Sun	Sun V440 Server	Server	2006	89,983	-	-	-	89,983
MobilePro Corp MPC 001	Strix	Strix WiFi Access Points	WiFi	2006	510,000	-	-	-	510,000
AOL 043	Sun	Sun V440 Server	Server	2006	44,992	-	-	-	44,992
AOL 044	Sun	Sun V240 Server	Server	2006	36,649	-	-	-	36,649
Chrysler 055	HP	HP 8000 Workstations	Workstations	2006	107,151	-	-	-	107,151
Chrysler CHY 061	Visara	Visara Printers & Thin Clients	Printers & Workstations	2006	470,047	-	-	-	470,047
General Atomics GAA 005	STK	STK Tape Drives	Digital Storage	2006	46,138	-	-	-	46,138
General Atomics GAA 003	Sun	Sun SoftCroft for GAA 004	Software	2006	262,348	-	-	-	262,348
General Atomics GAA 004	Sun	Sun Servers	Servers	2006	398,209	-	-	-	398,209
Chrysler CHY 058	HP	HP C8000 Workstations	Workstations	2006	233,784	-	-	-	233,784
Chrysler CHY 059	HP	HP C8000 Workstations	Workstations	2006	98,938	-	-	-	98,938
NBC 018	Avid	Avid Digital Storage System	Digital Storage	2006	341,912	-	-	-	341,912
Alcatel ACL 010	NetApp	NetApps FAS3020 Digital Storage	Storage	2006	165,240	-	-	-	165,240
NBC 020	Tektronix, Unitek, Apple, Sony	Digital Graphic Editing System	AV Equipment	2006	70,043	-	-	-	70,043
Chrysler CHY 063	HP	HP C8000 Workstations	Workstations	2006	62,930	-	278,005	-	340,935
AOL 045	Sun	Sun Servers	Servers	2006	71,977	-	-	-	71,977
Alliant Techsystems ATI 163	Linux	Linus High End Servers	Servers	2006	496,133	-	-	-	496,133
Northrop Grumman 17	HP	HP Proliant Servers	Servers	2006	188,157	-	-	-	188,157
Northrop Grumman 20	IBM	IBM (1) Tape Library, (4) Tape Drives	Tape Library	2006	71,889	-	-	-	71,889
General Electric Aviation 001	Nokia	Nokia IP 560 Firewall	Datacom	2006	194,728	-	-	-	194,728

Quick Loan Funding 01	Dell, Toshiba, Apple, Dyntek	Dell Wrksts, Toshiba Printers, Apple Wrksts & Dyntek Router	Workstations	2006	154,824	-	-	-	154,824
NBC 022	Avid	Digital Storage System	AV Equipment	2006	67,290	-	-	-	67,290
Mitsubishi Motors Schedule 07	IBM	Tape Library	Tape Library	2006	40,749	-	-	-	40,749
ITT Night Vision 049	HP	HP Blade Servers	Servers	2006	337,306	-	-	-	337,306
Northrup Grumman 021	IBM	IBM DS4000 Storage Array	Digital Storage	2006	57,831	-	-	-	57,831
GEICO L945-06-3-SER	IBM	IBM X-Series Servers	Servers	2006	25,134	-	154,256	-	179,389
GEICO L940-06-1-SAN	HP	HP EVA 4000 Storage Arrays & HP Proliant DL380 Servers	Storage	2006	91,690	-	438,304	-	529,994
GEI64SER	IBM	(51) X Series Servers	Small IBM Servers	2007	277,487	-	-	-	277,487
GEI071	HP	HP ProLiant Servers, Laptops, Tape Drives, Tape Libraries	Small HP/Compaq Servers	2007	1,115,869	-	-	-	1,115,869
GEI64XSE	IBM	x346 and x366 Servers	Small IBM Servers	2007	429,485	-	-	-	429,485
GEI71SAN	HP	HP Eva 4000 Storage Arrays and Hard Drives	Digital Storage	2007	39,560	-	262,726	-	302,286
GEI71SER	IBM	xSeries Servers	Small IBM Servers	2007	405,563	-	-	-	405,563
GEI71TBK	Panasonic	(844) Toughbooks	Laptops	2007	211,608	-	1,383,410	-	1,595,017
GEIL9064	HP	(1) MSL 6060 Ultrium Tape Drive, (20) DL580, (1) DL380, (2) MSL 6000 Ultrium Tape Drives, (58) NC8430 Laptops, (3) NC8230 Laptops, (1) Toshiba M7 Tablet, (3) IBM Thinkpads	Small HP/Compaq Servers	2007	85,357	-	573,817	-	659,174
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	-	353,625	-	405,200

NGC025	Secure Computing	Sidewinder Encryption System	Datacom - Other	2007	35,920	-	-	-	35,920
IST550	KonicaMinolta	(1) 920, (3) 500, (1) 600, (3) 420, (2) C450, (1) C250, (1) Hasler WJ185 Mailer	Multifunction Printers	2007	103,208	-	-	-	103,208
MMC008	IBM	(2) xSeries 336 Servers, (1) MSA 4000 VPN	Small IBM Servers	2007	11,960	-	-	-	11,960
IST551	KonicaMinolta	Bizhubs	Multifunction Printers	2007	258,008	-	-	-	258,008
IST569	KonicaMinolta	(1) Bizhub 920, (1) Bizhub 750	Multifunction Printers	2007	52,153	-	-	-	52,153
ITT49A	HP	Storage Drives	Digital Storage	2007	62,030	-	-	-	62,030
MMC009	Sourcefire	(1) IS3000, (1) RA3000, (1) DC1000, (1) IBM xSeries Server	Datacom - Other	2007	47,555	-	-	-	47,555
MPC006	Strix	(160) Access Points	WiFi	2007	427,258	-	-	-	427,258
IST618	KonicaMinolta	(1) Konica Minolta Bizhub Printer	Multifunction Printers	2008	11,119	-		-	11,119
LMC004	HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	48,619	-	-	-	48,619
GAA006	Sun	STK SL500 Storage - Upgrade	Digital Storage	2008	127,241	-	-	-	127,241
GAA007	Sun	E2900 Memory - Upgrade to Schedule GAA004	High End Sun Servers	2008	50,349	-	-	-	50,349
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	263,055	-	-	-	263,055
IST640	KonicaMinolta	(8) Bizhub 350, (1) Bizhub 160, (23) Bizhub 161f	Multifunction Printers	2008	6,051	-	-	-	6,051
IST635	KonicaMinolta	(1) Bizhub 350	Multifunction Printers	2008	6,075	-	-	-	6,075
BMO004	Sun	Sparc M4000 and 8000 Chassis	Midrange Sun Servers	2008	158,398	-	-	-	158,398
CAMC113	Canon	IR3035	Multifunction Printers	2008	11,753	-	-	-	11,753
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	44,326	-	253,486	-	297,812
ATK373	Dell	(14) Latitude D630, (1) D430, (17) Optiplex 755, (2) Precision 490	Laptops	2008	15,011	-	38,157	-	53,168
CAMC120	Konica	Konica Minolta 350	Multifunction Printers	2008	12,176	-	-	-	12,176
CAMC117	Canon	Canon IR5050	Multifunction Printers	2008	16,800	-	-	-	16,800
					$ 16,649,496	$ -	$5,010,042	$ 834,787	$22,494,325

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2002 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred	Total Equipment Cost

VEC 045	Dell	Server	Server	2002	56,089	-	-	-	56,089
VEC 046	Dell	Server	Server	2002	36,756	-	-	-	36,756
PFS 001	Alltell	Communications	Communicat-ions	2002	45,803	-	-	-	45,803
ANT 035	Nokia	Vpn - 1 Appliance/50	Router	2002	7,047	-	-	-	7,047
ANT 043	Nokia	Nokia Remote Link	Router	2002	8,112	-	-	-	8,112
ANT 060	Mitel	(1) Sx200el	Communicat-ions	2002	9,410	-	-	-	9,410
ANT 064	HP	(1) J5600	Server	2002	10,779	-	-	-	10,779
ANT 066	Infocus	280 Dlp	Terminal	2002	11,165	-	-	-	11,165
ANT 067	Nokia	(1) Vpn - 1 Module 50	Router	2002	15,532	-	-	-	15,532
ANT 068	Nokia	(1) Remote Link 50	Router	2002	10,253	-	-	-	10,253
ANT 072	Apple	(1) Powerstor L200 Autold Lv 8slt Idslt 200	Workstation	2002	18,636	-	-	-	18,636
ANT 073	Proxima	Laser Jet	Printer	2002	21,166	-	-	-	21,166
ANT 074	Nokia	Ip 120 Base System	Tape Drive	2002	7,156	-	-	-	7,156
ANT 076	Pakard Bell	Xseries 232/20/40 Gb Tape	Workstation / Server	2002	25,068	-	-	-	25,068
ANT 079	Cisco	Con-Os C 295	Workstations / Routers	2002	14,673	-	-	-	14,673
ANT 081	Dell	1700 Gx400 Minitower	Workstations	2002	15,527	-	-	-	15,527
GEM 532	Cisco	Router	Router	2002	43,277	-	-	-	43,277
VEC 047	Dell	(15) Optiplex 220-9766	Server	2002	25,054	-	-	-	25,054
VEC 048	Dell	(22) Optiplex Gx240	Server	2002	33,465	-	-	-	33,465
VEC 049	Dell	(15) Dell Optiplex 221-0697	Server	2002	14,520	-	-	-	14,520
VEC 050	Dell	(20) Dell Optiplex 221-0697	Server	2002	18,584	-	-	-	18,584
OHR 001	Cisco	Con-Os C 295	Router	2002	254,820	-	-	-	254,820
GEM 533	Nokia	(2) Nokia Ip710 Ip Telephone Base	Communicat-ions	2002	81,388	-	-	-	81,388
VEC 051	Dell	(5) Dell Optiplex 220-0386	Server	2002	13,080	-	-	-	13,080
VEC 052	Dell	(25) Dell Optiplex 220-9764	Server	2002	23,741	-	-	-	23,741
VEC 053	Dell	(5) Dell Optiplex 220-9764	Server	2002	5,773	-	-	-	5,773
PFS 004	Nokia	Bbcast Auto Scan	Communicat-ions	2002	5,100	-	-	-	5,100
CHY 005	Visara	Communication Controllers	Printers	2002	831,622	-	-	-	831,622
OHR 004	Compaq / Cisco		Servers / Routers	2002	254,554	-	-	-	254,554
JSC 039	Compaq	(27) Workstations	Workstations	2002	183,385	-	-	-	183,385
PFS 006	Dell	(8)L 220-9750 Optiplex Gx26od P4	Workstations	2003	88,451	-	-	-	88,451

CBC 001	Fujitsu / Ibm	(6) E Series P4, (6) P2100, (6) Series P3 Win Xp Pro, (6) Thinkpad	Workstations	2003	4,500	-	45,199	-	49,699
DPT 021	Dell	(15) 221-0709 Dimension, (15) E772	Workstations	2003	1,710	-	15,996	-	17,706
EMC 011	Ibm / Dell / HP/ Compaq	(2) 232 Server, Deskjet 960cxi, Evo N400c P3/850, D500, S720, (4) 7415 Digital Mfp, 950ee	Servers / Printers / Communicat-ions	2003	5,160	-	37,356	-	42,516
EMC 013	Compaq / HP	Evo N400c, D500, S720	Workstations / Printers	2003	2,975	-	24,091	-	27,066
EMC 014	Compaq / HP	Printers, Evo N180	Workstations / Printers	2003	1,180	-	10,017	-	11,197
EMC 016	Compaq / HP / Dell	(25) Mulisync Display, Printers, Evo N180	Printers / Printers / Displays	2003	4,270	-	39,765	-	44,035
EMC 017	Dell / Cisco / HP / Compaq	Idsl Router, Latitude C400, C640, X200, Evo N1000v	Workstations / Printers	2003	5,340	-	55,005	-	60,345
GPC 004				2003	3,875	-	30,075	-	33,950
HHC 003	Toshiba / HP	Tecra 8100, Vectra Vl400dt	Workstations	2003	1,335	-	9,130	-	10,465
HHC 006	HP / Dell	(9) E Pc 42 P4, Lattitude C610	Workstations / Servers	2003	2,800	-	23,864	-	26,664
HHC 009	Toshiba	Satelite 1730xcds	Workstations	2003	135	-	1,247	-	1,382
MDI 001	Ibm	8669-2rx, 3542-2ru	Servers / Tape	2003	8,225	-	62,131	-	70,356
MDI 002	Ibm	(3) Xserver 30, (3) Thinkpad	Workstations / Servers	2003	1,775	-	15,970	-	17,745
MDI 003	Ibm	Netvista A30p, (3) Thinkpad, Psc 2210 Printer	Workstations / Communicat-ions	2003	1,330	-	14,040	-	15,370
MYC 002	Dell	(3) Poweredge 1650 (2) 2650	Servers	2003	1,235	-	11,151	-	12,386
PAR 019	Exabyte	110l Plus Ultium 100	Tape	2003	1,000	-	10,379	-	11,379
PAR 021	Polycom	Sony Evi Do30, Vs 4000	Communicat-ions	2003	1,060	-	10,956	-	12,016
PAR 022	Polycom	Viewstation Fx	Communica-tions	2003	1,765	-	18,388	-	20,153
PFH 009	Microsystem	(7) Clone P4, Server, Display	Workstations	2003	995	-	10,571	-	11,566
VEC 019	Clone	(20) Mt P3	Workstations	2003	1,330	-	7,217	-	8,547
VEC 025	Dell	(22) Optiplex Gx150	Workstations	2003	1,660	-	9,973	-	11,633
VEC 027	Dell	(10) Optiplex Gx150	Workstations	2003	850	-	5,302	-	6,152
VEC 028	Dell	(15) Optiplex Gx150	Workstations	2003	1,375	-	9,266	-	10,641
VEC 033	Dell	(15) Optiplex Gx150	Workstations	2003	1,220	-	8,666	-	9,886
VEC 036	Dell	(15) Optiplex Gx150	Workstations	2003	875	-	6,397	-	7,272
VEC 041	Dell	(10) Optiplex Gx240	Workstations	2003	815	-	6,496	-	7,311
WTR 001	Cisco	(4) Firewall	Firewall	2003	1,260	-	11,750	-	13,010
BCI 009	Dell	(3) Lattitude C600	Workstations	2003	650	-	3,875	-	4,525
CTC 002	HP	Color Laserjet 4600	Workstations / Printers	2003	550	-	5,127	-	5,677
DPT 024	Compaq	Win2k, (3) Display, P2/266	Servers / Communicat-ions	2003	1,100	-	26,783	-	27,883
DPT 028	Dell	(4) 4550 Pf	Workstations	2003	800	-	7,532	-	8,332
EMC 015	Konica	7415, 7165 Digital Copiers	Digital Print Press	2003	2,400	-	19,607	-	22,007
EMC 018	Dell	(5) 221-0441 C640	Workstations / Printers	2003	2,600	-	24,065	-	26,665
EMC 019	Dell	(5) 221-0441 C640	Workstations	2003	1,100	-	10,191	-	11,291
GPC 005	Compaq	(2) Galaxy-1752-B-Jod 55jbod	Storage System	2003	5,200	-	48,074	-	53,274
PBO 001	Compaq	Int 35/70 Dtl7000 Wide Scsi Tape Drive	Servers	2003	1,000	-	13,535	-	14,535
RTN 003	Compaq	Int 35/70 Dtl7000 Wide Scsi Tape Drive	Servers	2003	2,200	-	102,161	-	104,361
TGG 001	Compaq	Int 35/70 Dtl7000 Wide Scsi Tape Drive	Servers	2003	1,300	-	13,393	-	14,693
VEC 054	Dell	(8) 220-9764 Optiplex Gx26ot 17' Displays	Workstations	2003	650	-	4,711	-	5,361
VEC 055	Dell	(5) 221-0073 Perrecision 340/P4	Workstations	2003	800	-	5,798	-	6,598
VEC 056	Dell	(4) 221-1592 Precision 340mt	Workstations	2003	750	-	5,129	-	5,879
VEC 057	Asi Clone	(10) P416-12	Workstations	2003	1,100	-	8,979	-	10,079
WTR 002	Sony	(2) Vaio C1	Workstations	2003	700	-	6,645	-	7,345
XTS 001	Dell	(8) 221-1592 Precision 340mt	Workstations	2003	22,734	-	-	-	22,734
OHR 007	Compaq	Workstations	Workstations	2003	109,753	-	-	-	109,753
PFS 010	Canon / HP	Smartups 1500va, Superstack 4400	Workstations	2003	89,470	-	-	-	89,470
Kellog	Canon / HP	Smartups 1500va, Superstack 4400	Workstations	2003	80,206	-	-	-	80,206
GEM 603	Netapp	(27)Fiber Channel Storage	Workstations	2003	26,520	-	-	-	26,520
TCE 019	Christie Digital	Workstations	Workstations	2003	433,190	-	-	-	433,190
HTZ 005	HP	(52) Serial Copper Pic Servernet Ii, (10 S86000 Processor	Servers	2003	779,810	-	-	-	779,810
XMS 001	Sun	Sun Se9960 Data Consolodation Module	Digital Storage	2003	285,000	-	-	-	285,000
GEM 599	Compaq	4 Proliant Dl360r, 4 Int Lights Out Adv Pk	Workstations	2003	17,704	-	-	-	17,704
CMC 001	Nortel	Workstations	Workstations	2003	23,529	-	-	-	23,529
CMC 002	Nortel	Workstations	Workstations	2003	70,106	-	-	-	70,106
CHY 014	Quanta	(9) Printers W Ethernet Opt	Printers	2003	41,861	-	-	-	41,861
KH 008	Emc	(140) Univsl Port Card, Sp1004, Ed 140m, Symmod-Us	Controllers	2003	718,473	-	-	-	718,473
OHR 008	Cisco/Compaq	17510 Mod Acc Router, Proliant Dl360, Laserjet Printers	Workstations / Printers	2003	28,022	-	-	-	28,022
BFS 708	Compaq	Ml370r G3 7/2.8 512 Mb	Server	2003	92,839	12,260	-	-	105,099
BFS 710	Compaq/HP	Evo N610c 40gb W2k, Proliant Ml310 40gb 256mb	Workstation	2003	99,028	2,975	-	-	102,003
NGS 01063Q7 T3G	Sun	23 Sunblade 2000 1.2 GHz, Sun XVR-1200 graphics	Workstation	2003	50,150	-	261,567	-	311,717
CHY 016	Visara	Visara Communication Controllers/ Workstation	Workstation	2003	37,778	-	282,025	-	319,803
CHY 017	Visara	Visara Communication Controllers/ Workstation	Workstation	2003	7,164	-	54,541	-	61,705
ASC 007	NORTEL	Passport 7480 AC Cabinet Package	COMMUNICATIONS	2003	724,200	-	-	-	724,200
Walker 001	Dell	221-1592 Precision 340MT	Workstation	2003	135,045	-	-	-	135,045
BOA 024	IBM	9406-830-8MGBPZ ISERIES CONF	Server	2003	151,420	-	580,569	-	731,990
DRS 006A	Fujitsu	Mille GS 2087A-2097A UG	Server	2003	706	-	24,806	-	25,512
KLG 052	IBM	176 Netvista M42, P4, 40GB	Workstation	2003	16,727	-	100,774	-	117,501
BFS 711	PANASONIC/HP	Tough Book 29, Compaq Proliant BL10E,	Workstation/Printer/Server	2004	302,639	-	-	-	302,639
CHY 018	Visara	Visara Communication Controllers/ Workstation	Workstation	2004	126,466	-	-	-	126,466
Refco 1	HP	Proliant DL740 4X 7/2.8 4GB	Workstation	2004	165,329	-	-	-	165,329
Refco 2	HP	Proliant DL740 4X 7/2.8 4GB	Workstation	2004	196,949	-	-	-	196,949
ASC 006	Gateway	5U Server P-4, 3 2U Server	Server	2004	418,200	-	-	-	418,200
BOA 024A	IBM	9406-830-8MGBPZ ISERIES CONF	Server	2004	8,065	-	47,538	-	55,603
HTZ 007	HP	Rack System E33	STORAGE SYSTEM	2004	186,855	-	-	-	186,855
CHY 020	Intermec	Easycoder 4420 Printer	Printers	2004	4,815	-	-	-	4,815
CHY 019	Intermec	Freedom M plus box	Printers	2004	4,221	-	-	-	4,221
ASC 008	Nortel	1 Option 81 C	Telecommunications	2004	418,200	-	-	-	418,200
Xerox	Sun	Sun Fire Servers	Servers	2004	240,622	-	-	-	240,622
NOVO	IBM	20 Thinkpad T40	Workstation	2004	42,495	-	278,031	-	320,526
L-3	KONICA	6 7135 Copiers, 9 7115 Copiers, 7 7022 Copiers, 4 7145 Copiers	Printers	2004	37,578	-	304,771	-	342,349
Allen Chase	COMPAQ	18 EVO D500	Workstation	2004	3,749	-	16,106	-	19,854
Amcol	COMPAQ	2 Ploliant DL580R	Server	2004	3,853	-	21,102	-	24,955
Mitsubishi	Panasonic	15 Toughbooks T1 7/866 40GB	Workstation	2004	3,343	-	30,425	-	33,768
Matsushita	Panasonic	10 Toughbooks T1 7/866 40GB	Workstation	2004	2,740	-	19,460	-	22,200
Dietrich	IBM	TP R40	Workstation	2004	3,567	-	28,283	-	31,850
	COMPAQ	12 8/2.0 40GB	Server	2004	29,638	-	-	-	29,638
	COMPAQ	5 EVO N620C SERVERS	Server	2004	40,177	-	-	-	40,177
Xerox - A	SUN	Storedge 3310 SSCI Array Rack	STORAGE SYSTEM	2004	6,499	-	-	-	6,499
WW2	Scalar	i200w/100 slots, i2000LTO Drive	Tape Library	2004	110,871	-	-	-	110,871
Pepsico 0604	Konica	7115 Digi Multi Copier, 7130 Digi Multi Copier	Printers	2004	10,989	-	125,001	-	135,991
Mitsubishi Motors 1	Toshiba		Network Printers	2004	319,979	-	-	-	319,979
Principal Financial	NexPress	2100 Printer	Network Printers	2004	70,163	-	345,844	-	416,007
Allserve 014	Nortel	Passport 7480	Telecommunications	2004	503,778	-	-	-	503,778
Hollinsworth	Xerox	DocuColor iGen3	Network Printers	2004	66,432	-	432,127	-	498,559
Sprint #50	STK	Tape Drives	Tape	2005	36,073	-	203,324	-	239,396
Xerox L278-005	Sun	StorEdge 3310	STORAGE SYSTEM	2005	1,298	-	6,133	-	7,431
Xerox L278-006	IBM	x235 Servers	Small Network Servers	2005	1,412	-	7,077	-	8,489
Xerox L278-012	NetApp	F87	STORAGE SYSTEM	2005	1,640	-	8,451	-	10,091
Xerox L278-013	IBM	x345 Server, x225 Servers	Small Network Servers	2005	2,112	-	10,797	-	12,909
Xerox L278-014	Dell	Precision 650	Small Network Servers	2005	2,088	-	9,642	-	11,730
Xerox L278-027	Sun	Sunfire V480 Server	Midrange Servers	2005	2,556	-	13,760	-	16,316
Xerox L278-028	Sun	SunFire V440 Server	Small Network Servers	2005	2,520	-	15,258	-	17,778
Xerox L278-029	IBM	x345 Servers	Small Network Servers	2005	1,769	-	10,714	-	12,483
Xerox L278-030	IBM	x345 Servers, Expansion Rack Cabinet	Small Network Servers	2005	1,832	-	11,092	-	12,924
Xerox L278-031	IBM	x345 Server	Small Network Servers	2005	1,213	-	7,347	-	8,560
Xerox L278-034	Sun	SunFire V480 Server	Midrange Servers	2005	3,517	-	21,097	-	24,614
Xerox L278-036	Sun	Sunfire V240 Server	Small Network Servers	2005	971	-	5,207	-	6,179
Xerox L278-037	Sun	StorEdge 3310	STORAGE SYSTEM	2005	1,949	-	12,279	-	14,229
AOL 39	Sun	Server	Midrange Servers	2005	42,713	-	232,448	-	275,161
Hershey	HP	Proliant DL380 Servers	Small Network Servers	2005	13,482	-	95,289	-	108,771
UCN 001	HP		High End Servers	2005	174,351	-	-	-	174,351
Ratheon 32	HP	Proliant DL380 Servers	Small Network Servers	2005	18,860	-	104,190	-	123,050
Ratheon 33	HP	DC7100 CPU	Midrange Servers	2005	8,122	-	47,630	-	55,752
Qwest 20	Stratus	V Series Server	High End Servers	2005	104,128	-		-	104,128
JC Penny 111	HP	Proliant DL 760 Server	Small Network Servers	2005	7,420	-	31,451	-	38,871
Alcatel 7	Sun	SunFire V440, V240, V490 servers	Small Network Servers	2005	9,350	-	47,229	-	56,578
Raytheon 97	HP	XW4200	Workstations	2005	50,744	-	-	-	50,744
Raytheon 98	HP	XW8200	Workstations	2005	56,824	-	-	-	56,824
Convergys L292	HP	RX4640, RX2620, RX1620	Midrange Servers	2005	15,638	-	86,336	-	101,974
Covergys 13	Sun	Sun Servers	Servers	2006	14,269	-	-	-	14,269
Geico L940-05-3-San	HP	HP Workstations	Workstations	2006	7,563	-	44,572	-	52,135
Geico L910-05-1-GDR	Dell	Dell Workstations	Workstations	2006	636	-	2,993	-	3,629
Geico L940-05-2-SAN	HP	HP Workstations	Workstations	2006	12,182	-	68,254	-	80,436
Geico L905-04-4-TBK	Panasonic	Panasonic Workstations	Workstations	2006	11,846	-	48,634	-	60,480
Alliant Techsystems ATK 119	Dell	Engineering Workstations	Workstations	2006	39,593	-	-	-	39,593
Kaiser 074	IBM	IBM Enterprise Storage Server	High End Server	2006	143,013	-	-	-	143,013
Alliant Techsystems ATK 121	Konica	Konica Printers	Network Printer	2006	31,005	-	-	-	31,005
Chrysler 053	HP	XW4300 Engineering Workstations	Workstations	2006	56,362	-	-	-	56,362
AOL 043	Sun	Sun V440 Server	Servers	2006	44,992	-	-	-	44,992
Chrysler 051	HP	HP 8000 Workstations	Workstations	2006	25,930	-	-	-	25,930
Chrysler CHY 060	Visara	Visara Thin Client Terminals	Workstations	2006	14,939	-	59,011	-	73,950
NBC 018	Avid	Avid Digital Storage	Storage	2006	85,478	-	-	-	85,478
Alliant Techsystems ATI 180	Konica	Konica Printers	Printers	2006	30,113	-	-	-	30,113
Northrup Grumman 021	IBM	IBM DS 4000 Storage Array	Digital Storage	2006	57,831	-	-	-	57,831
GEICO L945-06-3-SER	IBM	IBM X-Series Servers	Servers	2006	25,134	-	154,256	-	179,389
GEICO L940-06-2-SAN	HP	HP EVA 4000 Storage Array	Digital Storage	2006	6,274	-	34,353	-	40,627
GEA13N	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
GEA13D	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
IST626	KonicaMinolta	(1) Bizhub 420	Printers	2007	4,698	-	-	-	4,698
GEA13L	Itronix	(3) GoBook III	Laptops	2007	15,076	-	-	-	15,076
CAMC047	Canon	(1) IR 10231F	Printers	2007	1,871	-	-	-	1,871
GEA13J	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
GEA13H	Itronix	(5) GoBook III	Laptops	2007	22,275	-	-	-	22,275
GEA13G	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
GEA13F	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
GEA13P	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
CAMC015	Canon	(1) IR 1023	Printers	2007	1,871	-	-	-	1,871
CAMC044	Canon	(1) IR 10231F	Printers	2007	1,871	-	-	-	1,871
CAMC031	Canon	(1) IR 1023	Printers	2007	1,871	-	-	-	1,871
CAMC030	Canon	(1) IR 1023	Printers	2007	1,871	-	-	-	1,871
CAMC029	Canon	(1) IR 1023	Printers	2007	1,871	-	-	-	1,871
CAMC027	Canon	(1) 1023	Printers	2007	1,871	-	-	-	1,871
CAMC019	Canon	(1) IR 3025	Printers	2007	5,047	-	-	-	5,047
CAMC048	Canon	(1) IR 1023	Printers	2007	1,765	-	-	-	1,765
GEA13Q	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
CAMC017	Canon	(1) IR 3025	Printers	2007	5,047	-	-	-	5,047
CAMC014	Canon	(1) IR 2270	Printers	2007	5,965	-	-	-	5,965
CAMC011	Canon	(1) IR 2200	Printers	2007	4,200	-	-	-	4,200
CAMC056	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	-	-	1,871
GEA13I	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-		5,025
CAMC055	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	-		1,871
GEIL9064	HP	(1) MSL 6060 Ultrium Tape Drive, (20) DL580, (1) DL380, (2) MSL 6000 Ultrium Tape Drives, (58) NC8430 Laptops, (3) NC8230 Laptops, (1) Toshiba M7 Tablet, (3) IBM Thinkpads	Small HP/Compaq Servers	2007	36,582	-	245,921	-	282,503
GEA13K	Itronix	(2) GoBook III	Laptops	2007	10,051	-	-	-	10,051
GEA13C	Itronix	(1) GoBook III	Laptops	2007	5,025	-	-	-	5,025
CUNY125	HP	(4) Proliant DL360 Servers	Small HP/Compaq Servers	2007	17,054	-	-	-	17,054
IST581	Fujitsu	(1) 5750C Scanner	Scanners	2007	10,528	-	-	-	10,528
GEA13A	Itronix	(4) GoBook III	Laptops	2007	18,390	-	-	-	18,390
IST628	KonicaMinolta	(1) K/M Bizhub 200 Printer, (1) K/M Bizhub 160 Printer	Printers	2008	1,853	-		-	1,853
CAMC065	Canon	(1) Canon IR1023IF Digital Copier	Printers	2008	1,871	-	-	-	1,871
IST642	KonicaMinolta	Bizhub 500	Printers	2008	7,397	-	-	-	7,397
IST641	KonicaMinolta	(1) Bizhub 180, (1) Bizhub 200	Printers	2008	2,742	-	-	-	2,742
CAMC067	Canon	IR 1023iF Digital Copier	Printers	2008	2,012	-	-	-	2,012
CAMC083	Canon	(1) IR 1023N	Printers	2008	1,765	-	-	-	1,765
CAMC082	Canon	(1) IR 1023N	Printers	2008	1,765	-	-	-	1,765
GEIL9082	HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers	2008	8,255	-	56,612	-	64,866
CAMC123	Konica Minolta	350	Multifunction Printers	2008	4,112	-	-	-	4,112
CAMC105	Canon	IR 1023N	Multifunction Printers	2008	1,765	-	-	-	1,765
CAMC104	Canon	IR 1023 IF	Multifunction Printers	2008	1,871	-	-	-	1,871
CAMC091	Canon	(1) IR1023if	Multifunction Printers	2008	1,871	-	-	-	1,871
IST648	KonicaMinolta	(1) Bizhub 500, (1) Bizhub 160	Multifunction Printers	2008	7,988	-	-	-	7,988
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	4,925	-	28,165	-	33,090
ATK 416	Dell	Optiplex 755 and Latitude D630	Laptops	2008	10,842	-	28,320	-	39,162
ATK 418	Dell	Latitude D630	Laptops	2008	1,596	-	4,168	-	5,764
					$11,093,691	$ 15,235	$5,530,985	$ -	$ 16,639,911

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund III
For the Period January 1, 2001 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

		Equipment Description		Year of Acquisition				Obligation Incurred	Total Equipment Cost
	Manufacturer		Equipment Type		Cash	Rent in Lieu	Debt Assumed

TCE 009	Cisco	46 Routers	Routers	2001	134,394	-	-	-	134,394
GEM 156	Sun	69 Sun Ultra 5mdi	Workstation	2001	19,760	-	120,201	-	139,961
TCE 016	Xerox	1 8830 Printer Plotter	Printer	2001	20,384	-	-	-	20,384
AOL 33	Sun	Sun Server	Servers	2001	2,902	-	19,261	-	22,163
TAC 001	Compaq	Compaq Proliant Dl380r P3/1.13ghz	Workstation	2002	446	-	3,891	-	4,337
TRI 001	Dell	2500 P3/900	Workstation	2002	1,366	-	9,728	-	11,094
VEC 038	Dell Optiplex	Gx240 P4/1.8ghz	Workstation	2002	6,670	-	53,934	-	60,604
VEC 039	Dell Optiplex	Gx240 P4/1.8ghz	Workstation	2002	1,395	-	11,503	-	12,899
VEC 040	Dell Optiplex	Gx240 P4/1.8ghz	Workstation	2002	2,492	-	20,716	-	23,207
VEC 044	Dell Optiplex	Gx240 P4/1.8ghz	Workstation	2002	3,449	-	29,101	-	32,549
AOL 21	Sun	(4) F3800-447 W4pcu/4gb	Server	2002	19,172	-	91,541	-	110,713
GEM 375	Sun	Sun Blade 2000 Model 90	Server	2002	30,000	-	-	-	30,000

OSI 21839901	Toshiba	(4) 2410-S205 8/2.0 40MB	Workstation	2004	1,006	-	6,936	-	7,942
TDI 21975601	Ibm	Apc Netshelter Vx Base Enc	Workstation	2004	1,243	-	11,624	-	12,867
	Canon	Imagerunner	Network Printer	2004	3,855	-	38,413	-	42,269
CAMC046	Canon	(1) 10231F Printer	Printers	2007	1,765	-	-	-	1,765
CAMC061	Canon	(1) Canon IR1023N Digital Copier	Printers	2007	1,765	-	-	-	1,765
CAMC054	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	-	-	1,871
CAMC053	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	-	-	1,871
CAMC032	Canon	(1) IR 1023	Printers	2007	1,871	-	-	-	1,871
GEA011	Itronix	(1) Gobook III	Laptops	2007	4,411	-	-	-	4,411
GEA010	Itronix	(1) Gobook III	Laptops	2007	4,411	-	-	-	4,411
GEA012	Itronix	(1) Gobook III	Laptops	2007	4,982	-	-	-	4,982
GEA008	Itronix	(1) Gobook III	Laptops	2007	5,069	-	-	-	5,069
CAMC034	Canon	(1) IR 3030	Printers	2007	6,829	-	-	-	6,829
IST616	Konicaminolta	(1) Bizhub 252	Printers	2007	6,883	-	-	-	6,883
CAMC033	Canon	(1) IR 3030	Printers	2007	7,655	-	-	-	7,655
GEA009	Itronix	(4) Gobook III	Laptops	2007	17,644	-	-	-	17,644
IST628	Konicaminolta	(1) K/M Bizhub 200 Printer, (1) K/M Bizhub 160 Printer	Printers	2008	1,853				1,853
CAMC062	Canon	(1) Canon IR1023N Digital Copier	Printers	2008	1,765	-	-	-	1,765
CAMC080	Canon	(1) IR 1023N	Printers	2008	1,765	-	-	-	1,765
CAMC081	Canon	(1) IR 1023N	Printers	2008	1,765	-	-	-	1,765
CAMC070	Canon	(1) IR1023 Printer	Printers	2008	1,871	-	-	-	1,871
CAMC064	Canon	(1) Canon IR1023IF Digital Copier	Printers	2008	1,871	-	-	-	1,871
IST641	Konicaminolta	(1) Bizhub 180, (1) Bizhub 200	Printers	2008	2,742	-	-	-	2,742
CAMC103	Canon	IR 1023N	Printers	2008	1,765	-	-	-	1,765
CAMC122	Konica Minolta	501	Printers	2008	6,688	-	-	-	6,688
CAMC087	Canon	(1) Canon IR1023	Printers	2008	1,871	-	-	-	1,871
					$ 339,514	$ -	$ 416,848	$ -	$ 756,362

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund II
For the Period January 1, 2001 through December 31, 2006 (Liquidation Date)
Commonwealth Capital Securities Corp. Served As The Dealer Manager

		Equipment Description		Year of Acquisition				Obligation Incurred	Total Equipment Cost
	Manufacturer		Equipment Type		Cash	Rent in Lieu	Debt Assumed
GEM 177	Dell	Workstations	Workstation	2001	69,523	-	-	-	69,523
TCE 009	Ncr	46 Lan Routers	Routers	2001	49,106	-	-	-	49,106
GEM 185	Ibm	15 4320-001infoprint 20ppm	Printer	2001	9,860	-	55,631	-	65,491
TCE 015	Dell	Workstations	Workstation	2001	18,189	-	-	-	18,189
GEM 254	Ibm	15 4320-001infoprint 20ppm	Printer	2001	41,996	-	-	-	41,996
TCE 016	Xerox	1 8830 Printer Plotter	Printer	2001	27,391	-	-	-	27,391
	HP	1 Design Jet Hard Drive	Hard Drive
KAISER 134	Dell	Workstations	Workstation	2001	150,255	-	-	-	150,255
BOEING 6	Sun	10 Sun, 280r Sparcili	Server	2001	78,528	-	488,248	-	566,776
		23 SUN BLADE 750
CAP 2001	Dell	Workstations	Workstation	2001	62,080	-	392,016	-	454,096
GEM 324	Cisco	1 24-Port T-1 Access Server	Server	2001	15,479	-	-	-	15,479
GEM 314	Dell	Workstations	Workstation	2001	1,982	-	-	-	1,982
AOL 33	Sun	Server	Server	2001	109,466	-	726,560	-	836,026
CAP TECH 3	Ibm	15 4320-001infoprint 20ppm	Printer	2001	43,379	-	304,226	-	347,605
ITT 37	Dell	Workstations	Workstation	2002	2,515	-	21,971	-	24,486
JC Penny 36	Ncr	Routers	Routers	2002	12,414	-	61,658	-	74,072
JC Penny 37	Ncr	Routers	Routers	2002	13,977	-	106,790	-	120,767
AOL 21	Sun	4 F3800-447 W4pcu/4gb	Server	2002	23,433	-	111,883	-	135,315
BCI 008	Dell	1 Dell Latitude	Workstation	2002	5,368	-	42,587	-	47,955
DPT 019	Dell	Dell Latitude C150	Workstation	2002	1,007	-	9,153	-	10,160
HHC 004	Dell	Dell 14 Latitude C610 P3/Ghz, Celeron	Workstation	2002	7,214	-	58,282	-	65,496
HHC 005	Dell	2 P3/1.3ghz Power Edge 2250	Server	2002	2,090	-	16,946	-	19,036
PAR 013	Nec	Nec Multisync Monitors	Monitors	2002	3,555	-	28,596	-	32,151
RTN 001	Compaq	Compaq Proliant Ml350r	Server	2002	3,579	-	33,117	-	36,696
RTX 002	Compaq	Compaq Armada E500 P3/650		2002	1,081	-	5,011	-	6,093
TAC 001	Dell	Workstations	Workstation	2002	875	-	7,627	-	8,502
GEM 375	Sun	6 Sun Blade 2000 Model90	Server	2002	20,000	-	-	-	20,000
XTS 001	Intel	Workstation	Workstation	2003	15,000	-	-	-	15,000
ABC 21690801	HP	(3) Netraid 1m Controller,	Server/Printer	2004	4,049		17,090		21,139
					$ 793,388	$-	$2,487,395	$ -	$3,280,783

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund I
For the Period January 1, 2001 through December 31, 2006 (Liquidation Date)
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager

									Total Equip. Cost
	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred

McCleod	Compaq	Server	Server	2001	$ 3,128	-	$53,190	-	$ 56,318
TCE 011	HP	Visualize	Workstation	2001	2,277	-	15,427	-	17,704
GEM 177	IBM	3 IBM4320-001 Infoprint	Printer	2001	35,570	-	-	-	35,570
GEM 183	IBM	3 IBM4320-001 Infoprint	Printer	2001	7,398	$1,565	49,411	-	58,375
GEM 196	Cisco	ROUTERS -6	Router	2001	22,976	-	-	-	22,976
TCE 015	Compaq	SOP SYSTEM	Printer	2001	9,794	-	-	-	9,794
KAISER 134	IBM	1 MODEL #7017-S85 P680 R6000	Server	2001	4,961	-	-	-	4,961
Boeing 6	Sun	10 Sun, 280R Sparcili	Server	2001	7,428	-	46,186	-	53,614
		23 Sun Blade 750, SPARC II
CAP TECH	Dell	Workstations	Workstations	2001	10,347	-	65,340	-	75,687
TCE 017	Lexmark	2 PPM/MCR	Printer	2001	47,478	-	-	-	47,478
		3 Encription UPGR
		1 PL4630 MICO.
		1 615 Image Sealer
CAP TECH	Dell	Worktations	Workstations	2001	7,845	-	58,837	-	66,682
AOL 33	Sun	Server	Server	2001	37,064	-	246,003	-	283,067
GEM 336	Ibm	3 IBM4320-001 Infoprint	Printer	2001	1,476	-	9,723	-	11,199
Raytheon 125	Compaq	Server	Server	2002	6,948	-	147,155	-	154,103
ITT 31	Dell	Workstation	Workstation	2002	2,738	-	13,052	-	15,790
ITT 37	Dell	Workstation	Workstation	2002	3,064	-	26,767	-	29,831
VEC 021	Intel	Workstation	Workstation	2002	1,650	-	12,699	-	14,349
KGI 002	Dell	Workstation	Workstation	2002	600	-	3,953	-	4,553
GEM 375	Compaq	Server	Server	2002	10,000	-	-	-	10,000
XTS 001	Intel	Workstation	Workstation	2003	5,000	-	-	-	5,000
					$227,742	$1,565	$747,745	$ -	$977,051

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund III
For the Period September 20, 2006 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred	Total Equipment Cost

CHY064	HP	(2) c8000 workstations; (2) 20" monitors	Engineering Workstations	2006	25,971	-	-	-	25,971
CHY065	HP	(30) c8000 workstations; (30) 20" monitors	Engineering Workstations	2006	269,831	-	-	-	269,831
ISC100	Transcendent	QuickStart Storage Enclosure	Digital Storage	2006	62,390	-	-	-	62,390
IST02NR	KonicaMinolta	(4) Bizhub C352, (2) C450	Multifunction Printers	2006	63,652	-	-	-	63,652
NGC016	Dell	(1) PowerEdge 2800	Digital Storage	2006	7,530	-	-	-	7,530
AMPEA	ARINC	(20) PilotMate PM/2	Telecom	2007	95,186	-	-	-	95,186
AMPEB	ARINC	(20) PilotMate PM/2 with DGPS "Smart Antenna" Systems	Telecom	2007	95,186	-	-	-	95,186
AMPEC	ARINC	(25) PilotMate PM/2 Navigation Systems	Telecom	2007	118,983	-	-	-	118,983
CAMC051	Canon	(1) Canon IR1023IF Digital Copier	Multifunction Printers	2007	1,871	-	-	-	1,871
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	-	353,625	-	405,200
GEI62SER	IBM	(97) X Series Servers	Small IBM Servers	2007	85,901	-	470,309	-	556,210
GEI71SER	IBM	xSeries Servers	Small IBM Servers	2007	347,625	-	-	-	347,625
GEI71TBK	Panasonic	(844) Toughbooks	Laptops	2007	105,804	-	691,705	-	797,509
AMP001	MPC	(20) Desktops, (11) Laptops	Desktops - Tier 2	2007	65,468	-	-	-	65,468
GEI73SER	IBM	(46) X Series Servers	Small IBM Servers	2007	250,283	-	-	-	250,283
NBC032	Avid	(1) Avid ISIS Server	Graphic Workstations	2007	204,739	-	-	-	204,739
GEI72IRP	Ironport	Internet Security Hardware	Telecom	2007	91,271	-	-	-	91,271
						-		-
GEIL9074	HP	Proliant 380, 580	Midrange HP Servers	2008	448,880	-	-	-	448,880
LMC005	HP	(8) Itanium Montecito Servers, (6) HP-UX Integrity EOE, (2) HP-UX Integrity MCOE	High End HP Servers	2008	114,891	-	-	-	114,891

NBC034	Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	149,800	-	-	-	149,800
IST619	KonicaMinolta	(1) Bizhub 350	Multifunction Printers	2008	6,075	-	-	-	6,075
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	394,582	-	-	-	394,582
CAMC084	Canon	(1) IR 3035	Multifunction Printers	2008	8,435	-	-	-	8,435
CAMC085	Canon	(1) IR 3035	Multifunction Printers	2008	6,212	-	-	-	6,212
LMS779	Ventilator Systems	Ventilators	Medical	2008	134,404	-	-	-	134,404
CAMC111	Canon	IR 5050	Multifunction Printers	2008	17,612	-		-	17,612
CAMC109	Canon	IR 5050	Multifunction Printers	2008	17,612	-		-	17,612
CAMC121	Konica Minolta	C550	Multifunction Printers	2008	20,612	-	-	-	20,612
CAMC123	Konica Minolta	350	Multifunction Printers	2008	4,112	-	-	-	4,112
GEI82SAN	HP	(1) HP EVA8100 Storage Array, (168) Drives	Digital Storage	2008	73,509	-	-	-	73,509
CAMC126	Konica	Konica Minolta Bizhub 350	Multifunction Printers	2008	8,506	-	-	-	8,506
CAMC118	Canon	Canon IR5050	Multifunction Printers	2008	14,082	-	-	-	14,082

CAMC089	Canon	(1) Canon IR3035	Multifunction Printers	2008	7,024			-	7,024
EPSD003	HP	(64) 6710 Notebooks, (36) dc5850, (28) Epson Powerlite 1705c Projectors, (15) Linsys network switches, (4) HP Laser Jet P2015	Laptops	2008	105,149	-	-	-	105,149
MSD002	HP	HP workstations, Apple Laptops	Desktops - Tier 2	2008	158,941	-	-	-	158,941
GAPRC001	JOEL	Scanning Electron Microscope	Electron Microscope	2008	223,994	-	-	-	223,994
CAMC122	Konica Minolta	501	Multifunction Printers	2008	6,688	-	-	-	6,688
CAMC102	Canon	IR 5050	Multifunction Printers	2008	15,141	-	-	-	15,141
CAMC098	Canon	(1) IR 3025	Multifunction Printers	2008	6,318	-	-	-	6,318
CAMC096	Canon	(1) IR 3025	Multifunction Printers	2008	6,318	-	-	-	6,318
ATK372	Dell	(71) Latitude D630 Laptops, (30) Precision 490 Workstations, (62) Optiplex 745/755 Desktops, (102) 20" VIS FP Monitors	Laptops	2008	92,293	-	234,600	-	326,893
ACI004	Agilent	Agilent 8960	Wireless Data Performance Equipment	2008	906,033	-	-	-	906,033
CAMC099	Canon	IR3035	Multifunction Printers	2008	10,553	-	-	-	10,553
CAMC110	Canon	IR 5050	Multifunction Printers	2008	17,612	-	-	-	17,612
MBC3072	Nissan	6 Forklifts	Inventory Storage and Retrieval	2008	109,038	-	-	-	109,038
IST 663	Ricoh	Aficio Bizhub 500	Multifunction Printers	2008	64,418	-	-	-	64,418
					$ 5,092,109	$ -	$ 1,750,239	$ -	$ 6,842,348

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund II
For the Period October 25, 2005 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred	Total Equipment Cost

ADP039	Cisco	(1) 4507R, (5) 3560, PIX Firewall	DatacoCisco	2005	9,261	-	38,425	-	47,686
ADP040	Cisco	(4) 4506	DatacoCisco	2005	5,908	-	20,282	-	26,190
SFL001	Sun	(3) Sun V890 Servers, (4) Adic Libraries, (4) Juniper IDP1100 Firewall, (2) BIG-IP Local Traffic Managers	Midrange Sun Servers	2005	183,025	-	-	-	183,025
CVG008	Fujitsu	(1) Fujitsu PrimePower 650 Server, (1) Sun Sunfire V480 Server, (2) Sun SunfireV240 Server, (1) Sun Sunblade 150 Workstation	Misc Small Servers	2005	10,289	-	55,428	-	65,717
CVG006	Sun	(1) Sun Sunfire V480 Server, (2) Dell PowerEdge 2850 Servers , (1) Fujitsu PrimePower 250 Server	Midrange Sun Servers	2005	7,005	-	34,503	-	41,508
CHY036	HP	(43) HP c8000 Workstations; (43) 20" Monitors	Engineering Workstations	2006	39,477	-	176,988	-	216,465
ALC009	NetApp	(1) R200 Storage System	Digital Storage	2006	126,050	-	-	-	126,050
ATK163	Linux Networx	Customer server with 93 Nodes	Blade Servers: All MFG	2006	165,378	-	-	-	165,378
ATK181	Dell	(7) Optiplex GX620 Desktops, (1) Latitude D820 Laptop	Desktops - Tier 1	2006	7,532	-	-	-	7,532
ATK182	Dell	(7) Precision 470 Workstations	Desktops - Tier 1	2006	26,396	-	-	-	26,396
CHY037	Dell	(57) Dell Precision 370 Workstations	Engineering Workstations	2006	28,976	-	118,762	-	147,739
KAP074	IBM	(1) 2105-800 Enterprise Storage Server, (1) 2240-FLC, (1) 2240-PPRC	Digital Storage	2006	214,519	-	-	-	214,519

KAP078	IBM	(1) 2105-800 Enterprise Storage Server	Digital Storage	2006	35,166	-	107,564	-	142,731
MMC006	HP	DL360 and DL320 Servers	Small HP/Compaq Servers	2006	107,068	-	-	-	107,068
CHY035	Dell	(20) M70 Workstations	Engineering Workstations	2006	8,598	-	31,139	-	39,737
RAY001	NetApp	(1) FAS3020	Digital Storage	2006	141,528	-	-	-	141,528
RND002	HP	Misc. HP/Cisco/Dell/IBM Servers, Laptops, Monitors, etc.	Small HP/Compaq Servers	2006	161,620	-	-	-	161,620
MPC002	Strix	(100) Access Points	WiFi	2006	510,000	-	-	-	510,000
CHY039	HP	(3) HP c8000 Workstations with 20" Monitors	Engineering Workstations	2006	5,595	-	24,313	-	29,908
CHY042	Visara	(900) 550LX Thin Client Terminals (120) 1360 Matrix Printers,	Desktops - Tier 2	2006	54,902	-	221,596	-	276,498
CHY050	Visara	(778) 500L Thin Client Workstations; (100) 1360-C13 Coax Printers	Engineering Workstations	2006	603,088	-	-	-	603,088
CHY052	HP	(10) 8000 Workstations	Engineering Workstations	2006	89,944	-	-	-	89,944
CHY062	HP	(45) XW4300 Engineering Workstations; (45) 20" monitors	Engineering Workstations	2006	18,546	-	81,929	-	100,475
ISC100	Transcendent	QuickStart Storage Enclosure	Digital Storage	2006	62,390	-	-	-	62,390
CHY034	HP	(13) c8000 Workstations, (13) P1230 CRT Monitors	Engineering Workstations	2006	17,470	-	79,121	-	96,591
CAMC028	Canon	(1) IR 5570	Multifunction Printers	2007	15,529	-	-	-	15,529
CAMC016	Canon	(1) IR 8070	Multifunction Printers	2007	17,612	-	-	-	17,612
CAMC018	Canon	(1) IR 3035	Multifunction Printers	2007	9,494	-	-	-	9,494
CAMC020	Canon	(1) IR 5870	Multifunction Printers	2007	13,235	-	-	-	13,235
CAMC021	Canon	(1) IR 5070	Multifunction Printers	2007	12,706	-	-	-	12,706
CAMC022	Canon	(1) IR5070	Multifunction Printers	2007	14,788	-	-	-	14,788

CAMC023	Canon	(1) IR 3320	Multifunction Printers	2007	7,024	-	-	-	7,024
CAMC024	Toshiba	(1) Estudio 550	Multifunction Printers	2007	6,953	-	-	-	6,953
CAMC012	Canon	(1) IR 5070	Multifunction Printers	2007	14,435	-	-	-	14,435
CAMC026	Canon	(1) IR 3035	Multifunction Printers	2007	10,553	-	-	-	10,553
CAMC010	Canon	(1) IR 3035	Multifunction Printers	2007	8,506	-	-	-	8,506
CAMC035	Canon	(1) IR 3030	Multifunction Printers	2007	6,829	-	-	-	6,829
CAMC036	Canon	(1) IR 3300	Multifunction Printers	2007	5,541	-	-	-	5,541
CAMC038	Canon	(1) IR 3035	Multifunction Printers	2007	9,706	-	-	-	9,706
CAMC039	Canon	(1) IR 3030	Multifunction Printers	2007	8,435	-	-	-	8,435
CAMC040	Canon	(1) IR 3035	Multifunction Printers	2007	9,706	-	-	-	9,706
CAMC042	Canon	(1) IR 3035	Multifunction Printers	2007	8,082	-	-	-	8,082
CAMC025	Canon	(1) IR 3320	Multifunction Printers	2007	9,953	-	-	-	9,953
GEA13M	Itronix	(5) GoBook III	Laptops	2007	23,986	-	-	-	23,986
AMPEA	ARINC	(20) PilotMate PM/2	Telecom	2007	95,186	-	-	-	95,186
AMPEB	ARINC	(20) PilotMate PM/2 with DGPS "Smart Antenna" Systems	Telecom	2007	95,186	-	-	-	95,186
AMPEC	ARINC	(25) PilotMate PM/2 Navigation Systems	Telecom	2007	118,983	-	-	-	118,983
CAMC013	Canon	(1) IR 2270	Multifunction Printers	2007	5,965	-	-	-	5,965
GEA13E	Itronix	(7) GoBook III	Laptops	2007	31,185	-	-	-	31,185
GEA13O	Itronix	(6) GoBook III	Laptops	2007	26,730	-	-	-	26,730
GEA13R	Itronix	(7) GoBook III	Laptops	2007	31,185	-	-	-	31,185
GEA13S	Itronix	(7) GoBook III	Laptops	2007	26,730	-	-	-	26,730
GEA13U	Itronix	(7) GoBook III	Laptops	2007	26,730	-	-	-	26,730
GEA13V	Itronix	(12) GoBook III	Laptops	2007	53,459	-	-	-	53,459
CAMC005	Canon	(1) IR 7105	Multifunction Printers	2007	31,306	-	-	-	31,306
CAMC008	Canon	(1) IR 3570U Digital Copier	Multifunction Printers	2007	9,776	-	-	-	9,776
CAMC009	Canon	(1) IR 3030	Multifunction Printers	2007	6,918	-	-	-	6,918
GEA13B	Itronix	(5) GoBook III	Laptops	2007	22,275	-	-	-	22,275

NGC026	SafeNet	(4) SAEII Encryption Routers	DatacoOther	2007	95,729	-	-	-	95,729
IST603	KonicaMinolta	(1) Bizhub 600	Multifunction Printers	2007	9,907	-	-	-	9,907
IST611	KonicaMinolta	(1) Bizhub Pro C500	Multifunction Printers	2007	31,541	-	-	-	31,541
IST612	KonicaMinolta	(1) Bizhub C451	Multifunction Printers	2007	7,823	-	-	-	7,823
MMED001	Motion Computing	(34) Le1700 Tablet PC's	Laptops	2007	77,127	-	-	-	77,127
LFM2NR	Sharp	Multifunction Copiers	Multifunction Printers	2007	335,530	-	-	-	335,530
IST575	KonicaMinolta	(1) Bizhub 1050, (1) C500	Multifunction Printers	2007	65,230	-	-	-	65,230
WLI039	Dell	(244) Dell Workstations	Engineering Workstations	2007	236,708	-	-	-	236,708
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	-	353,625	-	405,200
CUSD001	Canon	(42) Image Runners	Multifunction Printers	2007	610,856	-	-	-	610,856
CUSD002	Dell	(477) Dell Latitude D520 Laptops, (3) Toshiba M400 Laptops	Laptops	2007	269,688	-	-	-	269,688
IST602	KonicaMinolta	(1) Bizhub 200	Multifunction Printers	2007	4,170	-	-	-	4,170
IST590	KonicaMinolta	(1) 350 Copier	Multifunction Printers	2007	4,847	-	-	-	4,847
GEI71SER	IBM	xSeries Servers	Small IBM Servers	2007	405,563	-	-	-	405,563
GEI71TBK	Panasonic	(844) Toughbooks	Laptops	2007	105,804	-	691,705	-	797,509
GEI72IRP	Ironport	Internet Security Hardware	Telecom	2007	91,271	-	-	-	91,271
GEI72SER	IBM	(62) X Series Servers	Small IBM Servers	2007	632,893	-	-	-	632,893
GEI73SER	IBM	(46) X Series Servers	Small IBM Servers	2007	250,283	-	-	-	250,283
IST544	KonicaMinolta	(1) Bizhub 1050, (1) Bizhub C500, (2) Bizhub 200	Multifunction Printers	2007	81,707	-	-	-	81,707
CAMC058	Canon	(1) Canon IR3025 Digital Copier	Multifunction Printers	2008	6,635	-	-	-	6,635
NBC034	Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	149,800	-	-	-	149,800
LMS779	Ventilator Systems	Ventilators	Medical	2008	134,404	-	-	-	134,404

CAMC071	Canon	(1) IR3025	Multifunction Printers	2008	6,600	-	-	-	6,600
CAMC072	Canon	(1) IR3025	Printers	2008	6,600	-	-	-	6,600
CAMC073	Canon	(1) IR 3035	Printers	2008	9,176	-	-	-	9,176
GEIL9074	HP	Proliant 380, 580	Servers	2008	224,440	-	-	-	224,440
LMC004	HP	(32) Servers, (1) Integrity rx8640, Memory Module r	High End HP Servers	2008	218,786	-	-	-	218,786
CAMC115	Canon	IR3035	Printers	2008	11,753	-	-	-	11,753
CAMC 058A	Canon	(1) Canon IR3025 Digital Copier	Multifunction Printers	2008	1,505	-	-	-	1,505
ACI003	APEX	Wireless Data Performance Equipment	Wireless Data Performance	2008	517,331	-	-	-	517,331
GEI81TBK	Panasonic	Toughbooks	Laptops	2008	324,951	-	-	-	324,951
NBC038	Avid	Nitris System w/HP 8400, (1) 20" flat panel	Graphic Workstations	2008	56,572	-	-	-	56,572
CAMC107	Canon	IR 3025	Multifunction Printers	2008	6,600	-	-	-	6,600
GEIL9082	HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers: All MFG	2008	74,293	-	509,504	-	583,797
GEI82TBK	Panasonic	(138) Touchbook CF19, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	210,727	-	-	-	210,727
ACI001	Rohde & Schwarz	CRTU-W, CRTU-G	Wireless Protocol Verification Equipment	2008	573,862	-	-	-	573,862
ACI002	Rohde & Schwarz	Wireless Protocol Verification Equipment	Wireless Protocol Verification Equipment	2008	521,722	-	-	-	521,722
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	123,128	-	704,127	-	827,255
GEI81SER	IBM	(4) x3650 Servers, (10) x3850 Servers	Small IBM Servers	2008	84,593	-	-	-	84,593
					$ 10,066,148	$ -	$ 3,249,012	$-	$ 13,315,160

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund I
For the Period March 1, 2004 through September 30, 2008
Commonwealth Capital Securities Corp. Served As The Dealer Manager

	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Rent in Lieu	Debt Assumed	Obligation Incurred	Total Equip. Cost

JCP102	Compaq	(1) Proliant DL580 Server	Small HP/Compaq Servers	2004	2,349	-	11,695	-	14,043
ASC014	Nortel	Passport 7480	Telecom	2004	503,778	-	-	-	503,778
B2B001	Nortel	(1) Passport 7480	Telecom	2004	513,060	-	-	-	513,060
BOA025	StorageTek	(2) VSM3, (2) 9840 Libraries	Tape Libraries	2004	147,838	-	586,445	-	734,283
JCP103	Compaq	(4) Proliant DL580 Servers	Small HP/Compaq Servers	2004	9,395	-	46,779	-	56,174
HTZ008	HP	(2) HP 9000, (1) HP RP7410	High End HP Servers	2004	361,298	-	-	-	361,298
CHY026	Visara	(4) 1174-65S Controllers	Datacom - Other	2004	17,043	-	-	-	17,043
CHY022	Visara	(16) Controllers, Model 1174-65S	Datacom - Other	2004	91,975	-	-	-	91,975
MMC002	NetApp	(4) NetApp FAS 250, (1) HP DL 360 Server	Digital Storage	2004	102,163	-	-	-	102,163
KAP022	IBM	(1) 2105-800 Total Storage Server	Digital Storage	2004	414,773	-	-	-	414,773
CRO001	Dell	(1) PowerEdge 6650	Dell Servers	2004	19,073	-	-	-	19,073
PEP504	KonicaMinolta	(7) 7085, (5) 7115, (9) 7130, (3) 7145, (6) 7165, (3) 9880	Multifunction Printers	2004	21,545	-	245,071	-	266,616
CHY024	Visara	(125) Model 1783 Network Computer Terminals, (125) 15" CRT Monitors	Desktops - Tier 2	2004	80,580	-	-	-	80,580
AOL038	Sun	(25) Sunfire V880	Midrange Sun Servers	2004	198,745	-	1,192,998	-	1,391,743
AOL044	Sun	(1) F3800, (4) F4800, (2) Sunfire 280R	High End Sun Servers	2004	70,673	-	379,056	-	449,729
JCP098	Compaq	(2) Proliant DL380 Servers	Small HP/Compaq Servers	2004	1,997	-	9,941	-	11,938

NOR004	IBM	IBM Netvistas and Laptops	High End IBM Servers	2004	32,125	-	359,552	-	391,677
JOH2501	IBM	(1) X345 Server, (1) Servraid Controller, (42) NetVista M42 Desktops, (43) IBM G78 17" CRT Monitors	Small IBM Servers	2004	5,319	-	35,807	-	41,126
JCP100	Compaq	(2) Proliant DL 580 Servers	Small HP/Compaq Servers	2004	4,954	-	24,666	-	29,619
JCP099	Compaq	(3) Proliant DL380 Servers	Small HP/Compaq Servers	2004	2,163	-	10,772	-	12,936
QUA5301	Compaq	(1) Compaq Proliant DL380, (1) Compaq 40/80GB DLT Tape Drive, (3) Dlink 24 Port 10/100 Switches	Small HP/Compaq Servers	2004	1,699	-	6,718		8,417
DRS007	STK	(1) L700 Tape Library	Tape Libraries	2004	28,190	-	130,832	-	159,022
HOL004	Xerox	DocuColor iGen3	High Volume and Specialized Printers	2004	498,559	-	-	-	498,559
L3I001	KonicaMinolta	(32) 7135 Copiers, (21) 7115 Copiers, (47) 7022 Copiers, (11) 7145 Copiers, (1) 7165 Copier, (1) 7085 Copier, (3) Di850 Copiers, (1) Di650 Copier, (1) SX03 Server, (1) MX03 Server, (1) 15SX Binding System, (2) 17" Monitors	Multifunction Printers	2004	37,578	-	304,771	-	342,349
LOR6301	InFocus	(4) LP130 Digital Projectors	Audio Visual	2004	6,389	-	-	-	6,389
CHY021	Quanta	(2) VT360 Thermal Printers	Standard Office Printers	2004	8,517	-	-	-	8,517
CAT8901	Compaq	(2) Compaq Evo 1020 Laptops, (12) Compaq Evo 510 Desktops, (16) Proview 17" CRT Monitors, (1) Palm M515 Handheld	Desktops - Tier 1	2004	2,142	-	14,284	-	16,426

GAA001	NetApp	Maintenance and Software	Digital Storage	2005	146,582	-	-	-	146,582
CHY033	HP	(1) Alpha Server	Small HP/Compaq Servers	2005	12,917	-	-	-	12,917
CHY038	HP	(76) c8000 Workstations	Engineering Workstations	2005	775,820	-	-	-	775,820
CHY040	HP	(76) c8000 Workstations	Engineering Workstations	2005	775,820	-	-	-	775,820
DAS001	Dell	(383) Latitude D610 Laptops, (2) Latitude D410 Laptops, (508) Optiplex GX280 Desktops	Desktops - Tier 1	2005	384,075	-	-	-	384,075
GEI52SUN	Sun	(2) SunFire Servers	Small Sun Servers	2005	15,452	-	-	-	15,452
ADP039	Cisco	(1) 4507R, (5) 3560, PIX Firewall	Datacom - Cisco	2005	27,783	-	115,275	-	143,059
GAA002	NetApp	(2) NetApp FAS3050, (1) STK SL500, (1) Hitachi 9520 FC Disk Array, (3) Sun V490 Servers	Digital Storage	2005	297,472	-	-	-	297,472
ADP040	Cisco	(4) 4506	Datacom - Cisco	2005	17,725	-	60,845	-	78,570
ALC006	Sun	(1) SunFire V440, (1) Sunfire V490, (1) StorEdge 3510, (3) SunFire V240	Small Sun Servers	2005	12,575	-	81,228	-	93,803
BOA025A	StorageTek	(2) VSMD183	Digital Storage	2005	3,205	-	77,813	-	81,017
RAY093	HP	(20) XW4200 Workstations	Desktops - Tier 1	2005	5,758	-	38,846	-	44,604
NGC004	SafeNet	(5) Link Encryptors	Datacom - Other	2005	15,882	-	100,972	-	116,854
NGC005	HP	(6) DL580 Servers, (14) DL 380 Servers, (4) DL360 Servers, (3) DL740 Servers, (2) 15" Monitors	Small HP/Compaq Servers	2005	56,153	-	355,294	-	411,447
NGC006	SafeNet	(4) Link Encryptors	Datacom - Other	2005	3,895	-	24,563	-	28,458

RAY086	HP	(16) XW8200 Workstations	Engineering Workstations	2005	5,636	-	38,285	-	43,920
NGC007	HP	(4) Proliant DL360 Servers, (12) Proliant DL380 Servers, (8) Proliant DL 580 Servers, (3) Proliant DL740 Servers	Small HP/Compaq Servers	2005	71,218	-	401,378	-	472,596
RAY102	HP	(20) CW8200 Workstations	Engineering Workstations	2005	73,079	-	-	-	73,079
SFL001	Sun	(3) Sun V890 Servers, (4) Adic Scalar i2000 Tape Libraries, (4) Juniper IDP1100 Firewall, (2) BIG-IP Local Traffic Managers	Midrange Sun Servers	2005	183,025	-	-	-	183,025
UCN003	Netrake	(2) nCite SE Controllers, (2) Cisco 7200 Routers, (3) ADC Loopstar 1600	Telecom	2005	213,311	-	-	-	213,311
QWE020	Stratus	V Series Server	Servers	2005	312,384	-	-	-	312,384
XRX033	AV Dimensions	(2) Video Conferencing Systems	Audio Visual	2005	3,481	-	14,171	-	17,652
UCN001	HP	(18) DL380G4 HP Servers, Memory, Hard Drives	High End HP Servers	2005	174,351	-	-	-	174,351
RAY029	HP	(100) DC7100 Desktops, (8) NC6000 Laptops	Desktops - Tier 1	2005	13,120	-	70,233	-	83,353
DUR001	Ricoh	(3) Aficio 2045e Copiers, (2) Aficio 2035e Copiers, (1) Aficio 2238C Copier, (1) Aficio 2015 Copier	Multifunction Printers	2005	8,644	-	58,145	-	66,789
CVG004	Sun	(1) SunFireV480 Server	Midrange Sun Servers	2005	3,011	-	22,146	-	25,157
CVG001	Sun	(8) Sunfire V240 Servers	Small Sun Servers	2005	8,673	-	41,338	-	50,012
CVG002	Sun	(1) SunFireV120 Server	Small Sun Servers	2005	846	-	4,184	-	5,030
NBC006	Sony	(2) DVW-M2000 Video Tape Recorders	Audio Visual	2005	70,332	-	-	-	70,332
CVG003	Sun	(1) SunFireV880 Server	Midrange Sun Servers	2005	8,545	-	47,152	-	55,697
CHY042	Visara	(900) 550LX Thin Client Terminals (120) 1360 Matrix Printers,	Desktops - Tier 2	2006	54,902	-	221,596	-	276,498
CHY054	HP	(20) 8000 Workstations	Engineering Workstations	2006	97,410	-	-	-	97,410

CHY056	HP	(10) C8000 Workstations	Engineering Workstations	2006	89,944	-	-	-	89,944
CHY057	HP	(46) XW4300 Workstations	Engineering Workstations	2006	120,187	-	-	-	120,187
CHY061	Visara	(900) 500LX Thin Client Terminals	Engineering Workstations	2006	470,047	-	-	-	470,047
ALC009	NetApp	(1) R200 Storage System	Digital Storage	2006	126,050	-	-	-	126,050
ATK172	Dell	(15) Optiplex GX620, (10) Latitude D620, (3) PowerEdge 2850, (1) Powervault 132 Tape Drive	Desktops - Tier 1	2006	55,356	-	-	-	55,356
NGC010	IBM	IBM 9113 P Series Server	Midrange IBM Servers	2006	112,881	-	-	-	112,881
NGC019	HP	RP3400 Server	Midrange HP Servers	2006	74,875	-	-	-	74,875
NBC018	Avid	Unity ISIS Media Storage System	Digital Storage	2006	142,463	-	-	-	142,463
RND002	HP	Misc. HP/Cisco/Dell/IBM Servers, Laptops, Monitors, etc.	Small HP/Compaq Servers	2006	161,620	-	-	-	161,620
KAP078	IBM	(1) 2105-800 Enterprise Storage Server	Digital Storage	2006	35,166	-	107,564	-	142,731
NBC015	Sonomic	(1) Total Library Server	Digital Storage	2006	18,836	-	-	-	18,836
MMC006	HP	DL360 and DL320 Servers	Small HP/Compaq Servers	2006	107,068	-	-	-	107,068
NGC018	Cisco	Catalyst 6500's	Datacom - Cisco	2006	66,185	-	-	-	66,185
MPC003	Strix	(100) Access Points	WiFi	2006	510,000	-	-	-	510,000
CAMC049	Canon	(1) IR3025	Multifunction Printers	2007	7,659	-	-	-	7,659
GEI071	HP	HP Proliant Servers, Laptops, Tape Drives, Tape Libraries	Small HP/Compaq Servers	2007	600,853	-	-	-	600,853
GEI64SER	IBM	(51) X Series Servers	Small IBM Servers	2007	277,487	-	-	-	277,487
IST614	KonicaMinolta	(2) Bizhub 250	Multifunction Printers	2007	1,152	-	-	-	1,152
IST615	KonicaMinolta	(2) Bizhub 250	Multifunction Printers	2007	6,842	-	-	-	6,842

APT001	Compaq	(1) Proliant DL580 Server	Small HP/Compaq Servers	2007	-	-	-	-	-
APT002	Compaq	(4) Proliant DL580 Servers	Small HP/Compaq Servers	2007	-	-	-	-	-
CAMC052	Canon	(1) Canon IR1023IF Digital Copier	Multifunction Printers	2007	1,871	-	-	-	1,871
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	-	353,625	-	405,200
CAMC001	Canon	(1) IR 2230	Multifunction Printers	2007	5,435	-	-	-	5,435
CAMC002	Canon	(1) IR 1023	Multifunction Printers	2007	1,871	-	-	-	1,871
CAMC003	Canon	(1) IR 3570	Multifunction Printers	2007	12,529	-	-	-	12,529
CAMC004	Canon	(1) IR 7105	Multifunction Printers	2007	52,588	-	-	-	52,588
ATK185	Linux Networx	Node Server	Misc Small Servers	2007	35,701	-	-	-	35,701
NCI002	Sonic Foundry	(1) Sonic Foundry Mediasite RL-440 Recorder/Webcaster	Audio Visual	2007	17,324	-	-	-	17,324
GEI62SER	IBM	(97) X Series Servers	Small IBM Servers	2007	85,901	-	470,309	-	556,210
NGC026	SafeNet	(4) SAEII Encryption Routers	Datacom - Other	2007	95,729	-	-	-	95,729
WLI039	Dell	(244) Dell Workstations	Engineering Workstations	2007	236,708	-	-	-	236,708
CAMC069	Canon	(1) IR3025 Printer	Multifunction Printers	2008	6,212	-	-	-	6,212
CAMC057	Canon	(1) Canon IR3025 Digital Copier	Multifunction Printers	2008	6,635	-	-	-	6,635
GEI74SER	IBM	(43) Servers; X3850 and X3650	Midrange IBM Servers	2008	270,473	-	-	-	270,473
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	263,055	-	-	-	263,055
CAMC077	Canon	(1) IR 1023IF	Multifunction Printers	2008	1,765	-	-	-	1,765
IST631	KonicaMinolta	(1) Bizhub 350, (1) Bizhub 161f, (1) Bizhub 250	Multifunction Printers	2008	8,568	-	-	-	8,568
CAMC076	Canon	(1) IR 1023N	Multifunction Printers	2008	1,765	-	-	-	1,765
IST646	KonicaMinolta	(1) Bizhub 250	Multifunction Printers	2008	3,421	-	-	-	3,421

CAMC114	Canon	IR3035	Multifunction Printers	2008	11,753	-	-	-	11,753
CAMC119	Canon	Canon IR5050	Multifunction Printers	2008	17,612	-	-	-	17,612
GEIL9082	HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers: All MFG	2008	123,822	-	849,173	-	972,995
XRX087	Dell	(88) Optiplex 755, (20) Latitude D630, (21) Dell Precision M6300, (9) Precision T7400	Desktops - Tier 1	2008	25,064	-	89,698	-	114,761
CAMC125	Konica	Konica Minolta Bizhub 250	Multifunction Printers	2008	7,412	-	-	-	7,412
GEI82TBK	Panasonic	(138) Touchbook CF19, (138) 1GB Memory, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	210,727	-	-	-	210,727
GEI81SER	IBM	(4) x3650 Servers, (10) x3850 Servers	Small IBM Servers	2008	84,593	-	-	-	84,593
					$11,661,781	$ -	$ 7,003,219	$ -	$18,665,000

Prior performance is not indicative of future performance.

ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE
THIS PROSPECTUS ARE CONTAINED ON THE INSIDE BACK COVER

SUPPLEMENT FOR ALABAMA, MINNESOTA AND OHIO INVESTORS

Although this partnership uses the word “Growth” in its title, the assets to be acquired by the partnership will not appreciate in value and will in fact lose value rapidly after acquisition.  By using the term “Growth,” the sponsor of this partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

SUPPLEMENT FOR PENNSYLVANIA INVESTORS

Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Pennsylvania law generally requires that in offerings such as ours, the ratio of the maximum amount offered to the minimum amount offered be no greater than 20 to 1.  Because our maximum amount offered is $50,000,000, the minimum amount required to meet the ratio is $2,500,000.  The minimum offering amount for this offering is $1,150,000.  Therefore, until a minimum of $2,500,000 is raised from investors, we must either (i) create a separate escrow account for Pennsylvania investors, which will not release funds from escrow until a minimum of $2,500,000 has been raised, or (ii) prohibit sales in Pennsylvania until a minimum of $2,500,000 has been raised.  To avoid the expense associated with a separate escrow account, we have elected to delay selling our units in Pennsylvania until at least $2,500,000 has been raised.

Please be advised that any information represented that is not contained in this prospectus has not been authorized by CIGF7, the general partner or the dealer manager.  If any material change in the prospectus occurs, this prospectus will be appropriately amended or supplemented.  The use of forecasts in this offering is also prohibited and not permitted.

Until [date to be determined], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  You should carefully review and consider this information before making your investment decision.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has  been  no change in the affairs of the partnership since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

COMMONWEALTH INCOME & GROWTH FUND VII, LP

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$1,965.00
Financial Industry Regulatory Authority Filing Fee	$5,500.00
Blue Sky Fees and Expenses	$150,000.00
Seminars	$600,000.00
Printing Costs	$200,000.00
Accounting Costs	$100,000.00
Legal Fees and Expenses	$150,000.00
Sales Literature Costs	$300,000.00
Due Diligence Expenses	$200,000.00
Escrow Fees	$20,000.00
Total	$1,727,465.00

Except for the SEC Registration Fee and the FINRA Filing Fee, the amounts listed above are estimates.

Item 14.  Indemnification of Directors and Officers.

The Registrant’s Agreement of Limited Partnership contains certain indemnification provisions for the benefit of the General Partner and its officers, directors and employees. Reference is made to “Responsibilities of the General Partner” and “Summary of the Partnership Agreement” in the Prospectus included in this Registration Statement for a summary of such provisions and to the Restated Limited Partnership Agreement which is filed as an exhibit to this Registration Statement.

Item 15.  Recent Sales of Unregistered Securities.

On or about November 14, 2008, the Registrant sold one unit of limited partnership interest to Kimberly A. Springsteen-Abbott, the initial limited partner of the Partnership, for a purchase price of $500.00. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Dealer Manager Agreement
3.1	Certificate of Limited Partnership
3.2	Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
5.1	Opinion of Greenberg Traurig, LLP as to legality of the Units
8.1*	Form of Opinion of Greenberg Traurig, LLP as to tax matters
10.1	Form of Participating Broker Agreement
10.2	Form of Escrow Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4*	Consent of Greenberg Traurig, LLP
24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*  To be filed by amendment.

(b)   Financial Statements Included in the Prospectus

Commonwealth Income & Growth Fund VII

Report of Independent Registered Public Accounting Firm
Balance Sheet at November 30, 2008
               Notes to Financial Statement

Commonwealth Income & Growth Fund, Inc.

                Report of Independent Registered Public Accounting Firm
                Balance Sheet as of February 28, 2008
Notes to Financial Statement
Condensed Balance Sheet at October 31, 2008 (unaudited)
Notes to Condensed Financial Statement (unaudited)

Commonwealth Capital Corp.

Report of Independent Registered Public Accounting Firm
               Consolidated Balance Sheets at February 28, 2007 and February 29, 2008
               Consolidated Statements of Operations and Retained Earnings for the Years
Ended February 28, 2007 and February 29, 2008
Consolidated Statements of Cash Flows for the Years ended February 28, 2007 and
February 29, 2008
Notes to Financial Statements
Condensed Consolidated Balance Sheet at September 30, 2008 (unaudited)
Condensed Consolidated Statement of Operations and Retained Earnings for the nine month period ended October 31, 2008 (unaudited)
Condensed Consolidated Statement of Cash Flows for the nine month period ended October 31, 2008 (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

Item 17.  Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

(6) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, Commonwealth of Pennsylvania, on December 19, 2008.

COMMONWEALTH INCOME & GROWTH FUND VII
a Pennsylvania Limited Partnership

By:   COMMONWEALTH INCOME & GROWTH
                               FUND, INC., General Partner

                                By:     /s/ Kimberly A. Springsteen-Abbott
        Kimberly A. Springsteen-Abbott,
        Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly A. Springsteen-Abbott and Henry J. Abbott and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kimberly A. Springsteen-Abbott Kimberly A. Springsteen	Chairman of the Board and CEO of Commonwealth Income & Growth Fund, Inc. (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 19, 2008

/s/ Henry J. Abbott Henry J. Abbott	Director and President of Commonwealth Income & Growth Fund, Inc.	December 19, 2008

Exhibit Index

1.1	Form of Dealer Manager Agreement
3.1	Certificate of Limited Partnership
3.2	Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
5.1	Opinion of Greenberg Traurig, LLP as to legality of the Units
8.1*	Form of Opinion of Greenberg Traurig, LLP as to tax matters
10.1	Form of Participating Broker Agreement
10.2	Form of Escrow Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4*	Consent of Greenberg Traurig, LLP
24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*  To be filed by amendment.